                          SCHEDULE 14A INFORMATION<QC>

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                         Cellular Communications, Inc.
                          SCHEDULE 14A INFORMATION<QC>

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                         Cellular Communications, Inc.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          SCHEDULE 14A INFORMATION<QC>

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                         Cellular Communications, Inc.
                          SCHEDULE 14A INFORMATION<QC>

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                         Cellular Communications, Inc.
                          SCHEDULE 14A INFORMATION<QC>

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/X/ Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-12

                         Cellular Communications, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / 125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
    or Item<ws>22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).


/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

    (5) Total fee paid:

        -----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        $396,542

    (2) Form, Schedule or Registration Statement No.:

        333-0317

    (3) Filing Party:

        AirTouch Communications, Inc.

    (4) Date Filed:

        May 3, 1996

                         CELLULAR COMMUNICATIONS, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

Dear CCI Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Cellular Communications, Inc. ("CCI"), which will begin at 10:00 a.m. New York time at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Friday, August 16, 1996.

     At the Meeting, you will be asked to (i) approve and adopt the Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 12, 1996 (the "1996 Merger Agreement"), among CCI, AirTouch Communications, Inc. ("AirTouch") and AirTouch Cellular, a wholly owned subsidiary of AirTouch, and the transactions contemplated thereby, including the merger of CCI into AirTouch Cellular (or, at AirTouch's election, another wholly owned subsidiary of AirTouch) and (ii) approve the redemption of the rights (the "CCI Rights") issued pursuant to the Rights Agreement dated July 31, 1991, as amended, among CCI, AirTouch and Continental Stock Transfer & Trust Company (the "CCI Rights Agreement"). As a result of the merger, holders of then outstanding CCI Stock (as defined in the attached Proxy Statement-Prospectus) will have the right to receive for each CCI Common Equivalent Share (as defined in the attached Proxy-Statement Prospectus) represented by the CCI Stock held by them either cash or 0.919 of a share of AirTouch's 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 and 0.567 of a share of AirTouch's 4.25% Class C Convertible Preferred Stock, Series 1996 (the amount of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be received in exchange for one CCI Common Equivalent Share being referred to herein as a "Unit") or a combination of cash and a fraction of a Unit, in each case subject to (i) adjustment and proration pursuant to the procedures set forth in the 1996 Merger Agreement and (ii) the statutory right to exercise dissenters' appraisal rights under Section 262 of the Delaware General Corporation Law (the "DGCL") as described in the attached Proxy Statement-Prospectus. A copy of Section 262 of the DGCL is attached as Annex B to the Proxy Statement-Prospectus. CCI Stock held by AirTouch, which represented approximately 37.6% of the CCI Stock at July 10, 1996 (the "Record Date"), will be canceled in the merger without consideration. Of the remaining CCI Stock then outstanding, an aggregate of 28%, less CCI Stock the holders of which have dissented to the merger and perfected their appraisal rights, will be converted in the merger into cash, and an aggregate of 72% will be converted in the merger into Units. The actual percentage of CCI Stock to be acquired with cash or Units is subject to possible adjustment at the time of the merger (i) in the event that there is oversubscription for Units or (ii) in order to maintain tax-free treatment for the holders of CCI Stock, in each case pursuant to formulas set forth in the 1996 Merger Agreement.

     The CCI Board of Directors, by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved), has approved the terms of the 1996 Merger Agreement and the redemption of the CCI Rights and recommends that CCI stockholders vote for the proposal to approve and adopt the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, and for the redemption of the CCI Rights.

     Holders of record of CCI's Series A Common Stock, par value $.01 per share (the "CCI Series A Common Stock"), Series C Common Stock, par value $.01 per share (the "CCI Series C Common Stock" and together with the CCI Series A Common Stock, the "CCI Common Stock"), Redeemable Participating Convertible Preferred Stock, par value $.01 per share (the "CCI Redeemable Preferred Stock") and the CCI Class A Preference Stock, par value $1.00 per share (the "CCI Class A Preference Stock"), at the close of business on the Record Date will be entitled to vote at the meeting. The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock entitled to vote at the meeting, voting together as a single class. There is no requirement that the transactions be approved by holders of a majority of shares of CCI Stock held by non-affiliates and actually voted on the transaction. CCI has called for redemption all of its outstanding Series B Preference Stock, $1.00 par value per share (the "CCI Series B Preference Stock"). As a result, the holders thereof will not be entitled to vote at the meeting.

AirTouch is required to vote the 10,065,641 shares of CCI Series C Common Stock and the 3,450,800 shares of CCI Series A Common Stock held by it generally in the same proportion as the shares of CCI Stock actually voted for or against the proposals by all holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock held by it. AirTouch intends to vote all of its shares of CCI Class A Preference Stock for the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the merger. The redemption of CCI Rights will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch voting together as a single class and the consent of AirTouch.

     It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting. An abstention or failure to vote will have the same effect with respect to your shares' votes as a vote against approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the merger, and redemption of the CCI Rights. Accordingly, please complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even if you have previously returned your proxy card.

     The notice of meeting and Proxy Statement-Prospectus describing these important matters are attached. If you require assistance in completing your proxy card or have questions about voting procedures or the Proxy
Statement-Prospectus, please contact Richard J. Lubasch, CCI's Vice President-General Counsel and Secretary, at (212) 906-8440 or D. F. King & Co., Inc., CCI's proxy solicitor, at 1-800-628-8510.

                                    Sincerely,

                                       George S. Blumenthal        William B. Ginsberg
                                       Chairman and Treasurer      President and Chief
                                                                   Executive Officer


July 17, 1996

                         CELLULAR COMMUNICATIONS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Cellular Communications, Inc.:

     You are hereby notified that a Special Meeting of Stockholders of Cellular Communications, Inc. will take place at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Friday, August 16, 1996, at 10:00 a.m. New York time to vote upon (i) the approval and adoption of the Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 12, 1996 (the "1996 Merger Agreement"), among Cellular Communications, Inc. ("CCI"), AirTouch Communications, Inc. ("AirTouch"), and AirTouch Cellular and the transactions contemplated thereby, including the merger of CCI with and into AirTouch Cellular, a wholly owned subsidiary of AirTouch (or, at AirTouch's election, another wholly owned subsidiary of AirTouch), (ii) the redemption of the CCI Rights (as described in the accompanying Proxy Statement-Prospectus) and
(iii) such other matters as may properly come before the Meeting.

     The close of business on July 10, 1996 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Meeting. A list of such stockholders will be maintained ten days prior to the meeting at CCI's offices at 110 East 59th Street, New York, New York 10022.

     Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the Meeting.

     The CCI Board of Directors, by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved), has approved the terms of the 1996 Merger Agreement and the redemption of the CCI Rights and recommends that CCI stockholders vote for the proposal to approve and adopt the 1996 Merger Agreement and the transactions contemplated thereby, including the merger, and for the redemption of the CCI Rights.

New York, New York                                  Richard J. Lubasch

July  17, 1996                                           Secretary

                         CELLULAR COMMUNICATIONS, INC.

                                PROXY STATEMENT
       FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 16, 1996
                            ------------------------
                         AIRTOUCH COMMUNICATIONS, INC.

                                   PROSPECTUS
  17,241,379 SHARES OF 6.00% CLASS B MANDATORILY CONVERTIBLE PREFERRED STOCK,
                                  SERIES 1996
  UP TO 19,000,000 SHARES OF 4.25% CLASS C CONVERTIBLE PREFERRED STOCK, SERIES
                                      1996

     This Proxy Statement-Prospectus ("Proxy Statement-Prospectus") is being furnished to the stockholders of Cellular Communications, Inc. ("CCI") in connection with the solicitation of proxies by the CCI Board of Directors (the "CCI Board") for use at a special meeting of stockholders of CCI to be held at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019 on Friday, August 16, 1996, at 10:00 a.m. New York time, and at any adjournment or postponement thereof (the "Meeting").
     At the Meeting, holders of record ("CCI Stockholders") of CCI's Series A Common Stock, par value $.01 per share (the "CCI Series A Common Stock"), Series C Common Stock, par value $.01 per share (the "CCI Series C Common Stock"), Redeemable Participating Convertible Preferred Stock, par value $.01 per share (the "CCI Redeemable Preferred Stock"), and Class A Preference Stock, par value $1.00 per share (the "CCI Class A Preference Stock"), as of the close of business on July 10, 1996 (the "Record Date") will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 12, 1996 (the "1996 Merger Agreement"), among CCI, AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), and AirTouch Cellular, a California corporation and a wholly owned subsidiary of AirTouch (or, at AirTouch's election, another wholly owned subsidiary of AirTouch (in either case, the "Surviving Corporation")), and the transactions contemplated thereby, as more fully described herein. A copy of the 1996 Merger Agreement is attached to this Proxy Statement-Prospectus as Annex A. CCI Series A Common Stock, CCI Series C Common Stock, CCI Redeemable Preferred Stock, CCI Class A Preference Stock and CCI's Series B Preference Stock, $1.00 par value ("CCI Series B Preference Stock"), are collectively referred to as the "CCI Stock."
     Pursuant to the 1996 Merger Agreement, CCI will merge into the Surviving Corporation (the "Merger"), and each share of CCI Stock outstanding at the effective time of the Merger (other than shares held by AirTouch or those with respect to which appraisal rights are perfected ("Dissenting CCI Stock")) will have the right to receive, for each CCI Common Equivalent Share (as defined below) represented thereby, either (i) $55.00 in cash without interest, or (ii)
0.919 of a share of AirTouch 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 ("AirTouch Class B Preferred Stock") and 0.567 of a share of AirTouch 4.25% Class C Convertible Preferred Stock, Series 1996 ("AirTouch Class C Preferred Stock"), having an aggregate face amount of $55.00 (the amount of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock (together, "AirTouch Preferred Stock, Series 1996") to be received in exchange for one CCI Common Equivalent Share being referred to herein as a "Unit") or (iii) a combination of cash and a fraction of a Unit having an aggregate face amount of $55.00, in each case subject to adjustment and proration pursuant to the procedures set forth in the 1996 Merger Agreement and described herein. As used herein, "CCI Common Equivalent Share" means either (i) one issued and outstanding share of CCI Series A Common Stock or CCI Series C Common Stock (collectively, "CCI Common Stock") or (ii) the number of shares of CCI Common Stock into which issued and outstanding shares of CCI Redeemable Preferred Stock, CCI Class A Preference Stock or CCI Series B Preference Stock are convertible (excluding, in both cases, any treasury shares and shares held by AirTouch). CCI Stock held by AirTouch, which represented approximately 37.6% of the CCI Stock on the Record Date, will be canceled in the Merger without consideration. Of the remaining CCI Stock outstanding immediately prior to the time of the Merger, an aggregate of 28%, less Dissenting CCI Stock, will be converted in the Merger into cash and an aggregate of 72% will be converted into Units. The percentage of shares of CCI Stock to be acquired with cash or Units is subject to possible adjustment at the time of the Merger (i) in the event that there is oversubscription for Units or (ii) in order to maintain tax-free treatment for the holders of CCI Stock, in each case, as described herein.
     CCI Stockholders also will be asked to vote upon a proposal to approve the redemption of the rights (the "CCI Rights") issued pursuant to the Rights Agreement dated July 31, 1991, as amended, among CCI, AirTouch and Continental Stock Transfer & Trust Company (the "CCI Rights Agreement") as required under the 1996 Merger Agreement (the "CCI Rights Redemption"), and such other matters as may properly come before the Meeting. The 1996 Merger Agreement provides that the CCI Rights Redemption is a condition to the consummation of the Merger.
     This Proxy Statement-Prospectus also serves as a prospectus for AirTouch under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in the Merger. No market for the AirTouch Class B Preferred Stock or the AirTouch Class C Preferred Stock currently exists. AirTouch Class B Preferred Stock and the AirTouch Class C Preferred Stock have been authorized for listing on the New York Stock Exchange (the "NYSE") under the symbols "ATIB" and "ATIC," respectively, upon official notice of issuance.

     This Proxy Statement-Prospectus and the accompanying Notice of Special Meeting and proxy card are first being mailed to CCI Stockholders on or about July 18, 1996.



THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT-PROSPECTUS.
   THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS ARE STRONGLY
      URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT-
       PROSPECTUS IN ITS ENTIRETY. FOR A DISCUSSION OF CERTAIN RISKS IN
         CONNECTION WITH THIS TRANSACTION, SEE "RISK FACTORS" BEGINNING
            ON PAGE 37 AND "CERTAIN CONSIDERATIONS WITH RESPECT TO
               THE MERGER AND OPERATIONS AFTER THE MERGER."

                            ------------------------

NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED
     UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE
       ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY
          STATEMENT-PROSPECTUS.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------


         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS JULY 17, 1996.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
AVAILABLE INFORMATION......................    4
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE................................    5
SUMMARY....................................    6
  The Parties..............................    6
  The Meeting and Votes Required...........    6
  The Merger...............................    7
     General...............................    7
     Risk Factors..........................    7
     Transactions Preceding the Merger.....    7
     Merger Consideration..................    8
     Limitations on Number of Shares of
       AirTouch Class B Preferred Stock to
       be Issued...........................    9
     Examples of Merger Consideration
       Calculation.........................   11
     Adjustments to Preserve Tax Status of
       Merger..............................   12
     Election Procedures...................   13
     Certain Federal Income Tax
       Consequences........................   15
     AirTouch Class B Preferred Stock......   16
     AirTouch Class C Preferred Stock......   18
     CCI Convertible Notes.................   19
     Recommendation of the CCI Board of
       Directors...........................   19
     Employee and Director Stock Options...   19
     Effects of a Failure to Approve
       the Merger..........................   20
     Opinions of Financial Advisors........   20
     AirTouch Determination of Fairness....   20
     Regulatory Approvals Required.........   20
     Conditions to the Merger..............   21
     Termination; Effect of Termination....   21
     Certain Transactions; Conflicts of
       Interest............................   21
     Certain Considerations with Respect to
       the Merger and Operations after the
       Merger..............................   21
     Appraisal Rights......................   22
  Litigation Related to the Merger.........   22
  Redemption of CCI Rights.................   22
  Market Price and Dividend Data...........   23
  Selected Historical and Pro Forma
     Combined Financial Data...............   24
  Comparative Historical and Pro Forma Per
     Share Data............................   32
  AirTouch Computation of Ratios of
     Earnings to Fixed Charges and Earnings
     to Combined Fixed Charges and
     Preferred Stock Dividends.............   33

                                             PAGE
                                             ----
RISK FACTORS...............................   37
  Securities-Related Risks.................   37
  Transaction-Related Risk.................   38
  Company-Related Risks....................   39
AIRTOUCH COMMUNICATIONS, INC. .............   43
CELLULAR COMMUNICATIONS, INC. .............   45
THE MEETING................................   47
  General..................................   47
  Date, Place and Time.....................   47
  Record Date..............................   47
  Required Vote............................   47
  Voting and Revocation of Proxies.........   48
  Solicitation of Proxies..................   48
SPECIAL FACTORS............................   49
  Background of the Merger.................   49
  CCI Reasons for the Merger;
     Recommendation of the CCI Board.......   57
  Effects of a Failure to Approve the
     Merger................................   60
  CCI Fairness Opinions of Wasserstein
     Perella & Co., Inc. and Donaldson,
     Lufkin & Jenrette Securities
     Corporation...........................   61
  Fairness Opinion of Lehman Brothers......   66
  AirTouch Reasons for the Merger and for
     the Structure.........................   70
  Merger Consideration.....................   72
  Election Procedures......................   76
  Treatment of CCI Employee and Director
     Stock Options.........................   78
  Certain Transactions; Conflicts of
     Interest..............................   79
  Effective Time...........................   80
  Procedures for Exchange of
     Certificates..........................   80
  Stock Exchange Listing...................   81
  Accounting Treatment.....................   82
  Certain Federal Income Tax
     Consequences..........................   82
  Dissenting Stockholders' Rights of
     Appraisal.............................   90
REDEMPTION OF THE CCI RIGHTS...............   93
CERTAIN CONSIDERATIONS WITH RESPECT TO THE
  MERGER AND OPERATIONS AFTER THE MERGER...   95
THE MERGER AGREEMENT.......................   95
  The Merger...............................   96
  Certain Representations and Warranties...   96
  Pre-Closing Covenants....................   97
  Conditions...............................  100
  Termination; Effect of Termination.......  102

                                             PAGE
                                             ----
  Expenses.................................  103
  Amendment and Waiver.....................  103
CERTAIN PROJECTED FINANCIAL INFORMATION FOR
  NEW PAR..................................  103
PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS...............................  106
DESCRIPTION OF AIRTOUCH CAPITAL STOCK......  116
  General..................................  116
  AirTouch Common Stock....................  116
  Certain Certificate of Incorporation
     Provisions............................  116
  Rights Agreement.........................  116
  Listing..................................  117
  AirTouch Class B Preferred Stock.........  117
  AirTouch Class C Preferred Stock.........  125
COMPARISON OF RIGHTS OF STOCKHOLDERS OF
  AIRTOUCH AND CCI.........................  132
  Notice of Stockholder Business...........  132
  Notice of Director Nominations...........  133
  Stockholder Meetings.....................  134
  Directors; Classified Board..............  134
  Right to Elect Directors.................  134
  Amendment to By-laws.....................  134
  Amendment to Certificates................  134
  Indemnification..........................  135
  Redemption to Prevent the Loss or Secure
     the Reinstatement of a Governmental
     License or Franchise..................  135
OTHER MATTERS..............................  135
  Regulatory Approvals Required............  135
  Certain Litigation Related to the
     Merger................................  136
  Purchases of CCI Stock by CCI and
     AirTouch During the Past Two Fiscal
     Years.................................  137

                                             PAGE
                                             ----
  Treatment of CCI Convertible Notes.......  137
  Directors and Executive Officers of
     AirTouch and CCI......................  138
  Source and Amount of Funds or Other
     Consideration.........................  141
PRINCIPAL AND OTHER STOCKHOLDERS OF CCI....  142
EXPERTS....................................  143
LEGAL MATTERS..............................  144
INDEX OF DEFINED TERMS.....................  145
ANNEX A  AMENDED AND RESTATED AGREEMENT
         AND PLAN OF MERGER                A-1
ANNEX B  SECTION 262 OF THE DELAWARE
         GENERAL CORPORATION LAW           B-1
ANNEX C  FORM OF CERTIFICATE OF
         DESIGNATION, PREFERENCES AND
         RIGHTS OF AIRTOUCH CLASS B
         PREFERRED STOCK                   C-1
ANNEX D  FORM OF CERTIFICATE OF
         DESIGNATION, PREFERENCES AND
         RIGHTS OF AIRTOUCH CLASS C
         PREFERRED STOCK                   D-1
ANNEX E  OPINION OF DONALDSON, LUFKIN &
         JENRETTE SECURITIES CORPORATION   E-1
ANNEX F  OPINION OF WASSERSTEIN PERELLA &
         CO., INC.                         F-1
ANNEX G  OPINION OF LEHMAN BROTHERS        G-1
ANNEX H  CONSOLIDATED FINANCIAL
         STATEMENTS OF U S WEST NEWVECTOR
         GROUP                             H-1
ANNEX I  THE APPRAISAL PROCESS             I-1

     NO PERSON IS AUTHORIZED BY AIRTOUCH OR CCI TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, IN CONNECTION WITH THE OFFERING AND THE SOLICITATION MADE BY THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER WILL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF AIRTOUCH OR CCI SINCE THE DATE HEREOF.

     WHEN USED IN THIS PROXY STATEMENT-PROSPECTUS, THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS" AND "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. NEITHER AIRTOUCH NOR CCI UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS; PROVIDED, HOWEVER, THAT AIRTOUCH HAS UNDERTAKEN TO REFLECT IN THIS PROXY STATEMENT-PROSPECTUS ANY FACTS OR EVENTS ARISING AFTER THE DATE HEREOF WHICH REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION CONTAINED HEREIN.

                             AVAILABLE INFORMATION

     AirTouch has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act, with respect to AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued in conjunction with the Merger and the AirTouch Common Stock (as defined below) issuable upon conversion thereof, and AirTouch and CCI have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereto, the "Schedule 13E-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with the Merger. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement or the Schedule 13E-3 and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement and the Schedule 13E-3 are available from the SEC, upon payment of prescribed rates. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, the Schedule 13E-3 or such other document, each such statement being qualified in all respects by such reference.

     AirTouch and CCI are each subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, proxy statements, reports and other information are filed with the SEC by AirTouch and CCI. Material filed by AirTouch and CCI can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material regarding AirTouch can be inspected at the offices of the NYSE and the Pacific Stock Exchange, where AirTouch Common Stock is listed, and material regarding CCI can be inspected at the offices of the Chicago Stock Exchange, where CCI Series A Common Stock is listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following AirTouch documents are incorporated herein by reference: (a) AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995 as amended by Form 10-K/A-1 filed June 21, 1996, and as amended by Form 10-K/A-2 filed June 28, 1996, (b) AirTouch's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (c) AirTouch's Current Reports on Form 8-K dated January 17, 1996, April 5, 1996, April 25, 1996, May 14, 1996, July 2, 1996 and
July 11, 1996, (d) the description of AirTouch Common Stock set forth in the Registration Statement on Form S-3 dated December 13, 1995 (Registration No. 33-62787), and (e) the description of AirTouch's Preferred Stock Purchase Rights set forth in the Registration Statement on Form S-3 dated December 13, 1995 (Registration No. 33-62787).

     The following CCI documents are incorporated herein by reference: (a) CCI's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by CCI's Form 10-K/A No. 1, (b) CCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (c) CCI's Current Reports on Form 8-K dated January 4, 1996, April 6, 1996 and April 11, 1996, (d) the description of CCI Common Stock contained in CCI's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-10789) and (e) the description of CCI's Rights set forth in the Registration Statement on Form 8-B dated June 18, 1991 (Registration No. 1-10789).

     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY AFTER RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). WITH RESPECT TO DOCUMENTS OF AIRTOUCH INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO AIRTOUCH COMMUNICATIONS, INC., INVESTOR RELATIONS, ONE CALIFORNIA STREET, SAN FRANCISCO, CA 94111 (TELEPHONE (415) 658-2000). WITH RESPECT TO DOCUMENTS OF CCI INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO CELLULAR COMMUNICATIONS, INC., INVESTOR RELATIONS, 110 EAST 59TH STREET, 26TH FLOOR, NEW YORK, NY 10022 (TELEPHONE (212) 906-8440). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE MEETING TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY AUGUST 9, 1996.

     All reports and definitive proxy or information statements filed by AirTouch and CCI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the termination of the offering of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to which this Proxy Statement-Prospectus relates will be deemed to be incorporated by reference into this Proxy Statement-Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein (as to documents incorporated or deemed to be incorporated herein by reference) or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS RELATING TO AIRTOUCH HAS BEEN SUPPLIED BY AIRTOUCH, AND ALL INFORMATION RELATING TO CCI HAS BEEN SUPPLIED BY CCI. EACH OF AIRTOUCH AND CCI ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THE INFORMATION IT HAS SUPPLIED.

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, in the attached Annexes and in the documents incorporated herein by reference. CCI Stockholders are urged to read carefully this Proxy Statement-Prospectus and the attached Annexes in their entirety. Capitalized terms used in this Summary and not defined herein are defined elsewhere in this Proxy Statement-Prospectus. See "INDEX OF DEFINED TERMS" beginning at page 145.


THE PARTIES

     AirTouch is a global wireless communications company, with interests in businesses providing cellular, paging and personal communications services and in the Globalstar satellite system in the United States, Europe and Asia. AirTouch is headquartered at One California Street, San Francisco, California 94111, telephone (415) 658-2000. See "AIRTOUCH COMMUNICATIONS, INC."

     CCI is a holding company that indirectly through its subsidiaries primarily holds a 50% interest in a joint venture with AirTouch ("New Par") that owns and operates cellular systems located in Ohio and Michigan and in portions of Indiana and Kentucky. CCI is headquartered at 110 East 59th Street, 26th Floor, New York, New York 10022, telephone (212) 906-8440. See "CELLULAR
COMMUNICATIONS, INC."

THE MEETING AND VOTES REQUIRED

     The Meeting will be held on Friday, August 16, 1996, at 10:00 a.m., New York time, at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019. At the Meeting, CCI Stockholders will be asked to consider and to vote on (i) the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the CCI Rights Redemption and (iii) such other matters as may properly come before the Meeting.

     The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock entitled to vote at the Meeting, voting together as a single class. There is no requirement that the transactions be approved by holders of a majority of shares of CCI Stock held by non-affiliates and actually voted on the transactions. Approval of the CCI Rights Redemption will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch voting together as a single class and the consent of AirTouch. AirTouch has given its consent to the CCI Rights Redemption and to the amendment of the CCI Rights Agreement required to effect the CCI Rights Redemption. See "REDEMPTION OF THE CCI RIGHTS." The Merger is contingent on approval of the CCI Rights Redemption, and the CCI Rights Redemption is contingent on approval of the Merger. Holders of record of CCI Series A Common Stock, CCI Series C Common Stock, CCI Redeemable Preferred Stock and CCI Class A Preference Stock at the close of business on July 10, 1996, the Record Date, will be entitled to vote at the Meeting. CCI has called all of the CCI Series B Preference Stock for redemption prior to the Meeting. Shares of CCI Series B Preference Stock so redeemed and those converted into CCI Series A Common Stock after the Record Date will not be entitled to vote at the Meeting. Shares of CCI Series B Preference Stock converted into CCI Series A Common Stock will, however, be entitled to participate in the Merger.

     As of the Record Date, 19,784,585 shares of CCI Series A Common Stock, 10,065,641 shares of CCI Series C Common Stock, 9,584,343 shares of CCI Redeemable Preferred Stock and 2,206,410 shares of CCI Class A Preference Stock were outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

     As of the Record Date, directors and executive officers of CCI and their respective affiliates (excluding AirTouch) owned approximately 3.38% of the outstanding shares of CCI Stock. All of the directors and executive officers of CCI intend to vote their shares of CCI Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. Pursuant to the 1990 Merger Agreement, AirTouch is required to vote its shares of CCI

Common Stock generally in the same proportion as the shares of CCI Stock actually voted for or against the proposals by all other holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock held by it. As of the Record Date, AirTouch owned an aggregate of 3,450,800 shares of CCI Series A Common Stock (8.3% of the CCI Stock), 10,065,641 shares of CCI Series C Common Stock (24.1% of CCI Stock) and 2,206,410 shares of CCI Class A Preference Stock (5.3% of the CCI Stock). AirTouch intends to vote all of its shares of CCI Class A Preference Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger.

     Approval of the Merger by AirTouch's stockholders is not required.

     A CCI Stockholder may revoke a proxy at any time before it is voted by the filing of an instrument revoking the proxy or of a duly executed proxy bearing a later date with the Secretary of CCI prior to or at the Meeting, or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

     For additional information relating to the Meeting, see "THE MEETING."

THE MERGER

     GENERAL. The 1996 Merger Agreement provides that CCI will merge with and into the Surviving Corporation. See "SPECIAL FACTORS."

     RISK FACTORS. CCI Stockholders should carefully review the discussion of risk factors relating to the Merger and an investment in AirTouch Preferred Stock, Series 1996. See "RISK FACTORS."

     TRANSACTIONS PRECEDING THE MERGER. In 1990, AirTouch (then known as PacTel Corporation), CCI and the predecessor of CCI (together with certain wholly owned subsidiaries of CCI formed for purposes of the transactions described below) entered into an Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 (the "1990 Merger Agreement") which provided for the transactions (the "Original Transactions") described below. Both the 1990 Merger Agreement and the Original Transactions were approved by the stockholders of CCI at a meeting held on January 29, 1991.

     The Original Transactions included, among other matters, (a) the combination in 1991 of CCI's Ohio cellular operations (the "CCI Ohio System") with the Ohio and Michigan cellular operations of AirTouch (the "AirTouch Midwest System") in a newly formed joint venture known as New Par, (b) an initial investment of approximately $87 million in 1991 by AirTouch in CCI and the establishment of a mechanism whereby AirTouch would subsequently acquire additional ownership interests in CCI, including through such methods as open market purchases and the redemption by CCI of 10.04 million shares of CCI Redeemable Preferred Stock on October 27, 1995 (the "MRO"), and a corresponding purchase by AirTouch of 10.04 million shares of CCI Series C Common Stock, (c) the purchase by AirTouch from CCI of an option (the "AirTouch Replacement Option") for approximately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996 and (d) an appraisal process (the "Appraisal Process"), to commence in August 1996 (unless deferred), pursuant to which AirTouch has the right to acquire CCI by causing CCI to redeem the CCI Stock not owned by it at a price per CCI Common Equivalent Share reflecting the appraised private market value of CCI's assets, less certain adjustments. See "SPECIAL
FACTORS -- Background of the Merger -- Transactions Preceding the Merger."

     Following the Original Transactions and in connection with the spin-off of AirTouch from its then parent corporation Pacific Telesis Group ("Telesis"), the parties entered into a Termination Agreement in December 1992. Among other things, the Termination Agreement eliminated the Fixed Liquidity Adjustment and increased under certain instances the Make Whole Obligation that AirTouch might have to pay. In October 1995, the MRO was completed. In January 1996, the Employee Replacement Options were canceled and AirTouch acquired the AirTouch Replacement Option. From time to time during the course of such transactions, the parties had general discussions about the possibility of a transaction to be effected prior to commencement of the Appraisal Process and exchanged views regarding the parties' differing perspectives on value and various potential structures. Their discussions continually proved inconclusive, however, and were abandoned due to the varying views of the parties as to an appropriate valuation framework within which to pursue such a transaction. In early February 1996, the parties exchanged proposals which led to the negotiation and execution of the 1996 Merger Agreement. See "SPECIAL FACTORS -- Background of the Merger -- Events Subsequent to the 1991 Merger."

     THE MERGER CONTEMPLATED BY THE 1996 MERGER AGREEMENT IS A PROPOSED ALTERNATIVE TRANSACTION BY WHICH AIRTOUCH WOULD ACQUIRE CCI OTHER THAN THROUGH THE APPRAISAL PROCESS. See "SPECIAL FACTORS -- Background of the Merger,"
"-- AirTouch Reasons for the Merger and for the Structure" and Annex I.

     MERGER CONSIDERATION. The 1996 Merger Agreement provides that, subject to the election and allocation procedures described under "SPECIAL
FACTORS -- Election Procedures," each share of CCI Stock outstanding immediately prior to the Effective Time (other than shares owned by AirTouch and Dissenting CCI Stock) will be converted into the right to receive, for each CCI Common Equivalent Share represented thereby:

          (i) $55.00 in cash, without interest (the "Per Share Cash Consideration"), or

          (ii) a Unit of AirTouch Preferred Stock, Series 1996 having an aggregate face amount of $55.00 consisting of (a) an amount of shares of AirTouch Class B Preferred Stock equal to the Class B Per-Unit Amount and
     (b) an amount of shares of AirTouch Class C Preferred Stock equal to the Class C Per-Unit Amount (collectively, the "Per Share Unit Consideration"), or

          (iii) a combination of a fractional Unit and cash, together having an aggregate face amount of $55.00.

     Because the AirTouch Class B Preferred Stock and the AirTouch Class C Preferred Stock will automatically separate at the Effective Time, holders of CCI Stock at the Effective Time will not physically receive Units, but rather only the underlying shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock.


     The face amount per share of the AirTouch Class B Preferred Stock is equal to the Preferred Stock Issue Price. The face amount per share of the AirTouch Class C Preferred Stock is equal to $50.00. The Per Share Cash Consideration, the Per Share Unit Consideration and the combination of a fractional Unit and cash (less the $.01 in value per CCI Common Equivalent Share attributable to the CCI Rights Redemption, as described below under "-- Redemption of CCI Rights") are collectively referred to as the "Merger Consideration." CCI Stock held by AirTouch, which represented approximately 37.6% of the outstanding CCI Stock at the Record Date (37.8% of the CCI Stock entitled to vote at the Meeting) will be canceled in the Merger without consideration. Of the remaining shares of CCI Stock outstanding immediately prior to the Effective Time, an aggregate of 28% (subject to reduction to the extent of Dissenting CCI Stock) will be converted into the right to receive cash, and an aggregate of 72% will be converted into the right to receive Units. Holders of CCI Stock outstanding immediately prior to the Effective Time will be entitled to elect to receive cash or Units in exchange for their CCI Stock, subject to proration as described under "-- Election Procedures." The aggregate amount of CCI Stock to be converted into the right to receive Units will be increased to up to 74% if there is an oversubscription for Units, as described under "-- Election Procedures -- Excess Unit Elections." The Merger is conditioned on being a tax-free reorganization and the number of CCI Common Equivalent Shares to be exchanged for Units rather than cash will be increased to the extent necessary to achieve tax-free treatment, as discussed below under "-- Adjustments to Preserve Tax Status of Merger," provided that AirTouch shall not be required to exchange Units for in excess of 80% of the CCI Common Equivalent Shares. In the event of such a tax adjustment, the Class B Per-Unit Amount and the Class C Per-Unit Amount would be adjusted in a manner that would likely cause the aggregate face amount of a Unit to differ from $55.00. All fractional shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will be paid in cash.


     Assuming 26,054,228 CCI Common Equivalent Shares outstanding immediately prior to the Effective Time and no Dissenting CCI Stock, then (i) assuming no oversubscription of Units or adjustment to preserve the tax treatment of the Merger, 18,759,044 CCI Common Equivalent Shares (72% of the total) would be converted into the right to receive Units and 7,295,184 (28% of the total) would be converted into the right to receive cash; (ii) assuming full oversubscription of Units and no adjustment to preserve the tax treatment of the Merger, 19,280,128 CCI Common Equivalent Shares (74% of the total) would be converted into the right to receive Units and 6,774,100 (26% of the total) would be converted into the right to receive cash; and

(iii) assuming no oversubscription of Units and the maximum adjustment AirTouch is required to make to preserve the tax treatment of the Merger, 20,843,382 CCI Common Equivalent Shares (80% of the total) would be converted into the right to receive Units and 5,210,846 (20% of the total) would be converted into the right to receive cash.

     Although holders of CCI Stock outstanding immediately prior to the Effective Time may receive, on a per CCI Common Equivalent Share basis, a Unit with a face amount of $55.00, the face amount is not indicative of what the actual aggregate market value of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting the Unit will be at the Effective Time or any given time thereafter. Prior to the Effective Time, there will have been no public market for these securities. The market value for each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will fluctuate over the life of the security depending on numerous factors, including the fair market value of AirTouch common stock, par value $.01 per share (the "AirTouch Common Stock"), prevailing interest rates, terms of comparable securities and general market conditions. There can be no assurance that AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will trade at their respective face amounts. See "RISK FACTORS--Securities-Related Risks--Dividend Rates and Issue Price; Fluctuations in Value of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock."

     As used herein, the following terms have the following meanings:


          "Preferred Stock Issue Price" means $29.00.


          "CCI Common Equivalent Shares" means, as of any particular time, the sum of (i) the number of issued and outstanding shares of CCI Common Stock and (ii) the number of shares of CCI Common Stock into which issued and outstanding shares of CCI Redeemable Preferred Stock, Class A Preference Stock and CCI Series B Preference Stock are convertible (excluding for purposes of either calculation, any treasury shares and shares held by AirTouch). Each share of CCI Series A Common Stock (other than those shares held by AirTouch and treasury shares) and CCI Redeemable Preferred Stock represents one CCI Common Equivalent Share. Each share of CCI Series B Preference Stock represents 100 CCI Common Equivalent Shares. As of the Record Date, there were issued and outstanding shares of CCI Stock representing 26,054,228 CCI Common Equivalent Shares.

          The "Class B Per-Unit Amount" will equal 0.948 (which represents $27.50 divided by the Preferred Stock Issue Price), and the "Class C Per-Unit Amount" will equal 0.550 (which represents $27.50 divided by $50.00, the Call Price for the AirTouch Class C Preferred Stock), in each case subject to adjustment as set forth below under "-- Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued,"
     "-- Election Procedures," and "-- Adjustments to Preserve Tax Status of Merger." As a result of adjustments to give effect to the Class B Maximum, and assuming 26,054,228 CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, of which 72% are converted to Units, the Class B Per-Unit Amount and the Class C Per-Unit Amount would be
     0.919 and 0.567, respectively, as described under "-- Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued." Holders of AirTouch Class B Preferred Stock will be entitled to receive a Contingent Payment in the event that the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock is not equal to a stipulated amount, as described under "-- AirTouch Class B Preferred Stock -- Contingent Payment."

          The "Volume-Weighted Average Trading Price" means, for any given period, an amount equal to (i) the cumulative sum for each trade of the relevant security during such period on the principal exchange or over-the-counter market on which such security is listed, of the product of: (x) the sales price times (y) the number of shares of such security sold at such price, divided by (ii) the total number of shares of such security so traded during such period.

     LIMITATIONS ON NUMBER OF SHARES OF AIRTOUCH CLASS B PREFERRED STOCK TO BE ISSUED. The number of shares of AirTouch Class B Preferred Stock issued in the Merger will in no event exceed 17,241,379, which represents the quotient of (i) $500 million, divided by (ii) the Preferred Stock Issue Price (the "Class B Maximum"). AirTouch Class B Preferred Stock issued upon conversion of CCI Zero Coupon Convertible Subordinated Notes due 1999 ("CCI Convertible Notes") or exercise of outstanding CCI Options occurring, in either case, after the Effective Time, will not be subject to the Class B Maximum. In the event that, absent any adjustment, the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, then the Class B Per-Unit Amount and Class C Per-Unit Amount will be adjusted pursuant to a formula, described in "SPECIAL FACTORS -- Merger Consideration -- Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued," which would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount (and thus increasing the number of shares of AirTouch Class C Preferred Stock to be issued in the Merger while limiting the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger to the Class B Maximum). See "SPECIAL
FACTORS -- Merger Consideration -- Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued."

     Although the relative mix of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting a Unit may change if this adjustment, which is based on (i) the actual number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time and (ii) if applicable, an oversubscription of Units, is made, it will not affect the aggregate face amount of AirTouch Preferred Stock, Series 1996 constituting a Unit, which is $55.00. (In contrast, an adjustment to preserve the tax treatment of the Merger would likely cause such aggregate face amount to differ from $55.00, as described under "-- Adjustments to Preserve Tax Status of Merger.") However, the face amount of each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting a Unit may not be indicative of the actual value of such securities at the Effective Time or subsequent thereto. Prior to the Effective Time, there will have been no public market for these securities. The market value for each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will fluctuate over the life of the security depending on numerous factors, including the fair market value of AirTouch Common Stock, prevailing interest rates, terms of comparable securities and general market conditions. There can be no assurance that the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will trade at their respective face amounts. See "RISK FACTORS -- Securities-Related Risks."

     As of the Record Date, there were issued and outstanding shares of CCI Stock representing 26,054,228 CCI Common Equivalent Shares. Based on this number of CCI Common Equivalent Shares (and assuming that 72% of such shares are converted into the right to receive Units), the formula described above would adjust the Class B Per-Unit Amount from 0.948 to 0.919 and would adjust the Class C Per-Unit Amount from 0.550 to 0.567. Assuming the conversion of all outstanding CCI Convertible Notes and the exercise of all CCI Options prior to the Effective Time, the formula described above would further adjust the Class B Per-Unit Amount to 0.820 and would further adjust the Class C Per-Unit Amount to 0.624.

  EXAMPLES OF MERGER CONSIDERATION CALCULATION

     The following chart sets forth the approximate consideration that a holder of shares of CCI Stock equal to 100 CCI Common Equivalent Shares (the "Illustrative Holder") would receive in connection with the Merger and the CCI Rights Redemption, under the following assumptions:

          Assumption A -- All holders of CCI Stock outstanding immediately prior to the Effective Time elect to receive cash. Assumes no adjustment to preserve the tax-free treatment of the Merger and no Dissenting CCI Stock.

          Assumption B -- Holders of half of the CCI Stock outstanding immediately prior to the Effective Time (including the Illustrative Holder) elect to receive cash and the holders of half of such CCI Stock elect to receive Units. Assumes no adjustment to preserve the tax-free treatment of the Merger and no Dissenting CCI Stock.

          Assumption C -- All holders of CCI Stock outstanding immediately prior to the Effective Time elect to receive Units. Because such oversubscription of Units results under the 1996 Merger Agreement in increasing the Unit Election Number from an amount equal to 72% to an amount equal to 74% of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, the aggregate amount of CCI Stock to be converted into the right to receive Units increases to 74%. Assumes no adjustment to preserve the tax-free treatment of the Merger and no Dissenting CCI Stock. The increase of the Unit Election Number in the event of an oversubscription was agreed to by AirTouch and CCI as part of an arrangement with plaintiffs' counsel to settle certain litigation related to the Merger. See "OTHER
     MATTERS -- Certain Litigation Related to the Merger."

          Currently Outstanding -- Assumes 26,054,228 CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, including 136,100 CCI Common Equivalent Shares resulting from the conversion of all of the shares of CCI Series B Preference Stock, which have been called for redemption. Assumes no conversion of the CCI Convertible Notes, which represented 3,146,500 CCI Common Equivalent Shares as of the Record Date, and no exercises of CCI Options, which represented 1,294,350 CCI Common Equivalent Shares as of the Record Date.

          Fully adjusted -- Assumes 29,200,728 CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, including 3,146,500 CCI Common Equivalent Shares issuable upon conversion of the CCI Convertible Notes, but assumes no exercise of the CCI Options. CCI's executive officers and directors will consent to the conversion of their CCI Options into AirTouch Common Options, as described under "-- Employee and Director Stock Options."

     Consideration to Illustrative Holder of shares equal to 100 CCI Common Equivalent Shares:

                           ASSUMPTION A   ASSUMPTION A   ASSUMPTION B   ASSUMPTION B   ASSUMPTION C   ASSUMPTION C
                            CURRENTLY        FULLY-       CURRENTLY        FULLY-       CURRENTLY        FULLY-
                           OUTSTANDING      ADJUSTED     OUTSTANDING      ADJUSTED     OUTSTANDING      ADJUSTED
                           ------------   ------------   ------------   ------------   ------------   ------------
Class B Per-Unit Amount:         0.919          0.820          0.919          0.820          0.894          0.798
Class C Per-Unit Amount:         0.567          0.624          0.567          0.624          0.581          0.637
Cash Consideration per
  CCI Common Equivalent
  Share:                    $    55.00     $    55.00     $    55.00     $    55.00     $    55.00     $    55.00
Total Number of Units:          72.000         72.000         44.000         44.000         74.000         74.000
  Total Number of shares
    of AirTouch Class B
    Preferred Stock(1):         66.168         59.040         40.436         36.080         66.156         59.052
  Total Number of shares
    of AirTouch Class C
    Preferred Stock(1):         40.824         44.928         24.948         27.456         42.994         47.138
Cash received for CCI
  Common Equivalent
  Shares:                   $ 1,540.00     $ 1,540.00     $ 3,080.00     $ 3,080.00     $ 1,430.00     $ 1,430.00

- ---------------
(1) Each holder of CCI Stock who would otherwise be entitled, after taking into account all certificates delivered by such holder, to receive a fractional share will receive cash (without interest) in lieu of fractional shares on the basis set forth in the 1996 Merger Agreement.

     ADJUSTMENTS TO PRESERVE TAX STATUS OF MERGER. If Pillsbury Madison & Sutro LLP, special counsel to AirTouch, determines that the tax opinion of such firm required to be delivered to AirTouch dated the closing date (described under "SPECIAL FACTORS -- Certain Federal Income Tax Consequences") cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the minimum extent necessary to enable such tax opinion to be rendered: (i) the Cash Election Number (the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive cash in the Merger) will be reduced and the Unit Election Number (the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger) will be correspondingly increased on a share-for-share basis, and
(ii) the composition of each Unit will be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount pursuant to the formula described under "SPECIAL FACTORS -- Merger Consideration -- Adjustments to Preserve Tax Status of Merger."

     The effect of the foregoing adjustment will be to increase the equity component (by increasing the Unit Election Number, as defined below), and reduce the cash component (by decreasing the Cash Election Number, as defined below), of the Merger Consideration, while obtaining the same aggregate value of consideration to be delivered in the Merger that would have resulted if no such adjustment had been made. As a result of such adjustment, the aggregate face amount of the AirTouch Preferred Stock, Series 1996 constituting a Unit would likely differ from $55.00. Notwithstanding anything to the contrary contained in the 1996 Merger Agreement, in the event that, as a result of the foregoing adjustments, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, then the board of directors of AirTouch (the "AirTouch Board"), in its sole discretion, may elect to terminate the 1996 Merger Agreement. See "THE MERGER
AGREEMENT -- Termination; Effect of Termination."

     Assuming CCI Common Equivalent Shares of 26,054,228 outstanding immediately prior to the Effective Time, and assuming no oversubscription of Units and no Dissenting CCI Stock, if no adjustment to preserve the tax treatment of the Merger were made, the Cash Election Number would be 7,295,184 and the Unit Election Number would be 18,759,044, and if the maximum adjustment AirTouch is required to make to preserve the tax treatment of the Merger were made, the Cash Election Number would be 5,210,846 and the Unit Election Number would be 20,843,382. Assuming 30,495,078 CCI Common Equivalent Shares outstanding immediately prior to the Effective Time as a result of the conversion of all outstanding CCI Convertible Notes and the exercise of all CCI Options, and assuming no oversubscription of Units and no Dissenting CCI Stock, if no adjustment to preserve the tax treatment of the Merger were made, the Cash Election Number would be 8,538,622 and the Unit Election Number would be 21,956,456, and if the maximum adjustment AirTouch is required to make to preserve the tax treatment of the Merger were made, the Cash Election Number would be 6,099,016 and the Unit Election Number would be 24,396,062.

     The following example illustrates as of the date hereof the change in the Cash Election Number and the corresponding change in the Unit Election Number (as well as the change in the Class B Per-Unit Amount and the Class C Per-Unit Amount) that would result in the event that the fair market value of a Unit immediately prior to the closing were determined to be $50.00 per Unit as a result of a ratable decline (relative to face value) in the actual value of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock. The following example also assumes that there is no Dissenting CCI Stock, that all representations have been made and all factual assumptions have been verified to the extent such representations and verifications are requested by Pillsbury Madison & Sutro LLP in connection with the tax opinion to be delivered to AirTouch, and that there are 26,054,228 CCI Common Equivalent Shares outstanding immediately prior to the closing.

     Class B Per-Unit
Amount:                  0.879

     Class C Per-Unit
Amount:  0.595

     Unit Election
Number: 19,618,833

     Cash Election
Number: 6,435,395

     % of Total CCI Common Equivalent Shares Exchanged for Units: 75.3%

     % of Total CCI Common Equivalent Shares Exchanged for Cash:  24.7%

     In the event AirTouch and CCI determine that, as a result of an adjustment necessary to preserve the tax treatment of the Merger, either (i) the Class B Per-Unit Amount and the Class C Per-Unit Amount or (ii) the respective percentages of CCI Common Equivalent Shares exchanged for Units or cash, would be likely to differ materially at the closing date of the Merger from the levels set forth under "-- Examples of Merger Consideration Calculation" above, AirTouch and CCI will distribute not less than five business days prior to the Meeting to holders of CCI Stock a Proxy Statement-Prospectus supplement (and will issue a corresponding press release) informing such holders of their determination and setting forth, based on the assumptions underlying such determination, the anticipated approximate Class B Per-Unit Amount and Class C Per-Unit Amount and the anticipated respective percentages of CCI Common Equivalent Shares that would be exchanged for Units and cash. The Proxy Statement-Prospectus supplement will be accompanied by a supplemental proxy card resoliciting the vote of CCI Stockholders. To the extent AirTouch and CCI determine thereafter that the amounts described in clauses (i) or (ii) of the second preceding sentence would be likely to differ materially at the closing date of the Merger from the levels set forth in the Proxy Statement-Prospectus supplement (or, if no supplement has been distributed, then the Proxy Statement-Prospectus), AirTouch and CCI will distribute a further supplement (and will issue a corresponding press release) containing the same information and accompanied by the supplemental proxy card described in the preceding sentences and will cause the Meeting if necessary to be rescheduled such that at least five business days will elapse between the date of such distribution and the Meeting.

     ELECTION PROCEDURES. Both the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive Units (the "Unit Election Number") and the aggregate number of such shares to be converted into the right to receive cash (the "Cash Election Number") in the Merger are fixed under the terms of the 1996 Merger Agreement. The Cash Election Number will be equal to
(i) 28% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time minus (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock. The Unit Election Number will be equal to 72% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. In addition, the Unit Election Number will be increased to up to 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time and the Cash Election Number will be correspondingly reduced in the event that there is an oversubscription for Units, as described under "-- Excess Unit Elections." Both the Cash Election Number and the Unit Election Number also will be subject to adjustment to preserve the tax treatment of the Merger, as discussed under "-- Limitations on Number of Shares of AirTouch Class B Preferred Stock to be Issued,"
"-- Adjustments to Preserve Tax Status of Merger" and "SPECIAL FACTORS -- Merger Consideration."

     Election of Consideration. Subject to the allocation and proration procedures set forth below, each holder of record of shares of CCI Stock outstanding immediately prior to the Effective Time will be entitled to: (i) elect to receive cash for all of such shares (a "Cash Election"); (ii) elect to receive Units for all of such shares (a "Unit Election"); or (iii) indicate that such holder has no preference as to the receipt of cash or Units for such shares (a "Non-Election"). All such elections are to be made on a form of election (an "Election and Transmittal Form"). Holders of record of shares of CCI Stock who hold such shares as nominees, trustees or in other representative capacities (individually a "Representative") may submit multiple Election and Transmittal Forms, provided that each such Representative certifies that each Election and Transmittal Form covers all the shares of CCI Stock held by such Representative for a particular beneficial owner. All elections will be revocable until 5:00 p.m. New York time on the last business day prior to the Effective Time.

     Holders of CCI Stock should consider that the conversion ratios and the dividend rates of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were determined based on the market price of AirTouch Common Stock over a period prior to the date of mailing of this Proxy Statement-Prospectus and prevailing interest rates at the time of the original execution of the 1996 Merger Agreement, respectively. Since the market price of AirTouch Common Stock and interest rates are subject to fluctuation, and depending on general market conditions, the combined market value of the AirTouch Preferred Stock, Series 1996 underlying a Unit that holders of shares of CCI Stock may receive in the Merger may be less than, greater than or equal to $55.00. See "RISK FACTORS -- Securities-Related Risks."

     Excess Cash Elections. If the aggregate number of CCI Common Equivalent Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, then all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections (the "Non-Election Shares") will be converted into the right to receive Units and each share of CCI Stock covered by a Cash Election will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

     Excess Unit Elections. If the aggregate number of CCI Common Equivalent Shares covered by Unit Elections (the "Unit Election Shares") exceeds the Unit Election Number, then the Unit Election Number will be increased so that it equals the number of Unit Election Shares (and the Cash Election Number will be correspondingly decreased), provided that in no event shall such adjustment cause the Unit Election Number to exceed 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. If, after giving effect to the foregoing sentence, the number of Unit Election Shares still exceeds the Unit Election Number, then all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive cash and each share of CCI Stock covered by a Unit Election will be converted into the right to receive (i) a number of Units equal to a fraction (the "Unit Fraction"), the numerator of which will be the Unit Election Number (after giving effect to the foregoing sentence), and the denominator of which will be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

     Insufficient Elections. In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Unit Election Shares does not exceed the Unit Election Number, all shares of CCI Stock covered by Cash Elections will be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections will be converted into the right to receive Units, and each share of CCI Stock covered by a Non-Election, if any, will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which will be the excess of the Cash Election Number over the total number of Cash Election Shares and the denominator of which will be the excess of (A) the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

     BOTH THE PERCENTAGE OF CCI COMMON EQUIVALENT SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE CASH (INCLUDING DISSENTING CCI STOCK) AND THE PERCENTAGE OF SUCH SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE UNITS IN THE MERGER ARE FIXED UNDER THE TERMS OF THE 1996 MERGER AGREEMENT. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY GIVEN HOLDER OF CCI STOCK CAN BE ACCOMMODATED. RATHER, SUCH ELECTION WILL BE SUBJECT TO THE RESULTS OF THE ALLOCATION AND PRORATION PROCEDURES DESCRIBED ABOVE.

     AN ELECTION AND TRANSMITTAL FORM IS BEING SENT TO HOLDERS OF RECORD OF CCI STOCK ON THE RECORD DATE. THE INSTRUCTIONS TO THE ELECTION AND TRANSMITTAL FORM WILL SPECIFY THAT DELIVERY WILL BE EFFECTED AND RISK OF LOSS AND TITLE TO THE CERTIFICATES REPRESENTING SHARES OF CCI STOCK WILL PASS, ONLY UPON PROPER DELIVERY OF SUCH CERTIFICATES TO THE BANK OF NEW YORK (THE "EXCHANGE AGENT"). TO BE EFFECTIVE, AN ELECTION AND TRANSMITTAL FORM MUST BE PROPERLY COMPLETED AND SIGNED AND MUST BE RECEIVED BY THE EXCHANGE AGENT ACCOMPANIED BY ALL STOCK CERTIFICATES REPRESENTING SHARES OF CCI STOCK (OTHER THAN SHARES OF CCI SERIES B PREFERENCE STOCK, WHICH ARE TO BE REDEEMED) HELD BY THE PERSON SUBMITTING SUCH ELECTION AND TRANSMITTAL FORM NO LATER THAN 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME. THE EFFECTIVE TIME OF THE MERGER IS ANTICIPATED TO OCCUR ON AUGUST 16, 1996. THUS, EACH HOLDER OF CCI STOCK SHOULD DELIVER A PROPERLY

COMPLETED ELECTION AND TRANSMITTAL FORM TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK TIME, ON AUGUST 15, 1996, (THE LAST BUSINESS DAY IMMEDIATELY PRIOR TO THE ANTICIPATED EFFECTIVE TIME). NO ASSURANCE CAN BE GIVEN THAT THE EFFECTIVE TIME WILL NOT BE DELAYED. AIRTOUCH AND CCI WILL ANNOUNCE PUBLICLY ANY DELAY IN THE EFFECTIVE TIME AND THE NEW DATE BY WHICH ELECTION AND TRANSMITTAL FORMS MUST BE SUBMITTED. ALL ELECTIONS MAY BE REVOKED UNTIL 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME.

     In the 1996 Merger Agreement, AirTouch and CCI have each agreed to use their best efforts to mail an Election and Transmittal Form to all persons who become holders of CCI Stock between the Record Date and 10:00 a.m., New York time on the fifth business day prior to the anticipated Effective Time, and to make an Election and Transmittal Form available to all persons who become holders of CCI Stock subsequent to such date and not later than the close of business on the business day prior to the Effective Time. Persons who become holders of CCI Stock after the Record Date or any other holders of CCI Stock who need an Election and Transmittal Form may obtain copies of the Election and Transmittal Form upon request from the Exchange Agent either in writing by mail at The Bank of New York, Reorganization Services, P.O. Box 11248, Church Street Station, New York, NY 10286-1248, by hand or courier at The Bank of New York, Reorganization Services, 101 Barclay Street, Receive and Deliver Window, Street Level, New York, NY 10286, or by telephone at 1-800-507-9357.

     HOLDERS OF CCI STOCK THAT WISH TO SUBMIT AN ELECTION AND TRANSMITTAL FORM MUST DELIVER THEIR STOCK CERTIFICATES WITH SUCH ELECTION AND TRANSMITTAL FORM.

     ANY HOLDER OF CCI STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME THAT DOES NOT SUBMIT A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM, ACCOMPANIED BY THE APPLICABLE STOCK CERTIFICATES, THAT IS RECEIVED AND ACCEPTED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK TIME AUGUST 15, 1996 (OR SUCH LATER DATE AS AIRTOUCH AND CCI SHALL PUBLICLY ANNOUNCE) WILL BE DEEMED TO HAVE MADE A NON-ELECTION.

     If AirTouch or the Exchange Agent determines that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election will be deemed to be of no force and effect and the holder of CCI Stock making such purported Cash Election or Unit Election will, for purposes hereof, be deemed to have made a Non-Election. Neither AirTouch or CCI nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election and Transmittal Form.

     Subsequent to the Effective Time, AirTouch will mail a letter of transmittal to holders of record of CCI Stock immediately prior to the Effective Time who did not deliver their stock certificates with an Election and Transmittal Form for use in submitting such certificates for the cash and/or Units which they are entitled to receive in exchange therefor. See "SPECIAL FACTORS -- Procedures for Exchange of Certificates."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Consummation of the Merger is conditioned upon the receipt by AirTouch of the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, and by CCI of the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, each dated the closing date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions (including representations of AirTouch, AirTouch Cellular, CCI and certain stockholders of CCI dated as of the closing date), for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization under Section 368(b) of the Code. Under the 1996 Merger Agreement, if Pillsbury Madison & Sutro LLP determines that its opinion cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a), the number of CCI Common Equivalent Shares to be exchanged for Units rather than cash will be increased to the extent necessary to achieve such tax-free treatment, provided that AirTouch is not required to exchange Units for in excess of 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. See "-- Adjustments to Preserve Tax Status of Merger." No assurances can be given that certain matters, including matters relating to holders of significant amounts of

CCI Stock, will not prevent Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom from delivering their respective opinions in the event that Units were to be exchanged for 80% or less of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. Assuming that the amount of Units to be exchanged were to be 80% or less, it is uncertain whether Pillsbury Madison & Sutro LLP would be in a position to render the foregoing opinion absent certain representations by AirTouch, AirTouch Cellular, CCI and certain stockholders of CCI as of the closing date. Certain such stockholders are under no obligation to make such representations and no assurance can be given that they will provide adequate representations on or prior to the closing. Holders of CCI Stock are urged to consult their tax advisors as to the tax consequences of the Merger to them under federal, state, local, foreign or any other applicable law. See "SPECIAL FACTORS -- Certain Federal Income Tax Consequences -- Tax Free Reorganization Treatment" and "-- Failure of Reorganization."

  AIRTOUCH CLASS B PREFERRED STOCK.

     Dividends. A holder of a share of AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends at a rate per annum of 6.00% of the Preferred Stock Issue Price (equivalent to $1.74 per annum for each share of AirTouch Class B Preferred Stock), payable quarterly in arrears on each February 15, May 15, August 15 and November 15, or, if any such date is not a business day, on the next succeeding business day until conversion. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred Stock -- Dividends."

     Mandatory Conversion. AirTouch Class B Preferred Stock mandatorily converts into AirTouch Common Stock on the date that is the third anniversary of the Effective Time or such earlier date as may occur as a result of a Reorganization Event (the "Class B Maturity Date") at the following rates (subject to adjustment for certain events):

     If the Class B Maturity Price (as defined below) is greater than or equal to $35.96 per share (the "Class B Conversion Price"), each share of AirTouch Class B Preferred Stock will convert into 0.806 of a share of AirTouch Common Stock.

     If the Class B Maturity Price is less than the Class B Conversion Price but greater than the Preferred Stock Issue Price of $29.00 per share, each share of AirTouch Class B Preferred Stock will convert into a fraction of a share of AirTouch Common Stock equal to the Preferred Stock Issue Price over the Class B Maturity Price.

     If the Class B Maturity Price is less than or equal to the Preferred Stock Issue Price, each share of AirTouch Class B Preferred Stock will convert into one share of AirTouch Common Stock.

     "Class B Maturity Price" means the Volume-Weighted Average Trading Price of AirTouch Common Stock for the 20 consecutive trading day period immediately prior to (but not including) the Class B Maturity Date.

     Because the conversion ratio will vary depending on the Class B Maturity Price, the opportunity for price appreciation in AirTouch Common Stock afforded by an investment in AirTouch Class B Preferred Stock is less than the opportunity afforded by an investment in AirTouch Common Stock. This is because the value of the AirTouch Common Stock received at maturity will only exceed the Preferred Stock Issue Price if the Class B Maturity Price exceeds the Class B Conversion Price of $35.96. Moreover, in the event that AirTouch Common Stock is trading at a price that is equal to or above the Class B Conversion Price, holders of AirTouch Class B Preferred Stock will only be entitled to receive upon exchange at maturity approximately 80.6% of any appreciation of the value of AirTouch Common Stock in excess of the Preferred Stock Issue Price. As a result, the value of any appreciation of AirTouch Common Stock between the Preferred Stock Issue Price and the Class B Conversion Price will effectively be retained by AirTouch. Holders of AirTouch Class B Preferred Stock will realize the entire decline in value if at the time of conversion the market price of AirTouch Common Stock is less than the Preferred Stock Issue Price. See "RISK FACTORS -- Securities-Related Risks -- Less Opportunity for Price Appreciation Compared to AirTouch Common Stock" and

"DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred Stock -- Mandatory Conversion."


     Conversion at the Option of the Holder. Shares of AirTouch Class B Preferred Stock are convertible into shares of AirTouch Common Stock at the option of the holder at any time prior to the Class B Maturity Date at a rate equal to 0.806 of a share of AirTouch Common Stock per share of AirTouch Class B Preferred Stock (subject to adjustment for certain events), regardless of the market price of the AirTouch Common Stock on the date of such optional conversion. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred Stock -- Conversion at the Option of the Holder" and "RISK FACTORS -- Securities-Related Risks -- Less Opportunity for Price Appreciation Compared to AirTouch Common Stock."


     Contingent Payment. If the Volume-Weighted Average Trading Price of AirTouch Class B Preferred Stock over the 30 consecutive calendar day period commencing on the date that is three months after the Effective Time (the last day of such period being the "Contingent Payment Date") is less than $28.736, then each holder of a share of AirTouch Class B Preferred Stock will be entitled to receive per share a payment (the "Contingent Payment") out of funds legally available therefor an amount equal to (a) between $2 million and $16.85 million, depending on the market price of AirTouch Class B Preferred Stock, divided by
(b) the total number of shares of AirTouch Class B Preferred Stock issued and outstanding as of the Contingent Payment Date. Accordingly, the amount of the Contingent Payment and whether it will be paid at all is directly related to the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock over a 30-day period following the Effective Time commencing on the date that is three months after the Effective Time. The lower the Volume-Weighted Average Trading Price, the higher the Contingent Payment and vice-versa. If the Volume-Weighted Average Trading Price equals or exceeds $28.736, no Contingent Payment will be made. Such payment may be made in cash, AirTouch Class C Preferred Stock or AirTouch Common Stock, at the option of AirTouch. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred
Stock -- Contingent Payment."

     Voting Rights. The holders of shares of AirTouch Class B Preferred Stock will have the right with the holders of AirTouch Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of AirTouch Common Stock on the basis of four-fifths of a vote for each share of AirTouch Class B Preferred Stock. On such matters, the holders of shares of AirTouch Class B Preferred Stock and the holders of shares of AirTouch Common Stock will vote together as one class except as otherwise provided by law or AirTouch's Certificate of Incorporation. In addition, whenever dividends on the shares of AirTouch Class B Preferred Stock or any other series of AirTouch's preferred stock (all series of which, including the shares of AirTouch Preferred Stock, Series 1996, hereinafter are called the "AirTouch Preferred Stock") with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of AirTouch Class B Preferred Stock (voting separately as a class with all other shares of AirTouch Preferred Stock upon which like voting rights have been conferred) will be entitled to vote, on the basis of one vote for each share of AirTouch Class B Preferred Stock, for the election of two directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. See "DESCRIPTION OF AIRTOUCH CAPITAL
STOCK -- AirTouch Class B Preferred Stock -- Voting Rights."

     Priority. AirTouch Class B Preferred Stock ranks prior to AirTouch Common Stock and AirTouch's Series A Participating Preferred Stock, $.01 par value ("AirTouch Series A Preferred Stock"), and on a parity with AirTouch Class C Preferred Stock, as to payment of dividends, and ranks senior to the AirTouch Common Stock and AirTouch Series A Preferred Stock and on a parity with AirTouch Class C Preferred Stock as to preferential distribution of assets upon liquidation. The liquidation preference of each share of AirTouch Class B Preferred Stock is an amount equal to the sum of (i) the Preferred Stock Issue Price and (ii) all accrued and unpaid dividends thereon. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred Stock -- Dividends" and
"-- Liquidation Rights."

  AIRTOUCH CLASS C PREFERRED STOCK

     Dividends. A holder of a share of AirTouch Class C Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends at a rate per annum of 4.25% of the Call Price (equivalent to $2.125 per annum for each share of AirTouch Class C Preferred Stock), payable quarterly in arrears on each February 15, May 15, August 15 and November 15 or, if any such date is not a business day, on the next succeeding business day until redemption or conversion. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Dividends."

     Maturity. Unless previously converted or redeemed, AirTouch Class C Preferred Stock will mature on the twentieth anniversary of the Effective Time (the "Class C Maturity Date"), and each holder of a share of AirTouch Class C Preferred Stock will be entitled to receive out of funds legally available therefor cash in the amount of $50.00 per share of AirTouch Class C Preferred Stock (the "Call Price") plus an amount equal to all accrued and unpaid dividends on such share of AirTouch Class C Preferred Stock. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Maturity."

     Redemption at the Option of AirTouch. From the third anniversary of the Effective Time until the fourth anniversary of the Effective Time, AirTouch may redeem AirTouch Class C Preferred Stock (in whole or in part) at any time after the Volume-Weighted Average Trading Price of AirTouch Common Stock on 15 separate trading days during any 30 consecutive trading day period during such year has exceeded $47.125. After the fourth anniversary of the Effective Time, AirTouch may redeem the AirTouch Class C Preferred Stock (in whole or in part) regardless of the market price of AirTouch Common Stock. Until the tenth anniversary of the Effective Time, AirTouch may only redeem AirTouch Class C Preferred Stock by delivering to the holder thereof an amount of AirTouch Common Stock equal to $50.00 divided by the Volume-Weighted Average Trading Price of AirTouch Common Stock for the 15 consecutive trading day period prior to the record date for such redemption. After the tenth anniversary of the Effective Time, AirTouch may redeem the AirTouch Class C Preferred Stock by delivering AirTouch Common Stock, as described above, or by paying $50.00 in cash per share of AirTouch Class C Preferred Stock. See "DESCRIPTION OF AIRTOUCH CAPITAL
STOCK -- AirTouch Class C Preferred Stock -- Optional Redemption."

     Conversion at the Option of the Holder. Shares of AirTouch Class C Preferred Stock are convertible into shares of AirTouch Common Stock at the option of the holder at any time prior to the Class C Maturity Date at a rate equal to 1.379 shares of AirTouch Common Stock per share of AirTouch Class C Preferred Stock (subject to adjustment for certain events), regardless of the market price of AirTouch Common Stock on the date of such optional conversion. The right of holders to convert shares of AirTouch Class C Preferred Stock called for redemption will terminate immediately prior to the close of business on the redemption date. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Conversion at the Option of the Holder" and "RISK FACTORS -- Securities-Related Risks -- Less Opportunity for Price Appreciation Compared to AirTouch Common Stock."

     Voting Rights. Whenever dividends on the shares of AirTouch Class C Preferred Stock or any other series of AirTouch Preferred Stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of AirTouch Class C Preferred Stock (voting separately as a class with all other shares of AirTouch Preferred Stock upon which like voting rights have been conferred) will be entitled to vote, on the basis of one vote for each share of AirTouch Class C Preferred Stock, for the election of two AirTouch directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Voting Rights."

     Priority. The AirTouch Class C Preferred Stock ranks prior to AirTouch Common Stock and AirTouch Class A Preferred Stock, and on a parity with AirTouch Class B Preferred Stock as to payment of dividends, and ranks senior to AirTouch Common Stock and AirTouch Series A Preferred Stock and on a parity with AirTouch Class B Preferred Stock upon preferential distribution of assets upon liquidation. The liquidation preference of each share of AirTouch Class B Preferred Stock is an amount equal to the sum of (i) the Call

Price and (ii) all accrued and unpaid dividends thereon. See "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Dividends" and "-- Liquidation Rights."

     CCI CONVERTIBLE NOTES. The 1996 Merger Agreement provides that, at the Effective Time, the CCI Convertible Notes will be assumed by the Surviving Corporation. The Surviving Corporation will execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Notes. See "OTHER MATTERS -- Treatment of CCI Convertible Notes."

     RECOMMENDATION OF THE CCI BOARD OF DIRECTORS. At a meeting on April 5, 1996, the CCI Board (with Messrs. Cox and Gyani absent) unanimously determined that the Merger, upon the terms and conditions set forth in the 1996 Merger Agreement, is fair to, and in the best interests of, the holders of CCI Stock (other than AirTouch) and is fair (both substantively and procedurally) to stockholders of CCI other than AirTouch and affiliates of CCI. The CCI Board recommends that CCI Stockholders vote FOR the approval and adoption of the 1996 Merger Agreement, the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. See "SPECIAL FACTORS -- CCI Reasons for the Merger; Recommendation of the CCI Board."

     EMPLOYEE AND DIRECTOR STOCK OPTIONS. Pursuant to the 1996 Merger Agreement, CCI is required to use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (collectively, the "CCI Option Plans") to the conversion procedure described in the next paragraph. Each executive officer and director of CCI will consent to such conversion procedure. In the event that a holder of options outstanding under a CCI Option Plan (each option for one share of CCI Common Stock being a "CCI Option") fails prior to the Effective Time to consent to such conversion procedure, the conversion procedure described in the second paragraph below will be applied to such options.

     Consenting Optionholder Procedure. If the optionholder consents, at and as of the Effective Time, AirTouch will substitute an option to purchase AirTouch Common Stock (an "AirTouch Common Option") for each CCI Option. Each AirTouch Common Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options, except that (i) such AirTouch Common Option will be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio, rounded down to the nearest whole number of shares of AirTouch Common Stock; and (ii) the per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option will be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent. The Option Adjustment Ratio will be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period.

     Non-consenting Optionholder Procedure. If no consent is obtained, at and as of the Effective Time, AirTouch will substitute an AirTouch option to purchase one Unit (an "AirTouch Preferred Option") for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option will be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time.

     As soon as reasonably practicable after the Effective Time, AirTouch will register the shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 underlying the AirTouch Common Options and AirTouch Preferred Options with the SEC on a Form S-8 and will keep such registration effective until the exercise or termination of all AirTouch Common Options and AirTouch Preferred Options. AirTouch will reserve a sufficient number of shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 for issuance upon exercise of the AirTouch Common Options and AirTouch Preferred Options.

     EFFECTS OF A FAILURE TO APPROVE THE MERGER. If the Merger is not approved, the Appraisal Process will commence in August 1996, unless deferred for six months by CCI if there is a calamitous or severe adverse economic condition in the United States. The price that may be received by holders of CCI Stock (the "Appraisal Process Price") for their shares as a result of the Appraisal Process has not yet been determined and holders of CCI Stock will have no right to approve or reject any exercise by AirTouch of its right to cause the redemption of each share of CCI Stock not held by AirTouch at the Appraisal Process Price (the "Appraisal Process Redemption") upon determination of such price. Since the Appraisal Process Price has not yet been determined, the value of the Merger Consideration received by holders of CCI Stock in the Merger could be higher or lower than the value of the consideration that such holders might receive in the Appraisal Process. Although the provisions of the 1990 Merger Agreement relating to the Appraisal Process specify definitions of value and other considerations to be taken into account, they do not specifically require the appraisers to adopt any particular valuation methodology in reaching their conclusions as to value. AirTouch will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result, the Appraisal Process Redemption could occur as late as the fourth quarter of 1997 (assuming no deferral by CCI). Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in additional deferral of the receipt by holders of CCI Stock of payment for their shares. See "SPECIAL FACTORS -- Effects of a Failure to Approve the Merger" and "-- Background of the Merger -- Appraisal Process."

     OPINIONS OF FINANCIAL ADVISORS. On April 5, 1996, Wasserstein Perella & Co., Inc. ("Wasserstein Perella") and Donaldson, Lufkin & Jenrette Securities Corporation ("Donaldson, Lufkin & Jenrette") delivered a joint financial presentation to the effect, and each of their oral opinions, that as of the date of such opinions, and subject to the various assumptions and considerations set forth in such opinions, the Merger Consideration to be received by holders of CCI Stock other than AirTouch in the Merger is fair from a financial point of view to such holders. Wasserstein Perella and Donaldson, Lufkin & Jenrette have confirmed their April 5, 1996 oral opinions by delivery of their written opinions dated the date of this Proxy Statement-Prospectus (the "CCI Fairness Opinions"). Wasserstein Perella and Donaldson, Lufkin & Jenrette each noted in their CCI Fairness Opinions that they were not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock would actually trade at any time. Copies of the written CCI Fairness Opinions of such firms are attached hereto as Annexes E and F. See "SPECIAL FACTORS -- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation." Holders of CCI Stock are urged to read the CCI Fairness Opinions in their entirety for information with respect to the procedures followed, assumptions made, matters considered and limits of the review by each of Wasserstein Perella and Donaldson, Lufkin & Jenrette in rendering their respective CCI Fairness Opinions.

     AIRTOUCH DETERMINATION OF FAIRNESS. AirTouch has concluded that the terms of the Merger are fair from both a procedural and substantive point of view to the holders of CCI Stock other than AirTouch and affiliates of CCI. See "SPECIAL FACTORS -- AirTouch Reasons for the Merger and for the Structure."

     REGULATORY APPROVALS REQUIRED. AirTouch and CCI have received notice that the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the acquisition by AirTouch of all of the CCI Stock was terminated on October 4, 1995.

     The Merger is also subject to the requirements of the Communications Act of 1934 (the "Communications Act") and the rules, regulations and policies of the Federal Communications Commission (the "FCC"). Under such rules, regulations and policies, the acquisition by AirTouch of all of the CCI Stock is deemed to result in a pro forma transfer of control of New Par and its subsidiaries holding FCC licenses. Applications requesting the FCC's consents to the foregoing pro forma transfer of control have been filed; consent to transfer of the cellular licenses has been received, while that with respect to the microwave licenses is pending. See "OTHER
MATTERS -- Regulatory Approvals Required."

     CONDITIONS TO THE MERGER. Consummation of the Merger is subject to the satisfaction or waiver of various conditions, including approval of the 1996 Merger Agreement and the transactions contemplated thereby (including the Merger and the CCI Rights Redemption), by the CCI Stockholders, receipt of all regulatory approvals, termination of the waiting period under the HSR Act, the effectiveness of the Registration Statement, listing of the AirTouch Preferred Stock, Series 1996 on the NYSE, that there be no injunction of the Merger, and the receipt by each of CCI and AirTouch of opinions of their respective tax counsel with respect to certain tax matters, including that the Merger will be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code. In addition to the other conditions set forth in the Merger Agreement and described herein, AirTouch's obligation to consummate the Merger is subject to the conditions (a) that there not have occurred any change in the business, financial condition, assets, liabilities, or results of operations of CCI, its subsidiaries or New Par, taken as a whole, that would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon, other than changes resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally, (b) that there be no claims or liabilities of CCI, any subsidiary thereof, or New Par that could be reasonably expected to have a material adverse effect on CCI, its subsidiaries or New Par, taken as a whole (which shall be deemed to have occurred if involving liabilities of more than $60 million), and (c) that there be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated by the 1996 Merger Agreement or seeking to obtain any damages against any person as a result of the transactions contemplated by the 1996 Merger Agreement, which action or proceeding has or would have a reasonable likelihood of success. See "THE MERGER
AGREEMENT -- Conditions."

     TERMINATION; EFFECT OF TERMINATION. The 1996 Merger Agreement may be terminated at any time prior to the Effective Time: (i) by mutual consent of AirTouch and CCI; (ii) by either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996; (iii) by AirTouch, with five business days' advance written notice, in the event that, as a result of the adjustments required to maintain the tax-free status of the Merger, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time; (iv) (a) by either AirTouch or CCI, if the CCI Stockholders do not approve the 1996 Merger Agreement, the transactions contemplated thereby, including the Merger, and the CCI Rights Redemption, or
(b) by AirTouch, if the recommendations of the CCI Board that CCI Stockholders approve the 1996 Merger Agreement, the Merger and the CCI Rights Redemption shall have been withdrawn or modified; (v) by AirTouch, if at the time of the Meeting CCI Stockholders representing more than 10% of the CCI Common Equivalent Shares have submitted and not withdrawn written demands for appraisal; or (vi) by either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

     In the event of the termination of the 1996 Merger Agreement by either AirTouch or CCI, the 1996 Merger Agreement shall become void and have no effect, except that certain provisions relating to expenses, confidentiality and the continuing effect of the 1990 Merger Agreement shall remain in effect.

     CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST. Certain members of CCI's management and the CCI Board have interests in the Merger in addition to their interests solely as CCI Stockholders. See "SPECIAL FACTORS -- Certain Transactions; Conflicts of Interest."

     CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER. For a discussion of certain factors that should be considered by CCI Stockholders in deciding whether to approve and adopt the 1996 Merger Agreement, See "RISK FACTORS" and "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER."

     APPRAISAL RIGHTS. A CCI Stockholder who makes the demand as described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 of the Delaware General Corporation Law (the "DGCL") and who neither votes in favor of the 1996 Merger Agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of its shares of CCI Stock. CCI Stockholders who desire to exercise their appraisal rights must not vote in favor of the 1996 Merger Agreement or the Merger and must deliver a separate written demand for appraisal to CCI prior to the vote by the CCI Stockholders on the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger. A CCI Stockholder who signs and returns a proxy card without expressly directing by checking the applicable boxes that its shares of CCI Stock be voted against the proposal or that an abstention be registered with respect to its shares of CCI Stock in connection with the proposal will effectively have thereby waived its appraisal rights as to those shares of CCI Stock because, in the absence of express contrary instructions, such shares of CCI Stock will be voted in favor of the proposal. See "THE MEETING -- Voting and Revocation of Proxies." Accordingly, a CCI Stockholder who desires to perfect appraisal rights with respect to any of its shares of CCI Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the 1996 Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the CCI Stockholder of record and must reasonably inform CCI of the identity of the CCI Stockholder of record and that such record CCI Stockholder intends thereby to demand appraisal of the CCI Stock. See "SPECIAL
FACTORS -- Dissenting Stockholders' Rights of Appraisal" and "Annex B -- Section 262 of the Delaware General Corporation Law."

LITIGATION RELATED TO THE MERGER

     Eight purported class action lawsuits have been filed against CCI, AirTouch and CCI's directors in connection with the Merger alleging, among other things, that the consideration to be paid to the holders of CCI Stock under the 1996 Merger Agreement is inadequate. On July 10, 1996, the parties to the litigation entered into a Memorandum of Understanding that contemplates the settlement of the lawsuits, which settlement remains subject to approval of the Delaware Court. See "OTHER MATTERS -- Certain Litigation Related to the Merger."

REDEMPTION OF CCI RIGHTS

     The 1996 Merger Agreement provides that CCI will redeem the CCI Rights for $.01 in value per CCI Common Equivalent Share prior to the Effective Time. Of the Per Share Cash Consideration and Per Share Unit Consideration to be received by holders of CCI Stock, $.01 in value per CCI Common Stock Equivalent Share shall be in payment for the redemption of the CCI Right. There will be no separate payment in respect of the CCI Rights Redemption. The CCI Rights Agreement requires such a redemption to be approved by the CCI Stockholders (as discussed below). Approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, is contingent upon approval of the CCI Rights Redemption, and approval of the CCI Rights Redemption is contingent upon approval of the 1996 Merger Agreement.

     The CCI Rights Agreement was adopted to help ensure that the purpose and integrity of the Original Transactions were maintained. Upon the acquisition of beneficial ownership of 15% or more of the outstanding CCI Common Stock and CCI Redeemable Preferred Stock (taken as a whole) by a person other than AirTouch (an "Acquiring Person"), the CCI Rights Agreement would be triggered, providing discount purchase rights to certain CCI stockholders other than the Acquiring Person and certain transferees. The effect of the CCI Rights Agreement may be to inhibit, prior to the end of the Appraisal Process, a change in control of CCI except as part of the Merger or the Original Transactions.

     The CCI Rights Agreement provides that one CCI Right will be attached to each share of CCI Common Stock and CCI Redeemable Preferred Stock issued on or after the date of the 1991 Merger, including shares of CCI Common Stock issued in connection with the conversion of the CCI Series A Preference Stock and the CCI Convertible Notes.

     Under the terms of the CCI Rights Agreement, all but not less than all of the outstanding CCI Rights may be redeemed with the approval of the holders of a majority of the then outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch voting as a single class and the consent of AirTouch.

     Each CCI Right entitles the registered holder thereof to purchase from CCI at any time following a CCI Rights Distribution Date and prior to the earlier of July 31, 2001 and the close of business on the day immediately preceding the Final Redemption Date, one one-hundredth of a share of CCI's Series D Junior Participating Preference Stock, par value $1.00 per share ("CCI Series D Preference Stock"), at a purchase price per each one one-hundredth of a share of $175.00, subject to adjustment. At the close of business on the day preceding the Final Redemption Date, each share of Series D Preference Stock is automatically converted into one hundred shares of CCI Series A Common Stock. See "REDEMPTION OF THE CCI RIGHTS."

MARKET PRICE AND DIVIDEND DATA

     AirTouch Common Stock is listed for trading on the NYSE and on the Pacific Stock Exchange. AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock have been authorized for listing on the NYSE, subject to official notice of issuance, under the symbols "ATIB" and "ATIC," respectively, but no market for such securities currently exists. CCI Series A Common Stock is listed on the Nasdaq National Market ("Nasdaq") and the Chicago Stock Exchange. There is currently no established trading market for CCI Series C Common Stock, CCI Redeemable Preferred Stock, CCI Class A Preference Stock or CCI Series B Preference Stock.

     The following table sets forth, for the periods indicated, the range of high and low last reported sales prices per share for AirTouch Common Stock as reported on the NYSE composite transactions tape and for CCI Series A Common Stock as reported on Nasdaq. Neither AirTouch nor CCI pays a dividend with respect to its shares of common stock.

                                                                 AIRTOUCH            CCI
                                                              --------------    --------------
                                                              HIGH      LOW     HIGH      LOW
                                                              -----    -----    -----    -----
1994
  First Quarter.............................................  25 3/4   20 3/8   48 1/4   43 3/4
  Second Quarter............................................  26 3/4   19 7/8      48    44 1/4
  Third Quarter.............................................  29 3/8   23 3/8   54 1/4   47 5/8
  Fourth Quarter............................................  30 5/8   25 7/8   55 3/4   49 1/8
1995
  First Quarter.............................................     30    25 7/8   52 3/4   46 3/4
  Second Quarter............................................  29 1/4   23 7/8   48 5/8   44 7/8
  Third Quarter.............................................  35 5/8   28 1/4   54 3/4   45 1/4
  Fourth Quarter............................................  32 1/4   26 1/4   54 1/2      47
1996
  First Quarter.............................................  33 5/8   25 5/8   51 3/4   48 3/4
  Second Quarter............................................  32 7/8   28 1/8   53 3/4      51
  Third Quarter (through July 16, 1996).....................  28 1/2   26 3/8   53 1/8      51

     The following table sets forth the last reported sales prices per share of AirTouch Common Stock and CCI Series A Common Stock, reported as described above, on April 4, 1996, the last trading day before the announcement of the 1996 Merger Agreement, and on July 16, 1996, the latest practicable trading day before the printing of this Proxy Statement-Prospectus.

                                                              APRIL 4, 1996     JULY 16, 1996
                                                              -------------     -------------
        CCI.................................................       $51 3/16          $51
        AirTouch............................................        29 5/8            26 3/8

     On the Record Date, there were approximately 664,753 holders of record of AirTouch Common Stock. On the Record Date, there were approximately 75 holders of record of CCI Series A Common Stock, one holder of record of CCI Series C Common Stock, 508 holders of record of CCI Redeemable Preferred Stock, one holder of record of CCI Class A Preference Stock and 8 holders of record of CCI Series B Preference Stock.

     CCI STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AIRTOUCH COMMON STOCK AND CCI SERIES A COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES AND MAKING ELECTIONS TO RECEIVE CASH OR UNITS DURING THE ELECTION PERIOD.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following tables set forth (i) consolidated and proportionate historical selected financial data for the periods and as of the dates indicated for AirTouch and its consolidated subsidiaries, (ii) consolidated historical selected financial data for the periods and as of the dates indicated for CCI and its consolidated subsidiaries and (iii) selected pro forma combined financial data for the periods and as of the date indicated, giving effect to
(a) the Merger and other Merger-related adjustments and (b) Phase II of the AirTouch/ U S WEST joint venture as if the Merger and Phase II had been consummated at the beginning of each period for income statement information and on March 31, 1996 for balance sheet information as described in the explanatory notes to the Pro Forma Condensed Combined Financial Statements (the "Pro Forma Statements"). See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

     The following information should be read in conjunction with and is qualified in its entirety by, the consolidated financial statements and accompanying notes of AirTouch and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," the Consolidated Financial Statements of U S WEST NewVector Group attached hereto as Annex H and the Pro Forma Financial Statements and accompanying discussion and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

               AIRTOUCH CONSOLIDATED AND PROPORTIONATE HISTORICAL
                            SELECTED FINANCIAL DATA

                            SELECTED HISTORICAL DATA

                                         THREE MONTHS ENDED
                                              MARCH 31,                      YEAR ENDED DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995     1994(1)    1993(2)      1992     1991(3)
                                         --------   --------   --------   --------   --------   --------   --------
                                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING RESULTS:
  Operating revenues(4)................  $  448.9   $  373.9   $1,618.6   $1,246.9   $1,057.7   $  880.2   $  781.1
  Operating income.....................  $   49.3   $   54.0   $  112.8   $   72.6   $  128.2   $   95.9   $  136.6
  Equity in net income (loss) of
    unconsolidated wireless systems:
    Domestic...........................  $   56.1   $   35.4   $  188.2   $  125.4   $   70.4   $   41.1   $   15.5
    International......................  $   (7.1)  $   (6.4)  $  (35.9)  $  (14.7)  $  (37.5)  $  (38.5)  $  (21.4)
  Interest:
    Income.............................  $    4.5   $   12.1   $   34.9   $   54.7   $   12.0   $   13.3   $   13.8
    Expense............................  $   (8.4)  $   (3.9)  $  (13.0)  $  (10.3)  $  (22.1)  $  (52.9)  $  (37.6)
  Income (loss) before cumulative
    effect of accounting change........  $   52.2   $   35.3   $  131.9   $   98.1   $   40.1   $  (10.1)  $   43.1
  Per share data:
    Income (loss) before cumulative
      effect of accounting change......  $   0.10   $   0.07   $   0.27   $   0.20   $   0.09   $  (0.02)  $   0.10

                                              MARCH 31,                            DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995     1994(1)    1993(2)      1992     1991(3)
                                         --------   --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
  Investments in unconsolidated
    wireless systems...................  $3,201.7   $2,002.1   $3,076.3   $1,697.9   $1,154.5   $  935.4   $  676.6
  Total assets.........................  $5,786.4   $4,465.4   $5,647.9   $4,488.0   $4,076.7   $2,371.1   $1,900.1
  Long-term obligations(5).............  $1,076.6   $  140.0   $  906.4   $  130.1   $   78.9   $  257.3   $  276.0
  Total stockholders' equity...........  $3,812.3   $3,526.6   $3,750.7   $3,459.6   $3,337.3   $  752.1   $  635.2
  Working capital (deficit)............  $  (51.6)  $  539.2   $   18.5   $  736.5   $1,346.8   $ (698.4)  $ (426.3)
  Capital expenditures, excluding
    acquisitions and capital
    calls(6)...........................  $   80.5   $   95.5   $  530.3   $  408.7   $  225.9   $  231.0   $  230.2

- ---------------
(1) Prior to April 1, 1994, AirTouch was an 86.1% owned subsidiary of Telesis. On April 1, 1994, AirTouch was spun off from Telesis.

(2) In December 1993, AirTouch completed a public offering of 68,500,000 shares of newly issued AirTouch Common Stock for proceeds of $1,489.2 million. Prior to such offering, AirTouch was a wholly owned subsidiary of Telesis. In September 1993, AirTouch consummated a joint venture ("CMT Partners") with AT&T Wireless, formerly McCaw Cellular Communications, Inc., and contributed cellular assets with a net book value totaling $206.0 million. The formation of CMT Partners resulted in a reduction in the individual asset, liability, and income statement accounts of AirTouch's Consolidated Financial Statements, and the reporting instead of income and expense attributable to CMT Partners in the line item entitled "Equity in net income
    (loss) of unconsolidated wireless systems: Domestic." See Note E, "Investments in Unconsolidated Wireless Systems," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, as amended, incorporated herein by reference, for further information.

(3) In 1991, AirTouch and CCI formed New Par. The formation of New Par resulted in a reduction in the individual asset, liability, and income statement accounts of AirTouch's Consolidated Financial Statements, and the reporting instead of income and expense attributable to New Par in the line item entitled "Equity in net income (loss) of unconsolidated wireless systems:
    Domestic." See Note E, "Investments in Unconsolidated Wireless Systems," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, as amended, incorporated herein by reference, for further information.

(4) Presentation for 1994 has been restated to conform to the presentation for the subsequent period. See Note A, "Summary of Significant Accounting Policies -- Basis of Presentation," to the Consolidated Financial Statements included in AirTouch's 1995 Annual Report on Form 10-K, as amended, incorporated herein by reference for further information.

(5) Includes the current portion of long-term debt.

(6) For the quarters ended March 31 and years ended December 31, as applicable.

                          SELECTED PROPORTIONATE DATA

     The following table is not required by generally accepted accounting principles ("GAAP") and is not intended to replace the AirTouch Consolidated Financial Statements prepared in accordance with GAAP. It is presented to provide supplemental data. Because significant assets of AirTouch are not consolidated and because of the substantial effect of the formation of certain joint ventures on the year-to-year comparability of AirTouch's consolidated financial results, AirTouch believes that proportionate financial and operating data facilitates the understanding and assessment of its Consolidated Financial Statements.

     Under GAAP, AirTouch consolidates the entities in which it has a controlling interest and uses the equity method to account for entities over which AirTouch has significant influence but does not have a controlling interest. In contrast, proportionate accounting reflects AirTouch's relative ownership interests in operating revenues and expenses for both its consolidated and equity method entities. For example, domestic cellular proportionate results present AirTouch's share -- its percentage ownership -- for all significant domestic cellular operations, including those joint ventures and partnerships where AirTouch does not own more than 50%. Similarly, total proportionate results show AirTouch's share of all its significant worldwide operations.

TOTAL COMPANY(1)

                                            FOR THE THREE
                                         MONTHS ENDED MARCH
                                                 31,                     FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         --------   --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
  PROPORTIONATE OPERATING RESULTS
    Total net operating
      revenues.........................  $  801.4   $  562.8   $2,605.2   $1,791.8   $1,226.1   $  873.2   $  687.0
    Total operating income.............  $  113.0   $   86.4   $  296.7   $  171.5   $   97.6   $   11.3   $   98.8
    Total operating cash flow(2).......  $  244.8   $  182.0   $  702.3   $  506.1   $  351.5   $  191.5   $  223.9


                                              MARCH 31,                            DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         --------   --------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
  PROPORTIONATE OPERATING DATA
    Total cellular POPS(3).............   165,002    113,365    164,908     99,508     75,290     69,468     57,551
    Total cellular subscribers.........     3,347      2,109      3,059      1,948      1,206        779        558
    Cellular subscriber net adds in
      period, excluding acquisitions...       288        160        974        713        409        221        140
    Total paging units in
      service..........................     2,614      1,760      2,474      1,647      1,269        899        669
    Paging units in service net adds in
      period, excluding acquisitions...       147        113        477        378        348        230        136

PROPORTIONATE CELLULAR
OPERATIONS

                                        FOR THE THREE MONTHS
                                          ENDED MARCH 31,                FOR THE YEAR ENDED DECEMBER 31,
                                        --------------------   ----------------------------------------------------
                                          1996        1995       1995       1994       1993       1992       1991
                                        --------    --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
  DOMESTIC CELLULAR OPERATING RESULTS
    Service and other revenues......... $  434.1    $  343.5   $1,523.3   $1,160.1   $  892.0   $  699.4   $  564.6
    Equipment sales....................     18.7        22.8       78.9       74.6       40.2       24.8       19.3
    Cost of equipment sales............    (39.3)      (31.3)    (125.6)     (82.0)     (42.2)     (23.9)     (18.4)
                                        --------    --------   --------   --------   --------
    Net operating revenues.............    413.5       335.0    1,476.6    1,152.7      890.0      700.3      565.5
                                        --------    --------   --------   --------   --------
    Cost of revenues...................     49.4        43.1      188.4      136.5      116.3       98.7       80.0
    Selling and customer
      operations(4)....................    143.6       113.7      544.0      415.2      297.2         --         --
    General, administrative, and other
      expenses(4)......................     33.8        28.9      139.0      122.0       96.9      322.5      238.6
    Depreciation and amortization
      expenses.........................     58.9        45.3      189.2      185.7      164.7      124.1       93.7
                                        --------    --------   --------   --------   --------
    Total operating expenses...........    285.7       231.0    1,060.6      859.4      675.1      545.3      412.3
                                        --------    --------   --------   --------   --------
    Operating income................... $  127.8    $  104.0   $  416.0   $  293.3   $  214.9   $  155.0   $  153.2
                                        ========    ========   ========   ========   ========
    Operating cash flow(2)............. $  186.7    $  149.3   $  605.2   $  479.0   $  379.6   $  279.1   $  246.9
    Operating cash flow margin(5)......     45.2%       44.6%      41.0%      41.6%      42.7%      39.9%      43.7%
    Capital expenditures, excluding
      acquisitions..................... $   55.8    $   63.0   $  475.0   $  296.7   $  198.4   $  199.8   $  159.6

                                              MARCH 31,                            DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         --------   --------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
  DOMESTIC CELLULAR OPERATING DATA
    Total POPS(3).......................   37,798     35,390     37,739     35,390     34,889     34,121     32,560
    Subscribers.........................    2,392      1,664      2,262      1,560      1,046        744        558
    Subscriber net adds in period,
      excluding acquisitions............      130        104        591        514        286        186        140

                                            FOR THE THREE
                                         MONTHS ENDED MARCH
                                                 31,                     FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         --------   --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
  INTERNATIONAL CELLULAR OPERATING
  RESULTS
    Existing operations(6):
      Net operating revenues............ $  303.8   $  160.3   $  841.0   $  352.8   $   88.3         --         --
      Operating income (loss)........... $   25.6   $   10.4   $   62.7   $   10.0   $  (17.3)        --         --
      Operating cash flow(2)............ $   76.3   $   43.9   $  203.7   $   87.4   $    6.5         --         --
      Income (loss)..................... $    4.7   $   (1.4)  $   (0.5)  $  (13.2)  $  (18.9)        --         --
    Start-up systems(7):
      Income (loss)..................... $  (19.7)  $  (10.2)  $  (51.6)  $  (26.1)  $  (20.9)        --         --
    Total income (loss)................. $  (15.0)  $  (11.6)  $  (52.1)  $  (39.3)  $  (39.8)        --         --

                                              MARCH 31,                            DECEMBER 31,
                                          ------------------   ----------------------------------------------------
                                            1996      1995       1995       1994       1993       1992       1991
                                          --------  --------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
  INTERNATIONAL CELLULAR OPERATING DATA
    Total POPS(3)........................  112,904    64,675    112,869     64,118     40,401     35,347     24,991
    Subscribers..........................      955       445        797        388        160         35         --
    Subscriber net adds in period,
      excluding acquisitions.............      158        56        383        199        123         35         --

DOMESTIC PAGING OPERATIONS(8)

                                            FOR THE THREE
                                         MONTHS ENDED MARCH
                                                 31,                     FOR THE YEAR ENDED DECEMBER 31,
                                         -------------------   ----------------------------------------------------
                                           1996       1995       1995       1994       1993       1992       1991
                                         --------   --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN MILLIONS)
  PAGING OPERATING RESULTS
    Service and other revenues.......... $   69.0   $   50.9   $  219.4   $  183.5   $  145.7   $  113.5   $   92.6
    Equipment sales.....................     12.9       11.3       45.5       43.4       35.2       22.2        9.7
    Cost of equipment sales.............    (11.4)      (9.7)     (39.5)     (38.0)     (31.9)     (19.2)      (7.4)
                                         --------   --------   --------   --------   --------
    Net operating revenues..............     70.5       52.5      225.4      188.9      149.0      116.5       94.9
                                         --------   --------   --------   --------   --------
    Total operating expenses before
      depreciation and amortization.....     49.0       35.6      150.8      122.5       98.7       74.0       56.2
    Depreciation and amortization
      expenses..........................     14.7        9.7       42.8       36.8       30.6       26.3       23.4
                                         --------   --------   --------   --------   --------
    Operating income.................... $    6.8   $    7.2   $   31.8   $   29.6   $   19.7   $   16.2   $   15.3
                                         ========   ========   ========   ========   ========
    Operating cash flow(2).............. $   21.5   $   16.9   $   74.6   $   66.4   $   50.3   $   42.5   $   38.7
    Operating cash flow margin..........     30.5%      32.2%      33.1%      35.2%      33.8%      36.5%      40.8%
    Capital expenditures, excluding
      acquisitions...................... $   27.2   $   13.3   $   72.0   $   61.3   $   53.4   $   42.9   $   34.8

                                              MARCH 31,                            DECEMBER 31,
                                          ------------------   ----------------------------------------------------
                                            1996      1995       1995       1994       1993       1992       1991
                                          --------  --------   --------   --------   --------   --------   --------
                                                                       (IN THOUSANDS)
  PAGING OPERATING DATA
    Units in service.....................    2,468     1,634      2,338      1,525      1,167        821        601
    Units in service net adds in period,
      excluding acquisitions.............      131       109        463        358        324        220        127

- ---------------
(1) Reflects results, total subscribers of all cellular systems, and total units in service of all paging systems in which AirTouch owns an interest, multiplied by AirTouch's ownership interest, exclusive of cost-based investments and certain equity-based investments that are not material to AirTouch's Consolidated Financial Statements taken as a whole.

(2) Operating cash flow is defined as operating income plus depreciation and amortization and is not the same as cash flow from operating activities in AirTouch's Consolidated Statements of Cash Flows. Proportionate operating cash flow represents AirTouch's ownership interests in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to AirTouch.

(3) POPS are the estimated market population multiplied by AirTouch's ownership interest in a licensee operating in that market and includes markets in which the networks are under construction and the markets of certain cost-based investments not included in proportionate operating results. Total AirTouch cellular POPS included personal communications services ("PCS") POPS of 14,300 at December 31, 1995 and March 31, 1996 and 13,300 PCS POPS at March 31, 1995; international cellular POPS (and therefore total AirTouch cellular POPS) included 36,943 POPS at December 31, 1995 for recently formed ventures in India and 7,469 and 7,491 POPS at December 31, 1995 and March 31, 1996, respectively, for Poland where AirTouch's consortium was awarded a national cellular license in February 1996.

(4) For periods prior to 1993, selling and customer operations expenses were reported on a combined basis with general, administrative, and other expenses.

(5) If net losses on equipment sales were reclassified as operating expenses, operating cash flow margins would be 43.0% and 43.5% for the three months ended March 31, 1996 and 1995, respectively, and 39.7%, 41.3%, 42.6%, 39.9%
    and 43.7% for the years 1995, 1994, 1993, 1992 and 1991, respectively.

(6) Represents AirTouch's share of income or loss (after foreign taxes where applicable) for international cellular systems which have completed 12 months of commercial service, as follows:

1st Quarter 1996 and 1995: Germany, Portugal, Sweden, Belgium, and Japan
1995:   Germany, Portugal, Sweden, Belgium, and Japan
1994:   Germany, Portugal, Sweden, and Belgium (6 months)
1993:   Germany (6 months), Portugal (3 months), and Sweden (3 months)

(7) Effective January 1, 1996, start-up systems represent AirTouch's share of income or loss (after foreign taxes where applicable) for international cellular systems which did not provide commercial service for the full 12 months of any preceding calendar year, as follows:

             1st Quarter 1996: Italy, South Korea, Spain, India, and Poland

    Prior to January 1, 1996, start-up systems represent AirTouch's share of income or loss (after foreign taxes where applicable) for international cellular systems which have not yet completed 12 months of commercial service, as follows:

1st Quarter 1995: Italy, South Korea, and Spain
1995:   Italy, South Korea, Spain, and India (4 months)
1994:   Japan, Italy (3 months), and South Korea (3 months)
1993:   Japan, Germany (6 months), and Portugal (9 months)

(8) Domestic paging is wholly owned by AirTouch; therefore, proportionate information reflects 100% of the subsidiary's GAAP-basis operating results.

              CCI CONSOLIDATED HISTORICAL SELECTED FINANCIAL DATA

                                                  THREE MONTHS
                                                     ENDED
                                                   MARCH 31,                  YEAR ENDED DECEMBER 31,
                                                ----------------   ----------------------------------------------
                                                 1996     1995     1995(1)    1994    1993(2)   1992(3)   1991(4)
                                                -------  -------   -------   ------   -------   -------   -------
                                                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Equity in net income of joint venture.......... $ 29.8   $ 18.9    $101.3    $ 59.0    $47.7    $ 37.9    $  92.1
Income (loss) before extraordinary item and
  cumulative effect of accounting change....... $(27.2)  $  7.3    $ 57.9    $ 17.7    $11.9    $ (1.9)   $ (22.3)
Net income (loss).............................. $(27.2)  $  7.3    $ 53.4    $ 17.7    $19.9    $  0.8    $ (24.7)
Income (loss) before extraordinary item and
  cumulative effect of accounting change per
  common share................................. $(0.65)  $ 0.16    $ 1.30    $ 0.40    $0.27    $(0.09)   $ (0.56)
Net income (loss) per common share............. $(0.65)  $ 0.16    $ 1.20    $ 0.40    $0.45    $(0.03)   $ (0.62)
Weighted average number of common shares.......   41.8     44.7      44.6      44.7     44.3      42.2       40.7

                                                   MARCH 31,                        DECEMBER 31,
                                                ----------------   ----------------------------------------------
                                                 1996     1995      1995      1994     1993      1992      1991
                                                -------  -------   -------   ------   -------   -------   -------
                                                (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Total assets................................... $693.8   $628.1    $650.9    $613.6   $574.8    $547.1    $ 521.4
Long-term debt and redeemable preferred
  stock........................................ $358.7   $295.5    $355.6    $347.8   $346.5    $369.0    $ 229.5
Shareholders' equity........................... $289.6   $248.4    $256.3    $238.3   $209.0    $167.6    $ 278.4

- ---------------
(1) 1995 includes a gain on sale of subsidiary of $10.5 million, net of tax of $5.6 million ($0.23 per common share) and a charge of $4.5 million, net of income tax benefit of $2.4 million, from the early extinguishment of debt ($0.10 per common share).

(2) 1993 includes an $8.0 million increase in net income for the cumulative effect of a change in accounting for income taxes ($0.18 per common share).

(3) 1992 includes the results of operations of CCPR through February 28, 1992.

(4) 1991 includes the results of operations of CCI's cellular interests in Ohio through July 31, 1991 and CCI's equity in net income of New Par from August 1, 1991 to December 31, 1991, and the results of operations of CCII and OCOM Corporation (now ICTL) through July 31, 1991.

    CCI did not declare or pay any cash dividends during the years indicated.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA

     The following unaudited Pro Forma Combined Statement of Income Data for the three months ended March 31, 1996 and the year ended December 31, 1995, presents the pro forma combined results of operations of (1) AirTouch and CCI as if the Merger had been effective at the beginning of each period after giving effect to the purchase method of accounting and other Merger-related adjustments and (2) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at the beginning of each period. The following unaudited Pro Forma Combined Balance Sheet Data as of March 31, 1996 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and CCI and subsidiaries as if the Merger had been effective on March 31, 1996 and after giving effect to the purchase method of accounting and other Merger-related adjustments and (2) Phase II of the AirTouch/U S WEST joint venture, assuming Phase II occurred on March 31, 1996, and (A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the AirTouch/U S WEST PCS partnership to this joint venture at such time. See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

     The unaudited Pro Forma Combined Financial Data set forth below (collectively "Data") reflects the application of the purchase method of accounting for the Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Data are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what these changes would be, such changes could be material. In addition, the results of operations of CCI subsequent to March 31, 1996 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Data.

     This Data should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of AirTouch and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," the consolidated financial statements of U S WEST NewVector Group attached hereto as Annex H and the Pro Forma Statements and accompanying discussion and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." This Data is intended for informational purposes only and is not necessarily indicative of the financial position or the results of operations of the combined company that would have occurred had the Merger been in effect as of the date presented or had Phase II of the AirTouch/U S WEST joint venture been consummated as of the date presented.

                                                 FOR THE THREE MONTHS                 FOR THE YEAR ENDED
                                                 ENDED MARCH 31, 1996                  DECEMBER 31, 1995
                                             -----------------------------       -----------------------------
                                                               PRO FORMA                           PRO FORMA
                                             PRO FORMA         CCI MERGER        PRO FORMA         CCI MERGER
                                             CCI MERGER       AND PHASE II       CCI MERGER       AND PHASE II
                                             ----------       ------------       ----------       ------------
                                             (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
COMBINED STATEMENT OF INCOME DATA:
  Operating revenues........................   $626.4            $127.4           $2,278.9          $  429.9
  Operating income (loss)...................   $ 81.0            $(33.6)          $  194.9          $ (192.9)
  Equity in net income (loss) of
    unconsolidated wireless systems:
    Domestic................................   $ 21.8            $118.7           $   82.4          $  394.9
    International...........................   $ (7.1)           $ (7.1)          $  (35.9)         $  (35.9)
  Interest:
    Income..................................   $  8.8            $  3.3           $   58.8          $   37.7
    Expense.................................   $(22.2)           $(22.4)          $ (108.6)         $ (103.4)
  Income before extraordinary item..........   $ 37.7            $ 32.9           $   69.6          $   45.9
  Per share data:
  Income (loss) before extraordinary item
    per share...............................   $ 0.05            $ 0.04           $   0.03          $  (0.02)

                                                                                      MARCH 31, 1996
                                                                                ---------------------------
                                                                                                PRO FORMA
                                                                                PRO FORMA       CCI MERGER
                                                                                CCI MERGER     AND PHASE II
                                                                                ----------     ------------
                                                                                   (DOLLARS IN MILLIONS)
                                                                                ---------------------------
COMBINED BALANCE SHEET DATA:(1)
  Investments in unconsolidated wireless systems..............................   $1,856.5        $6,814.2
  Total assets................................................................   $8,562.8        $8,128.5
  Long-term obligations(2)....................................................   $1,761.9        $1,760.5
  Total stockholders' equity..................................................   $4,892.3        $4,892.3
  Working capital.............................................................   $  107.7        $    2.3

- ---------------
(1) Pro Forma Balance Sheet Data as of March 31, 1996 combines (1) the historical consolidated balance sheet data of AirTouch and subsidiaries and CCI and subsidiaries as if the Merger had been effective as of that date and after giving effect to the purchase method of accounting and other Merger-related adjustments and (2) Phase II of the AirTouch/US WEST joint venture described elsewhere in this Proxy Statement/Prospectus, assuming Phase II occurred on that date.

(2) Includes current portion of long-term debt of $76.4 million at March 31, 1996.

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     Set forth below are comparative historical and pro forma per share data. These data should be read in conjunction with the AirTouch and CCI audited consolidated financial statements, including the accompanying notes, which are incorporated by reference in this Proxy Statement-Prospectus. The data should also be read in conjunction with the Pro Forma Condensed Combined Financial Statements, including the explanatory notes thereto, included elsewhere in this Proxy Statement-Prospectus.

                                                    AIRTOUCH                                   CCI
                                      -------------------------------------   --------------------------------------
                                      THREE MONTHS                             THREE MONTHS
                                          ENDED        YEAR ENDED DECEMBER     ENDED MARCH      YEAR ENDED DECEMBER
                                        MARCH 31,              31,                 31,                  31,
                                      -------------   ---------------------   --------------   ---------------------
                                      1996    1995    1995    1994    1993     1996    1995    1995    1994    1993
                                      -----   -----   -----   -----   -----   ------   -----   -----   -----   -----
HISTORICAL(1)
  Income (loss) per share before
    cumulative effect of accounting
    change and extraordinary item.... $0.10   $0.07   $0.27   $0.20   $0.09   $(0.65)  $0.16   $1.30   $0.40   $0.27
  Book value per share(2)............ $7.64   $7.14   $7.52   $7.01   $6.78   $ 6.93   $5.81   $6.13   $5.57   $4.89
  Cash dividends per share(3)

                                                               THREE MONTHS ENDED              YEAR ENDED
                                                                 MARCH 31, 1996             DECEMBER 31, 1995
                                                            -------------------------   -------------------------
                                                                          PRO FORMA                   PRO FORMA
                                                            PRO FORMA     CCI MERGER    PRO FORMA     CCI MERGER
                                                            CCI MERGER   AND PHASE II   CCI MERGER   AND PHASE II
                                                            ----------   ------------   ----------   ------------
PRO FORMA BEFORE CONVERSION(4)
  Income (loss) per share before extraordinary item........   $ 0.05        $ 0.04        $ 0.03        $(0.02)
  Book value per share(2)..................................   $ 7.64        $ 7.64
  Cash dividends per share(3)
PRO FORMA AFTER CONVERSION(5)
  Income per share before extraordinary item
    Minimum................................................   $ 0.07        $ 0.06        $ 0.13        $ 0.09
    Maximum................................................   $ 0.07        $ 0.06        $ 0.14        $ 0.10
  Book value per share(2)
    Minimum................................................   $ 9.29        $ 9.29        $ 9.18        $ 9.18
    Maximum................................................   $ 9.31        $ 9.31        $ 9.20        $ 9.20
EQUIVALENT PRO FORMA PER SHARE AMOUNTS(6)
  Income per share before extraordinary item
    Minimum................................................   $ 0.11        $ 0.09        $ 0.20        $ 0.13
    Maximum................................................   $ 0.14        $ 0.12        $ 0.26        $ 0.18
  Book value per share(2)
    Minimum................................................   $13.63        $13.63        $13.47        $13.47
    Maximum................................................   $17.68        $17.68        $17.48        $17.48

- ---------------
(1) Historical income per share before cumulative effect of accounting change and extraordinary item, book value per share and cash dividends per share data of AirTouch and CCI.

(2) Book value per share is as of period end.

(3) Neither AirTouch nor CCI declared or paid dividends during the periods indicated.

(4) Pro forma combined book value per share before conversion of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock into shares of AirTouch Common Stock, of (A) AirTouch and CCI as if the Merger had been effective on March 31, 1996 after giving effect to the purchase method of accounting and other Merger-related adjustments and (B) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective on March 31, 1996; and pro forma combined cash dividends and income per share before conversion of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock into shares of AirTouch Common Stock, of (A) AirTouch and CCI as if the Merger had been effective at January 1, 1996 and January 1, 1995, after giving effect to the purchase method of accounting, and other Merger-related adjustments, and (B) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at these dates. These pro forma amounts assume the consideration will be cash of $420 million and AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock aggregating $1,080 million. See Pro Forma Condensed Combined Financial Statements included elsewhere in this Proxy Statement-Prospectus.

(5) Pro forma combined book value per share assuming conversion of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock into shares of AirTouch Common Stock as described below of (A) AirTouch and CCI as if the Merger had been effective on March 31, 1996 and December 31, 1995 after giving effect to the purchase method of accounting and other Merger-related adjustments and (B) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective on March 31, 1996 and December 31, 1995, both assuming conversion under the minimum and maximum scenarios as described below on the equivalent number of common shares associated with the preferred stock to be issued in the Merger, and pro forma combined income per share of (A) AirTouch and CCI as if the Merger had been effective at the beginning of each period, after giving effect to the purchase method of accounting, and other Merger-related adjustments, and (B) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at the beginning of each period, both assuming conversion under the minimum and maximum scenarios as described below based on the equivalent number of common shares associated with the preferred stock to be issued in the Merger. For purposes of calculating these pro forma amounts, the minimum per share calculation assumes 72% of CCI Common Equivalent Shares are converted into the right to receive Units and the resultant consideration is $420 million of cash and $1,080 million of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock. The maximum per share calculation assumes 80% of CCI Common Equivalent Shares are converted into the right to receive Units and the resultant consideration is $300 million of cash and $1,200 million of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock. The calculation of pro forma book value and income per share amounts assumes conversion of such preferred stock with a corresponding increase ($1,080 million for the minimum and $1,200 million for the maximum) to combined book values and issuances of 27,521,000 common shares (minimum) and 39,600,000 common shares (maximum).

    Pro forma book income (loss) before extraordinary item before conversion has been increased by the pro forma preferred stock dividends of $13.7 million and $54.7 million for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively, and divided by the pro forma common shares outstanding for each period increased by the number of common shares issued upon conversion using the minimum and maximum number of common shares.

(6) Equivalent pro forma per share amounts are calculated by multiplying the pro forma income per share before extraordinary item and the pro forma book value per share data after conversion as described in (5) above by the exchange ratio so that the per share amounts are equated to the respective values for one CCI Common Equivalent Share. The exchange ratios used are
    1.467 for the minimum and 1.900 for the maximum.

AIRTOUCH COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following tables set forth (1) the ratios of earnings to fixed charges of AirTouch on an historical basis, (2) the ratio of earnings to combined fixed charges and preferred stock dividends on a pro forma basis giving effect to the Merger and (3) the ratio of earnings to combined fixed charges and preferred stock dividends on a pro forma basis giving effect to the Merger and Phase II of the AirTouch/US WEST joint venture for the periods indicated. For the purpose of calculating these ratios, earnings consist of income before cumulative effect of accounting change and income taxes and fixed charges included in pre-tax income, adjusted for minority interests in the income of certain consolidated wireless systems and equity in net losses and distributed net income of certain less-than-fifty-percent-owned unconsolidated wireless systems. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

                                    AIRTOUCH

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             THREE MONTHS
                                                ENDED                FOR THE YEAR ENDED DECEMBER 31,
                                              MARCH 31,     --------------------------------------------------
                                                 1996        1995       1994       1993       1992       1991
                                             ------------   ------     ------     ------     ------     ------
                                                                   (DOLLARS IN MILLIONS)
EARNINGS
Reported pre-tax income before cumulative
  effect of accounting change..............     $ 93.6      $245.0     $206.4     $107.9     $ 14.4     $ 92.9
  Add back:
    Minority interests in the income of
      consolidated wireless systems........        8.5        36.5       16.3       46.4       45.5       45.2
    Equity in net losses, net of income, of
      less-than-fifty-percent-owned
      unconsolidated wireless systems......        2.7        28.2       11.2       29.8       30.4       14.4
    Distributed income of
      less-than-fifty-percent-owned
      unconsolidated wireless systems......         --         1.7        1.1        8.7        7.8         --
    Fixed charges included in reported
      pre-tax income.......................       13.3        32.6       24.5       34.5       64.3       46.8
                                                ------      ------     ------     ------     ------
         Total.............................     $118.1      $344.0     $259.5     $227.3     $162.4     $199.3
                                                ======      ======     ======     ======     ======
FIXED CHARGES
Total interest on debt.....................     $ 17.3      $ 28.2     $ 10.7     $ 25.8     $ 56.5     $ 49.2
 1/3 operating rental expense..............        4.9        19.6       14.2       12.4       11.4        9.2
                                                ------      ------     ------     ------     ------
         Total.............................     $ 22.2      $ 47.8     $ 24.9     $ 38.2     $ 67.9     $ 58.4
                                                ======      ======     ======     ======     ======
RATIO OF EARNINGS TO FIXED CHARGES.........        5.3         7.2       10.4        6.0        2.4        3.4
                                                ======      ======     ======     ======     ======

     During 1995, AirTouch obtained an unsecured $2 billion five-year revolving credit facility, against which borrowings totaled $664.6 million at December 31, 1995 and $121.4 million at March 31, 1996. Separately, in March 1996, AirTouch initiated a commercial paper program supported by this revolving credit facility. Borrowings of $705.0 million were payable to holders of commercial paper at March 31, 1996.

     Prior to April 1, 1994, AirTouch was an 86.1% owned subsidiary of Telesis. As a subsidiary of Telesis, AirTouch met its funding requirements primarily through short-term borrowings and equity contributions from Telesis. During 1993, Telesis provided equity contributions of $1,179.8 million which AirTouch used to significantly reduce its indebtedness to Telesis. AirTouch's indebtedness to Telesis totaled $0.0 million, $0.3 million and $958.4 million at December 31, 1994, 1993 and 1992, respectively.

                                    AIRTOUCH

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            PRO FORMA CCI MERGER(1)

                                                                 THREE MONTHS           FOR THE
                                                                    ENDED             YEAR ENDED
                                                                MARCH 31, 1996     DECEMBER 31, 1995
                                                                --------------     -----------------
                                                                       (DOLLARS IN MILLIONS)
PRO FORMA EARNINGS
Pre-tax income before extraordinary item......................      $ 77.8              $ 163.9
  Add back:
     Minority interests in the income of consolidated wireless
       systems................................................         8.7                 37.4
     Equity in net losses, net of income, of
       less-than-fifty-percent-owned unconsolidated wireless
       systems................................................          --                 26.3
     Distributed income of less-than-fifty-percent-owned
       unconsolidated wireless systems........................          --                  1.7
     Fixed charges included in reported pre-tax income........        27.5                129.5
                                                                --------------          -------
          Total...............................................      $114.0              $ 358.8
                                                                --------------          -------
PRO FORMA FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Total interest on debt........................................      $ 31.1              $ 123.8
 1/3 operating rental expense.................................         5.3                 20.9
Preferred stock dividends(2)..................................        28.2                128.7
                                                                --------------          -------
          Total...............................................      $ 64.6              $ 273.4
                                                                --------------          -------
PRO FORMA RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS...................................         1.8                  1.3
                                                                ===========        =============

- ---------------
(1) Adjusted to reflect consummation of acquisition of CCI as described elsewhere in this Proxy Statement-Prospectus.

(2) Pro forma preferred stock dividends of $13.7 million for the three months ended March 31, 1996 and $54.7 million for the year ended December 31, 1995 have been increased to the amount of pro forma pre-tax earnings which would be required to cover such dividends based on the effective income tax rate for the periods presented.

                                    AIRTOUCH

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                      PRO FORMA CCI MERGER AND PHASE II(1)

                                                                 THREE MONTHS           FOR THE
                                                                    ENDED             YEAR ENDED
                                                                MARCH 31, 1996     DECEMBER 31, 1995
                                                                --------------     -----------------
                                                                       (DOLLARS IN MILLIONS)
PRO FORMA EARNINGS
Pre-tax income before extraordinary item......................      $ 71.1              $ 129.2
  Add back:
     Minority interests in the income of consolidated wireless
       systems................................................        (7.6)               (19.9)
     Equity in net losses, net of income, of
       less-than-fifty-percent-owned unconsolidated wireless
       systems................................................         7.1                 35.9
     Distributed income of less-than-fifty-percent-owned
       unconsolidated wireless systems........................          --                  1.7
     Fixed charges included in reported pre-tax income........        28.2                126.5
                                                                   -------              -------
          Total...............................................      $ 98.8              $ 273.4
                                                                   -------              -------
PRO FORMA FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Total interest on debt........................................      $ 31.3              $ 118.6
 1/3 operating rental expense.................................         5.8                 23.1
Preferred stock dividends(2)..................................        29.6                154.1
                                                                   -------              -------
          Total...............................................      $ 66.7              $ 295.8
                                                                   -------              -------
PRO FORMA RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED STOCK DIVIDENDS...................................         1.5                  N/A(3)
                                                                ===========        =============

- ---------------
(1) Adjusted to reflect consummation of acquisition of CCI as described elsewhere in this Proxy Statement-Prospectus and the consummation of Phase II of AirTouch's transaction with US WEST as described elsewhere in this Proxy Statement-Prospectus.

(2) Pro forma preferred stock dividends of $13.7 million for the three months ended March 31, 1996 and $54.7 million for the year ended December 31, 1995 have been increased to the amount of pro forma pre-tax earnings which would be required to cover such dividends based on the effective income tax rate for the periods presented.

(3) Pro forma earnings do not cover pro forma combined fixed charges and preferred stock dividends by $22.4 million.

                                  RISK FACTORS

     The following factors, in addition to the other information contained elsewhere herein, should be considered carefully in evaluating the Merger and AirTouch and its business.

SECURITIES-RELATED RISKS

     LESS OPPORTUNITY FOR PRICE APPRECIATION COMPARED TO AIRTOUCH COMMON
STOCK. Dividends will accrue on the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock notwithstanding that dividends are not currently paid on AirTouch Common Stock. However, the opportunity for price appreciation in AirTouch Common Stock afforded by an investment in either AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock is less than the opportunity afforded by an investment in AirTouch Common Stock itself. For AirTouch Class B Preferred Stock, this is because the value of the AirTouch Common Stock received at maturity will only exceed the Preferred Stock Issue Price if the Class B Maturity Price exceeds the Class B Conversion Price of $35.96. Moreover, in the event that AirTouch Common Stock is trading at a price that is above the Class B Conversion Price, holders of AirTouch Class B Preferred Stock will only be entitled to receive upon exchange at maturity approximately 80.6% of any appreciation of the value of AirTouch Common Stock in excess of the Preferred Stock Issue Price. As a result, in the situations described above, the value of any appreciation of AirTouch Common Stock between the Preferred Stock Issue Price and the Class B Conversion Price will effectively be retained by AirTouch. Holders of AirTouch Class B Preferred Stock will realize the entire decline in price value if at the time of conversion the market price of AirTouch Common Stock is less than the Preferred Stock Issue Price.

     For AirTouch Class C Preferred Stock, the opportunity for price appreciation compared to AirTouch Common Stock is also limited because the conversion ratio is set at a 25% premium over the Preferred Stock Issue Price. Therefore, in the event of a conversion of AirTouch Class C Preferred Stock into AirTouch Common Stock, the holder will not realize a full appreciation in the price of AirTouch Common Stock. In addition, AirTouch may, at its option, under certain circumstances, call AirTouch Class C Preferred Stock for redemption at the Call Price and may be expected to do so prior to the redemption date if the market price of AirTouch Common Stock exceeds an appreciation of 25% over the Preferred Stock Issue Price. In such event, holders of AirTouch Class C Preferred Stock may elect to convert into AirTouch Common Stock and realize only the price appreciation over the Class C Conversion Price.


     DIVIDEND RATES AND ISSUE PRICE; FLUCTUATIONS IN VALUE OF AIRTOUCH CLASS B PREFERRED STOCK AND AIRTOUCH CLASS C PREFERRED STOCK. The dividend rates on AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were established by negotiation at the time of execution of the 1996 Merger Agreement on April 5, 1996 taking into consideration prevailing interest rates and terms of similar securities. The Preferred Stock Issue Price was established based on the Volume-Weighted Average Trading Price for AirTouch Common Stock for the 15-trading-day period ending on the second day preceding the date on which this Proxy Statement-Prospectus was first mailed to CCI Stockholders, but in no event was it to be lower than $29 or higher than $35. Pursuant to the above formula, the Preferred Stock Issue Price is $29. If at the Effective Time, the price of AirTouch Common Stock is lower than the Preferred Stock Issue Price or prevailing interest rates are higher than rates that were in effect on April 5, 1996 and depending on general market conditions, the combined market value of AirTouch Preferred Stock, Series 1996 constituting the Unit received by holders of CCI Stock who receive AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock upon consummation of the Merger may be less than $55.00 and AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock may initially trade at a discount to the Preferred Stock Issue Price of AirTouch Class B Preferred Stock or the Call Price of AirTouch Class C Preferred Stock. The last reported sale price per share of AirTouch Common Stock on April 4, 1996 (the last trading day before the announcement of the 1996 Merger Agreement) was $29 5/8. Since that date, the last reported sale price has ranged from $32 7/8 on May 22, 1996 to $26 3/8 on July 16, 1996 (the latest practicable date before the printing of this Proxy Statement-Prospectus).


     The market price of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock at any time will be affected by changes in the price of AirTouch Common Stock, prevailing interest rates, terms of comparable securities and general market conditions. The terms of the AirTouch Class B Preferred Stock do not fix the value of AirTouch Common Stock that a holder of AirTouch Class B Preferred Stock will receive at the Class B Maturity Date. Accordingly, there can be no assurance that the per share value of AirTouch Common Stock received by holders of shares of AirTouch Class B Preferred Stock at the Class B Maturity Date will not be less than the Preferred Stock Issue Price due to market fluctuations in the price of AirTouch Common Stock.

     It is impossible to predict whether the price of AirTouch Common Stock will rise or fall. Trading prices of AirTouch Common Stock will be influenced by AirTouch's operating results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the NYSE or Pacific Stock Exchange (on which AirTouch Common Stock are listed) or the market segment of which AirTouch is a part.

     POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET. It is not possible to predict how AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for either AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock. AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock have been authorized for listing on the NYSE subject to official notice of issuance.


     EARNINGS DILUTION AS A RESULT OF THE MERGER. The payment by AirTouch of the dividends that will be due to holders of AirTouch Preferred Stock, Series 1996, the amortization of the identifiable intangibles and goodwill associated with the Merger, interest on debt issued or assumed in connection with the Merger and other factors will materially reduce the earnings of AirTouch available to holders of AirTouch Common Stock for at least the next several years and therefore will have a material dilutive effect on AirTouch's earnings per share. Assuming that the Merger and the MRO had both occurred on January 1, 1995, AirTouch's earnings per share for the year ended December 31, 1995 would have been reduced from $0.27 per share to $0.03 per share on a pro forma basis. In the event that the pending second phase of the AirTouch/US West joint venture also were assumed to have commenced on January 1, 1995 and giving effect to certain further assumptions regarding the operations contributed to the joint venture, AirTouch's 1995 earnings per share would have been further reduced to ($0.02) per share on a pro forma basis. See "SUMMARY -- AirTouch Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends" and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."


     To the extent this reduction in earnings per share has a negative impact on the market price of AirTouch Common Stock, the value of the conversion feature of the AirTouch Preferred Stock, Series 1996 and thus the market value of those securities, could be adversely affected.

TRANSACTION-RELATED RISK

     POSSIBLE HIGHER APPRAISAL VALUE. If the Merger is not approved, the Appraisal Process will commence in August 1996, unless deferred for six months by CCI as a result of a calamitous or severe adverse economic condition in the United States. There can be no assurance that holders of CCI Stock would not obtain a value for their shares in the Appraisal Process that is higher than the value of the Merger Consideration. The price that may be received by the holders of CCI Stock for their shares as a result of the Appraisal Process has not yet been determined. The holders of CCI Stock will have no right to approve or reject such price once it is so determined, even if such price is lower than the value of the Merger Consideration. See "SPECIAL FACTORS -- Background of the Merger -- Appraisal Process" and "SPECIAL FACTORS -- Effects of a Failure to Approve the Merger."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Consummation of the Merger by AirTouch is conditioned upon receipt by AirTouch of the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, and consummation of the Merger by CCI is conditioned upon receipt by CCI of the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, each dated the closing date and substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions (including representations of AirTouch, AirTouch Cellular, CCI and certain stockholders of CCI dated as of the closing date), for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of

Section 368(a) of the Code. AirTouch does not intend to waive the condition that it receive such opinion of Pillsbury Madison & Sutro LLP and CCI does not intend to waive the condition that it receive such opinion of Skadden, Arps, Slate, Meagher & Flom. If, however, AirTouch and CCI were to waive such conditions and proceed on a basis in which the Merger fails to be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, or if it is ultimately determined that the Merger is taxable irrespective of the opinions of counsel, then the Merger and the resulting exchange of CCI Stock for cash, AirTouch Preferred Stock, Series 1996, or a combination thereof, as applicable, would be treated for federal income tax purposes, in effect, as a taxable sale of the CCI Stock by the holders of CCI Stock, CCI would recognize gain on the difference between CCI's basis in its assets and the fair market value of its assets and the Surviving Corporation would assume the tax liabilities of CCI as a result of the gain recognized on the Merger. See "SPECIAL FACTORS--Certain Federal Income Tax Consequences--Failure of Reorganization Treatment."

     TAX ADJUSTMENT RISK. Under the 1996 Merger Agreement, if Pillsbury Madison & Sutro LLP determines that the opinion of such firm described under "-- Certain Federal Income Tax Consequences" above cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a), the number of CCI Common Equivalent Shares to be exchanged for Units rather than cash will be increased to the extent necessary to achieve such tax-free treatment, provided that AirTouch is not required to exchange Units for in excess of 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. See "SPECIAL FACTORS -- Adjustments to Preserve Tax Status of Merger." No assurances can be given that certain matters, including matters relating to holders of significant amounts of CCI Stock, will not prevent Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom from delivering their respective opinions in the event that Units were to be exchanged for 80% or less of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. Assuming that the amount of Units to be exchanged were to be 80% or less, it is uncertain whether Pillsbury Madison & Sutro LLP would be in a position to render the foregoing opinion absent certain representations by AirTouch, AirTouch Cellular, CCI and certain stockholders of CCI as of the closing date. Certain such stockholders are under no obligation to make such representations and no assurance can be given that they will provide adequate representations on or prior to the closing.

COMPANY-RELATED RISKS

     COMPETITION. The sale of cellular and paging services in each of AirTouch's markets has become increasingly competitive. In the United States, where AirTouch previously had one cellular competitor in each market, AirTouch in the near future will face up to eight wireless competitors due to the introduction of broadband PCS on frequencies recently auctioned by the FCC and specialized mobile radio ("SMR") services on existing SMR frequencies. PCS providers have already begun service in select markets in the United States, and competitors are expected to begin offering PCS services in most of AirTouch's markets between late 1996 and early 1997. One SMR operator is currently offering digital SMR service in the Los Angeles and San Francisco markets and has announced plans to construct a nationwide system with its partners that would offer service in several of AirTouch's other cellular markets. Depending on voice quality, system reliability, system coverage, product offerings, marketing techniques and pricing, such services may be competitive with AirTouch's cellular service. The Telecommunications Act of 1996 may have removed certain restrictions on the ability of AirTouch's competitors to offer as a single package a variety of services, such as wireless voice and data, paging, long-distance, local landline and cable services, some of which AirTouch does not currently provide. Increased competition could result in pricing pressure, which contributes to lower revenues per customer, and higher customer acquisition costs resulting in lower profit margins.

     There is also significant competition in AirTouch's international markets. For example, AirTouch's ventures in Germany and Sweden currently face competition from two other providers, as will its venture in Poland once it commences service. In Japan there are as many as four cellular licensees and three Personal Handy Phone licensees in certain regions. Government-operated cellular systems in these and other countries have become increasingly competitive with privately operated systems. In addition, it is expected that additional licenses will be issued in many of the markets in which AirTouch and its ventures provide services. For instance, it is expected that the German government will issue an additional 1800 MHz cellular license in 1997 or 1998.

     TECHNOLOGY. The operations of AirTouch and its ventures depend in part upon the successful deployment of continuously evolving wireless communications technologies. AirTouch licenses technologies from a number of vendors and makes significant capital expenditures in connection with the deployment of such technologies. There can be no assurance that such technologies will be developed according to anticipated schedules, that they will perform according to expectations or that they will achieve commercial acceptance. AirTouch may be required to make more capital expenditures than is currently expected if vendors fail to meet anticipated schedules, if a technology's performance falls short of expectations, or if commercial acceptance is not achieved.

     REGULATION. The licensing, construction, operation, sale and acquisition of wireless systems, as well as the number of competitors permitted in each market, are regulated in the United States by the FCC and by its counterparts in other countries. In addition, certain aspects of AirTouch's domestic wireless operations may be subject to public utility regulation in the state in which service is provided and to local regulation. Frequently, regulatory consent is necessary for the change in ownership of licenses. The location and construction of transmitter towers, antennas and equipment shelters are often subject to state or local zoning, land use and other local regulation. The California Public Utilities Commission ("CPUC") is investigating whether California cellular carriers have complied with rules regarding the filing of applications and permits to locate and construct cell sites, although no formal allegations of wrongdoing have been made against AirTouch. However, no assurance can be given that the outcome of such investigation or other regulatory determinations or changes by federal, state or foreign governmental authorities will not have an adverse effect on AirTouch's business. In connection with the Telecommunications Act of 1996, the FCC is expected to conduct more than 80 rulemaking proceedings during 1996. The outcome of these proceedings could have a material effect on AirTouch's operations.

     AirTouch's international and domestic wireless licenses are granted for specific periods of time. The most significant domestic cellular and paging licenses are granted for a period of ten years. AirTouch believes that each of its expiring domestic licenses will be renewed based upon its prior experience with expired licenses and upon FCC rules establishing a presumption in favor of licensees that have substantially complied with their regulatory obligations during the initial license period. However, there can be no assurance that any domestic or international license will be renewed.


     FUTURE FUNDING REQUIREMENTS. AirTouch expects that its existing domestic cellular operations will require significant amounts of capital in 1996 and future years, as will the construction of the 11 PCS systems by PrimeCo Personal Communications, L.P. ("PCS PrimeCo"), AirTouch's PCS partnership with Bell Atlantic Corporation ("Bell Atlantic"), NYNEX Corporation ("NYNEX") and U S WEST, Inc. ("U S WEST"). In addition, the construction of cellular systems in international markets where AirTouch's consortia have been awarded licenses within the past several years will require substantial capital contributions by AirTouch. To meet its financing needs, including with respect to the funding of the cash consideration in the Merger, AirTouch currently has a $2 billion committed revolving credit facility, has the ability to sell commercial paper in aggregate amounts available for borrowing under the committed revolving credit facility, and recently completed a $650 million debt offering under its shelf registration statement filed with the SEC for potential debt and/or equity proceeds of $2 billion. While AirTouch will apply its operating cash flow and borrowings under its existing credit facilities to the commitments described above, these obligations, as well as any additional obligations arising from AirTouch's pursuit of acquisitions and other new opportunities, will require AirTouch to seek additional sources of financing in the next few years. AirTouch believes that it will be able to access these sources on terms and in amounts that will be adequate to accomplish its objectives, although there can be no assurance that such will be the case. AirTouch's senior unsecured long-term debt has been assigned an implied rating of BBB+ by Standard & Poor's Ratings Group and a rating of Baa2 by Moody's Investors Service, Inc., and its commercial paper has been assigned a rating of A-2 by Standard & Poor's and P-2 by Moody's, based in part upon each agency's respective analysis of the expected future financial performance of AirTouch. These ratings may be revised or withdrawn by the rating agency at any time, and there can be no assurance that AirTouch will be able to maintain such ratings.

     DILUTION OF OPERATING RESULTS. Over the past several years, AirTouch's consortia were awarded digital cellular licenses in India, Italy, Japan, Poland, South Korea and Spain, and AirTouch is continuing to pursue new opportunities in international markets. In March 1995, PCS PrimeCo was awarded eleven 30 MHz licenses in the FCC's broadband PCS auctions for a license cost of approximately $1.1 billion. AirTouch's indirect interest in PCS PrimeCo is currently 25%, but will increase upon the contribution by U S WEST and AirTouch of their respective interests in PCS PrimeCo to their cellular joint venture. As a result of costs associated with the foregoing international and domestic system deployments, AirTouch's investments will incur losses which will, at least in the near term, have a dilutive effect on AirTouch's earnings.

     ANTITRUST PROCEEDINGS. AirTouch believes that its cellular pricing and marketing practices were and are in compliance with antitrust laws. AirTouch, however, is a defendant in a number of class action complaints with respect to its Los Angeles, San Francisco and San Diego operations, which allege that AirTouch conspired to fix retail and wholesale cellular prices. AirTouch does not believe that the class actions, if adversely decided, would have a material adverse effect on its financial condition. No assurance can be given as to the foregoing, however, or that any disposition of these proceedings, if adverse to AirTouch, might not materially adversely affect AirTouch's results of operations in the year of such disposition.

     IMPLICATIONS OF LICENSEE OWNERSHIP STRUCTURE. AirTouch holds most of its domestic cellular properties and its domestic broadband PCS properties through partnership interests, a number of which are controlling interests. Upon the contribution of certain of AirTouch's domestic cellular properties to its joint venture with U S WEST, control over such properties will, to a certain extent, be shared with U S WEST. In addition, AirTouch's interests in international wireless licenses are held almost exclusively through foreign entities in which AirTouch is a significant, but not controlling, owner. Under the governing documents for certain of these partnerships and corporations, certain key matters such as the approval of business plans and decisions as to the timing and amount of cash distributions may not be approved without the consent of AirTouch's partners, or may be approved without the consent of AirTouch. Although AirTouch has not been materially impeded by the nature of its wireless ownership interests from pursuing its corporate objectives, no assurance can be given that it will not experience difficulty in this regard in the future. AirTouch may enter into similar arrangements as it participates in consortia "formed" or "organized" to pursue additional wireless opportunities.

     FLUCTUATIONS IN THE VALUE OF WIRELESS LICENSES. A substantial portion of AirTouch's assets consists of interests in entities holding cellular licenses, the value of which will depend upon the success of the operations of such entities and the growth and future direction of the cellular industry generally. Values of licenses also have been affected by fluctuations in the level of supply and demand for such licenses. In addition, the infrequency with which licenses are traded or sold may increase the difficulty of establishing values for AirTouch's license interests. Any transfer of control of an entity holding a domestic license is subject to prior FCC (and possibly state regulatory) approval. Analogous governmental approvals are required for transfers of interests in foreign licenses. Where licenses are held by partnerships or foreign corporations, transfers of ownership interests in such entities are often subject to contractual restrictions.

     AirTouch believes that future international cellular opportunities will arise primarily through awards by developing countries, where operating and political risks may be greater and potential returns lower than in countries in which AirTouch currently has investments. In addition, investment returns from acquisitions of interests in existing entities holding wireless licenses or from licenses acquired through auctions may be lower than those resulting from AirTouch's early license awards because of the substantial purchase prices required to acquire such interests.

     EXCHANGE RATE FLUCTUATIONS. Foreign currency exchange rates are increasingly material to AirTouch's results of operations. AirTouch evaluates the risk of significant exchange rate volatility and its ability to hedge as part of its decision whether to pursue an international opportunity. A significant weakening against the dollar of the currency of a country where AirTouch generates revenues or earnings may adversely affect AirTouch's results, while any weakening of the dollar against such currency could have an adverse effect if

AirTouch is obligated to make significant foreign currency denominated capital investments in such country. AirTouch attempts to mitigate the effect of foreign currency fluctuations through the use of foreign currency contracts and foreign denominated credit arrangements. There can be no assurance that AirTouch will be successful in its foreign currency hedging efforts.

     RADIO FREQUENCY EMISSIONS CONCERNS. Media reports have suggested that certain radio frequency ("RF") emissions from portable cellular telephones might be linked to cancer. AirTouch has collected and reviewed relevant scientific information and, based on such information, is not aware of any credible evidence linking the usage of portable cellular telephones with cancer. The FCC currently has a rulemaking proceeding pending to update the guidelines and methods it uses for evaluating RF emissions in radio equipment, including cellular telephones. While the proposal would impose more restrictive standards on RF emissions from low-power devices such as portable cellular telephones, it is anticipated that all cellular telephones currently marketed and in use will comply with those standards. The Telecommunications Act of 1996 requires that the FCC complete action in that rulemaking proceeding within 180 days after February 7, 1996. Additional concerns have been expressed about the safety of emissions from cellular facilities which transmit calls to customers' telephone handsets. AirTouch's facilities are licensed by the FCC and comply with the exposure levels set by the FCC. The Telecommunications Act of 1996 provides that state and local governments may not regulate the placement, construction or modification of personal wireless service facilities on the basis of the environmental effects of RF emissions as long as such facilities comply with the FCC's regulations concerning such emissions. However, local authorities still have jurisdiction over zoning and permitting of such facilities.

     FRAUD. The cellular industry continues to be subject to fraudulent activity. Cloning, which is one form of such fraud, refers to the use of scanners and other electronic devices to illegally obtain telephone numbers and electronic serial numbers during cellular transmission. These stolen telephone and serial number combinations can be programmed into a cellular phone and used to obtain fraudulent access to cellular networks. Roaming fraud occurs when a phone programmed with a number stolen from AirTouch's customer is used to place fraudulent calls from another carrier's market, resulting in a roaming fee charged to AirTouch that cannot be collected from the customer. AirTouch is working to reduce the negative impacts of fraud through investment in new technologies and the deployment of other measures. In its own markets, AirTouch has had significant success in detecting and reducing fraudulent usage of numbers stolen from AirTouch's customers. However, AirTouch continues to experience significant levels of roaming fraud. The cost of cellular fraud could have a significant impact on AirTouch's operating results for the foreseeable future.

     ECONOMIC FLUCTUATIONS. AirTouch's performance is affected by the general condition of the economy, with demand for wireless services and the amount of cellular use tending to decline when economic growth and retail activity decline. It is not possible for AirTouch to accurately predict economic fluctuations and the impact of such fluctuations on its performance.

                         AIRTOUCH COMMUNICATIONS, INC.

     AirTouch Communications, Inc. is one of the world's leading wireless telecommunications companies, with significant cellular telecommunications interests in the United States, Europe and Asia. AirTouch's proportionate worldwide cellular and broadband PCS interests represented 164.9 million POPS and more than 3 million customers at December 31, 1995. In the United States, AirTouch has approximately 52 million proportionate cellular and broadband PCS POPS. AirTouch controls or shares control over cellular systems in ten of the 30 largest domestic cellular markets, including Los Angeles, San Francisco, San Diego, Detroit and Atlanta, and through PCS PrimeCo, shares control over 11 major PCS markets. Internationally, AirTouch had 112.9 million cellular POPS as of December 31, 1995, and held significant ownership interests, with board representation and substantial operating influence, in national cellular systems operating in Germany, Japan, Portugal, Sweden, Belgium, Italy, Spain and Madras, India, and in systems under construction in South Korea and Madhya Pradesh, India. In February 1996, AirTouch's consortium was awarded one of two new national cellular licenses in Poland. Based on industry surveys, AirTouch is also among the largest providers of paging services in the United States, with approximately 2.3 million units in service at December 31, 1995.

     AirTouch's objective is to be the premier provider of wireless telecommunications services worldwide. To achieve its objective, AirTouch seeks to achieve scale and scope in its wireless operations in order to reduce costs and gain greater efficiencies; pursues wireless licenses in new countries; opportunistically increases ownership interests in existing wireless markets; and pursues value-creating wireless opportunities around the world.

     In response to the continuing evolution of telecommunications technology and customer requirements, AirTouch is evaluating the possibility of expanding its operations into lines of business beyond its historical base of high mobility wireless services where such expansion would enhance existing wireless services. Areas of possible expansion could include: wireless local loop (the construction and operation of dedicated wireless networks designed to compete directly with or substitute for wireline networks); international long distance service for AirTouch's cellular subscribers; and international wireline long distance services which complement AirTouch's wireless properties. Any decision by AirTouch to enter any of these lines of business will depend on AirTouch's evaluation of its ability to create value by employing the assets or expertise of its wireless operations, including networks and customer bases, as well as the standalone attractiveness of the opportunity.

     AirTouch's principal executive offices are located at One California Street, San Francisco, California 94111 (telephone (415) 658-2000)).

     The following table sets forth certain information regarding AirTouch's cellular and broadband PCS POPS and proportionate customers as of the dates indicated.

                                                                                      PROPORTIONATE
                                                                                       CUSTOMERS(2)
                                                                       POPS(1)        --------------
                                                                    -------------     (IN THOUSANDS)
                                                                    (IN MILLIONS)
Domestic Cellular(3):
  Southern California.............................................       15.8             *
  San Francisco Bay Area..........................................        3.1             *
  Sacramento Valley...............................................        1.8             *
  Michigan/Ohio(4)................................................       11.2             *
  Georgia and Kansas/Missouri.....................................        5.1             *
  Other domestic interests........................................         .7
                                                                        -----              -----
  Domestic Cellular Subtotal......................................       37.7              2,392
                                                                        -----              -----
  Domestic Broadband PCS..........................................       14.3                 --
                                                                        -----              -----
          Domestic Total..........................................       52.0              2,392
                                                                        =====              =====

                                                                       POPS(1)        PROPORTIONATE
                                                                        -----          CUSTOMERS(2)
                                                                    (IN MILLIONS)         -----
                                                                                      (IN THOUSANDS)
International Cellular(5)
  Belgium.........................................................        2.5                 67
  Germany.........................................................       28.4                572
  India...........................................................       36.9             *
  Italy...........................................................        6.8                 14
  Japan...........................................................       13.0                149
  Poland..........................................................        7.5                 --
  Portugal........................................................        2.3                 46
  Sweden..........................................................        4.5                 95
  South Korea.....................................................        4.8                 --
  Spain...........................................................        6.2                 12
                                                                        -----              -----
          International Total.....................................      112.9                955
                                                                        -----              -----
          Worldwide Total.........................................      164.9              3,347
                                                                        =====              =====

- ---------------
*   Not disclosed.

(1) "POPS" means the population of a licensed market (based on population estimates for such market) multiplied by AirTouch's ownership interest in a licensee operating in such market as of the date specified. Includes networks under construction and markets of certain cost-based investments not included in proportionate financial results. POPS information is as of December 31, 1995.

(2) Proportionate customer data is as of March 31, 1996 and does not include customers to systems where AirTouch accounts for its investment on a cost basis. For a list of such systems, see "Business -- Domestic Cellular" and " -- International Cellular" in AirTouch's 1995 Annual Report on Form 10-K, as amended, incorporated herein by reference. Proportionate data also excludes information for certain equity-based investments that are not material to AirTouch's operating results or financial condition taken as a whole.

(3) Based on Strategic Mapping Inc. population estimates for 1995.

(4) POPS and proportionate customers for the Michigan/Ohio region reflect both AirTouch's 50% interest in New Par and its ownership of approximately 37.6% of the outstanding CCI Common Stock at December 31, 1995.

(5) Includes POPS for South Korea, Madhya Pradesh and certain regions of Japan, where the systems have not yet commenced operations. Includes POPS for Poland, where AirTouch's consortium was awarded a national cellular license in February 1996.

     For additional information relating to AirTouch and the combined company that would result from the Merger, see "SPECIAL FACTORS," "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER" and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                         CELLULAR COMMUNICATIONS, INC.

     CCI is primarily a holding company that indirectly through its subsidiaries holds a 50% interest in New Par, which owns and operates cellular telephone systems that are located in Ohio and Michigan and in portions of Indiana and Kentucky. As a result of the Original Transactions, CCI's predecessor was merged into CCI Newco Sub, Inc., a former Delaware corporation and a wholly owned subsidiary of CCI, and CCI's predecessor became a wholly owned subsidiary of CCI. CCI is a Delaware corporation that was incorporated in Delaware on November 9, 1990. (CCI's predecessor was incorporated in Delaware on April 7, 1981.)

     CCI's principal executive offices are located at 110 East 59th Street, New York, New York, and its telephone number is (212) 906-8440.

               CELLULAR TELEPHONE OWNERSHIP INTERESTS OF NEW PAR

                                                          POPULATION    APPROXIMATE
                                                          ESTIMATES(1)   OWNERSHIP       POPS(2)
                                                          ---------     -----------     ----------
Detroit, MI.............................................  4,602,090        100.00%       4,602,090
Cleveland, OH...........................................  1,842,474        100.00        1,842,474
Cincinnati, OH..........................................  1,513,457        100.00        1,513,457
Columbus, OH............................................  1,301,789        100.00        1,301,789
Dayton, OH..............................................    851,750        100.00          851,750
Toledo, OH..............................................    794,155        100.00          794,155
Grand Rapids, MI........................................    734,501        100.00          734,501
Akron, OH...............................................    681,782        100.00          681,782
Flint, MI...............................................    506,318        100.00          506,318
Lansing, MI.............................................    498,597        100.00          498,597
Morrow, OH..............................................    447,668        100.00          447,668
Canton, OH..............................................    404,568        100.00          404,568
Saginaw, MI.............................................    402,929        100.00          402,929
Hamilton/Middletown, OH.................................    318,087         99.60          316,815
Lorain/Elyria, OH.......................................    280,539        100.00          280,539
Lima, OH................................................    221,522        100.00          221,522
Mercer, OH..............................................    223,619        100.00          223,619
Springfield, OH.........................................    185,899         89.23          165,878
Clinton, OH.............................................    172,773        100.00          172,773
Mansfield, OH...........................................    127,440        100.00          127,440
Ashtabula, OH...........................................    102,679        100.00          102,679
Muskegon, MI............................................    187,884         38.91           73,106
          Total Pops of the Joint Venture...............                                16,266,449
                                                                                        ----------
          Total Pops of the Company in Ohio and Michigan
            (50% of New Par)............................                                 8,133,224(3)
                                                                                         =========

- ---------------
(1) Based on 1996 Strategic Mapping, Inc. population estimates for the counties comprising FCC defined licensed areas.

(2) A cellular system operator's "Pops" is a common technique for measuring the relative size of different companies in the cellular telephone business. Pops are defined as the estimated population of a market multiplied by the ownership interest in the entity operating the cellular telephone system in that market.

    The number of Pops owned by a cellular operator does not represent the number of users of cellular service and is not necessarily indicative of the number of potential subscribers. Rather, this term is used only as a basis for comparison of the current size of cellular system operators.

(3) In addition, CCI directly owns .66% (1,230 Pops) of the Springfield, Ohio market.

     As of December 31, 1995, New Par's cellular telephone systems had an aggregate of approximately 1,027,000 subscribers which represents a penetration rate for New Par of approximately 6.3% (the number of subscribers divided by the total estimated population of New Par's markets).

     New Par also operates, on the basis of an interim operating license issued by the FCC, the Ohio-2 and the Ohio-5 Rural Statistical Areas. This interim license will expire when a permanent licensee is authorized by the FCC.

     For additional information relating to CCI and the combined company that would result from the Merger, see "SPECIAL FACTORS," "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER" and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

                                  THE MEETING

GENERAL

     This Proxy Statement-Prospectus is being furnished to CCI Stockholders in connection with the solicitation of proxies by the CCI Board for use at the Meeting to vote on (i) the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) the CCI Rights Redemption and (iii) such other business as may properly come before the Meeting. Each copy of this Proxy Statement-Prospectus mailed to CCI Stockholders is accompanied by a form of proxy for use at the Meeting.

     This Proxy Statement-Prospectus is also being furnished by AirTouch to holders of CCI Stock as a prospectus in connection with the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued upon consummation of the Merger.

DATE, PLACE AND TIME

     The Meeting will be held on Friday, August 16, 1996, at 10:00 a.m., New York time, at The Helmsley Park Lane Hotel, 36 Central Park South, New York, New York 10019.

RECORD DATE

     The CCI Board has fixed the close of business on July 10, 1996 as the Record Date. Holders of record of CCI Series A Common Stock, CCI Series C Common Stock, CCI Redeemable Preferred Stock and CCI Class A Preference Stock at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. CCI has called all of the outstanding CCI Series B Preference Stock for redemption prior to the Meeting. Shares of CCI Series B Preference Stock so redeemed and those converted to CCI Series A Common Stock after the Record Date will not be entitled to vote at the Meeting.

REQUIRED VOTE

     As of the Record Date, 19,784,585 shares of CCI Series A Common Stock, 10,065,641 shares of CCI Series C Common Stock, 9,584,343 shares of CCI Redeemable Preferred Stock and 2,206,410 shares of CCI Class A Preference Stock were outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

     The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of CCI Stock entitled to vote at the Meeting, voting together as a single class. There is no requirement that the transactions be approved by holders of a majority of shares of CCI Stock held by non-affiliates and actually voted on the transactions. Approval of the CCI Rights Redemption will require the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch voting together as a single class and the consent of AirTouch. AirTouch has given its consent to the CCI Rights Redemption and to the amendment of the CCI Rights Agreement required to effect the CCI Rights Redemption. The approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, is contingent upon the approval of the CCI Rights Redemption and approval of the CCI Rights Redemption is contingent upon approval of the 1996 Merger Agreement.

     As of the Record Date, directors and executive officers of CCI and their respective affiliates (excluding AirTouch) owned approximately 3.38% of the outstanding shares of CCI Stock. All of the directors and executive officers of CCI intend to vote their shares of CCI Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption. Pursuant to the 1990 Merger Agreement, AirTouch has agreed until the third anniversary of the Back End Termination Date (as defined below) to vote its shares of CCI Common Stock generally in the same proportion as the shares of CCI Stock actually voted for or against the proposals by all other holders of CCI Stock. AirTouch has no such obligation with respect to the shares of CCI Class A Preference Stock owned by it. As of the Record Date, AirTouch owned an aggregate of 3,450,800 shares of CCI Series A

Common Stock (8.3% of the CCI Stock), 10,065,641 shares of CCI Series C Common Stock (24.1% of the CCI Stock) and 2,206,410 shares of CCI Class A Preference Stock (5.3% of the CCI Stock). AirTouch intends to vote all of its shares of CCI Class A Preference Stock FOR the approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger.

VOTING AND REVOCATION OF PROXIES

     Shares of CCI Stock represented by a proxy properly signed and received at or prior to the Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF CCI STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSALS TO APPROVE AND ADOPT THE 1996 MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION. The proxy is revocable on written instruction, including a subsequently received proxy, signed in the same manner as the proxy, and received by the Secretary of CCI at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. A holder of CCI Stock who attends the Meeting may revoke a proxy by voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. See "SPECIAL FACTORS -- Dissenting Stockholders' Rights of Appraisal."

     Abstentions will be treated as shares present and represented for purposes of establishing a quorum. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will be treated as shares present or represented for purposes of establishing a quorum. Neither abstentions nor broker nonvotes, however, will be treated as shares voted in favor of the proposals. The shares of CCI Stock held by AirTouch which are subject to the voting restrictions of the 1990 Merger Agreement will be voted in proportion to the manner in which the shares of CCI Stock held by other than AirTouch actually are voted for or against the proposals.

     The CCI Board is not aware of any business to be acted upon at the Meeting other than as described herein. If, however, other matters are properly brought before the Meeting, including any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, except that properly executed proxies voted against the Merger will not be voted for any such adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incident to the conduct of the Meeting.

     THE CCI BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS ELECTED BY AIRTOUCH, WHO DID NOT ATTEND OR PARTICIPATE IN THE MEETINGS AT WHICH THE 1996 MERGER AGREEMENT WAS DISCUSSED AND APPROVED) HAS APPROVED THE TERMS OF THE 1996 MERGER AGREEMENT AND THE CCI RIGHTS REDEMPTION AND RECOMMENDS THAT CCI STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE 1996 MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION.

SOLICITATION OF PROXIES

     Under the 1996 Merger Agreement, the expenses of printing and mailing this Proxy Statement-Prospectus to CCI Stockholders and the expenses of printing and filing the related Registration Statement are to be shared equally by AirTouch and CCI. In addition to solicitations by mail, directors, officers and employees of CCI, who will not be specifically compensated for such services, may solicit proxies from CCI Stockholders personally or by telephone or telegram or other forms of communication. Brokerage house nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

     CCI has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from CCI Stockholders. The fees to be paid to such firm for such services by CCI are not expected to exceed $15,000 plus reasonable expenses.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     TRANSACTIONS PRECEDING THE MERGER. On December 14, 1990, AirTouch (then known as PacTel Corporation), CCI's predecessor (then known as Cellular Communications, Inc.) ("Old CCI"), CCI Newco Sub, Inc., a former Delaware corporation and a wholly owned subsidiary of CCI ("Newco Sub"), and CCI entered into the 1990 Merger Agreement which provided for the Original Transactions. It was Old CCI's belief that these arrangements could provide stockholders with an ability to capture the long-term value of New Par, the joint venture which CCI entered into with AirTouch. Both the 1990 Merger Agreement and the Original Transactions were approved by the stockholders of CCI at a meeting held on January 29, 1991. Set forth below is an overview of the Original Transactions. This overview is intended only to summarize the basic framework of the Original Transactions. Accordingly, this description is qualified in its entirety by reference to the 1990 Merger Agreement and other agreements referred to below. A copy of the 1990 Merger Agreement and each of the other agreements referred to below has been filed by CCI with the SEC as exhibits to its Current Report on Form 8-K dated December 26, 1990.

     The Original Transactions provided for, in part, (a) the creation in 1991 of New Par, a joint venture which combined the CCI Ohio System with the AirTouch Midwest System, (b) an initial investment of approximately $87 million in 1991 by AirTouch in CCI and the establishment of a mechanism whereby AirTouch has acquired additional ownership interests in CCI through such methods as open market purchases and the MRO, (c) the purchase by AirTouch from CCI of the AirTouch Replacement Option for approximately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996 and (d) the Appraisal Process, commencing in August 1996 (unless deferred as described below), pursuant to which AirTouch has the right to acquire CCI, including its interest in (i) New Par or (ii) New Par and any other venture entered into between CCI and AirTouch (in either case, together with such other assets of CCI as AirTouch and CCI may agree upon) by causing CCI to redeem (through the Appraisal Process Redemption) each share of CCI's redeemable stock (consisting of CCI Series A Common Stock and the CCI Redeemable Preferred Stock (collectively the "CCI Redeemable Stock")) not owned by AirTouch at a price per CCI Common Equivalent Share reflecting the appraised private market value of such assets of CCI, less certain adjustments.

     Pursuant to the 1990 Merger Agreement, on August 1, 1991, Newco Sub was merged (the "1991 Merger") with and into Old CCI pursuant to the provisions of the DGCL. In the 1991 Merger, the common stock, par value $.01 per share, of Old CCI was converted into CCI Redeemable Preferred Stock. As a result of the 1991 Merger, Old CCI (now known as Cellular Communications of Ohio, Inc.) became a wholly owned subsidiary of CCI. The purpose of the 1991 Merger was to recapitalize Old CCI and create a capital structure for CCI that included the various classes of redeemable stock and other equity securities necessary to facilitate the Original Transactions. CCI was incorporated in Delaware on November 9, 1990. Old CCI was incorporated in Delaware on April 7, 1981.

     Immediately following the 1991 Merger, CCI contributed the CCI Ohio System and AirTouch contributed the AirTouch Midwest System to New Par. New Par is a Delaware general partnership operated in accordance with the terms of a Partnership Agreement, dated as of August 1, 1991 (the "Partnership Agreement"), by and among the CCI Group and the AirTouch Group (each as defined therein). New Par is owned equally by CCI and AirTouch and is governed by a four person partnership committee, with two members appointed by each of CCI and AirTouch.

     In connection with the Original Transactions, on July 31, 1991, Old CCI distributed pro rata to its stockholders all of the capital stock of its former subsidiaries that conducted its international and long distance/microwave operations (Cellular Communications International, Inc. ("CCII") and OCOM Corpo-ration, now known as International CableTel Incorporated ("ICTL"), respectively). On February 28, 1992, also in connection with the Original Transactions, CCI distributed pro rata to its stockholders all of the capital stock of its former subsidiary Cellular Communications of Puerto Rico, Inc. ("CCPR").

     Immediately following the 1991 Merger, AirTouch purchased 2,206,410 shares of CCI's Class A Preferred Stock, par value $.01 per share (the "CCI Class A Preferred Stock") and 25,641 shares of CCI Series C Common Stock, for approximately $87.0 million in the aggregate, or an effective price of approximately $39 per share. Pursuant to the terms of the Termination Agreement (as defined below), AirTouch subsequently exchanged all of its shares of CCI Class A Preferred Stock for an equal number of shares of CCI Class A Preference Stock. In August 1991 and February 1992, CCI paid AirTouch a total of approximately $1.4 million in closing adjustments. At the time of such purchase, such shares of CCI Class A Preferred Stock (which were (and the shares of the CCI Class A Preference Stock similarly are) convertible into CCI Series C Common Stock on a one-for-one basis, subject to certain adjustments) and CCI Series C Common Stock represented approximately 5% of CCI's equity on a fully diluted basis. In accordance with the terms of the 1990 Merger Agreement, AirTouch has increased its ownership of CCI's equity so that, as of the Record Date, it held approximately 34% of CCI's equity on a fully diluted basis. In addition, AirTouch may by the same means increase its ownership in CCI to 49% on a fully diluted basis.

     At the close of business on October 27, 1995, CCI redeemed 10.04 million shares of CCI Redeemable Preferred Stock at $60 per share in the MRO pursuant to the 1990 Merger Agreement. In connection with the MRO, AirTouch purchased (i)
10.04 million newly issued shares of CCI Series C Common Stock for $602.4 million and (ii) an option to purchase 10,700 shares of CCI Series C Common Stock, at an exercise price of $28.51 per share, for approximately $0.3 million. Pursuant to a registration rights agreement, CCI has agreed to register the newly issued shares purchased by AirTouch in the MRO, as well as shares of CCI Series C Common Stock purchased by AirTouch upon exercise of the options referred to in the preceding sentence and the following paragraph, under terms that are intended to provide AirTouch with the ability to sell such shares equivalent to that which AirTouch would have had if the shares were registered at the time of purchase by AirTouch.

     Pursuant to the 1990 Merger Agreement, CCI was obligated to cancel on January 4, 1996 certain Employee Replacement Options (as defined in the 1990 Merger Agreement) to the extent requested by holders thereof, and repurchase certain Option Shares (as defined in the 1990 Merger Agreement) of CCI, covering in the aggregate approximately 2.4 million shares of CCI Stock. The Employee Replacement Options were canceled in exchange for a payment of $60 less the applicable exercise price for each share subject thereto, and the Option Shares were repurchased at $60. Pursuant to the 1990 Merger Agreement, AirTouch purchased the AirTouch Replacement Option from CCI on January 4, 1996 which entitles AirTouch to purchase the number of shares of CCI Series C Common Stock equal to the number of shares subject to the Employee Replacement Options canceled on January 4, 1996. AirTouch purchased the AirTouch Replacement Option for approximately $107.7 million, an amount equal to the aggregate consideration paid by CCI for cancellation of the Employee Replacement Options on January 4, 1996. The exercise price per share for the AirTouch Replacement Option is $15.03 (the weighted average exercise price per share for the Employee Replacement Options canceled on January 4, 1996) and the term of such option is the later of
(i) in the event of a PacTel Acceptance (as defined in the 1990 Merger Agreement), one year after the Final Redemption Date (as defined below) or (ii) in the event AirTouch does not accept either of the Two Main Values (as defined in the 1990 Merger Agreement), 30 days after the Back End Termination Date (as defined below).

     APPRAISAL PROCESS. Unless the Merger is approved and completed, the Appraisal Process will commence in August 1996 in accordance with the terms of the 1990 Merger Agreement, unless deferred for six months as described below. The following is a summary of the Appraisal Process, which is described in greater detail in Annex I to this Proxy Statement-Prospectus. This summary is qualified in its entirety by reference to Annex I and to the provisions of the 1990 Merger Agreement, as supplemented by the Termination Agreement.

     Pursuant to the Appraisal Process, which is expressly designed to recognize CCI's share of any control premium for New Par, AirTouch will have the right, by causing the Appraisal Process Redemption, to acquire

CCI, including its interest in (i) New Par or (ii) New Par and any other venture entered into between AirTouch and CCI, at a price intended to reflect the appraised private market value of such acquired interests determined in accordance with the procedures set forth in the 1990 Merger Agreement (together in either case with such other CCI assets (the "Other Assets") as AirTouch and CCI may agree upon). AirTouch will finance the Appraisal Process Redemption by providing to CCI the necessary funds. The Appraisal Process Price will be subject to reduction for certain adjustments. The CCI Redeemable Stock held by holders of CCI Stock (other than AirTouch) is subject to redemption at the Appraisal Process Price determined pursuant to the Appraisal Process, which price is not known at this time. If AirTouch elects to cause the Appraisal Process Redemption, no further action by holders of CCI Stock will be required, and the equity interest of all holders of CCI Stock (other than AirTouch) will be terminated.

     In the event that any Other Assets are retained by CCI, the Appraisal Process Price per share will be increased by an amount based upon the appraised private market value of such Other Assets retained. Any Other Assets not mutually agreed to be retained will be sold. Any net proceeds from such sale remaining after reduction for CCI's costs, expenses, appropriate escrows and taxes relating to the sale will be distributed to CCI stockholders.

     In the event that AirTouch does not exercise its right to cause the Appraisal Process Redemption, CCI is obligated promptly to commence a process to sell CCI (and, under certain circumstances, AirTouch's interest in New Par). In the alternative, CCI has the right to purchase (the "CCI Purchase Right") AirTouch's interest in CCI or CCI and New Par, as the case may be, at a price based upon their appraised values determined in accordance with the 1990 Merger Agreement. CCI may not exercise the CCI Purchase Right or elect not to accept certain bids resulting from the sales process described above (if the effect, in either case, would be to release AirTouch from its Make Whole Obligation (as defined below)) without the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock (other than AirTouch), voting together as a class.

     Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. CCI may defer the appraisal process for six months in the event there exists a calamitous or severe adverse economic condition in the United States (the "Initial Deferral"). Should CCI elect to cause the Initial Deferral, each of the appraisals would commence six months after the indicated date. AirTouch will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals, and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. The ability to cause such deferrals may impact the price, if any, to be received by holders of CCI Stock in the Appraisal Process due to potential valuation changes during such period. In the event AirTouch causes two deferrals and thereafter elects to cause an Appraisal Process Redemption in the third appraisal, the Appraisal Process Price will be increased by two percent. The Appraisal Process may commence in August 1996 as follows:

8/2/96(1)
CCI Exercises
Initial Deferral(1)
NO                      Yes

First Appraisal(1)      Defer Appraisal
                        1/2 Year
                        (the "Initial Deferral")(1)

AirTouch Elects to
Cause Redemption?

YES                     No

CCI Redeemable Stock    2/2/97(1)
Redeemed(2)             Second Appraisal

                        AirTouch Elects to
                        Cause Redemption?

                        YES                             NO

                        CCI Redeemable Stock            8/2/97(1)
                        Redeemed(2)                     Third Appraisal(1)

                                                        AirTouch Elects to
                                                        Cause Redemption?

                                                        YES                     NO

                                                        CCI Redeemable          CCI Sales
                                                        Stock Redeemable(2)     Process(3)
                                                                                CCI Purchase
                                                                                Right(3)
                                                                                Make Whole
                                                                                Obligation

- ---------------
(1) Unless the Initial Deferral occurs, the Appraisal Process would commence on August 2, 1996. If the Initial Deferral occurs, the Appraisal Process would commence on February 2, 1997 and the second and third appraisals would be concomitantly delayed until August 2, 1997 and February 2, 1998, respectively. At each appraisal, AirTouch may elect to purchase any other venture entered into between CCI and AirTouch (and not New Par). If such election occurs in the first or second appraisal, the subsequent appraisals will continue without such other venture. At this time, there is no other venture between CCI and AirTouch.

(2) Each share of CCI Redeemable Stock will be redeemed at a price reflecting the appraised private market value per share of CCI's interest in (i) New Par or (ii) New Par and any other venture entered into between AirTouch and CCI (adjusted in either case to take into account such Other Assets as AirTouch and CCI may agree upon) less the Total Per Share Adjustment (as defined in the 1990 Merger Agreement).

(3) CCI may not exercise the CCI Purchase Right or elect not to accept certain bids resulting from the sales process described above (if the effect in either case would be to release AirTouch from its Make Whole Obligation) without the approval of the holders of a majority of the outstanding shares of CCI Common Stock and CCI Redeemable Preferred Stock (other than AirTouch) voting together as a class.

     AIRTOUCH MAKE WHOLE OBLIGATION. Pursuant to the terms of the 1990 Merger Agreement, as supplemented by the Termination Agreement, if AirTouch elects not to cause the Appraisal Process Redemption and CCI or CCI's and AirTouch's interest in New Par (or, if at AirTouch's election New Par is dissolved, New Par's assets received upon dissolution by CCI) is sold pursuant to a Qualifying Third Party Sale (i.e., a sale within certain specified time periods not to exceed two years) for a Third Party Price Per Share (as defined below) less than the Gross Make Whole Price Per Share (as defined below), AirTouch is obligated to pay to each CCI stockholder (the "Make Whole Obligation") an amount equal to the specified percentage of such shortfall set forth below.

        THIRD PARTY PRICE PER SHARE
             AS A PERCENTAGE OF                             PORTION OF SHORTFALL
      GROSS MAKE WHOLE PRICE PER SHARE                      COVERED BY AIRTOUCH
- --------------------------------------------    --------------------------------------------
80-100%.....................................    All
60-80%......................................    20% of Gross Make Whole Price Per Share +
                                                80% of difference between Third Party Price
                                                Per Share and 80% of Gross Make Whole Price
                                                Per Share
Below 60%...................................    36% of Gross Make Whole Price Per Share +
                                                50% of difference between Third Party Price
                                                Per Share and 60% of Gross Make Whole Price
                                                Per Share

     The Make Whole Obligation will be reduced by the Total Per Share Adjustment (which is equal to the Unanticipated Tax Adjustment (as defined in the 1990 Merger Agreement) and the Liquidity Adjustment (calculated according to the Market Illiquidity Compensation Mechanism described in Exhibit F to the 1990 Merger Agreement), but without regard to the Fixed Liquidity Adjustment (as defined in Exhibit F to the 1990 Merger Agreement) which was effectively terminated by the Termination Agreement, divided by the number of Fully Diluted Shares (as defined in the 1990 Merger Agreement) held by CCI stockholders other than AirTouch or its affiliates). If the amount of the Total Per Share Adjustment exceeds the Make Whole Obligation, CCI is obligated to pay AirTouch an amount (the "AirTouch Payment") equal to the aggregate of such excess amounts (increased to compensate AirTouch for the portion of any such payment indirectly borne by it as a stockholder of CCI). Such payment would be made by CCI to AirTouch subsequent to the sale of CCI (and the receipt of the proceeds therefrom by CCI's stockholders) or the sale of CCI's interest in New Par (or, if New Par has been dissolved, New Par's assets) (and the receipt of the proceeds therefrom by CCI). Since the AirTouch Payment would be a liability of CCI, it may be expected to affect the price received by CCI stockholders in a Qualifying Third Party Sale. Pursuant to the CCI Certificate of Incorporation, CCI may not take certain actions that would result in a waiver of AirTouch's Make Whole Obligation without the approval of CCI's stockholders (other than AirTouch). If a third party sale is not consummated within certain time periods, the Make Whole Obligation will expire without any further obligation by AirTouch with respect thereto.

     CERTAIN REQUIRED ASSET SALES; OTHER ADJUSTMENTS. In the event that AirTouch does not cause the Appraisal Process Redemption, CCI is obligated to commence the sale of all of its assets (other than its interest in New Par) no later than one year after AirTouch loses its right to cause the Appraisal Process Redemption and to promptly consummate such sale. Such a sale may be in conjunction with a Qualifying Third Party Sale. In connection with a sale of CCI or CCI's interest in New Par (or, if New Par has been dissolved, New Par's assets), other than a Qualifying Third Party Sale, CCI is obligated to pay AirTouch an amount (the "Other Sale Payment") equal to the aggregate amount of the Total Per Share Adjustment (increased to compensate AirTouch for the portion of any such payment indirectly borne by it as a stockholder of CCI). Such obligation continues, regardless of when such a sale is made, whether the Make Whole Obligation has expired or whether AirTouch has ceased to hold an ownership interest in CCI or New Par.

     EVENTS SUBSEQUENT TO THE 1991 MERGER. On December 11, 1992, CCI entered into a termination agreement (the "Termination Agreement") with AirTouch and Telesis, AirTouch's then parent corporation, in connection with the spin-off by Telesis of AirTouch which was completed on April 1, 1994. The Termination Agreement had the effect, among other things, of increasing the Make Whole Obligation that AirTouch might have to pay by (i) lowering to 80% from 90% the percentage of Third Party Price Per Share to Gross Make Whole Price Per Share at which AirTouch would be obligated to cover all of the shortfall; (ii) lowering to 60% - 80% from 70% - 90% the percentage of Third Party Price Per Share to Gross Make Whole Price Per Share at which AirTouch would be obligated to cover 80% of the shortfall and increasing the additional amount that would be paid from 10% of the Gross Make Whole Price Per Share to 20%; and (iii) lowering to 60% from 70% the percentage of Third Party Price Per Share to Gross Make Whole Price Per Share at which AirTouch would be obligated to cover 50% of the shortfall and increasing the additional amount that would be paid from 26% of the Gross Make Whole Price Per Share to 36%. The Termination Agreement also effectively eliminated the Fixed Liquidity Adjustment component of the Liquidity Adjustment and thereby of the Total Per Share Adjustment, the effect of which, among other things, could be to increase the Make Whole Obligation by such amount or decrease the amount of an AirTouch Payment by CCI. AirTouch also exchanged all of its shares of CCI Class A Preferred Stock for an equal number of shares of CCI Class A Preference Stock. As part of the Termination Agreement, CCI agreed to terminate the Telesis letter of responsibility that had been executed in connection with the 1990 Merger Agreement. At the date of separation of Telesis and AirTouch, AirTouch provided substitute credit assurance for its obligation to CCI at the time of the MRO, and for the payment of any Make Whole Obligation.

     During the course of the negotiations leading to the Termination Agreement, representatives of AirTouch also raised the possibility of restructuring the form and timing of stock purchase rights and obligations contemplated under the 1990 Merger Agreement to permit AirTouch to use its equity rather than cash as consideration thereby permitting AirTouch to preserve its future borrowing capacity and possibly to achieve a complete combination of CCI and AirTouch in advance of the Appraisal Process. Ensuing discussions proved inconclusive, however, due to the varying views of the parties as to an appropriate valuation framework within which to pursue such a transaction. The parties subsequently abandoned that aspect of the negotiations.

     In March 1995, CCI's chairman, George S. Blumenthal, met with AirTouch's then-Senior Vice President, Arun Sarin, to discuss the MRO and appraisal process under the 1990 Merger Agreement. During the meeting, Mr. Blumenthal suggested the possibility of structuring an alternative transaction for the acquisition of CCI due to his view that a transaction might be beneficial to CCI stockholders by eliminating the uncertainty of the outcome of the Appraisal Process and of the ultimate timing of any such outcome. The companies, which as joint venture partners were in frequent contact on matters related to the joint venture, commenced such discussion at such time in order to explore whether an acceptable alternative could be structured. There was no specific reason for the timing of such meeting, other than a shared understanding of the timing which would be required, given negotiation of a transaction, the subsequent SEC review process and the solicitation of proxies for a stockholder meeting, to complete a transaction prior to the specified date of the MRO. At the conclusion of such meeting, Messrs. Blumenthal and Sarin agreed that preliminary discussions among the parties' financial advisors would be appropriate.

     Subsequently, discussions were held among the respective financial advisors to CCI and AirTouch regarding a change to the form and timing of the transactions, but proved inconclusive due to the varying views of the parties as to an appropriate valuation framework within which to pursue such a transaction. AirTouch's financial advisors were only willing to discuss a transaction with a value of approximately $50.00 or less per CCI Common Equivalent Share and CCI's financial advisors were not willing to discuss a transaction with a value less than approximately $60.00 per CCI Common Equivalent Share. In June 1995, after reviewing the status of their respective financial advisors' discussions on valuations and concluding that there was no basis for further negotiations, Messrs. Blumenthal and Sarin determined not to further explore at such time any alternative transaction for the acquisition of CCI by AirTouch.

     In October 1995, the MRO was completed. In January 1996, the Employee Replacement Options were canceled and AirTouch acquired the AirTouch Replacement Option.

     The 1996 Merger. From time to time in December 1995 and January 1996 following a call in early December initiated by Mr. Sarin, Messrs. Sarin and Blumenthal had general discussions about the possibility of a transaction to be effected prior to commencement of the Appraisal Process and exchanged views regarding the parties' differing perspectives on value and various potential structures. During such initial discussions, Mr. Sarin stated that AirTouch was not interested in pursuing a transaction with a value in excess of approximately $50.00 per CCI Common Equivalent Share and Mr. Blumenthal stated that CCI was seeking a transaction with a value of approximately $60.00 per CCI Common Equivalent Share. Both parties believed that such a transaction might be beneficial to both parties by eliminating the uncertainty of the outcome of the Appraisal Process and of the ultimate timing of any such outcome. In commencing discussions at such time, the parties had a shared understanding of the time required to complete negotiation of a transaction, the subsequent SEC review process and the solicitation of proxies for a stockholder meeting and a common view that, if the merger were to take place, it might be beneficial to occur before the Appraisal Process commenced so as to avoid the potential confusion of parallel, mutually exclusive transactions being pursued simultaneously. In early February 1996, AirTouch proposed a transaction consisting of units of cash, convertible preferred and mandatorily convertible preferred stocks to be received by CCI stockholders. The proposal provided for a package with a $54.00 face amount, comprised of 30% in cash, 35% in 4% perpetual convertible preferred (with a 25% conversion premium) and 35% in 5 3/4% mandatorily convertible preferred (with a 22% conversion premium, and a 4-year maturity). Under AirTouch's proposal, the conversion premium for each of the foregoing preferred securities was to be calculated based on the higher of (i) the then-current trading price for AirTouch Common Stock and (ii) the highest weighted average trading price for any consecutive 20-day trading period during the twelve-month period following the closing. CCI indicated a desire for a package with a higher dividend rate and face amount on the two preferreds, and a lower conversion premium on the mandatorily convertible preferred and for a "collar" of $27.00 to $36.00 on the price of AirTouch Common Stock to be used in the pricing of the preferreds. Under CCI's proposal, the determination of the price of AirTouch Common Stock to be used for calculating the conversion price was to occur at the time of the mailing of the proxy statement. During February and March 1996, AirTouch and CCI discussed these issues and, in a negotiation process, moved closer to each other's positions on appropriate value and terms for a transaction as representatives of CCI and its financial advisors, Donaldson, Lufkin & Jenrette and Wasserstein Perella, and AirTouch and its financial advisor, Lehman Brothers, discussed a number of variations of this basic economic structure, including the amount of cash, the face value, coupon, conversion price and term of the convertible preferred and mandatorily convertible preferred stock and the timing and nature of the pricing mechanism for such securities. Both AirTouch and CCI recognized that changes in the amount of cash per share of CCI Stock or in the terms of the AirTouch preferred stocks would implicate value. CCI attempted to increase the value of the package relative to AirTouch's proposals by increasing the number of AirTouch securities to be issued per share of CCI Stock and the dividend rates of such securities, and, recognizing that a negotiated package of securities was subject to change in value as a result of market changes, economic conditions and characteristics of the issuer, CCI sought a form of "value protection" by requesting the Contingent Payment. AirTouch's proposals contained lower dividend rates and lower numbers of AirTouch securities. AirTouch also desired to limit the number of shares of AirTouch Class B Preferred Stock to $500 million in face amount for reasons related to its own capital structure requirements, recognizing that the mandatory conversion date would be several years after issuance. AirTouch, however, eventually acceded to CCI that the pricing period with respect to the conversion premium be concluded no later than the proxy mailing date. During these periods, various discussions occurred among CCI Board members (other than Messrs. C. Lee Cox and Mohan S. Gyani) concerning the status of the conversations with AirTouch. During such discussions, the CCI Board members reiterated to Mr. Blumenthal their support for the negotiating positions being taken by CCI and concluded that negotiations with AirTouch should continue. AirTouch management briefed the AirTouch Board on the status of the conversations with CCI at its regular meeting on February 8, 1996.

     On March 23, 1996, the CCI Board (excluding Messrs. Cox and Gyani, the AirTouch-elected directors, who were absent) discussed the status of the transaction. The CCI Board discussed (i) their legal duties, (ii) the proposed terms of the transaction and the current status of the negotiations, (iii) the negotiating posture of both parties with respect to open issues, (iv) a comparison of the proposed Merger with the Appraisal Process, (v) the business and financial characteristics of AirTouch, and (vi) the types of securities which would be received in the Merger and their market characteristics. At a special meeting held on March 26, 1996, the AirTouch Board discussed the respective financial impacts of the proposed terms of the transaction and the Appraisal Process, as well as key risks associated with the transaction. Representatives of Lehman Brothers participated telephonically in the meeting, and orally advised the AirTouch Board that, in

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

Lehman Brothers' opinion, the consideration to be paid by AirTouch in the Merger was fair to AirTouch from a financial point of view. At the conclusion of such discussion, the AirTouch Board authorized AirTouch's entering into the proposed business combination subject to the approval by the AirTouch Executive Committee of the final terms thereof. On March 27, 28, 29 and 30, representatives of CCI (led by Richard Lubasch, its General Counsel), its legal advisor, Skadden, Arps, Slate, Meagher & Flom, and financial advisors (Wasserstein Perella and Donaldson, Lufkin & Jenrette) and AirTouch (led by Willa Seldon, Managing Director of Corporate Development), its legal advisor, Pillsbury Madison & Sutro LLP, and financial advisor, Lehman Brothers, met in New York to discuss a draft merger agreement and a number of significant issues with respect thereto, principally the tax status of the proposed merger, conditions to the merger, treatment of CCI and New Par employee benefit plans, level of CCI transaction expenses and the dilution provisions of the preferred stocks. Discussions with respect to conditions focused on the nature and scope of conditions related to material adverse change and contingent liabilities; with respect to employee benefit plans related to the treatment of CCI Options, including the consideration to be received upon exercise, and to a desire on the part of CCI to provide certain long-term New Par employees with cash bonus payments; with respect to transaction expenses related to AirTouch's desire to limit CCI's expenses; and with respect to dilution provisions related to CCI's desire that the holders of the preferreds received in the Merger participate in both AirTouch's domestic and international businesses if they were separated. A series of correspondence and telephonic discussions between CCI and AirTouch executive personnel (principally Mr. Sarin and Ms. Seldon for AirTouch and Messrs. Blumenthal and Lubasch for CCI) concerning these issues, and various positions and potential negotiated solutions, ensued during the period from March 28 until April 3. As the negotiations and documentation concluded, the AirTouch Board approved the transaction at a meeting held on April 4, 1996.

     On April 5, 1996, the CCI Board (with Messrs. Cox and Gyani absent) met. Members of CCI management and its legal counsel made a presentation to the CCI Board with respect to (i) the discussions which had occurred between CCI and AirTouch since March 23, 1996, (ii) the terms of the 1990 Merger Agreement,
(iii) the terms of the AirTouch securities to be issued and (iv) the business and financial characteristics of AirTouch. The CCI Board received a joint presentation from Wasserstein Perella and Donaldson, Lufkin & Jenrette, as well as the oral opinion of each firm as to the fairness from a financial point of view of the transaction, which joint presentation and opinions are both described below under "-- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation." The CCI Board again discussed the Appraisal Process, which it understood was, due to the existing contractual commitments of the 1990 Merger Agreement, CCI's only available alternative to a negotiated merger with AirTouch. Thus, the CCI Board did not consider any other alternative transactions. Various members of the CCI Board made inquiries of management and legal and financial advisors with respect to a number of topics, including (i) the trends in AirTouch Common Stock and the effect of the pricing mechanism, (ii) the nature of the provisions of the 1996 Merger Agreement with respect to the Board's recommendation, (iii) the antidilution provisions of the AirTouch Preferred Stock, Series 1996, and (iv) the nature of the inquiries made by CCI and its advisors as to AirTouch. Generally, as to (i), it was noted that AirTouch Common Stock had declined in recent weeks and had closed at $29.625 per share on April 4, 1996 (the day prior to the meeting) and that if the Volume-Weighted Average Trading Price for the 15-day period during which the Preferred Stock Issue Price was established dropped below $29.00 per share, the Preferred Stock Issue Price would be set at $29.00. As to (ii), legal counsel discussed the provisions of Section 5.5 of the 1996 Merger Agreement and of Delaware corporate law. As to (iii), it was noted that while the antidilution provisions of the AirTouch Preferred Stock, Series 1996, generally contain customary provisions, special provision was made with respect to any future separation of AirTouch's domestic and international businesses. It was noted that AirTouch had informed CCI that no such separation was currently contemplated. As to (iv), it was noted that CCI representatives (together with representatives of its financial advisors) had reviewed public documents and third party analyst reports with respect to AirTouch and had participated in discussions with AirTouch management as to AirTouch's business, finances and prospects. It was noted that CCI and its advisors had not received nonpublic projections of future financial performance from AirTouch. After completing its discussion, the CCI Board approved the 1996 Merger Agreement, which was executed later that day.

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

CCI REASONS FOR THE MERGER; RECOMMENDATION OF THE CCI BOARD

     At its April 5, 1996 meeting, the CCI Board (with Messrs. Cox and Gyani absent) unanimously determined that the Merger, upon the terms and conditions set forth in the 1996 Merger Agreement, is fair to, and in the best interests of, the holders of CCI Stock (other than AirTouch) and is fair (both substantively and procedurally) to stockholders of CCI other than AirTouch and affiliates of CCI. Accordingly, the CCI Board (excluding Messrs. Cox and Gyani, who did not participate) has unanimously adopted the 1996 Merger Agreement and unanimously recommends that CCI Stockholders vote for approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, at the Meeting. See "-- Background of the Merger" and "-- Certain Transactions; Conflicts of Interest."

     In reaching its determination, the CCI Board consulted with CCI's management, as well as its legal counsel and financial advisors, and considered a number of factors, including the following material factors:


          (i) The expected value of the consideration to be received by the holders of CCI Stock in the Merger, as compared with the CCI Board's perceptions of the possible range of outcomes of the Appraisal Process and the then-prevailing market price ($51 3/16) of CCI Series A Common Stock (which the CCI Board believed reflected, to some extent, which it could not and did not, quantify, the market's perception of the possible range of outcomes of the Appraisal Process). See "-- Merger Consideration,"
     "-- Effective Time" and "-- Procedures for Exchange of Certificates" and "RISK FACTORS -- Securities-Related Risks -- Dividend Rates and Issue Price; Fluctuations in AirTouch Common Stock Price."


          (ii) The ability of holders of CCI Stock who wish to do so to continue to participate in the growth of the business conducted by AirTouch after the Merger and to benefit from the potential appreciation in the value of AirTouch Common Stock by electing to receive the Units, while realizing an immediate premium for their CCI Stock and while obtaining tax-free treatment to the extent that they receive Units. See "-- Certain Federal Income Tax Consequences."

          (iii) The review of the timing and terms of the available alternative, the Appraisal Process. See "-- Background of the Merger." Based upon their review of the Appraisal Process and the advantages that could be achieved from CCI's combination with AirTouch, and recognizing that there was a possibility of values from the Appraisal Process in excess of the value of the consideration in the Merger, the members of the CCI Board did not believe that the Appraisal Process could reasonably be expected to offer values after adjusting for the time value of money (when giving effect to AirTouch's contractual rights to defer the process and the time value of money) significantly in excess of those which the CCI Board believed were presented by a business combination with AirTouch under the terms of the 1996 Merger Agreement. Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. AirTouch will have the opportunity to cause up to two deferrals of appraisals and therefore will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals, and therefore will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result, the Appraisal Process Redemption could occur as late as the fourth quarter of 1997. Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in additional deferral of the receipt by holders of CCI Stock of payment for their CCI Stock.

          (iv) The respective business, assets, liabilities, managements, strategic objectives, competitive positions and prospects of CCI (including New Par) and AirTouch. In considering this factor, the CCI Board noted that CCI's operations (a) were limited by the permitted activity provisions of the 1990 Merger Agreement and the practical effect of the Appraisal Process (which might require disposition of assets other than the Ohio and Michigan cellular systems in a tax inefficient manner at the time of any Appraisal Process Redemption), (b) were structured as a joint venture so that CCI was not able to solely determine management and strategy and (c) would face additional competition from PCS and other communications companies. It noted that (a) AirTouch could take advantage of its national scope and brands and the economies of scale of running multiple operations, (b) AirTouch could seek a broad range

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

     of opportunities and (c) AirTouch was generally recognized as the premier standalone wireless entity. In assessing AirTouch, the CCI Board also considered the significant opportunities for value creation that it believed were inherent in AirTouch's international operations, given their high expected growth rates and a perception that their value is not fully reflected in AirTouch's current market price, as well as the value of its domestic cellular operations. The CCI Board viewed the analysis set forth in this clause (iv) as supporting its determination.

          (v) Information provided by CCI's legal counsel with respect to the federal income tax consequences of the Merger to holders of CCI Stock. The CCI Board was advised that, for federal income tax purposes, holders that exchange CCI Stock solely for the Units generally would not recognize taxable gain or loss on the exchange, that holders that exchange CCI Stock solely for cash generally would be taxed on the difference between their tax basis in the CCI Stock exchanged and the cash received, and that holders that exchange CCI Stock for a combination of cash and Units generally would recognize taxable gain in an amount equal to the lesser of
     (a) the excess of the sum of the cash and the fair market value of the Units received over the tax basis in the CCI Stock exchanged and (b) the amount of cash received. The CCI Board was also advised that holders of CCI Stock could not ascertain their tax consequences at the time of making an election due to possible applicability of proration. See "-- Election Procedures" and "-- Certain Federal Income Tax Consequences." The CCI Board also considered the fact that the terms of the Merger Agreement will permit holders of CCI Stock to elect to receive the consideration to be issued to them pursuant to the Merger Agreement in the form of Units or cash (subject to proration in each case), thereby generally permitting holders of CCI Stock to influence the tax consequences to them of the Merger. In addition, the CCI Board noted that the provisions of the 1996 Merger Agreement will enable holders of CCI Stock who prefer cash to avoid the necessity of selling any Units they otherwise would have received if all the consideration was in the form of Units. See "-- Merger Consideration,"
     "-- Election Procedures," "-- Procedures for Exchange of Certificates" and "-- Effective Time."

          (vi) The joint presentation of Donaldson, Lufkin & Jenrette and Wasserstein Perella delivered to the CCI Board on April 5, 1996, including their opinions that, as of such date, the Merger Consideration to be received by the holders of CCI Stock (other than AirTouch) pursuant to the 1996 Merger Agreement was fair to such holders from a financial point of view. Each of Donaldson, Lufkin & Jenrette and Wasserstein Perella subsequently confirmed its respective April 5, 1996 opinion by delivery of its written opinion dated the date of this Proxy Statement-Prospectus. Copies of such opinions are attached to this Proxy Statement-Prospectus as Annexes E and F. See "-- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation."

          (vii) The analysis by CCI's management of the terms of the 1996 Merger Agreement, together with CCI's management statement that the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, were negotiated at arms'-length and, in management's view, that such terms were reasonable and customary. In such determination, the CCI Board recognized that the Merger does not have to be approved by a majority of unaffiliated holders of CCI Stock as a structural matter. Nevertheless, the CCI Board recognized that approximately 32.4% of the outstanding CCI Stock (approximately 86% of the stock held by AirTouch) is held by AirTouch subject to a requirement under the 1990 Merger Agreement that it vote in the same proportion as shares of CCI Stock voted by all other holders thereof. Since the approval of the Merger requires a majority of the outstanding shares under the DGCL and often not all stockholders are present and vote at a stockholder meeting, the CCI Board believed that in most cases, as a practical matter, the approval of a majority of the non-AirTouch shares voting would be required to achieve the required vote under the DGCL. Thus, the CCI Board believes that the Merger is procedurally fair.

          (viii) The terms and conditions of the 1996 Merger Agreement, including the amount and the form of the consideration, the parties' representations, warranties, covenants and agreements, and the conditions to their respective obligations set forth in the 1996 Merger Agreement, and the terms of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock. See "THE MERGER AGREEMENT." The CCI Board, based on presentations by its legal and financial advisors, deemed the

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

     terms of the 1996 Merger Agreement, and the terms of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be reasonable and acceptable. In so determining, the CCI Board considered the terms of the 1990 Merger Agreement and the restrictions that it placed on both CCI and AirTouch. In considering the securities to be received as part of the Units, the CCI Board considered (a) the views of Donaldson, Lufkin & Jenrette, Wasserstein Perella and Skadden, Arps, Slate, Meagher & Flom with respect to customary market terms of financially similar securities and (b) the characteristics of AirTouch, including the prospects for growth in both the domestic and international segments of AirTouch's business and the desire to receive a portion of the benefit thereof. The views referred to in clause (a) of the preceding sentence were that the AirTouch securities would be expected to be liquid and enjoy broad distribution since they would be one of the most significant issuances of convertible preferred securities of a company with characteristics similar to AirTouch. Such factors were viewed as supporting the CCI Board's conclusion as to fairness.

          (ix) The uncertainties in the wireless industry, including the likelihood of increased competition in the industry and the possibility that changes in the industry, depending on their nature, could be disadvantageous to CCI (including New Par) and/or AirTouch. The CCI Board believed that, although the uncertainties of the wireless industry could also be advantageous to CCI and disadvantageous to AirTouch, the combined company would be better able to respond to the changes in the industry and to take advantage of the opportunities that such changes might bring.

          (x) The fact that, as a result of the Merger, holders of CCI Stock will not receive the full benefit of any future growth in the value of their equity that CCI may have achieved as an independent company, and the potential disadvantage to holders of CCI Stock who receive Units in the event that AirTouch does not perform as well in the future as CCI may have performed as an independent company. In considering this factor, the CCI Board considered the fact that the provisions of the Appraisal Process made it unlikely, in the CCI Board's view, that CCI would continue as an independent company.

     In electing to approve the 1996 Merger Agreement, the CCI Board determined that the Merger is a better alternative for CCI stockholders (other than AirTouch) than the Appraisal Process. The CCI Board believed that all of the factors set forth above tended to support this determination, although the CCI Board, in considering factors (i), (iii), (iv) and (x), recognized that under the possible scenario of continued favorable growth for CCI and favorable market perception of the wireless industry, there certainly could be outcomes of the Appraisal Process which would lead to more favorable valuation outcomes than the 1996 Merger Agreement. The Board concluded, however, that the probability of such outcomes was not high enough to warrant the risk and uncertainty of pursuing such course of action.

     The CCI Board recognized that certain of the analyses in the joint presentation of Wasserstein Perella and Donaldson, Lufkin & Jenrette, as well as certain financial analyses prepared at various times by CCI employees, suggested value scenarios in excess of the Board's view of the approximate value of the Merger Consideration. The internal analyses were intended as preliminary background information formulated as part of the exploration of the course of action considered by CCI. While certain of such analyses by CCI employees suggested valuations of CCI Stock as high as $156 per share, the analyses were in many respects hypothetical and preliminary in nature, and dependent upon assumptions and projections that were speculative and highly unlikely to occur. The joint presentation presented analyses which produced values as high as $107 per share and as low as $24.06 per share; however, most of the analyses produced values significantly lower than the highest and significantly higher than the lowest end. The highest values indicated by such analyses do not reflect the view of CCI's management or the CCI Board with respect to the actual current value of CCI Stock or the likely outcome of the Appraisal Process as set forth in the 1990 Merger Agreement.

     The foregoing discussion of information and factors considered and given weight by the CCI Board is not intended to be exhaustive but is intended to set forth all material information related thereto. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the CCI Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. Schedule 13E-3 requires that the party to a Rule 13e-3 Transaction indicate whether the belief as to fairness is based on certain specified factors. The

CCI Board did consider certain of such factors in its analysis, including current market price (which, as stated above, the CCI Board believed reflected, to some extent, the market's perception of the possible range of outcomes of the Appraisal Process), the joint presentation of Wasserstein Perella and Donaldson, Lufkin & Jenrette and going concern value. In evaluating going concern value, the CCI Board, referring to the joint presentation of Wasserstein, Perella and Donaldson, Lufkin & Jenrette set forth below under "-- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation -- Public Company Trading Analysis" noted that the current market value of CCI reflected a per POP valuation of $300 compared to a range of $116-229 for seven other domestic cellular operators (average $181 per POP). In the CCI Board's view, this indicated that the market price of CCI Stock already reflected an expectation of the Appraisal Process or some other extraordinary transaction with AirTouch and that without such expectation and based purely on going concern operating characteristics the market price of CCI Stock should decrease to a level more compatible to other cellular operators. The amount of such possible decrease was not quantified. The CCI Board assigned little or no weight to historical market prices, net book value, liquidation value, earlier purchase prices paid by AirTouch for CCI securities or, given the lack thereof, offers by unaffiliated persons. The CCI Board gave little or no weight to historical market prices because of changes both in the market for wireless companies and general levels of valuation in the securities market in the past several years, net book value because it would not reflect the significant intangible value of CCI's licenses and goodwill and was not a customary method of evaluating cellular companies, liquidation value because liquidation was not an alternative available to CCI under the 1990 Merger Agreement, or earlier purchase prices paid by AirTouch for CCI securities because they either were made on the open market or pursuant to negotiations which occurred in 1990. The CCI Board did note that the 1996 Merger Agreement was approved by all directors not employees of CCI or AirTouch, and that the transaction is not structured so that approval of at least a majority of unaffiliated securityholders is required, but did not attribute significant weight to such factors. In addition, individual members of the CCI Board may have given different weights to different factors.

     THE CCI BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS (OTHER THAN DIRECTORS ELECTED BY AIRTOUCH, WHO DID NOT ATTEND OR PARTICIPATE IN THE MEETINGS AT WHICH THE 1996 MERGER AGREEMENT WAS DISCUSSED AND APPROVED), RECOMMENDS THAT CCI STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE 1996 MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND FOR THE CCI RIGHTS REDEMPTION. See "-- Certain Transactions; Conflicts of Interest."

     As disclosed below under "-- CCI Fairness Opinions of Wasserstein Perella & Co. Inc. and Donaldson, Lufkin & Jenrette Securities Corporation," Wasserstein Perella and Donaldson, Lufkin & Jenrette were retained by the CCI Board in part to assist CCI in the negotiations with AirTouch. Such retention was approved by a vote of the CCI Board (with Messrs. Cox and Gyani absent). A majority of the directors who are not employees of CCI did not retain an unaffiliated representative to act solely on behalf of unaffiliated securityholders for the purposes of negotiating the terms of the Merger and/or preparing a report concerning the fairness of such transaction.

EFFECTS OF A FAILURE TO APPROVE THE MERGER

     If the Merger is not approved, the Appraisal Process will commence in August 1996, unless deferred for six months by CCI as a result of a calamitous or severe adverse economic condition in the United States. The price that may be received by holders of CCI Stock for their shares in the Appraisal Process Redemption has not yet been determined and holders of CCI Stock will have no right to approve or reject the Appraisal Process Redemption upon determination of such price. There can be no assurance that holders of CCI Stock will be able to obtain a value for their shares in the Appraisal Process which is higher than the value of the Merger Consideration. Moreover, there can be no assurance that the Appraisal Process Price will equal or exceed the public market trading prices of the CCI Redeemable Stock at or about the date of the Appraisal Process Redemption. Although the provisions of the 1990 Merger Agreement relating to the Appraisal Process specify definitions of value and other considerations to be taken into account, which are described in more detail in Annex I, they do not specifically require the appraisers to adopt any particular valuation methodology in reaching their conclusions as to value.

     Both CCI and AirTouch have certain rights of deferral in the Appraisal Process. AirTouch will have the opportunity to cause up to two deferrals of appraisals and therefore will have the opportunity to delay its right to cause the Appraisal Process Redemption by requiring two additional appraisals. As a result, AirTouch will have the opportunity to evaluate up to three different appraisal values during the Appraisal Process prior to determining whether to cause an Appraisal Process Redemption. As a result, the Appraisal Process Redemption could occur as late as the fourth quarter of 1997 (assuming no deferral by CCI). Moreover, AirTouch may elect not to exercise its right to cause the Appraisal Process Redemption, in which case CCI is obligated to then commence a process to sell CCI which will result in further deferrals.

CCI FAIRNESS OPINIONS OF WASSERSTEIN PERELLA & CO., INC. AND
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     On April 5, 1996, Wasserstein Perella and Donaldson, Lufkin & Jenrette delivered a joint financial presentation to the effect, and their oral opinions that, as of the date of such opinions, and subject to the various assumptions and considerations set forth in such opinions, the Merger Consideration to be received in the Merger by holders of CCI Stock other than AirTouch is fair from a financial point of view to such holders. Wasserstein Perella and Donaldson, Lufkin & Jenrette have confirmed their April 5, 1996 oral opinions by delivery of their respective CCI Fairness Opinions. Wasserstein Perella and Donaldson, Lufkin & Jenrette each noted in its Fairness Opinion that it was not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock, or AirTouch Class C Preferred Stock will actually trade at any time.

     THE FULL TEXT OF EACH OF THE CCI FAIRNESS OPINIONS ARE ATTACHED HERETO AS ANNEXES E AND F. HOLDERS OF CCI STOCK ARE URGED TO READ THE CCI FAIRNESS OPINIONS IN THEIR ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY EACH OF WASSERSTEIN PERELLA AND DONALDSON, LUFKIN & JENRETTE IN RENDERING ITS FAIRNESS OPINION. REFERENCES TO THE CCI FAIRNESS OPINIONS HEREIN AND THE SUMMARY OF THE CCI FAIRNESS OPINIONS SET FORTH BELOW ARE QUALIFIED BY ANNEXES E AND F, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

     The CCI Fairness Opinions are directed only to the fairness from a financial point of view to the holders of CCI Stock other than AirTouch of the Merger Consideration pursuant to the Merger, and they do not address any other aspect of the Merger. The CCI Fairness Opinions do not constitute a recommendation to any holder with respect to whether to vote in favor of the Merger and should not be relied upon by any holder of CCI Stock as such. No limitations were imposed by CCI on the scope of Wasserstein Perella and Donaldson, Lufkin & Jenrette's investigation or the procedures to be followed by each of them in rendering their opinions. Neither Wasserstein Perella nor Donaldson, Lufkin & Jenrette were authorized to, and they did not, solicit the interest of any other party in acquiring CCI or its assets or investigate any alternative transactions which may have been available to CCI. In addition, neither Wasserstein Perella nor Donaldson, Lufkin & Jenrette were requested to, and neither made, any recommendation to the CCI Board as to the form or the amount of the consideration to be received in the Merger, which was determined through arms'-length negotiations between CCI and AirTouch.

     The CCI Fairness Opinions were prepared and delivered based upon conditions as they existed and could be evaluated by each of Wasserstein Perella and Donaldson, Lufkin & Jenrette as of the date thereof. In arriving at their opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each reviewed the draft of the 1996 Merger Agreement dated April 4, 1996, the 1990 Merger Agreement, certain publicly available financial and other information concerning CCI and AirTouch, certain financial and operating information and projections relating to CCI provided by management of CCI, and information concerning the business, operations, assets, financial condition and future prospects of CCI and AirTouch provided during discussions with management of CCI and AirTouch, respectively.

     At the April 5, 1996 meeting of the CCI Board, Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed with the members of the CCI Board certain financial, industry and market information with respect to CCI, the procedures used and the analyses underlying the CCI Fairness Opinions. Wasserstein Perella and Donaldson, Lufkin & Jenrette each arrived at their respective fairness opinions based upon such procedures and analyses which were determined jointly by Wasserstein Perella and Donaldson, Lufkin & Jenrette. In connection

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

with their presentation to the CCI Board, Wasserstein Perella and Donaldson, Lufkin & Jenrette provided the directors with a joint written report summarizing such information, procedures and analyses. The full text of the report presented to the CCI Board on April 5, 1996 is attached as an exhibit to Schedule 13E-3, and is also available for inspection and copying at the principal offices of CCI during CCI's regular business hours by any interested holder of CCI Stock or such holder's representative who has been so designated in writing. The summary set forth below does not purport to be a complete description of the CCI Fairness Opinions or of Wasserstein Perella's and Donaldson, Lufkin & Jenrette's joint financial presentation as set forth in an exhibit to Schedule 13E-3. The preparation of a fairness opinion is a complex process that is not purely mathematical and is not necessarily susceptible to partial analyses or summary description. It involves complex considerations and judgments. Interested holders of CCI Stock are encouraged to review the CCI Fairness Opinions in their entirety and to obtain a copy of the Wasserstein Perella and Donaldson, Lufkin & Jenrette report for a more complete description of the procedures used and the analyses underlying the CCI Fairness Opinions.

     In arriving at their opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each assumed and relied upon the accuracy of all the financial and other information that was provided to, discussed with or publicly available to each of them. Wasserstein Perella and Donaldson, Lufkin & Jenrette each also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses supplied to them by management of CCI and have assumed that they were reasonably prepared in good faith on bases reflecting the best currently available judgments and estimates of CCI's management and neither Wasserstein Perella nor Donaldson, Lufkin & Jenrette expresses any opinion with respect to such financial projections, forecasts and analyses. Wasserstein Perella and Donaldson, Lufkin & Jenrette also did not assume any responsibility for conducting a physical inspection of the properties or facilities of CCI, or for making an independent evaluation or appraisal of the assets or liabilities of CCI. In addition, Wasserstein Perella and Donaldson, Lufkin & Jenrette were not authorized to, and did not solicit alternative offers for CCI or its assets, or investigate any other alternative transactions which might be available to CCI.

     In performing their analyses for the CCI Fairness Opinions, Wasserstein Perella and Donaldson, Lufkin & Jenrette each relied on numerous assumptions made by the management of CCI, and made industry judgments of its own with regard to the performance of CCI and New Par, industry performance, general business and economic conditions and other matters, many of which are beyond CCI's ability to control. Any estimates contained in such analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested in the Wasserstein Perella and Donaldson, Lufkin & Jenrette report. In addition, analyses relating to values of companies do not purport to be appraisals or to reflect the prices at which companies may actually be sold. Since such estimates are inherently subject to uncertainty, none of CCI, Wasserstein Perella, Donaldson, Lufkin & Jenrette or any other person assumes responsibility for their accuracy.

     In connection with their presentation to the CCI Board on April 5, 1996, advising the CCI Board of their opinion on April 5, 1996 and confirming their opinions in writing on the date hereof, representatives of Wasserstein Perella and Donaldson, Lufkin & Jenrette considered and discussed various financial and other matters that they deemed relevant. General valuation considerations, deemed to be relevant by Wasserstein Perella and Donaldson, Lufkin & Jenrette include, without limitation, (i) wireless communication and demographic trends as a whole in CCI's markets; (ii) CCI's historical financial and operating performance and future prospects in the context of its business strategy, market position and current and prospective competition; (iii) CCI's technological, marketing and product strategy; (iv) projections for CCI and New Par provided by CCI management; (v) CCI's size and asset mix; (vi) CCI's shared control of New Par with AirTouch and the markets therein; (vii) the breadth and depth of the potential acquisition universe for CCI; (viii) the potential public market trading value of CCI as a stand-alone entity; (ix) publicly available commentary, research and valuation estimates of industry analysts; (x) AirTouch's ownership of a substantial economic interest in CCI; (xi) AirTouch's ability to act as a buyer of the CCI public shares; and (xii) the Appraisal Process scheduled to begin in August 1996.

     The financial analyses underlying the CCI Fairness Opinions are outlined in the Wasserstein Perella and Donaldson, Lufkin & Jenrette report and are summarized below. The report contains reference ranges of implied prices per CCI Common Equivalent Share based on Wasserstein Perella's and Donaldson,

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

Lufkin & Jenrette's judgment of the data analyzed. These reference ranges include reference points, implicit in the Merger Consideration, including a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA") for 1995 of 18.2x, the estimated latest twelve months ("LTM") ending June 30, 1996 EBITDA multiple of 16.3x, an estimated 1996 EBITDA multiple of 13.9x, an estimated LTM ending June 30, 1997 multiple of 12.7x, an estimated 1997 EBITDA multiple of 11.4x and a price of $322 per POP. ("POPs" refer to the population of a market multiplied by a percentage ownership interest in an entity licensed or designated to receive a license by the FCC to construct and operate a cellular telephone system in such market. POPs do not represent actual subscribers in a cellular system.)

     These reference points were all considered in the context of the analyses described below. Each of these analyses supports the conclusion in the Wasserstein Perella and Donaldson, Lufkin & Jenrette CCI Fairness Opinions because the Merger Consideration estimated at $55.00 per CCI Common Equivalent Share for this purpose, and the per POP prices and the 1995 EBITDA, LTM EBITDA ending June 30, 1996 and 1997, respectively, estimated 1996 EBITDA and estimated 1997 EBITDA multiples implied by the Merger Consideration, are within the reference ranges for such prices and multiples calculated using public company trading analysis, precedent merger and acquisition transactions analysis and discounted cash flow analysis.

     PUBLIC COMPANY TRADING ANALYSIS. Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed, analyzed and compared certain operating, financial and trading information of CCI and seven other publicly traded cellular companies (AirTouch, Centennial Cellular Corp. ("Centennial"), CommNet Cellular, Inc. ("CommNet"), Palmer Wireless, Inc. ("Palmer"), United States Cellular Corporation ("US Cellular"), 360(++) Communications Corporation ("360(++) Comm.") and Vanguard Cellular Systems, Inc. ("Vanguard")), including market values, adjusted market values (defined as market value plus debt, preferred stock and minority interest less cash and cash equivalents) (also "enterprise value"), estimated adjusted markets values of non-U.S. and non-cellular operations, estimated adjusted market values of domestic cellular operations, number of domestic POPs, estimated implied enterprise value per POP, and multiples derived by dividing estimated adjusted market values of domestic cellular operations by each of domestic cellular estimated 1995 EBITDA and estimated 1996 EBITDA. These values and multiples, based on closing stock prices on April 2, 1996, are set forth below.

                                           ENTERPRISE    ENTERPRISE VALUE/     ENTERPRISE VALUE/
                                           VALUE/POP       1995E EBITDA          1996E EBITDA
                                           ---------     -----------------     -----------------
        AirTouch.........................    $ 209              13.1x                 10.3x
        Centennial.......................      116              12.7x                 10.5x
        CommNet..........................      185              25.4x                   NA
        Palmer...........................      229              14.1x                 11.2x
        US Cellular......................      131              20.3x                 14.2x
        360(++) Comm.....................      222                NA                    NA
        Vanguard.........................      176              18.8x                 11.4x
          AVERAGE........................      181              17.4X                 11.5X

     Wasserstein Perella and Donaldson, Lufkin & Jenrette noted, among other things, that the trading pattern of the CCI Stock has been affected by the anticipation of the Appraisal Process and that CCI lacks a precise analog among publicly traded cellular companies due to its major-market presence and its lack of international assets. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that the per POP approach to analyzing the cellular industry has become less influential among analysts than cash-flow multiples as the industry has matured.

     Based on the above values and multiples and in Wasserstein Perella's and Donaldson, Lufkin & Jenrette's judgment, the appropriate reference ranges derived from public company trading analysis were implied reference ranges of multiples for CCI of 12.0x (Centennial) to 20.0x (US Cellular) estimated 1995 EBITDA and 10.0x to 13.0x estimated 1996 EBITDA, yielding a reference range of implied public trading prices of $35.39 to $60.54 per CCI Common Equivalent Share. The reference ranges of implied public company trading prices are not based on a purely mathematical analysis, but also take into consideration a qualitative analysis of each publicly traded company and Wasserstein Perella and Donaldson, Lufkin & Jenrette's judgments concerning the likely trading position of CCI in such a market of publicly traded cellular companies.

     PRECEDENT MERGER AND ACQUISITION TRANSACTIONS. Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed and analyzed selected going private transactions and merger and acquisition transactions involving other companies in the cellular industry that they deemed relevant. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that, while there have been a number of recent transactions in the cellular industry, the acquisition of LIN Broadcasting ("LIN") by AT&T Corporation ("AT&T") is the most recent cellular industry acquisition of comparable scale.

     Wasserstein Perella and Donaldson, Lufkin & Jenrette performed an analysis of the AT&T acquisition of LIN and indicated that, based on the final offer price of $129.90 per LIN common share, the per POP price paid for LIN was $320 per POP, the multiple of estimated EBITDA for the 12-month period ending June 30, 1995 was 20.7x, the multiple of estimated EBITDA for the 12-month period ending June 30, 1996 was 13.8x and the multiple of estimated EBITDA for the 12-month period ending June 30, 1997 was 11.2x. This analysis yielded an implied price per CCI Common Equivalent Share of $54.70 based on per POP analysis, $72.93 based on estimated EBITDA for the 12-month period ending June 30, 1996, $59.86 based on estimated EBITDA for the 12-month period ending June 30, 1997 and $59.29 based on estimated EBITDA for the 12-month period ending June 30, 1998.

     In addition to reviewing AT&T's acquisition of LIN, Wasserstein Perella and Donaldson, Lufkin & Jenrette reviewed and analyzed selected transactions involving other companies in the cellular industry that they deemed relevant, including selected going private transactions. The transactions reviewed included the following, which are listed by acquiror/seller: GTE Corporation/Contel Cellular, Inc., SBC Communications, Inc./Associated Communications Corporation, AT&T/McCaw Cellular Communications, Inc. and U S WEST/U S WEST NewVector Group, Inc. Wasserstein Perella's and Donaldson, Lufkin & Jenrette's analysis yielded an implied CCI Common Equivalent Share value reference range of $89.71 to $102.41 based on estimated EBITDA for the 12 months ending June 30, 1996, $62.49 to $107.05 based on estimated EBITDA for the 12 months ending June 30, 1997, and $24.06 to $48.24 based on per POP values and, therefore, an overall implied value reference range of $24.06 to $107.05. Because the market conditions and circumstances surrounding each of the transactions analyzed were specific to each transaction, and because of the inherent differences between the businesses, operations and market conditions of AirTouch and the acquired businesses analyzed, Wasserstein Perella and Donaldson, Lufkin & Jenrette believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of AirTouch and such acquired companies.

     DISCOUNTED CASH FLOW ANALYSIS. Wasserstein Perella and Donaldson, Lufkin & Jenrette performed discounted cash flow analysis based on the financial projections developed by New Par and provided by CCI management in mid-year 1995, with 1995 and estimated 1996 EBITDA values revised by New Par and provided by CCI management. The analysis derives a range of present values per CCI Common Equivalent Share as of August 1, 1996. The analysis uses an estimate, based on New Par 1996 projections, of cash flows from August 1, 1996 to December 31, 1996, and New Par projections for 1997, 1998 and 1999. Wasserstein Perella and Donaldson, Lufkin & Jenrette noted that given the nature of the cellular industry, discounted cash flow valuation ranges are extremely sensitive to changes in both operating assumptions and valuation parameters.

     Wasserstein Perella and Donaldson, Lufkin & Jenrette believed it appropriate to, and did, utilize a discount rate range of 9.0% to 15.0%. Wasserstein Perella and Donaldson, Lufkin & Jenrette also believed it appropriate to use terminal valuations based on multiple of terminal year (1999 in this case, since the New Par projections obtained from management of CCI were through 1999) of 10.0x to 14.0x.

     As determined by Wasserstein Perella and Donaldson, Lufkin & Jenrette, the reference range values, taking into account CCI's 50% ownership of New Par, were between $46.89 to $77.53 per CCI Common Equivalent Share. This reference range implied a perpetuity growth rate of free cash flow of 4.1% to 11.2%.

     PRELIMINARY MERGER CONSEQUENCES ANALYSIS. Wasserstein Perella and Donaldson, Lufkin & Jenrette performed preliminary pro forma analysis of the proposed merger of CCI with AirTouch. CCI projections were obtained from CCI management. AirTouch projections were based on publicly available institutional equity analyst research and discussions with AirTouch management. AirTouch management did not provide specific projections for 1996, 1997 and 1998.

     As determined by Wasserstein Perella and Donaldson, Lufkin & Jenrette, assuming, among other things, an 8% interest rate on acquisition debt and a tax rate of 46.2% based on AirTouch's historical effective tax rate, the preliminary pro forma merger consequences analysis yielded dilution of earnings per common equivalent AirTouch share of 12.9%, 7.8% and 5.1% in 1996, 1997 and 1998, respectively. The analysis yielded accretion of EBITDA per common equivalent AirTouch share of 4.1%, 4.6% and 4.4% in 1996, 1997 and 1998, respectively. The analysis also yielded accretion of EBITDA minus interest per common equivalent AirTouch share of 0.9%, 1.5% and 1.6% for 1996, 1997 and 1998, respectively.

     Wasserstein Perella and Donaldson, Lufkin & Jenrette also performed a preliminary implied AirTouch value per share accretion analysis based on illustrative trading multiples of AirTouch for 1996, 1997 and 1998, pro forma post the Merger. The analysis yielded a dilution of 0.4% to an accretion of 1.8% for 1996, accretion of 1.0% to 2.7% for 1997, and accretion of 2.0% to 2.7% for 1998.

     In addition to the above outlined analyses, each of Wasserstein Perella and Donaldson, Lufkin & Jenrette performed such other valuation analyses as it deemed appropriate in determining the fairness to holders of CCI Stock other than AirTouch of the Merger Consideration to be received in the Merger. Each of Wasserstein Perella and Donaldson, Lufkin & Jenrette concluded, based on the full range of their analyses, that the Merger Consideration to be paid in the Merger was fair from a financial point of view to the holders of CCI Stock other than AirTouch. However, each of Wasserstein Perella and Donaldson, Lufkin & Jenrette noted in its Fairness Opinion that it was not expressing any opinion as to the prices at which the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will actually trade at any time.

     Wasserstein Perella is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities and private placements. Wasserstein Perella was selected to render its opinion regarding the fairness of the consideration to be received by the holders of CCI Stock other than AirTouch in the Merger because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies, including companies in the cellular industry.

     Donaldson, Lufkin & Jenrette is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities and private placements. Donaldson, Lufkin & Jenrette was selected to render its opinion regarding the fairness of the consideration to be received by the holders of CCI Stock other than AirTouch in the Merger because it is a nationally recognized investment banking firm and because of its experience in the valuation of companies, including companies in the cellular industry.

     TERMS OF WASSERSTEIN PERELLA'S ENGAGEMENT. Pursuant to the terms of an engagement letter dated March 1, 1996, CCI agreed to pay Wasserstein Perella:
(i) a fee equal to $250,000, to be paid upon the signing of the engagement letter (which fee has been paid); (ii) a fee equal to $750,000, to be paid on the date on which, at CCI's request, Wasserstein Perella informed CCI that it was prepared to render a CCI Fairness Opinion (which fee has been paid); (iii) a fee equal to $250,000, to be paid upon mailing of this Proxy Statement; (iv) a fee equal to $750,000, to be paid on the date on which Wasserstein Perella informed CCI that it was prepared to render an updated CCI Fairness Opinion, if requested by CCI, prior to the vote by CCI Stockholders on whether to approve the Merger; and (v) a fee equal to $4,250,000 to be paid on the closing of the Merger less any fee(s) paid pursuant to clauses (i), (ii), (iii) and (iv) above. The engagement letter noted that CCI also had retained Donaldson, Lufkin & Jenrette to act as a financial advisor with respect to the Merger. CCI also agreed to reimburse Wasserstein Perella for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel. CCI agreed to indemnify Wasserstein Perella and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Wasserstein Perella or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

     TERMS OF DONALDSON, LUFKIN & JENRETTE'S ENGAGEMENT. Pursuant to the terms of an engagement letter dated March 1, 1996, CCI agreed to pay Donaldson, Lufkin & Jenrette: (i) a fee equal to $250,000, to be paid upon the signing of the engagement letter (which fee has been paid); (ii) a fee equal to $750,000, to be paid on the date on which, at CCI's request, Donaldson, Lufkin & Jenrette informed CCI that it was prepared to render a CCI Fairness Opinion (which fee has been paid); (iii) a fee equal to $250,000, to be paid upon mailing of this Proxy Statement; (iv) a fee equal to $750,000, to be paid on the date on which Donaldson, Lufkin & Jenrette informed CCI that it was prepared to render an updated CCI Fairness Opinion, if requested by CCI, prior to the vote by CCI Stockholders on whether to approve the Merger; and (v) a fee equal to $4,250,000 to be paid on the closing of the Merger less any fee(s) paid pursuant to clauses
(i), (ii), (iii) and (iv) above. The engagement letter noted that CCI also had retained Wasserstein Perella to act as a financial advisor with respect to the Merger. CCI also agreed to reimburse Donaldson, Lufkin & Jenrette for its out-of-pocket expenses, including reasonable fees and disbursements of its counsel. CCI agreed to indemnify Donaldson, Lufkin & Jenrette and its affiliates, their respective directors, officers, partners, agents and employees and each person, if any, controlling Donaldson, Lufkin & Jenrette or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of such engagement.

FAIRNESS OPINION OF LEHMAN BROTHERS

     AirTouch has engaged Lehman Brothers to act as its financial advisor in connection with the Merger and to render its opinion (the "Lehman Brothers' Opinion") with respect to the fairness, from a financial point of view, to AirTouch of the consideration to be paid by AirTouch in the Merger.

     On March 26, 1996, Lehman Brothers participated telephonically in a meeting among members of the AirTouch Board in connection with their evaluation of the transactions contemplated by the proposed 1996 Merger Agreement and delivered its oral opinion, which opinion was subsequently confirmed in writing, that, as of such date and subject to certain assumptions, factors and limitations as described below, from a financial point of view, the consideration to be paid by AirTouch in the Merger was fair to AirTouch.

     THE FULL TEXT OF THE WRITTEN OPINION OF LEHMAN BROTHERS, DATED APRIL 5, 1996, WHICH SETS FORTH ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LEHMAN BROTHERS, IS ATTACHED AS ANNEX G TO THIS PROXY STATEMENT-PROSPECTUS. THE SUMMARY OF THE LEHMAN BROTHERS' OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     No limitations were imposed by AirTouch on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion, except as described below. Lehman Brothers was not requested to and did not make any recommendation to the AirTouch Board as to the form or amount of consideration to be paid by AirTouch in the Merger, which was determined through active negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to CCI, but made its determination as to the fairness of the consideration to be paid by AirTouch on the basis of the financial and comparative analyses described below. Lehman Brothers' Opinion is for the use and benefit of the AirTouch Board and was rendered to the AirTouch Board in connection with its consideration of the Merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers' Opinion does not in any manner address, (1) the fairness to CCI Stockholders of the Merger Consideration to be paid by AirTouch, (2) AirTouch's underlying business decision to proceed with or effect the Merger or (3) the actual future result of the Appraisal Process set forth in the 1990 Merger Agreement.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the 1990 Merger Agreement, (2) the 1996 Merger Agreement, (3) the Certificates of Designation, Preferences, and Rights relating to AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, (4) publicly available information concerning AirTouch, CCI and New Par that it believed to be relevant to its inquiry, including without limitation, the Form 10-K dated December 31, 1995 for each of AirTouch and CCI, (5) financial and operating information with respect to the business, operations and prospects of New Par prepared by AirTouch or New Par (including, in the case of the information prepared by New Par, historical and projected financial information for New Par for the periods 1992-2000), as the case may be, and furnished to Lehman Brothers in either case by AirTouch,
(6) the trading history of CCI's publicly traded stock from August 1991 to the present, (7) the terms and trading histories of certain other publicly traded convertible preferred securities that Lehman Brothers deemed relevant, (8) a comparison of stock market trading data, historical financial results and present financial condition of AirTouch and CCI with those of other companies that Lehman Brothers deemed relevant, (9) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant and (10) the terms of the Appraisal Process set forth in the 1990 Merger Agreement and several hypothetical future appraisal values for a share of CCI Common Stock as of the appraisal dates outlined in the 1990 Merger Agreement. In addition, Lehman Brothers had discussions with the management of AirTouch and CCI concerning the business, operations, assets, financial condition and prospects of CCI and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. In arriving at its opinion, Lehman Brothers relied on financial projections for New Par prepared by AirTouch and financial projections for New Par prepared by New Par. With respect to such financial projections for New Par, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AirTouch and New Par, respectively, as to the future financial performance of New Par. However, with AirTouch's consent, Lehman Brothers did not conduct any discussions with the management of New Par concerning such projections or the business, operations, assets, financial condition or prospects of New Par. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of CCI or New Par and did not make or obtain any evaluations or appraisals of the assets or liabilities of CCI or New Par. Lehman Brothers also assumed, with AirTouch's consent, that the Merger would (a) not have any adverse impact on AirTouch and/or CCI under any existing agreement to which AirTouch and/or CCI is a party, including any agreement with U S WEST and (b) qualify as a tax-deferred transaction without any adverse tax consequences to AirTouch or CCI. Lehman Brothers did not express any opinion as to what the market value of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will be when issued pursuant to the 1996 Merger Agreement or the price at which AirTouch Class B Preferred Stock or the AirTouch Class C Preferred Stock will actually trade subsequent to the consummation of the Merger. Lehman Brothers' Opinion was necessarily based upon market, economic and other conditions as any existed on, and could be evaluated as of the date of the opinion.

     In arriving at its fairness opinion, Lehman Brothers performed certain financial and comparative analyses, as described below. None of these analyses was presented to the AirTouch Board. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of both AirTouch and CCI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     FINANCIAL TERMS OF THE MERGER. Lehman Brothers compared the terms of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock with the terms and trading histories of certain other publicly traded convertible preferred securities that it deemed relevant. Utilizing this methodology, assuming the consideration payable by AirTouch in the transaction to be allocated among cash, AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in approximately the following proportion: 30%, 35% and 35%, and taking into account the terms of the collar on AirTouch Common Stock set forth in the 1996 Merger Agreement, Lehman Brothers assumed for purposes of its analysis the cost to AirTouch as of March 26, 1996 of the consideration payable by AirTouch in the Merger to be $54.50 per share of CCI. As executed, the 1996 Merger Agreement provides that somewhat less than 35% of the consideration payable by AirTouch in the transaction effectively will be allocated to the AirTouch Class B Preferred Stock and that 72% rather than 70% of the overall consideration will be payable in AirTouch Preferred Stock, Series 1996.

     Lehman Brothers then calculated (i) a transaction multiple for the Merger by comparing the total transaction value (i.e., market value of equity including all CCI options based on the per share consideration in the Merger plus total debt less cash, including cash from exercise of the options) for CCI in the Merger to CCI's estimated 1996 EBITDA based on a January 1996 projection prepared by New Par reflecting estimated 1996 New Par EBITDA of $375 million (the "January 1996 New Par EBITDA Projection") and (ii) a per POP value for CCI by comparing the total transaction value for CCI in the Merger to the number of CCI's domestic POPS. Utilizing this methodology, Lehman Brothers calculated the transaction EBITDA multiple for the Merger to be approximately 13.8x and the per POP value to be approximately $319 (or, assuming the CCI options owned by AirTouch, which were acquired for approximately $108 million in October 1995 and January 1996 and which have an exercise price of approximately $15 per share, are canceled rather than exercised, a transaction EBITDA multiple of approximately 13.3x and a per POP value of approximately $307). The subsequent analyses outlined in this Proxy Statement-Prospectus, are premised on all CCI options being exercised rather than canceled. While, as part of its analyses, Lehman Brothers also compared EBITDA multiples for comparable companies and comparable transactions to the 13.3x transaction EBITDA multiple for the Merger, Lehman Brothers' analyses outlined in this Proxy Statement-Prospectus are premised on the exercise of all CCI options because Lehman Brothers believes that analysts are more likely to analyze the transaction in such a manner.

     COMPARABLE COMPANY ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial information, ratios and public market multiples of CCI with similar data of seven other selected publicly traded domestic cellular companies including AirTouch, Centennial, CommNet, Palmer, U.S. Cellular, Vanguard, and 360(0) Comm. (collectively the "Comparable Universe"). Lehman Brothers calculated the following multiples for each of the above companies based on public market prices as of March 22, 1996: (i) the net market capitalization (i.e., market value of equity plus total debt and preferred stock less cash and less non-cellular and/or international assets) (i.e., "Net Market Capitalization") divided by 1996 estimated domestic EBITDA as determined by various research analysts and (ii) a per POP value (e.g., the Net Market Capitalization divided by the number of domestic POPS). Utilizing this methodology, Lehman Brothers calculated a range of EBITDA trading multiples of 11.3x to 15.2x (with an average of 12.6x) and a range of POP values of $123 to $300 (with an average of $199). Applying the above average values and multiples to the January 1996 New Par EBITDA Projection, Lehman Brothers derived the implied equity value of CCI to be (i) $49.61 per share based on the EBITDA trading multiples and (ii) $33.10 per share based on the per POP values. Lehman Brothers believes that for more mature cellular companies a per POP approach to analyzing the cellular industry is less determinative among analysts than cash-flow multiples.

     Because of the inherent differences between the businesses, operations and prospects of CCI and the businesses, operations and prospects of the companies included in the Comparable Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning the differences between the financial and operating characteristics of CCI and the companies in the Comparable Universe that would affect the public trading values of CCI and such other companies.

     COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Lehman Brothers compared selected financial data with respect to the Merger (including the transaction EBITDA multiple and per POP value) with similar data for five selected transactions in the domestic cellular industry. The comparable transactions reviewed included the acquisition of selected GTE cellular properties by Palmer Wireless, the acquisition of LIN by AT&T, the acquisition of Contel Cellular by GTE, the acquisition of Associated Communications Corporation by SBC Communications, Inc. and the acquisition of McCaw Cellular by AT&T (the "Comparable Transaction Universe"). Using the same methodology as in the analysis of financial terms of the Merger, Lehman Brothers calculated the transaction year EBITDA multiples for the comparable transactions to range between 13.1x to 20.9x (with an average of 16.0x) and the per POP values to range between $191 to $314 (with an average of $239). Applying the above average values and multiples to the January 1996 New Par EBITDA Projection, Lehman Brothers derived the implied equity value of CCI to be (i) $63.01 per share based on the EBITDA trading multiples and (ii) $40.26 per share based on the per POP values.

     Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business operations and prospects of CCI and the businesses, operations and prospects of the companies included in the Comparable Transaction Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of CCI and such acquired companies.

     DISCOUNTED CASH FLOW ANALYSIS. Lehman Brothers performed a discounted cash flow analysis by calculating the present value as of August 1, 1996 (the anticipated closing date of the Merger) of CCI based on the future streams of unleveraged after-tax cash flows of New Par (since CCI is a 50% owner of New Par and New Par is CCI's primary asset) utilizing projections for New Par prepared by AirTouch and projections for New Par prepared by New Par. The projections prepared by New Par estimate New Par's EBITDA from 1996 through 2000 at: $365.1 million (the January 1996 New Par EBITDA Projection was a standalone projection for 1996 EBITDA which was orally transmitted to Lehman Brothers and accordingly was not utilized by Lehman Brothers in its discounted cash flow analysis), $474.9 million, $576.9 million, $661.7 million and $737.2 million, respectively. In its analysis, Lehman Brothers assumed various factors including (i) discount rates, (ii) terminal multiples and (iii) a terminal year of 2000 (in the case of the projections prepared by New Par) and 2004 (in the case of the projections prepared by AirTouch). Lehman Brothers estimated the discount rates and multiples based on its analysis of companies engaged in businesses considered to be comparable to those of AirTouch and CCI and based on several assumptions regarding factors such as the inflation rate, interest rates and the inherent business risks of CCI. Utilizing this methodology, Lehman Brothers derived the implied equity value per share of CCI Common Stock to range between approximately $50 and $70.

     STOCK PRICE PERFORMANCE/EQUITY RESEARCH ANALYSTS' PRIVATE MARKET
VALUE. Lehman Brothers reviewed the trading history of CCI Common Stock from the creation of New Par from 1991 to March 22, 1996. During that period, CCI's publicly traded stock traded in a range of $29.75 to $55.75. In 1996, prior to the date of Lehman Brothers' Opinion, CCI's publicly traded stock has traded as low as $48.75 and as high as $51.75 per share.

     Lehman Brothers also reviewed estimates of CCI's 1996 private market value by several equity research analysts which reflect an estimated private market value per share of CCI Common Stock ranging between $55.00 and $65.00 (with an average value per share of CCI Common Stock of $60.97).

     ANALYSIS OF HYPOTHETICAL FUTURE APPRAISAL VALUES. As part of Lehman Brothers' ongoing analysis for AirTouch, Lehman Brothers calculated possible future appraisal values for a share of CCI Common Stock for each of the three possible appraisal dates (August 1996, February 1997 and August 1997). Utilizing the January 1996 New Par EBITDA Projection and assuming various factors including EBITDA multiples ranging from 10x to 16x, Lehman Brothers derived potential future appraisal values for a share of CCI Common Stock to range between approximately $38 and $97 per share as of their respective dates (which if, for example, were discounted to April 1, 1996 using a 13% discount rate, would range from approximately $36 to $83 per share with an average of approximately $59 per share). These analyses were hypothetical and preliminary in nature, were dependent on the fulfillment of the assumptions and projections utilized and were not intended to be an opinion by Lehman Brothers as to the future appraisal value of a share of CCI Common Stock or the actual future result of the Appraisal Process set forth in the 1990 Merger Agreement. With AirTouch's consent, Lehman Brothers did not conduct any discussions with the management of New Par concerning such projections or the business, assets, financial conditions or prospects of New Par.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and for other purposes. AirTouch selected Lehman Brothers to act as its financial advisor in connection with the Merger because of its expertise, reputation and substantial experience in transactions comparable to the Merger and because it is familiar with AirTouch and its business.

     In connection with Lehman Brothers' services as financial advisor to AirTouch, AirTouch has paid Lehman Brothers to date $150,000 and has agreed to pay Lehman Brothers an additional fee of $1,550,000 which will be contingent upon the consummation of the Merger. In addition, in connection with the rendering of financial advisory services to AirTouch with respect to the Merger, AirTouch has agreed to reimburse Lehman Brothers for certain out-of-pocket expenses incurred in connection with its services to AirTouch and to indemnify Lehman Brothers and certain related persons against certain liabilities and expenses in connection with the Merger, including liabilities under the federal securities laws.

     Lehman Brothers has performed various investment banking services for AirTouch in the past (including acting as managing underwriter for AirTouch's initial public offering and currently as a commercial paper dealer on behalf of AirTouch) and has received customary fees for such services. Lehman Brothers has also performed various investment banking services for CCI in the past (including acting as financial advisor to CCI in connection with CCI's negotiation with AirTouch of the 1990 Merger Agreement and rendering a fairness opinion to CCI with respect thereto) and has received customary fees for such services.

     In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of AirTouch and CCI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

AIRTOUCH REASONS FOR THE MERGER AND FOR THE STRUCTURE

     AirTouch entered into the 1996 Merger Agreement in order to acquire the CCI Stock that it does not already own in an alternative transaction to the Appraisal Process Redemption under the 1990 Merger Agreement. By entering into the 1996 Merger Agreement, AirTouch will be able to acquire all of the CCI Stock while avoiding the uncertainty, costs and time commitment related to the Appraisal Process. Pursuant to the 1996 Merger Agreement, AirTouch will obtain sole ownership of New Par and the cellular markets in Ohio and Michigan operated by New Par at an earlier date than would have been possible by exercising its redemption right under the 1990 Merger Agreement, enabling it more rapidly to extend the AirTouch brand name into those markets and further its strategy of increasing its national scale and scope. See "CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER AND OPERATIONS AFTER THE MERGER."

     AirTouch and CCI structured the transaction described in this Proxy Statement-Prospectus as a merger using a combination of cash and AirTouch Preferred Stock, Series 1996 in order to allow AirTouch to acquire all of the CCI Stock that it does not own in a single transaction while generally providing the holders of CCI Stock with tax-free treatment with respect to the portion of Merger Consideration received in the form of AirTouch Preferred Stock, Series 1996, as described in "-- Certain Federal Income Tax Consequences." By using equity securities as a portion of the Merger Consideration, AirTouch will avoid the need to borrow cash for the entire acquisition price, thereby preserving its future borrowing capacity. AirTouch structured the AirTouch Preferred Stock, Series 1996 as convertible preferred stock with conversion premiums of 24% and 25% in order to minimize dilution to holders of AirTouch Common Stock. In deciding to approve the execution of the 1996 Merger Agreement, the AirTouch Board also considered Lehman Brothers' oral opinion that, as of March 26, 1996 (subsequently confirmed in writing as of April 5, 1996), and subject to certain assumptions, factors and limitations, from a financial point of view, the consideration to be paid by AirTouch in the Merger was fair to AirTouch. See "-- Fairness Opinion of Lehman Brothers."

     AirTouch has concluded that the Merger is fair both procedurally and substantively to the CCI Stockholders, other than AirTouch and affiliates of CCI. In arriving at this conclusion, AirTouch considered (i) the fact that the Merger Consideration and the other terms and conditions of the 1996 Merger Agreement resulted from active bargaining between AirTouch, on the one hand, and CCI and its advisors, on the other, (ii) the unanimous determination, and the basis therefor, of the CCI Board (excluding the two directors elected by AirTouch, who did not participate) that the terms of the Merger are fair to, and in the best interest of the CCI Stockholders (see "-- CCI Reasons For Merger; Recommendation of the CCI Board), and (iii) the fact that the CCI Board had received an opinion from each of its financial advisors that the Merger Consideration to be received by the CCI Stockholders was fair to such holders (see "-- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation"). AirTouch did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors considered in reaching its conclusion regarding the fairness of the terms of the Merger. Moreover, because AirTouch relied on the foregoing factors for its conclusion, it did not consider current or historical market prices, net book value, going concern value or liquidation value of CCI, or the purchase prices previously paid by AirTouch for CCI Stock. Although AirTouch was mindful of its relationship with CCI in reaching its conclusion, it did not view such relationship as affecting the appropriateness of any of the foregoing factors. Only two of CCI's ten directors, and none of CCI's management, are representatives of AirTouch. CCI's negotiations were conducted by its management and advisors, and neither AirTouch-appointed director participated in CCI's board deliberations. Moreover, despite AirTouch's significant ownership interest in CCI, it has voting discretion with respect to only approximately 5% of CCI's total outstanding capital stock. The remaining shares owned by AirTouch are required as a general matter under the terms of the 1990 Merger Agreement to be voted in the same proportion as shares of CCI Stock voted by all other holders thereof. In that regard, since the affirmative vote of a majority of the outstanding voting shares of CCI Stock is required to approve the Merger, AirTouch did not perceive the fact that the transaction is not structured to require approval of at least a majority of unaffiliated securityholders as affecting its conclusion. AirTouch did not request Lehman Brothers to opine as to, and Lehman Brothers' opinion did not in any manner address, the fairness to the holders of CCI Stock of the Merger Consideration. Lehman Brothers also made no presentation to the AirTouch Board of the financial and comparative analyses described under "-- Fairness Opinion of Lehman Brothers." The range of possible values for CCI suggested by such analyses include per share values not only lower than but also in excess of the Merger Consideration. In explaining its analyses, Lehman Brothers has observed that its analyses must be considered as a whole and that any estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. AirTouch did not consider these Lehman Brothers' analyses in reaching its conclusion regarding the fairness of the terms of the Merger to unaffiliated holders of CCI Stock.

     In connection with its consideration of a potential transaction with CCI, AirTouch management periodically requested Lehman Brothers to prepare financial analyses with respect to possible transaction scenarios, including the operation of the terms of the 1990 Merger Agreement. These analyses were intended by AirTouch only as background information as part of its exploration of various courses of action available to AirTouch as it entered the final phase of its relationship with CCI. These analyses were recognized by AirTouch to be hypothetical analyses designed to respond to AirTouch's specific requests, were preliminary in nature, were in many cases revised, were dependent on the fulfillment of the assumptions and projections utilized in the particular analysis and were not intended to be an opinion by Lehman Brothers as to the future appraisal value of a share of CCI Common Stock or the actual future result of the Appraisal Process set forth in the 1990 Merger Agreement. None of these analyses was prepared with a view to disclosure to the AirTouch Board or was ever presented to the AirTouch Board.

MERGER CONSIDERATION

     The 1996 Merger Agreement provides that, subject to the election and allocation procedures provided for therein, each share of CCI Stock outstanding immediately prior to the Effective Time (other than shares owned by AirTouch and Dissenting CCI Stock) will be converted into the right to receive, for each CCI Common Equivalent Share represented thereby:

          (i) $55.00 in cash, without interest, or

          (ii) a Unit of AirTouch Preferred Stock, Series 1996, having an aggregate face amount of $55.00 consisting of (a) an amount of shares of AirTouch Class B Preferred Stock equal to the Class B Per-Unit Amount and
     (b) an amount of shares of AirTouch Class C Preferred Stock equal to the Class C Per-Unit Amount, or

          (iii) a combination of a fractional Unit and cash, together having an aggregate face amount of $55.00.

     Because the AirTouch Class B Preferred Stock and the AirTouch Class C Preferred Stock will automatically separate at the Effective Time, holders of CCI Stock at the Effective Time will not physically receive Units, but rather only the underlying shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock.


     The face amount per share of the AirTouch Class B Preferred Stock is equal to the Preferred Stock Issue Price. The face amount per share of the AirTouch Class C Preferred Stock is equal to $50.00. CCI Stock held by AirTouch, which represented approximately 37.6% of the outstanding CCI Stock at the Record Date, will be canceled in the Merger without consideration. Of the remaining CCI Stock outstanding immediately prior to the Effective Time, an aggregate of 28% (subject to reduction to the extent of Dissenting CCI Stock) will be converted into the right to receive cash, and an aggregate of 72% will be converted into the right to receive Units. Holders of CCI Stock outstanding immediately prior to the Effective Time will be entitled to elect to receive cash or Units in exchange for their CCI Common Equivalent Shares, subject to proration as described under "-- Election Procedures." The aggregate amount of CCI Stock to be converted into the right to receive Units will be increased to up to 74% if there is oversubscription for Units, as described under "-- Election
Procedures -- Excess Unit Elections." The Merger is conditioned on being a tax-free reorganization and the number of CCI Common Equivalent Shares to be exchanged for Units rather than cash will be increased to the extent necessary to achieve tax-free treatment, as described below under "Adjustments to Preserve Tax Status of Merger," provided that AirTouch shall not be required to exchange Units for in excess of 80% of the CCI Common Equivalent Shares. Holders of AirTouch Series B Preferred Stock may be entitled to receive a Contingent Payment in the event that the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock is not equal to a stipulated amount, as described under "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class B Preferred Stock -- Contingent Payment." As of the Record Date, there were 26,054,228 CCI Common Equivalent Shares outstanding.


     Although holders of CCI Stock outstanding immediately prior to the Effective Time may receive, on a per CCI Common Equivalent Share basis, a Unit with a face amount of $55.00, the face amount is not indicative of what the actual aggregate market value of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting the Unit will be at the Effective Time or any given time thereafter. Prior to the Effective Time, there will have been no public market for these securities. The market value for each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will fluctuate over the life of the security depending on numerous factors, including the fair market value of AirTouch Common Stock, prevailing interest rates, terms of comparable securities and general market conditions. There can be no assurance that AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock will trade at their face amounts. See "RISK FACTORS -- Securities-Related Risks."

     LIMITATIONS ON NUMBER OF SHARES OF AIRTOUCH CLASS B PREFERRED STOCK TO BE ISSUED. The number of shares of AirTouch Class B Preferred Stock issued in the Merger will in no event exceed the Class B Maximum (17,241,379 shares). AirTouch Class B Preferred Stock issued upon conversions of the CCI Convertible Notes or the exercise of outstanding CCI Options occurring, in either case, after the Effective Time, will not be subject to the Class B Maximum. In the event that, absent any adjustment, the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, then instead of issuing shares of AirTouch Class B Preferred Stock in excess of the Class B Maximum (the "Class B Excess") the composition of each Unit will be adjusted as follows:

          (i) The Class B Per-Unit Amount will be decreased by an amount equal to (x) the Class B Excess, divided by (y) the number of Units to be issued in the Merger (the "Class B Per-Unit Reduction"); and

          (ii) The Class C Per-Unit Amount will be increased by an amount equal to (x) the amount of the Class B Per-Unit Reduction, multiplied by (y) a fraction, the numerator of which is the Class C Per-Unit Amount (prior to making any adjustment hereunder) and the denominator of which is Class B Per-Unit Amount (prior to making any adjustment hereunder).

     This adjustment would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount (and thus increasing the number of shares of AirTouch Class C Preferred Stock to be issued in the Merger while limiting the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger to the Class B Maximum). Although the relative mix of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting a Unit or a fraction of a Unit may change if this adjustment, which is based on (i) the actual number of CCI Common Stock Equivalent Shares outstanding immediately prior to the Effective Time and (ii) if applicable, an oversubscription of Units, is made, it will not affect the aggregate face amount of such AirTouch Preferred Stock, Series 1996 constituting a Unit, which is $55.00. (In contrast, an adjustment to preserve the tax treatment of the Merger would likely cause such aggregate face amount to differ from $55.00, as described under "-- Adjustments to Preserve Tax Status of Merger"). However, the face amount of each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock constituting a Unit may not be indicative of the actual value of such securities upon issuance at the Effective Time or subsequent thereto. Prior to the Effective Time, there will have been no public market for these securities. The market value for each of the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will fluctuate over the life of the security depending on numerous factors, including the fair market value of AirTouch Common Stock, prevailing interest rates, terms of comparable securities and general market conditions. There can be no assurance that the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock will trade at their face amounts. See "RISK FACTORS -- Securities-Related Risks."

     As of the Record Date, there were issued and outstanding shares of CCI Stock representing 26,054,228 CCI Common Equivalent Shares. Based on this number of CCI Common Equivalent Shares (and assuming that 72% of such shares are converted into the right to receive Units), the formula described above would adjust the Class B Per-Unit Amount from 0.948 to 0.919 and would adjust the Class C Per-Unit amount from 0.550 to 0.567. Assuming the conversion of all outstanding CCI Convertible Notes and the exercise of all CCI Options prior to the Effective Time, the formula described above would further adjust the Class B Per-Unit Amount to 0.820 and would further adjust the Class C Per-Unit Amount to 0.624.

     NO FRACTIONAL SHARES. Each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of either of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock, after taking into account all certificates delivered by such holder, will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part multiplied by the Preferred Stock Issue Price (in the case of the AirTouch Class B Preferred Stock) or $50.00 (in the case of the AirTouch Class C Preferred Stock). No such holder shall be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of either of AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock.

     ADJUSTMENTS TO PRESERVE TAX STATUS OF MERGER. If Pillsbury Madison & Sutro LLP determines that the tax opinion of such firm required to be delivered to AirTouch, as of the Effective Time (described under "Certain Federal Income Tax Consequences") cannot be rendered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then, to the minimum extent necessary to enable such tax opinion to be rendered:
(i) the Cash Election Number (the number of CCI Common Equivalent Shares to be converted into the right to receive cash in the Merger) will be reduced and the Unit Election Number (the number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger) will be correspondingly increased on a share-for-share basis and (ii) the composition of each Unit will be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount pursuant to a formula, set forth immediately below, which would have the effect of increasing the Class C Per-Unit Amount and decreasing the Class B Per-Unit Amount.

     The adjusted Class B Per-Unit Amount will be calculated according to the following formula:

                         Class B Shares Pre-Adjustment
             -----------------------------------------------------
                 Units Pre-Adjustment + Additional Unit Amount

     The adjusted Class C Per-Unit Amount will be calculated according to the following formula:

              Class C Shares Pre-Adjustment + Additional C Shares
          -----------------------------------------------------------
                 Units Pre-Adjustment + Additional Unit Amount

     As used herein, the following terms have the following meanings:

                                      Cash Reduction Amount
Additional C Shares              =    --------------------------
                                      FMV-C Share
                                      Cash Reduction Amount
Additional Unit Amount           =    --------------------------
                                      $55.00
Cash Reduction Amount            =    (a) the amount of the reduction in the Cash
                                      Election Number required to enable Pillsbury
                                      Madison & Sutro LLP to render its tax opinion,
                                      multiplied by (b) $55
Class B Shares Pre-Adjustment    =    (a) $500 million, divided by (b) the Preferred
                                      Stock Issue Price
Class C Shares Pre-Adjustment    =    (a) (i) Units Pre-Adjustment, multiplied by $55.00,
                                      minus, (ii) $500 million, divided by (b) $50.00
FMV-C Share                      =    the fair market value of one share of AirTouch
                                      Class C Preferred Stock determined in writing by
                                      Lehman Brothers as of the Effective Time
Units Pre-Adjustment             =    Unit Election Number

     Lehman Brothers will determine the fair market value of a share of AirTouch Class C Preferred Stock as of the Effective Time based upon market, economic and other conditions as they exist as of the Effective Time including (1) the market price of AirTouch Common Stock, (2) the interest rate environment, (3) the market prices of other publicly traded convertible preferred securities, (4) the market price of a share of AirTouch Class C Preferred Stock if a public trading market exists in respect thereof and (5) such other factors as would customarily be reviewed in similar transactions

     The effect of the foregoing adjustment will be to increase the equity component, and reduce the cash component, of the Merger Consideration, while obtaining the same aggregate value of consideration to be delivered in the Merger that would have resulted if no such adjustment had been made. As a result of such adjustment, the aggregate face amount of the AirTouch Preferred Stock, Series 1996 constituting a Unit would likely differ from $55.00. Notwithstanding anything to the contrary contained in the 1996 Merger Agreement, in the event that as a result of the foregoing adjustments, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, then the AirTouch Board, in its sole discretion, may elect to terminate the 1996 Merger Agreement. See "THE MERGER
AGREEMENT -- Termination; Effect of Termination."


     Assuming CCI Common Equivalent Shares of 26,054,228 outstanding immediately prior to the Effective Time, if no adjustment to preserve the tax treatment of the Merger were made (and assuming no increase in the Unit Election Number resulting from oversubscription of Units and no Dissenting CCI Stock), the Cash Election Number would be 7,295,184 and the Unit Election Number would be 18,759,044, and if the maximum adjustment AirTouch is required to make to preserve the tax treatment of the Merger were made, the Cash Election Number would be 5,210,846 and the Unit Election Number would be 20,843,382. Assuming 30,495,078 CCI Common Equivalent Shares outstanding at the Effective Time as a result of the conversion of all outstanding CCI Convertible Notes and the exercise of all CCI Options, if no adjustment to preserve the tax treatment of the Merger were made (and assuming no increase in the Unit Election Number as a result of oversubscription of Units and no Dissenting CCI Stock), the Cash Election Number would be 8,538,622 and the Unit Election Number would be 21,956,456, and if the maximum adjustment AirTouch is required to make to preserve the tax treatment of the Merger were made, the Cash Election Number would be 6,099,016 and the Unit Election Number would be 24,396,062. For examples of how the Class B Per-Unit Amount and the Class C Per-Unit Amount may be adjusted, see "SUMMARY -- The Merger -- Examples of Merger Consideration Calculation."


     ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. The 1996 Merger Agreement provides that if, prior to the Effective Time, CCI declares a stock dividend or distribution upon or subdivides, split ups, reclassifies or combines the CCI Stock, or declares a dividend, or makes a distribution, on the CCI Stock in any security convertible into CCI Stock, an appropriate adjustment will be made to the Per Share Cash Consideration and Per Share Unit Consideration. The 1996 Merger Agreement also provides that if, at the Effective Time, CCI has outstanding more shares of CCI Stock than are contemplated by the representation and warranty of CCI set forth in the Merger Agreement to be outstanding or subject to subscription, option, stock-based or stock-related award or right, warrant, right, conversion, exchange or other agreement, arrangement or commitment of any character then, at the election of the AirTouch Board, the Per Share Cash Consideration and the Per Share Unit Consideration will be appropriately adjusted downward to obtain the same aggregate value of Merger Consideration that would have resulted if such representation and warranty had been true and correct at the Effective Time.

     OTHER MATTERS RELATING TO CONVERSION OF CCI STOCK. All shares of CCI Stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be canceled and will cease to exist, and each certificate previously representing any such shares will thereafter represent the right to receive cash and/or a certificate representing the AirTouch Preferred Stock, Series 1996 into which such shares of CCI Stock are exchangeable. Certificates previously representing shares of CCI Stock will be exchanged for cash and/or certificates representing whole shares of AirTouch Preferred Stock, Series 1996 issued in consideration therefor upon the surrender of such certificates as provided below, without interest. No fractional shares of AirTouch Preferred Stock, Series 1996 will be issued, and, in lieu thereof, a cash payment will be made as provided below.

     For a description of the procedures for exchanging certificates for shares of CCI Stock for certificates for shares of AirTouch Preferred Stock, Series 1996 and for payment of cash for shares of CCI Stock or in lieu of the issuance of fractional shares, see "-- Procedures for Exchange of Certificates."

     CCI CONVERTIBLE NOTES. The 1996 Merger Agreement provides that, at the Effective Time, the CCI Convertible Notes will be assumed by the Surviving Corporation. AirTouch and the Surviving Corporation will execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Notes.

     TREASURY SHARES; SHARES HELD BY AIRTOUCH. Each share of CCI Stock held in the treasury of CCI and each share of CCI Stock owned by AirTouch or any direct or indirect wholly owned subsidiary of AirTouch or of CCI immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

     CCI RIGHTS PLAN REDEMPTION CONSIDERATION. In addition to the Merger Consideration which each holder of a share of CCI Stock will be entitled to receive, $.01 in value per CCI Common Equivalent Share will be paid in consideration of the CCI Rights Redemption. The CCI Rights Redemption Payment will be paid with respect to each CCI Right upon surrender by such holder of the certificate for the share of CCI Stock with which such CCI Right was associated in the manner described below under "-- Procedures for Exchange of Certificates."

ELECTION PROCEDURES

     Both the Cash Election Number and the Unit Election Number are fixed under the terms of the 1996 Merger Agreement. The Cash Election Number will be equal to (i) 28% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time, minus (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock. The Unit Election Number will be equal to 72% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. In addition, the Unit Election Number will be increased to up to 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time and the Cash Election Number will be correspondingly reduced in the event that there is oversubscription for Units, as described under "-- Excess Unit Election." Both the Cash Election Number and the Unit Election Number also will be subject to adjustment as discussed under "-- Merger Consideration -- Adjustments to Preserve Tax Status of Merger."

     ELECTION OF CONSIDERATION. Subject to the allocation procedures set forth below, each record holder of shares of CCI Stock outstanding immediately prior to the Effective Time will be entitled (i) to make a Cash Election (i.e., to elect to receive cash for all of such shares); (ii) to make a Unit Election (i.e., to elect to receive Units for all of such shares) or (iii) to make a Non-Election (i.e., to indicate that such holder has no preference as to the receipt of cash or Units for such shares). All such elections are to be made on an Election and Transmittal Form. Holders of record of shares of CCI Stock who hold such shares as Representatives (i.e., as nominees, trustees or in other representative capacities) may submit multiple Election and Transmittal Forms, provided that each such Representative certifies that each Election and Transmittal Forms covers all the shares of CCI Stock held by such Representative for a particular beneficial owner. All elections will be revocable until 5:00 p.m. New York time on the last business day prior to the Effective Time.

     Holders of CCI Stock should consider that the conversion ratios and the dividend rates of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock were determined based on the market price of AirTouch Common Stock over a period prior to the date of mailing of this Proxy Statement-Prospectus and prevailing interest rates at the time of the original execution of 1996 Merger Agreement, respectively. Since the market price of AirTouch Common Stock and interest rates are subject to fluctuation and, depending on general market conditions, the combined market value of the AirTouch Preferred Stock, Series 1996 underlying a Unit that holders of shares of CCI Stock may receive in the Merger may be less than, greater than or equal to $55.00. In addition, because of fluctuations in the value of AirTouch Preferred Stock, Series 1996 the market value of the AirTouch Preferred Stock, Series 1996 that holders of shares of CCI Stock may receive in the Merger may increase or decrease following the Merger.

     EXCESS CASH ELECTION. If the aggregate number of Cash Election Shares (i.e., CCI Common Equivalent Shares covered by Cash Elections) exceeds the Cash Election Number, then all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive Units and the shares of CCI Stock covered by Cash Elections will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) the Cash Fraction, the numerator of which will be the Cash Election Number as so adjusted and the denominator of which will be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of the Per Share Unit Consideration multiplied by a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such shares.

     EXCESS UNIT ELECTIONS. If the aggregate number of Unit Election Shares (i.e., CCI Common Equivalent Shares covered by Unit Elections) exceeds the Unit Election Number, then the Unit Election Number will be increased so that it equals the number of Unit Election Shares (and the Cash Election Number will be correspondingly decreased), provided that in no event shall such adjustment cause the Unit Election Number to exceed 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. If, after giving effect to the foregoing sentence, the number of Unit Election Shares still exceeds the Unit Election Number, then all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections will be converted into the right to receive cash, and all shares of CCI Stock covered by Unit Elections will be converted into the right to receive (i) a number of Units equal to the Unit Fraction, the numerator of which will be the Unit Election Number (after giving effect to the foregoing sentence) and the denominator of which will be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

     INSUFFICIENT ELECTIONS. In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Unit Election Shares does not exceed the Unit Election Number, all shares of CCI Stock covered by Cash Elections will be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections will be converted into the right to receive Units, and the shares of CCI Stock covered by Non-Elections, if any, will be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) the Non-Election Fraction, the numerator of which will be the excess of the Cash Election Number over the total number of Cash Election Shares and the denominator of which will be the excess of (A) the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

     BOTH THE PERCENTAGE OF CCI COMMON EQUIVALENT SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE CASH (INCLUDING DISSENTING CCI STOCK) AND THE PERCENTAGE OF SUCH SHARES TO BE CONVERTED INTO THE RIGHT TO RECEIVE UNITS IN THE MERGER ARE FIXED UNDER THE TERMS OF THE 1996 MERGER AGREEMENT. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY GIVEN HOLDER OF CCI STOCK CAN BE ACCOMMODATED. RATHER, THE ELECTION BY EACH HOLDER OF CCI STOCK WILL BE SUBJECT TO THE RESULTS OF THE ALLOCATION AND PRORATION PROCEDURES DESCRIBED ABOVE.

     AN ELECTION AND TRANSMITTAL FORM IS BEING SENT TO HOLDERS OF RECORD OF CCI STOCK ON THE RECORD DATE. THE INSTRUCTIONS TO THE ELECTION AND TRANSMITTAL FORM WILL SPECIFY THAT DELIVERY WILL BE EFFECTED AND RISK OF LOSS AND TITLE TO THE CERTIFICATES REPRESENTING SHARES OF CCI STOCK WILL PASS, ONLY UPON PROPER DELIVERY OF SUCH CERTIFICATES TO THE EXCHANGE AGENT. TO BE EFFECTIVE, AN ELECTION AND TRANSMITTAL FORM MUST BE PROPERLY COMPLETED AND SIGNED AND MUST BE RECEIVED BY THE BANK OF NEW YORK, AS EXCHANGE AGENT, ACCOMPANIED BY ALL STOCK CERTIFICATES REPRESENTING SHARES OF CCI STOCK (OTHER THAN SHARES OF CCI SERIES B PREFERENCE STOCK, WHICH ARE TO BE REDEEMED) HELD BY THE PERSON SUBMITTING SUCH ELECTION AND TRANSMITTAL FORM NO LATER THAN 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME. THE EFFECTIVE TIME OF THE MERGER IS ANTICIPATED TO OCCUR ON AUGUST 16, 1996. THUS, EACH HOLDER OF CCI STOCK SHOULD DELIVER A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M. NEW YORK TIME, ON AUGUST 15, 1996 (THE LAST BUSINESS DAY IMMEDIATELY PRIOR TO THE ANTICIPATED EFFECTIVE TIME). NO ASSURANCE CAN BE GIVEN THAT THE EFFECTIVE TIME WILL NOT BE DELAYED. AIRTOUCH AND CCI WILL ANNOUNCE PUBLICLY ANY DELAY IN THE EFFECTIVE TIME AND THE NEW DATE BY WHICH ELECTION AND TRANSMITTAL FORMS MUST BE SUBMITTED. ALL ELECTIONS MAY BE REVOKED UNTIL 5:00 P.M. NEW YORK TIME ON THE LAST BUSINESS DAY PRIOR TO THE EFFECTIVE TIME.


     In the 1996 Merger Agreement, AirTouch and CCI have each agreed to use their best efforts to mail an Election and Transmittal Form to all persons who become holders of CCI Stock between the Record Date and 10:00 a.m., New York time, on the fifth business days prior to the anticipated Effective Time and to make an Election and Transmittal Form available to all persons who become holders of CCI Stock subsequent to such date and not later than the close of business on the business day prior to the Effective Time. Persons who become holders of CCI Stock after the Record Date or any other holders of CCI Stock who need an Election and Transmittal Form may obtain copies of the Election and Transmittal Form upon request from the Exchange Agent either in writing by mail at The Bank of New York, Reorganization Services, P.O. Box 11248, Church Street Station, New York, NY 10286-1248, by hand or courier at The Bank of New York, Reorganization Services, 101 Barclay Street, Receive and Deliver Window, Street Level, New York, NY 10286, or by telephone at 1-800-507-9357.

     HOLDERS OF SHARES OF CCI STOCK THAT WISH TO SUBMIT AN ELECTION AND TRANSMITTAL FORM MUST DELIVER THEIR STOCK CERTIFICATES WITH SUCH ELECTION AND TRANSMITTAL FORM.

     ANY HOLDER OF CCI STOCK THAT DOES NOT SUBMIT A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM ACCOMPANIED BY THE APPLICABLE STOCK CERTIFICATES WHICH IS RECEIVED AND ACCEPTED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK TIME ON AUGUST 15, 1996 (OR SUCH LATER DATE AS AIRTOUCH AND CCI SHALL PUBLICLY ANNOUNCE) WILL BE DEEMED TO HAVE MADE A NON-ELECTION.

     If AirTouch or the Exchange Agent determines that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election will be deemed to be of no force and effect and the holder of CCI Stock making such purported Cash Election or Unit Election will, for purposes hereof, be deemed to have made a Non-Election. Neither AirTouch or CCI nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election and Transmittal Form.

     Subsequent to the Effective Time, AirTouch will mail a letter of transmittal to holders of record of CCI Stock immediately prior to the Effective Time who did not deliver their stock certificates with an Election and Transmittal Form for use in submitting such certificates for the cash and/or Units which they are entitled to receive in exchange therefor. See
"-- Procedures for Exchange of Certificates."

     The tax consequences of receiving cash and/or Units are different. See "-- Certain Federal Income Tax Consequences."

TREATMENT OF CCI EMPLOYEE AND DIRECTOR STOCK OPTIONS

     Pursuant to the 1996 Merger Agreement, CCI is required to use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan to the conversion procedure described in the next paragraph. Each executive officer and director of CCI will consent to such conversion procedure. In the event that a holder of options outstanding under a CCI Option Plan fails prior to the Effective Time to consent to such conversion procedure, the conversion procedure described in the second paragraph below will be applied to such options.

     CONSENTING OPTIONHOLDER PROCEDURE. If the optionholder consents, at and as of the Effective Time AirTouch will substitute an AirTouch Common Option for each CCI Option. Each AirTouch Common Option so substituted by AirTouch under this Agreement will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options, except that (i) such AirTouch Common Option will be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio, rounded down to the nearest whole number of shares of AirTouch Common Stock; and (ii) the per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option will be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent. The Option Adjustment Ratio will be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period.

     NONCONSENTING OPTIONHOLDER PROCEDURE. If no consent is obtained, at and as of the Effective Time AirTouch will substitute an AirTouch Preferred Option to purchase one Unit for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch will continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of all CCI Options. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option will be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time.

     As soon as reasonably practicable after the Effective Time, AirTouch will register the shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 underlying the AirTouch Common Options and AirTouch Preferred Options with the SEC on a Form S-8 and will keep such registration effective until the exercise or termination of all AirTouch Common Options and AirTouch Preferred Options. AirTouch will reserve for issuance a sufficient number of shares of AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 for issuance upon exercise of the AirTouch Common Options and AirTouch Preferred Options.

CERTAIN TRANSACTIONS; CONFLICTS OF INTEREST

     Certain members of CCI's management and the CCI Board have interests in the Merger in addition to their interests solely as CCI Stockholders, as described below.

     As set forth above in "-- Treatment of CCI Employee and Director Stock Options," all CCI Options will be converted at the time of the Merger and subject to the treatment described. Set forth below is the number (and approximate weighted average exercise price) of the CCI Options held by executive officers and directors of CCI:

                                                                                   AVERAGE
                              CCI EXECUTIVE                             TOTAL      EXERCISE
                         OFFICERS AND DIRECTORS                        OPTIONS      PRICE
    -----------------------------------------------------------------  -------     --------
    William B. Ginsberg..............................................  205,500      $39.47
    George S. Blumenthal.............................................  113,000       36.76
    J. Barclay Knapp.................................................  113,000       36.76
    Richard J. Lubasch...............................................   87,500       36.25
    Leigh Costikyan Wood.............................................  162,500       40.69
    Gregg Gorelick...................................................   87,500       38.63
    C. Lee Cox.......................................................       --
    Mohan S. Gyani...................................................       --
    Ted H. McCourtney................................................   21,250       40.45
    Del Mintz........................................................   21,250       40.45
    Sidney R. Knafel.................................................   21,250       40.45
    Alan J. Patricof.................................................   21,250       40.45
    Warren Potash....................................................   21,250       40.45

     The 1996 Merger Agreement provides that from and after the Effective Time, AirTouch will cause the Surviving Corporation to (i) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under CCI's Certificate of Incorporation and CCI By-laws in effect on April 5, 1996 and (ii) perform and fulfill all of CCI's obligations under the Indemnification Agreements between CCI and certain persons (including each of the executive officers and directors of CCI other than Messrs. Cox and Gyani) and in effect on April 5, 1996. In addition, the 1996 Merger Agreement provides that, at all times during the period April 5, 1996 through the Effective Time, CCI will maintain in full force and effect its directors' and officers' insurance policy, which was obtained at AirTouch's request prior to the execution of the 1996 Merger Agreement.

     The 1996 Merger Agreement provides that as of the Effective Time, the Cellular One Long-Term Incentive Plan (the "LTIP") will terminate, the stock appreciation rights granted thereunder will vest in full and, within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective Time), AirTouch will cause all vested stock appreciation rights outstanding thereunder to be paid in cash based on the closing prices of CCI Series A Common Stock and AirTouch Common Stock on the termination of the LTIP, which will occur at the Effective Time. Under the LTIP, and using July 8, 1996 as the calculation date of the payment (for illustration purposes only),

Messrs. Gorelick and Lubasch and Ms. Wood will receive payments of $61,250, $79,625 and $79,625, respectively.

     The 1996 Merger Agreement provides that, at or before the Effective Time, CCI will cause the office lease for CCI's offices at 110 East 59th Street, New York, New York (the "Headquarters Lease") to be terminated or novated, such that after the Effective Time neither AirTouch nor the Surviving Corporation will have any liability or obligation of any kind whatsoever with respect to the Headquarters Lease. Neither CCI nor any subsidiary thereof is permitted to make, or obligate itself to make, any payment to any person or entity including, without limitation, the lessors in connection with such termination or novation. CCI has a binding commitment from a former subsidiary, ICTL, for the assignment thereto of the Headquarters Lease in the manner required. Each executive officer of CCI (other than Mr. Ginsberg and Ms. Wood) and each director of CCI (other than Messrs. Ginsberg, Cox and Gyani) is an executive officer and director, respectively, of ICTL.

     The 1996 Merger Agreement provides that, at or before the Effective Time, CCI will sell, or cause to be sold, all office equipment, fixtures, furniture and leasehold improvements owned by CCI and located at CCI's offices at 110 East 59th Street, New York, New York for net proceeds to CCI of not less than the book value (approximately $1.9 million) of such equipment, fixtures, furniture and leasehold improvements. CCI has a binding commitment from ICTL to purchase such fixtures, furniture and leasehold improvements on the foregoing terms.

     The Merger Agreement provides that CCI will use its best efforts to sell, at or before the Effective Time, the capital stock (or all of the assets and liabilities) of CCI Data, Inc. and CCI Sub, Inc. for proceeds to CCI of not less than $2 million. (These entities own an interest in Celsat, Inc., a private company engaged in developing and promoting satellite communications systems.) It is possible that ICTL, CCII or CCPR (former affiliates of CCI) may be a buyer of such assets although no agreement with respect thereto currently exists. Certain executive officers and directors of CCI are directors, executive officers and stockholders of these former affiliates.

     OCOM Corporation (now ICTL), a subsidiary of a former affiliate of CCI, has certain contractual arrangements with New Par which relate to the provision of radio transmission services to New Par and rights to space on New Par's transmission towers, which agreements are not affected by the Merger.

EFFECTIVE TIME

     The Merger will become effective (the "Effective Time") when (i) a Certificate of Merger has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing and (ii) an Agreement of Merger, together with related certificates, has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of California for filing, or at such later time as may be specified in the Certificate of Merger or Agreement of Merger. The filings with respect to the Merger will occur as soon as practicable after the second business day after the satisfaction (or waiver, if permissible) of each condition to the consummation of the Merger, or such later time as the parties may mutually agree. See "THE MERGER AGREEMENT -- Conditions."

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     CCI STOCKHOLDERS THAT WISH TO SUBMIT AN ELECTION AND TRANSMITTAL FORM SHOULD DELIVER THEIR STOCK CERTIFICATES TOGETHER WITH SUCH ELECTION AND TRANSMITTAL FORM.

     If a holder of CCI Stock does not submit such holder's stock certificates with a properly completed Election and Transmittal Form by 5:00 p.m. New York time on the last business day prior to the Effective Time, such holder will be deemed to have made a Non-Election. Until surrendered, each certificate which immediately prior to the Effective Time represented outstanding shares of CCI Stock (the "Certificates") will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of AirTouch Preferred Stock, Series 1996 or cash, cash in lieu of any fractional shares of AirTouch Preferred Stock, Series 1996 and any dividends or other distributions to which such holder is entitled as described above. Holders of CCI Stock who surrender a Certificate for cancellation to the Exchange Agent together with such documents as may be required will receive in exchange for such Certificate (i) a certificate representing that number of whole shares of AirTouch Preferred Stock, Series 1996 which such holder has the right to receive in respect of the shares of CCI Stock formerly represented by such Certificate;
(ii) cash to which such holder is entitled; (iii) cash in lieu of fractional shares of AirTouch Preferred Stock, Series 1996; and (iv) any dividends or other distributions to which such holder is entitled as described below, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of shares of CCI Stock which is not registered in the transfer records of CCI, a certificate representing the proper number of shares of AirTouch Preferred Stock, Series 1996 and/or cash may be issued and/or paid to a transferee if the Certificate representing such shares of CCI Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

     Promptly after completion of the election allocation and adjustment procedures relating to the Merger Consideration, AirTouch will deposit or cause to be deposited with the Exchange Agent the applicable amounts of AirTouch Preferred Stock, Series 1996 and cash that comprise the Merger Consideration and the CCI Rights Redemption Payment.

     No dividends or other distributions declared or made after the Effective Time with respect to shares of AirTouch Preferred Stock, Series 1996 with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to AirTouch Preferred Stock, Series 1996 represented thereby, and no cash payment or cash payment in lieu of fractional shares of AirTouch Preferred Stock, Series 1996 will be paid to any such holder, until the holder of such Certificate surrenders such Certificate nor will such holder have voting rights with respect thereto. Subject to the effect of applicable laws, following surrender of any such Certificate, there will be paid to the holder of the certificates representing whole shares of AirTouch Preferred Stock, Series 1996 issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of AirTouch Preferred Stock, Series 1996 to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AirTouch Preferred Stock, Series 1996 and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole share of AirTouch Preferred Stock, Series 1996. All shares of AirTouch Preferred Stock, Series 1996 issued upon conversion of the shares of CCI Stock (including any cash paid for fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CCI Stock. No interest will be paid on the consideration payable in the Merger.

     Neither AirTouch nor CCI will be liable to any holder of CCI Stock for any AirTouch Preferred Stock, Series 1996 (or dividends or distributions with respect thereto) or cash in respect of shares of CCI Stock or in lieu of fractional shares of AirTouch Preferred Stock, Series 1996 delivered to a public official pursuant to any abandoned property, escheat or similar law.

     Each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AirTouch Preferred Stock, Series 1996, after taking into account all certificates delivered by such holder, will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of AirTouch Preferred Stock, Series 1996 multiplied by the Preferred Stock Issue Price (in the case of AirTouch Class B Preferred Stock) or $50.00 (in the case of the AirTouch Class C Preferred Stock). No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of AirTouch Preferred Stock, Series 1996.

     After the Effective Time, there will be no transfers on the stock transfer books of CCI of the shares of CCI Stock.

STOCK EXCHANGE LISTING

     It is a condition to each party's obligation to consummate the Merger that the shares of AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock to be issued in connection with the Merger be approved for listing on the NYSE, subject to official notice of issuance. See "THE MERGER AGREEMENT -- Conditions -- Conditions to Obligations of AirTouch and CCI."

ACCOUNTING TREATMENT

     The Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," ("APB No. 16"). Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. AirTouch currently accounts for its investment in CCI in accordance with the equity method of accounting. After the Effective Time, AirTouch will include CCI's results using the consolidation method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material U.S. federal income tax consequences of (i) the Merger to a holder of CCI Stock and (ii) an investment in shares of AirTouch Preferred Stock, Series 1996. The discussion set forth below is for general information only and may not apply to a holder subject to special treatment under the Code, such as a holder that is a bank, an insurance company, a dealer in securities, a tax-exempt organization or that acquired its shares of CCI Stock pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, this summary only applies to a holder of CCI Stock (or AirTouch Preferred Stock, Series 1996 received in exchange for CCI Stock) holding its shares of CCI Stock (or such AirTouch Preferred Stock, Series 1996) as a capital asset and who is a U.S. citizen or resident, a U.S. corporation, partnership or other entity created or organized under the laws of the United States, or an estate or trust the income of which is subject to U.S. taxation regardless of its source (a "Holder"). This summary is based upon the Code, administrative pronouncements, judicial decisions, and Treasury Regulations in effect as of the date hereof, all of which are subject to change, retroactively or prospectively, and to differing interpretation. No ruling will be requested from the Internal Revenue Service regarding the tax consequences of the Merger and an investment in AirTouch Preferred Stock, Series 1996 and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the discussion of the tax consequences of the Merger or of an investment in AirTouch Preferred Stock, Series 1996 set forth below. Due to the uncertainty concerning some of the federal income tax consequences of the Merger (see, for example, "-- Tax Consequences of the Merger -- Contingent Payment Right") and due to the summary nature of the following discussion, Holders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Merger and an investment in AirTouch Preferred Stock, Series 1996 and as to the foreign, state, local and other tax consequences thereof.

     As of the date hereof, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization under Section 368(b) of the Code. Consummation of the Merger is conditioned upon the receipt by AirTouch of the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, and by CCI of the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, each dated the closing date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinions (including representations of AirTouch, AirTouch Cellular, CCI and certain stockholders of CCI dated as of the closing date), the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization under Section 368(b) of the Code. If Pillsbury Madison & Sutro LLP is unable to issue such an opinion because of a concern that the Merger would not satisfy the "continuity of interest" requirement for tax-free reorganization treatment, the Unit consideration to be issued in the Merger will be increased to the minimum extent necessary to enable such opinion to be issued and the cash consideration will accordingly be reduced; provided, however, that AirTouch shall not be required to issue additional Units in the event that the Unit Election Number, the aggregate number of CCI Common Equivalent Shares to be converted into the right to receive Units in the Merger, would exceed 80% of the number of CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. See "SPECIAL FACTORS -- Adjustments to Preserve Tax Status of Merger." No assurances can be given that certain matters, including matters relating to holders of significant amounts of CCI Stock, will not prevent Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom from delivering their respective opinions in the event that Units were to be exchanged for 80% or less of the CCI Common Stock Equivalent Shares outstanding immediately prior to the Effective Time. See "Principal and Other Stockholders of CCI."


  TAX FREE REORGANIZATION TREATMENT.

     Assuming the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code, it is the opinion of Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom that the material U.S. federal income tax consequences of the Merger will be as follows, except that for the reasons set forth under the caption "-- Contingent Payment Right" such counsel are unable to opine on the federal income tax consequences attendant to the Contingent Payment and the Contingent Right (as defined under such caption).

     Exchange of CCI Stock. As discussed below, the U.S. federal income tax consequences of the Merger to a Holder will depend on whether the Holder exchanges its CCI Stock for cash, AirTouch Preferred Stock, Series 1996, or a combination thereof, and may further depend on whether (i) the Holder is deemed to constructively own shares of CCI Stock under Section 318 of the Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of an option or options owned or deemed owned by such person), and (ii) the Holder actually or constructively owns any AirTouch stock (including but not limited to AirTouch Common Stock).

     Exchange Solely for Cash. In general, if pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it solely for cash (including pursuant to the exercise of its right to seek an appraisal), it will recognize capital gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of CCI Stock surrendered. That gain or loss generally will be long-term capital gain or loss if the Holder held the shares of CCI Stock surrendered for more than one year as of the date of the exchange. Gain or loss must be calculated separately for each block of CCI Stock (shares of CCI Stock acquired at the same time in a single transaction) held by a Holder. Interest, if any, awarded by a court to a dissenting stockholder will be includible in such stockholder's income as ordinary income for U.S. federal income tax purposes. If, however, any such Holder constructively owns shares of CCI Stock that are exchanged for shares of AirTouch Preferred Stock, Series 1996 in the Merger, or, possibly, owns shares of AirTouch stock actually or constructively after the Merger, in unusual circumstances the consequences to such Holder may be similar to the consequences described below under the heading "Exchange for AirTouch Preferred Stock, Series 1996 and Cash," except that the amount of consideration, if any, treated as a dividend would be limited to the amount of CCI's current and accumulated earnings and profits (rather than being limited to the extent of the Holder's ratable share of CCI's undistributed earnings and profits) and would not be limited to the amount of such Holder's gain. In addition, under certain circumstances, a Holder who actually owns no AirTouch stock but pursuant to
Section 318 of the Code constructively owns AirTouch stock may avoid such attribution by filing a timely agreement with the Internal Revenue Service under
Section 302(c) of the Code. Because of the complexity of these rules, each Holder that believes it may be subject to these rules should consult its tax advisor.

     Exchange Solely for AirTouch Preferred Stock, Series 1996. If pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it solely for shares of AirTouch Preferred Stock, Series 1996, it should not recognize any gain or loss except in respect of cash received in lieu of a fractional share of AirTouch Preferred Stock, Series 1996 (as discussed below). The aggregate adjusted tax basis of the shares of AirTouch Preferred Stock, Series 1996 received in that exchange (allocated between the AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in proportion to their respective fair market values) will be equal to the aggregate adjusted tax basis of the shares of CCI Stock surrendered therefor (adjusted with respect to fractional shares), and the holding period of such AirTouch Preferred Stock, Series 1996 will include the period during which such shares of CCI Stock were held. If a Holder has differing bases and/or holding periods in respect of its shares of CCI Stock, it should consult its tax advisor prior to the exchange with regard to identifying the bases and/or holding periods of the particular shares of AirTouch

Preferred Stock, Series 1996 received in the exchange, since several methods of determination may be available.

     Exchange for AirTouch Preferred Stock, Series 1996 and Cash. If pursuant to the Merger a Holder exchanges all of the shares of CCI Stock actually owned by it for a combination of AirTouch Preferred Stock, Series 1996 and cash, the Holder should recognize gain, but not loss, with respect to each block of CCI Stock surrendered in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash and the fair market value of AirTouch Preferred Stock, Series 1996 received that is allocable to such block of CCI Stock over the tax basis of such block) and (ii) the amount of cash received allocable to such block of CCI Stock. For purposes of such calculation, the aggregate amount of cash and AirTouch Preferred Stock, Series 1996 received by a Holder will be allocated proportionately among the shares of CCI Stock surrendered. Any such recognized gain will be treated as capital gain unless the cash received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the Holder's ratable share of CCI's undistributed earnings and profits.

     In general, the determination as to whether the gain recognized in that exchange will be treated as capital gain or dividend income depends upon whether and to what extent that exchange reduces the Holder's deemed percentage stock ownership of AirTouch. For purposes of that determination, the Holder is treated as if it first exchanged all of its shares of CCI Stock solely for AirTouch Preferred Stock, Series 1996 and then AirTouch immediately redeemed (the "deemed redemption") a portion of such AirTouch Preferred Stock, Series 1996 in exchange for the cash the Holder actually received. The gain recognized in that exchange will be treated as capital gain if under Section 302 of the Code the deemed redemption is (i) "not essentially equivalent to a dividend" or (ii) "substantially disproportionate" with respect to the Holder.

     Whether the deemed redemption is "not essentially equivalent to a dividend" with respect to a Holder will depend upon the Holder's particular circumstances. At a minimum, however, in order for the deemed redemption to be "not essentially equivalent to a dividend," the deemed redemption must result in a "meaningful reduction" in the Holder's deemed percentage stock ownership of AirTouch. In general, that determination requires a comparison of (i) the percentage of the outstanding stock of AirTouch the Holder is deemed actually and constructively to have owned immediately before the deemed redemption and (ii) the percentage of the outstanding stock of AirTouch the Holder is deemed actually and constructively to have owned immediately after the deemed redemption. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation who exercises no control over corporate affairs, a reduction in the holder's proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction.

     The deemed redemption will be "substantially disproportionate" with respect to a Holder if the percentage of the outstanding voting stock of AirTouch actually and constructively owned by the Holder immediately after the deemed redemption (treating AirTouch Preferred Stock, Series 1996 acquired by AirTouch in the deemed redemption as not outstanding) is less than 80% of the percentage of the outstanding voting stock of AirTouch actually and constructively owned by the Holder immediately before the deemed redemption (treating the AirTouch Preferred Stock, Series 1996 acquired by AirTouch in the deemed redemption as outstanding). However, the deemed redemption will not be treated as substantially disproportionate unless the Holder's actual and constructive ownership of AirTouch common stock immediately following and before the deemed redemption also meets the 80% requirement of the preceding sentence.

     In applying the foregoing tests, under certain attribution rules, a stockholder is deemed to own stock owned and, in some cases, constructively owned by certain family members, by certain estates and trusts of which the Holder is a beneficiary, and by certain affiliated entities, as well as stock subject to an option actually or constructively owned by the stockholder or such other persons. As these rules are complex, each Holder that believes it may be subject to these rules should consult its tax advisor.

     Under the foregoing tests, in most circumstances, gain recognized by a Holder that exchanges its share of CCI Stock for a combination of AirTouch Preferred Stock, Series 1996 and cash is expected to be treated as capital gain, and will be long-term capital gain if the holding period for such shares was greater than one year as of the date of the exchange. Holders of CCI Stock who receive such cash should, however, consult their own tax advisors to determine the proper treatment of such cash payments in their individual situations (including the impact, if any, of CCI Stock or AirTouch stock owned by related persons).

     The aggregate tax basis of AirTouch Preferred Stock, Series 1996 (allocated between AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock in proportion to their respective fair market values) received by a Holder that exchanges its shares of CCI Stock for a combination of AirTouch Preferred Stock, Series 1996 and cash pursuant to the Merger, will be the same as the aggregate tax basis of the shares of CCI Stock surrendered therefor, decreased by the cash received and increased by any recognized gain (whether capital gain or dividend income). The holding period of AirTouch Preferred Stock, Series 1996 will include the holding period of the shares of CCI Stock surrendered therefor.

     If a Holder has differing basis and/or holding periods in respect of its shares of CCI Stock, it should consult its tax advisor prior to the exchange with regard to identifying the particular basis and/or holding period of the shares of CCI Stock to be sold in the exchange and the particular bases and/or holding periods of the particular shares of AirTouch Preferred Stock, Series 1996 it receives in the exchange since several methods of determination may be available.

     Cash Received in Lieu of a Fractional Share. Cash received in lieu of a fractional share of AirTouch Preferred Stock, Series 1996 will be treated as received in redemption of such fractional share and gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of CCI Stock allocable to such fractional interest. Such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if the holding period for such shares of CCI Stock was greater than one year as of the date of the exchange.

     Contingent Payment Right. The proper characterization of the Contingent Payment and of the right of a Holder of AirTouch Class B Preferred Stock to the Contingent Payment (the "Contingent Right") for federal income tax purposes is uncertain under current law, and for that reason neither Pillsbury Madison & Sutro LLP nor Skadden, Arps, Slate, Meagher & Flom is able to opine on the federal income tax consequences attendant to the Contingent Payment and the Contingent Right. The following discussion addresses only some of the possible characterizations of the Contingent Payment and the Contingent Right and should be used for general information purposes only. Accordingly, each Holder is urged to consult with such Holder's own tax advisor regarding the tax consequences to such Holder of the Contingent Right and the Contingent Payment.

     If the Contingent Right is treated as an indivisible part of AirTouch Class B Preferred Stock for federal income tax purposes, the Contingent Payment may be characterized as a dividend to the Holders of such AirTouch Class B Preferred Stock. Under such an analysis, if the Contingent Payment is made in cash, the Contingent Payment would generally be taxed in the same manner as a cash dividend as described below in "-- Tax Consequences of an Investment in AirTouch Preferred Stock, Series 1996 -- Cash Dividends." However, if the Contingent Payment is made in AirTouch Class C Preferred Stock or AirTouch Common Stock ("Contingent Payment Stock"), the Contingent Payment would generally be taxed in the same manner as a distribution of stock. Subject to certain exceptions discussed below, a distribution of Contingent Payment Stock generally would be treated as a non-taxable distribution to the Holder. The Holder would be required to allocate its basis in its AirTouch Class B Preferred Stock between such AirTouch Class B Preferred Stock and the Contingent Payment Stock received in proportion to their relative fair market values on the date of distribution of the Contingent Payment Stock. There are several exceptions to the general rule that stock distributions are generally non-taxable distributions. One such exception arises in connection with a stock distribution that is made with respect to "preferred stock." AirTouch Class B Preferred Stock should not, however, be treated as preferred stock for purposes of such exception. Another exception to the general rule may arise if a stock distribution, when viewed in connection with other distributions made by a company to its stockholders has the effect of the receipt of "property" by some stockholders and an increase in the proportionate interest in the assets or earnings and profits of the corporation by the other stockholders (a "disproportionate distribution"). For additional discussion of these two exceptions, see "-- Tax Consequences of an Investment in AirTouch Preferred Stock, Series 1996 -- Constructive Dividends." A third exception to the general rule may arise upon the distribution of convertible preferred stock unless it can be established that such distribution would not have the effect of a disproportionate distribution. It is unclear whether any of the foregoing exceptions apply. However, in the event that any such exception does apply to all or any portion of a distribution of Contingent Payment Stock with respect to AirTouch Class B Preferred Stock, such distribution of the Contingent Payment Stock would be taxable as ordinary dividend income to the extent of AirTouch's current and accumulated earnings or profits. To the extent that the distribution of Contingent Payment Stock is taxable as a dividend, a Holder's basis in such Contingent Payment Stock would equal the fair market value of such Contingent Payment Stock on the date of distribution.

     If the Contingent Right is not treated for federal income tax purposes as an indivisible part of AirTouch Class B Preferred Stock but is instead treated as a separable property right, for federal income tax purposes the Contingent Right may be characterized as additional consideration in the reorganization. Although by no means certain, the most likely consequence of such treatment to a Holder that exchanges CCI Stock for AirTouch Preferred Stock, Series 1996 would be as follows: (i) the Holder would be required to take the fair market value at the Effective Time of the Contingent Rights received (the "Contingent Rights Value") into account (in addition to any cash received in the exchange) for purposes of determining (a) the amount of gain recognized (and the amount of gain or loss realized) in the exchange, and (b) whether any gain recognized in the exchange will be treated as capital gain or dividend income; (ii) the aggregate tax basis of AirTouch Preferred Stock received by each Holder in the exchange would be decreased by the Contingent Rights Value of the Contingent Rights received in the exchange; (iii) the Holder would obtain a tax basis in the Contingent Rights equal to the Contingent Rights Value; (iv) a Holder of the Contingent Right would generally recognize gain or loss on the sale or exchange of the Contingent Right equal to the difference between the amount realized with respect to such Contingent Right and such Holder's tax basis in the Contingent Right sold or exchanged; (v) upon maturity of the Contingent Right, a Holder would generally recognize gain or loss in an amount equal to the difference between the amount of the Contingent Payment and such Holder's tax basis in the Contingent Right; (vi) any gain or loss upon sale or exchange or maturity of the Contingent Right generally would be characterized as capital gain or loss if such Contingent Right is held as a capital asset; (vii) certain Holders such as taxpayers using an accrual method of accounting and regulated investment companies may be required to characterize a portion of the Contingent Payment as acquisition discount; (viii) a Holder of a Contingent Right may be considered to hold a "straddle" for federal income tax purposes in which the Contingent Right constitutes an offsetting position with respect to AirTouch Class B Preferred Stock such that, for purposes of determining whether capital gain or loss upon disposition of such property is treated as long-term or short-term capital gain or loss, such Holder may not be allowed to take into account any holding period with respect to which one position resulted in a substantial diminution in the risk of loss with respect to the other position (resulting in, among other things, the characterization of any gain or loss upon the sale or exchange or maturity of a Contingent Right as short-term gain or loss); and (ix) with respect to corporate Holders, rules similar to the straddle rules could result in a suspension of the holding period necessary in order for such Holder to be eligible for the dividends received deduction.


     Another possible characterization of the Contingent Payment is as a purchase price adjustment to the original Merger Consideration (as compared to a distribution with respect to AirTouch Class B Preferred Stock or as a separable property right). Under such an analysis, if Contingent Payment Stock is issued to the original Holder of the Contingent Right, such Holder could arguably be taxed as if AirTouch Class B Preferred Stock had been received by such Holder as of the closing date (at least to the extent that such Holder is not subject to the acquisition discount rules which may apply to certain taxpayers, such as taxpayers using an accrual method of accounting and regulated investment companies).


     AS DESCRIBED ABOVE, FOR FEDERAL INCOME TAX PURPOSES THE CHARACTERIZATION AND TREATMENT OF THE CONTINGENT PAYMENT AND THE CONTINGENT RIGHT IS UNCERTAIN AND COMPLEX. EACH HOLDER OF AIRTOUCH CLASS B PREFERRED STOCK IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR.

     Additional Considerations. In addition, a Holder who receives AirTouch Preferred Stock, Series 1996 could be subject to special rules under Section 306 of the Code on the sale, exchange, redemption or other disposition thereof if the receipt of cash in lieu of such stock would have been treated as a dividend under the Section 302 rules described above. Each Holder of CCI Stock should consult its tax advisor on the potential application of Section 306 to the receipt of AirTouch Preferred Stock, Series 1996.

     Consequences to AirTouch, AirTouch Cellular and CCI. None of AirTouch, AirTouch Cellular or CCI will recognize gain or loss as a result of the Merger.

  FAILURE OF REORGANIZATION TREATMENT.

     Neither AirTouch nor CCI intends to waive its condition to closing of the Merger that it shall have received an opinion of Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom, respectively, dated the closing date, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. If, however, AirTouch and CCI were to waive their respective conditions and proceed on a basis in which the Merger fails to be treated for federal income tax purposes as a reorganization under Section 368(a) of the Code, then it is the opinion of Pillsbury Madison & Sutro LLP and Skadden, Arps, Slate, Meagher & Flom that the material U.S. federal income tax consequences of the Merger will be as follows except that, due to uncertainty as to the proper characterization of the Contingent Payment and the Contingent Right, such counsel are unable to opine on the federal income tax consequences attendant to the Contingent Payment and the Contingent Right. Such consequences also would be the case if it is ultimately determined that the Merger is taxable irrespective of the opinions of counsel.

     If the Merger does not qualify as a reorganization under Section 368(a) of the Code, whether by virtue of failure to meet the continuity of interest test or otherwise, then, subject to the discussion below, for federal income tax purposes the Merger would be disregarded and the transaction would be treated, in effect, as a taxable disposition of CCI Stock by the Holders thereof in exchange for the Merger Consideration as if the Holders had sold their CCI Stock for an amount of cash equal to the fair market value of the Merger Consideration received in exchange therefor. In such case:

          (a) Each Holder of CCI Stock, including Holders continuing to hold AirTouch Preferred Stock, Series 1996 received in the Merger, would generally recognize gain or loss equal to the difference between such Holder's basis of the CCI Stock surrendered and the fair market value of the Merger Consideration received. Such gain or loss generally would be long-term capital gain or loss if the CCI Stock were held as a capital asset and for more than one year as of the date of the Effective Time;

          (b) Each Holder of CCI Stock would have a basis in the AirTouch Preferred Stock, Series 1996 received equal to the fair market value of such AirTouch Preferred Stock, Series 1996 as of the Effective Time;

          (c) A Holder's holding period for the AirTouch Preferred Stock, Series 1996 received in the Merger would not include any period of time during which the surrendered CCI Stock was held;

          (d) Gain equal to the difference between CCI's basis in its assets and the fair market value of CCI's assets would be recognized by CCI as a result of the exchange; and

          (e) No gain or loss would be recognized by AirTouch or the Surviving Corporation as a result of the exchange (although the Surviving Corporation as a result of the Merger would assume the tax liabilities of CCI associated with the gain recognized by CCI and described in (d) above).

     The proper characterization of the Contingent Payment and the Contingent Right for federal income tax purposes is uncertain under current law, and the timing and the characterization of any gain or loss recognized with respect to the Contingent Payment and the Contingent Right may differ from that described with respect to the Merger Consideration.

     A CCI Stockholder who perfects dissenters' rights and receives payment for such CCI Stockholder's shares would be treated in the same manner discussed above in connection with reorganization treatment under the Code. See "--Tax Free Reorganization Treatment."

     BACKUP WITHHOLDING. Unless a Holder complies with certain reporting and/or certification procedures or is an "exempt recipient" (i.e., in general, corporations and certain other entities), the Holder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the Merger. Foreign stockholders should consult with their own tax advisors regarding withholding taxes in general.

  TAX CONSEQUENCES OF AN INVESTMENT IN AIRTOUCH PREFERRED STOCK, SERIES 1996.

     Cash Dividends. Any cash dividends that are paid in respect of AirTouch Preferred Stock, Series 1996, to the extent paid out of AirTouch's current and accumulated earnings and profits, will be taxable as ordinary income. Corporate Holders generally will qualify for the dividends-received deduction with respect to such dividends, subject to the minimum holding period and other applicable requirements. To the extent that AirTouch does not have sufficient current or accumulated earnings and profits, all or a portion of any distribution made with respect to AirTouch Preferred Stock, Series 1996 in any particular year will not qualify as a dividend for U.S. federal income tax purposes and, as a result, will not be eligible for the dividends-received deduction. A distribution in respect of AirTouch Preferred Stock, Series 1996 that does not constitute a dividend for U.S. federal income tax purposes will represent a non-taxable distribution to the extent of the Holder's basis in its AirTouch Preferred Stock, Series 1996 (correspondingly reducing such Holder's basis in such Holder's shares of stock) and, to the extent such distributions exceed the Holder's basis in such stock, a capital gain.

     Under certain circumstances, a corporate stockholder that receives "extraordinary dividends," as defined in Section 1059(c) of the Code, is required to reduce its tax basis in the stock on which such dividends are paid by the non-taxed portion of such dividends. For this purpose, under Section 1059(f) of the Code, any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend." Generally, quarterly dividends not in arrears paid to an original Holder of AirTouch Preferred Stock, Series 1996 will not constitute extraordinary dividends under Section 1059(c) of the Code. In addition, although the issue is not free from doubt, AirTouch Preferred Stock, Series 1996 should not constitute "disqualified preferred stock" under Section 1059(f) of the Code.

     Mandatory or Optional Conversion of AirTouch Class B Preferred Stock into AirTouch Common Stock; Optional Conversion of AirTouch Class C Preferred Stock into AirTouch Common Stock. Except as provided below, gain or loss will not be recognized by a Holder upon the mandatory or optional conversion, as the case may be, of its AirTouch Preferred Stock, Series 1996 for shares of AirTouch Common Stock. Dividend income may be recognized at such time, however, to the extent cash or AirTouch Common Stock is received in payment of accrued and unpaid dividends, provided that AirTouch has sufficient current or accumulated earnings and profits.

     A Holder who receives cash in lieu of a fractional share of AirTouch Common Stock upon conversion of its AirTouch Preferred Stock, Series 1996 will be treated as having first received such fractional share and as having then exchanged such fractional share for cash in a taxable transaction. Gain or loss will be recognized, measured by the difference between the amount of cash received and the portion of the basis of the share of AirTouch Preferred Stock, Series 1996 allocable to such fractional interest. Such gain or loss will constitute capital gain or loss.

     Generally, a Holder's basis in AirTouch Common Stock received upon the conversion of AirTouch Preferred Stock, Series 1996 (other than AirTouch Common Stock, if any, taxed as a dividend upon receipt as described above) will equal the Holder's adjusted basis in its converted shares of AirTouch Preferred Stock, Series 1996. The holding period of such AirTouch Common Stock will include the holding period of the converted shares of AirTouch Preferred Stock, Series 1996.

     Adjustments of the Conversion Rates. Certain possible future adjustments of the conversion rates to reflect AirTouch's issuance of certain rights, warrants or evidence of indebtedness, or distributions of securities or other assets to holders of AirTouch Common Stock may result in constructive distributions taxable as dividends to the holders of AirTouch Preferred Stock, Series 1996 (to the extent that AirTouch has current and accumulated earnings and profits) which may constitute (and cause other dividends to constitute) "extraordinary dividends" to corporate holders as described above.

     Constructive Dividends. Under Section 305 of the Code, if the mandatory redemption price at maturity of stock exceeds its issue price, such redemption premium may be considered a constructive stock distribution taxable as a dividend (to the extent of current and accumulated earnings and profits) over a specified period. An exception to this rule exists for a redemption premium that does not exceed a de minimis amount equal to the product of (i) one-quarter of one percent of the mandatory redemption price and (ii) the number of complete years from the date of issuance of such stock to the maturity date. AirTouch and CCI, based on advice of their respective financial advisors, currently expect that the Call Price at the Class C Maturity Date with respect to AirTouch Class C Preferred Stock will not exceed its issue price by more than the de minimis amount. If such is the case, AirTouch Class C Preferred Stock will not have a redemption premium for purposes of these rules. In the event, however, that a redemption premium in excess of the defined de minimis amount exists with respect to AirTouch Class C Preferred Stock, the following tax consequences may result.

     Since the rules in this area are highly complex and uncertain in a number of respects, no assurance can be given that the Internal Revenue Service could not successfully challenge, or that the Treasury Department will not issue retroactively effective regulations contrary to, the results described below. The entire redemption premium with respect to AirTouch Class C Preferred Stock may constitute a constructive stock distribution to a holder of such stock on an economic accrual basis (determined under the principles of Section 1273(a)(3) of the Code). This constructive stock distribution will not be taxable to the holder of AirTouch Class C Preferred Stock unless one of the two exceptions, discussed below, applies to the constructive distribution.

     First, constructive stock distributions will be subject to taxation (to the extent of AirTouch's current and accumulated earnings and profits) if AirTouch Class C Preferred Stock constitutes "preferred stock" for purposes of Section 305 of the Code (the "preferred stock exception"). Although the issue is not free from doubt, AirTouch and CCI believe that AirTouch Class C Preferred Stock should not be treated as preferred stock for this purpose because the liquidation rights of such stock should provide significant participation in the corporate growth of AirTouch. Accordingly, the preferred stock exception should not apply.

     Second, constructive stock distributions will be subject to taxation (to the extent of AirTouch's current and accumulated earnings and profits) if distributions, when viewed in connection with certain other distributions made by AirTouch with respect to other classes of its stock, are determined to have the effect of the receipt of "property" by such other stockholders and an increase in the proportionate interest in the assets or earnings and profits of AirTouch by holders of AirTouch Class C Preferred Stock (the "disproportionate distribution exception"). For purposes of the disproportionate distribution exception, "property" includes money, securities and any other property except stock of AirTouch.

     In the event that either the preferred stock exception or the disproportionate distribution exception applies to constructive stock distributions with respect to AirTouch Class C Preferred Stock, such constructive distributions would be taxable as ordinary dividend income as described above, thereby subjecting Holders to tax in advance of the actual redemptions of such AirTouch Class C Preferred Stock. A Holder's tax basis in its stock would be increased by such taxable amount.

     Backup Withholding. As set forth above, certain noncorporate holders may be subject to backup withholding at a rate of 31% on dividends received on AirTouch Common Stock and AirTouch Preferred Stock, Series 1996 and certain consideration received upon the conversion of AirTouch Preferred Stock, Series 1996.

     Holders should be aware that legislation has been proposed in Congress and by the President which, if enacted in its current proposed form, would affect the above summary of the federal income tax consequences. It is impossible to predict whether these proposals or other legislation will be enacted and in what form. In addition, it is uncertain whether the effective date of any such legislation would apply to the Merger or to the ownership of the AirTouch Preferred Stock, Series 1996. Holders should consult their own tax advisors concerning possible changes to the tax laws.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. IF, AS INTENDED AS OF THE DATE HEREOF, THE MERGER QUALIFIES AS A REORGANIZATION UNDER SECTION 368(a) OF THE CODE, THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE HOLDERS OF CCI

STOCK DEPEND TO A GREAT EXTENT ON WHETHER THEY RECEIVE AIRTOUCH PREFERRED STOCK, SERIES 1996, OR CASH. ACCORDINGLY, IT IS IMPORTANT THAT EACH CCI STOCKHOLDER RETURN THE ELECTION FORM, SO THAT IT IS RECEIVED BEFORE THE ELECTION DEADLINE.

DISSENTING STOCKHOLDERS' RIGHTS OF APPRAISAL

     HOLDERS OF SHARES OF CCI STOCK OUTSTANDING AT THE EFFECTIVE TIME ARE ENTITLED TO APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL. SECTION 262 IS REPRINTED IN ITS ENTIRETY AS ANNEX B TO THIS PROXY STATEMENT-PROSPECTUS. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS DISCUSSION AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

     A CCI Stockholder who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of
Section 262 and who neither votes in favor of the 1996 Merger Agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of the fair value of its shares of CCI Stock. Except as set forth herein, CCI Stockholders will not be entitled to appraisal rights in connection with the Merger. Stockholders of AirTouch will have no appraisal rights in connection with the Merger.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement-Prospectus will constitute such notice to the CCI Stockholders.

     CCI Stockholders who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to CCI prior to the vote by the CCI Stockholders on the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger. A CCI Stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the proxy card enclosed herewith that its shares of CCI Stock be voted against the proposal or that an abstention be registered with respect to its shares of CCI Stock in connection with the proposal will effectively have thereby waived its appraisal rights as to those shares of CCI Stock because, in the absence of express contrary instructions, such shares of CCI Stock will be voted in favor of the proposal. See "THE MEETING -- Voting and Revocation of Proxies." Accordingly, a CCI Stockholder who desires to perfect appraisal rights with respect to any of its shares of CCI Stock must, as one of the procedural steps involved in such perfection, either
(i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the 1996 Merger Agreement, or (ii) check either the "Against" or the "Abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. Merely failing to vote against the Merger will not constitute a waiver of appraisal rights, except as provided above. A demand for appraisal must be executed by or on behalf of the CCI Stockholder of record and must reasonably inform CCI of the identity of the CCI Stockholder of record and that such record CCI Stockholder intends thereby to demand appraisal of it shares of CCI Stock. A person having a beneficial interest in shares of CCI Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of CCI Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of CCI Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as

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

Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of CCI Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of CCI Stock outstanding in the name of such record owner.

     A CCI Stockholder who elects to exercise appraisal rights, if available, should mail or deliver its written demand to: Cellular Communications, Inc., 110 East 59th Street, New York, New York 10022, Attention: Richard J. Lubasch, Secretary.

     The written demand for appraisal should specify the CCI Stockholder's name and mailing address, the number of shares of CCI Stock owned, and that the CCI Stockholder is thereby demanding appraisal of its shares. A proxy or vote against the 1996 Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation will provide notice of the Effective Time to all CCI Stockholders who have complied with
Section 262.

     Within 120 days after the Effective Time, either the Surviving Corporation or any CCI Stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a CCI Stockholder, demanding a determination of the fair value of the shares of all dissenting CCI Stockholders. There is no present intent on the part of AirTouch to file an appraisal petition and CCI Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, CCI Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any CCI Stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of CCI Stock not voting in favor of the 1996 Merger Agreement and with respect to which demands for appraisal were received by CCI and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Surviving Corporation.

     If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which CCI Stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the CCI Stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any CCI Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such CCI Stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of CCI Stock owned by such CCI Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however,

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

provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     CCI Stockholders considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the 1996 Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting CCI Stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting CCI Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any CCI Stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to CCI Stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any CCI Stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the CCI Stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, CCI Stockholders' rights to appraisal will cease, and CCI Stockholders will be entitled to receive the Merger Consideration. Inasmuch as the Surviving Corporation has no obligation to file such a petition, and AirTouch has no present intention to do so, any CCI Stockholder who desires such a petition to be filed is advised to file it on a timely basis. Any CCI Stockholder may withdraw such CCI Stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of its demand for appraisal and acceptance of the Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Surviving Corporation and (ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any CCI Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. Any CCI Stockholder who withdraws such CCI Stockholder's demand for appraisal or who fails to perfect such demand after the Effective Time will be treated as having made a Non-Election with respect to its CCI Stock.

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

                          REDEMPTION OF THE CCI RIGHTS

     The 1996 Merger Agreement provides that CCI will redeem the CCI Rights prior to the Effective Time. The CCI Rights Agreement requires such a redemption to be approved by the CCI Stockholders (as discussed below). Approval of the Merger is contingent upon approval of the CCI Rights Redemption, and approval of the CCI Rights Redemption is contingent on approval of the Merger. Of the Per Share Cash Consideration and Per Share Unit Consideration to be received by holders of CCI Stock, $.01 in value per CCI Common Stock Equivalent Share will be in payment for the Redemption of the CCI Right (the "CCI Rights Redemption Payment").

     The CCI Board by unanimous vote of all directors (other than directors elected by AirTouch, who did not attend or participate in the meetings at which the 1996 Merger Agreement was discussed and approved) recommends that CCI Stockholders vote FOR approval and adoption of the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger, and FOR the CCI Rights Redemption.

     On July 31, 1991, CCI, AirTouch and Continental Stock Transfer & Trust Company, a New York corporation (the "CCI Rights Agent"), entered into the CCI Rights Agreement. The CCI Rights Agreement was subsequently amended on December 11, 1992 and April 5, 1996. The CCI Rights Agreement provides that one CCI Right be attached with each share of CCI Redeemable Preferred Stock issued in the 1991 Merger. In addition, the CCI Rights Agreement provides that each share of CCI Series A Common Stock, CCI Series C Common Stock and CCI Redeemable Preferred Stock issued on or after the date of the 1991 Merger, including shares of CCI Common Stock issued in connection with the conversion of the CCI Class A Preference Stock and the CCI Convertible Notes, be issued with a CCI Right attached.


     Each CCI Right entitles the registered holder thereof to purchase from CCI at any time following a CCI Rights Distribution Date (as defined below) and prior to the earlier of July 31, 2001 and the close of business on the day immediately preceding the Final Redemption Date (as defined below) (the "CCI Rights Expiration Date) one one-hundredth of a share (a "CCI Rights Unit") of CCI Series D Preference Stock at a purchase price per each one one-hundredth of a share of $175.00, subject to adjustment (the "Purchase Price"). At the close of business on the day preceding the Final Redemption Date, each share of CCI Series D Preference Stock is automatically converted into one hundred shares of CCI Series A Common Stock. The "Final Redemption Date" means the date, if any, fixed by CCI for redemption of CCI Series A Common Stock and CCI Redeemable Preferred Stock in connection with the Appraisal Process provided for under the 1990 Merger Agreement, as described in Annex I.


     The CCI Rights will separate from the CCI Stock to which it is attached and a "CCI Rights Distribution Date" will occur upon the earlier of: (i) the date on which there is a public announcement that a person or group of affiliated or associated persons has, after the date of the 1991 Merger, become an Acquiring Person (such date being referred to below as the "CCI Stock Acquisition Date"), or (ii) any date, as determined by the CCI Board with the prior written consent of AirTouch, on or following the date on which a person commences a tender offer or exchange offer that if consummated would result in a person becoming an Acquiring Person.

     AirTouch or its affiliates and associates will not be considered an Acquiring Person as a result of AirTouch becoming the beneficial owner of CCI Stock to which the CCI Rights are attached pursuant to, and in compliance with, the 1990 Merger Agreement, and AirTouch and its subsidiaries will not be considered an Acquiring Person as a result of the execution of the 1996 Merger Agreement or the consummation of the Merger.

     The CCI Rights are not exercisable until the CCI Rights Distribution Date and will expire at the close of business on the CCI Rights Expiration Date unless earlier redeemed by CCI as described below. As soon as practicable after the CCI Rights Distribution Date, certificates will be mailed to holders of record of the CCI Stock to which the CCI Rights are attached as of the close of business on the CCI Rights Distribution Date and, thereafter, the separate certificates alone will represent the CCI Rights.

     In the event, after the date of the 1991 Merger, that a person or group becomes an Acquiring Person, except pursuant to a tender offer or an exchange offer for all outstanding shares of the CCI Stock to which the

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

CCI Rights attach (which offer is consummated after the Back End Termination Date (as defined below)) at a price and on terms determined by at least a majority of the members of the CCI Board who are not officers of CCI and who are not representatives, nominees, affiliates or associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (i) at a price which is fair to holders of CCI Stock (taking into account all factors which members of the CCI Board deem relevant including, without limitation, prices which could reasonably be achieved if CCI or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of, CCI and its stockholders (a "CCI Qualifying Offer"), each holder of a CCI Right will thereafter have the right to receive, upon exercise, CCI Series A Common Stock (or, in certain circumstances, cash, property or other securities of CCI) having a value equal to two times the exercise price of the CCI Right. Notwithstanding any of the foregoing, following the occurrence of any such event, all CCI Rights that are, or (under certain circumstances specified in the CCI Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related parties) will be null and void.

     In the event that, at any time following the CCI Stock Acquisition Date:
(i) CCI is acquired in a merger or other business combination transaction in which CCI is not the surviving corporation (other than a merger which follows a CCI Qualifying Offer and satisfies certain other requirements); or (ii) more than 50 percent of CCI's assets or earning power is sold or transferred; each holder of a CCI Right (except CCI Rights which previously have been voided described as above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company (the "Acquiring Company") having a value equal to two times the exercise price of the CCI Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events." The April 5, 1996 amendment to the CCI Rights Agreement provides that neither the execution of the Merger Agreement nor the consummation of the Merger will cause AirTouch or any subsidiary thereof to become an Acquiring Person or cause a Triggering Event or CCI Rights Distribution Date to occur.


     The Purchase Price payable, and the number of CCI Rights Units or other securities or property issuable, upon exercise of the CCI Rights are subject to adjustment from time to time to prevent dilution: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the CCI Series D Preference Stock; (ii) if holders of the CCI Series D Preference Stock are granted certain rights or warrants to subscribe for CCI Series D Preference Stock or convertible securities at less than the current market price of the CCI Series D Preference Stock; or (iii) upon the distribution to holders of the CCI Series D Preference Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).



     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional CCI Rights Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the CCI Series D Preference Stock on the last trading day prior to the date of exercise.


     The CCI Rights Agreement provides that it may be amended to permit the redemption of all but not less than all of the outstanding CCI Rights prior to the Back End Termination Date at a redemption price of $.01 per CCI Right with the approval of the holders of a majority of the then outstanding CCI Common Stock and CCI Redeemable Preferred Stock not beneficially owned by AirTouch and the consent of AirTouch. The "Back End Termination Date" means the date as of which AirTouch loses its right to cause the Appraisal Process Redemption. Except as described above, the CCI Rights are not redeemable prior to the Back End Termination Date. At any time following the Back End Termination Date and prior to the close of business on the CCI Stock Acquisition Date, CCI may redeem the CCI Rights in whole, but not in part, at a price of $.01 per CCI Right (payable in cash, CCI Redeemable Preferred Stock and CCI Common Stock or other consideration deemed appropriate by the CCI Board). Immediately upon the action of the CCI Board ordering redemption of the CCI Rights, the CCI Rights will terminate and the only right of the holders of CCI Rights will be to receive the $.01 per CCI Right redemption price.

     The CCI Rights may have the effect of delaying or preventing a change in control of CCI by significantly increasing the cost of acquiring CCI. If a person were to attempt to acquire control of CCI prior to the Back

End Termination Date or following the Back End Termination Date (without the approval of the disinterested members of the CCI Board), the CCI Rights, should they become exercisable, would substantially dilute the purchaser's stock position in CCI, thereby increasing the effective cost of control commensurately.

     The foregoing summary description of the CCI Rights does not purport to be complete and is qualified in its entirety by reference to the description and terms of the CCI Rights set forth in the CCI Rights Agreement (a copy of which has been filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part).

               CERTAIN CONSIDERATIONS WITH RESPECT TO THE MERGER
                        AND OPERATIONS AFTER THE MERGER

     AirTouch anticipates that at or prior to the Effective Time, all of CCI's existing employees will resign or will be terminated by CCI. The directors of the Surviving Corporation will be the directors of the surviving entity. After the Effective Time, New Par will continue to exist and to operate the Michigan and Ohio cellular properties that it currently operates. AirTouch anticipates that after the Effective Time, most of the employees of New Par, other than certain employees seconded to New Par by CCI, will remain employees of New Par, AirTouch, or one of its subsidiaries. Certain CCI employees who are seconded to New Par will resign or will be terminated by CCI prior to the Effective Time. Under the terms of the New Par Partnership Agreement, CCI currently has the right to appoint certain members of New Par's management. After the Effective Time, AirTouch will have the sole right to appoint all members of New Par's management. Upon the Effective Time, AirTouch intends to cause cellular service in the New Par markets to be offered under the AirTouch Cellular brand name. AirTouch does not anticipate that the Merger will have a significant impact upon New Par's customers.

     AirTouch intends to eliminate the corporate headquarters' management functions of CCI and integrate all of those management functions into AirTouch's existing headquarters. AirTouch expects to achieve modest operating cost savings through the consolidation of certain operations, the elimination of duplicative corporate and administrative expense, and the consolidation of marketing efforts with those of AirTouch Cellular and US WEST NewVector upon the introduction of the AirTouch Cellular brand name to the New Par properties. However, there can be no assurance that AirTouch will be able to fully realize such cost savings or that such cost savings will be significant.

     There also can be no assurance given as to the future market value of AirTouch Class B Preferred Stock, AirTouch Class C Preferred Stock, or AirTouch Common Stock after the Merger. For a discussion and analysis of AirTouch's financial results, including its rate of return on average total assets, its rate of return on average common stockholders' equity, its ratio of common stockholders' equity to total assets and its earnings per common and common equivalent share, see AirTouch's Annual Report on Form 10-K for the year ended December 31, 1995. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For certain risks associated with AirTouch's business and financial results, see "RISK FACTORS."

     In deciding whether to approve and adopt the 1996 Merger Agreement, CCI Stockholders should take particular note of the foregoing matters and other matters contained herein or in those documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                              THE MERGER AGREEMENT

     The following is a summary of material provisions of the 1996 Merger Agreement, a copy of which is attached as Annex A to this Proxy
Statement-Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the 1996 Merger Agreement.

THE MERGER

     The 1996 Merger Agreement provides that CCI will be merged with and into AirTouch Cellular, a California corporation and a wholly owned subsidiary of AirTouch, with AirTouch Cellular being the Surviving Corporation, subject to the requisite approval of CCI Stockholders and the satisfaction or waiver of the other conditions to the Merger. The Merger will become effective when (a) a Certificate of Merger has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of the State of Delaware for filing and (b) an Agreement of Merger, together with related certificates, has been duly prepared and executed by the Surviving Corporation and delivered to the Secretary of State of California for filing, or at such later time as may be specified in the Certificate of Merger or Agreement of Merger. The filings with respect to the Merger will occur as soon as practicable after the second business day after the satisfaction (or waiver, if permissible) of each condition to the consummation of the Merger, or such later time as the parties may mutually agree.

CERTAIN REPRESENTATIONS AND WARRANTIES


     REPRESENTATIONS AND WARRANTIES OF AIRTOUCH AND CCI. The 1996 Merger Agreement contains various representations and warranties of AirTouch and CCI relating to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions and, generally, apply only to facts and circumstances existing as of the original date of the 1996 Merger Agreement): (i) the due organization, power and good standing of, and similar corporate matters with respect to, each of AirTouch, AirTouch Cellular, CCI and their respective subsidiaries; (ii) each of AirTouch's and CCI's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the 1996 Merger Agreement by each such party; (iv) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Merger, other than as disclosed; (v) the absence of any conflict with such party's certificate of incorporation or by-laws, or with applicable law, or with certain contracts; (vi) delivery of reports and other documents filed with the SEC and other regulatory authorities and the accuracy of the information contained therein; (vii) the absence of certain changes or events prior to the date of the 1996 Merger Agreement having a material adverse effect on the business, financial condition, assets, liabilities or results of operations (the "Business Condition") of CCI and its subsidiaries or AirTouch and its subsidiaries, as the case may be; (viii) the absence of any brokerage, finder's or other fee due in connection with the Merger (except, in the case of CCI, such fees payable to Donaldson, Lufkin & Jenrette and Wasserstein Perella as described in "SPECIAL FACTORS -- CCI Fairness Opinions of Wasserstein Perella & Co., Inc. and Donaldson, Lufkin & Jenrette Securities Corporation" and, in the case of AirTouch, such fees payable to Lehman Brothers); and (ix) the absence of actions taken by CCI or AirTouch that would prevent the Merger from qualifying as a tax-free reorganization under the Code.


     ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CCI. CCI also has made certain additional representations and warranties to AirTouch relating to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (i) absence of undisclosed liabilities; (ii) compliance with applicable laws; (iii) absence of material pending or threatened litigation; (iv) CCI's tax returns and taxes owed; (v) CCI's employee benefit plans; (vi) CCI's receipt of opinions of its financial advisors; (vii) intercompany balances due to CCI or New Par from, or due from CCI or New Par to,
(a) any former subsidiary or business unit of CCI, (b) any employee, officer or director of CCI, or (c) any other entity (other than a current CCI subsidiary or New Par) of which any employee, officer or director of CCI is an officer, director or significant stockholder (each, a "CCI Affiliate"); (viii) agreements, contracts or other arrangements effected since December 31, 1995 pursuant to which either (a) any CCI Affiliate provides or provided or causes or caused to be provided any assets, services or facilities used by CCI or New Par or (b) CCI or New Par provides or provided, or causes or caused to be provided, any assets, services or facilities to any CCI Affiliate; (ix) actions taken in connection with the CCI Rights Agreement and recommendation of the Merger and the Rights Redemption to CCI Stockholders; (x) information supplied to AirTouch for inclusion in the Registration Statement and (xi) compliance of the Proxy Statement with the requirements of the securities laws.

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

     ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AIRTOUCH. AirTouch also has made certain additional representations and warranties to the authorization and validity of the AirTouch Preferred Stock, Series 1996 to be issued pursuant to the 1996 Merger Agreement and compliance of the Registration Statement with the requirements of the securities laws.

     NEW PAR NOT A SUBSIDIARY OF CCI FOR PURPOSES OF REPRESENTATION AND WARRANTIES; NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of CCI generally relate only to CCI and its subsidiaries other than New Par, except as otherwise specified. The respective representations and warranties of AirTouch and CCI will not survive the Effective Time, although it is a condition of each party's obligations under the 1996 Merger Agreement that the other party's representations and warranties (unless made as of a specified date) be true and correct in all material respects as if made as of the Effective Time.

PRE-CLOSING COVENANTS

     CCI INTERIM OPERATIONS. CCI covenants in the 1996 Merger Agreement that, during the period from the date of the 1996 Merger Agreement to the Effective Time, except as otherwise specifically contemplated by the 1996 Merger Agreement or as otherwise approved in writing by AirTouch (which approval will not be unreasonably withheld), CCI will conduct its business, and will cause its subsidiaries to conduct their respective businesses, only in the ordinary course of their respective existing businesses and as otherwise required by section 3.1.1(a) of the 1990 Merger Agreement.

     CCI also covenants in the 1996 Merger Agreement, that during the period from the date of the 1996 Merger Agreement to the Effective Time, except as otherwise specifically contemplated by the 1996 Merger Agreement or as otherwise approved in writing by AirTouch (which approval will not be unreasonably withheld), CCI will not, and CCI will cause its subsidiaries not to: (i) make or propose any change or amendment in their respective charters or by-laws; (ii) make any change in their respective direct or indirect ownership interests in New Par; (iii) do or effect any of the following actions with respect to its securities: (a) issue, pledge or sell any shares of capital stock (including treasury shares) or any other securities of any of them, (b) issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or based on or otherwise tracking the performance or characteristics of capital stock, (c) grant any stock-based or stock-related awards or rights or make any similar arrangements or awards with respect to or based upon other securities of any of them, (d) enter into any arrangement or contract with respect to the purchase or voting of shares of any of their capital stock, (e) adjust, split, combine or reclassify any of their capital stock or other securities, or (f) make any other changes in their structures (other than, in each case, (1) the issuance of shares of CCI Series A Common Stock in connection with conversion of CCI Redeemable Preferred Stock, (2) the issuance of shares of CCI Series A Common Stock in connection with the conversion of CCI Series B Preference Stock, (3) the issuance of shares of CCI Series A Common Stock upon exercise of certain outstanding employee stock options, or (4) the issuance of shares of CCI Series A Common Stock upon conversion of CCI Convertible Notes); (iv) declare, set aside or pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem any shares of its capital stock; (v) authorize, recommend, propose or enter into an agreement in principle or a definite agreement with respect to any merger, consolidation, liquidation, dissolution or similar business combination, any joint venture, partnership or collaborative arrangement, or any acquisition of a material amount of assets or securities; (vi) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; (vii) enter into, or otherwise engage in, any transaction with certain affiliated or formerly affiliated persons or entities; (viii) except for normal changes in the ordinary course of business and that in the aggregate do not result in a material increase of benefits or compensation expense to CCI or any of its subsidiaries relative to the level in effect prior to such changes and except as required by law: (a) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual, to the extent that any such action would affect directors, officers or employees associated with CCI, its subsidiaries or New Par, (b) enter into any new

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

employment arrangements or relationships with new or existing employees which has the legal effect of any relationship other than at-will employment, (c) increase in any manner the compensation or fringe benefits of any director, officer or employee associated with CCI, its subsidiaries or New Par or pay any benefit to any director, officer or employee associated with CCI, its subsidiaries or New Par other than pursuant to an existing plan or arrangement and in amounts consistent with past practice, or (d) grant any awards to any director, officer or employee associated with CCI, its subsidiaries or New Par under any bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder); (ix) except as required by law, take any action to segregate assets for, or in any other way secure, the payment of compensation or benefits to any employee associated with CCI, its subsidiaries or New Par under any employee plan, agreement, contract or arrangement or adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the acts described in clause (viii); (x) become obligated to make any payment or transfer of property that constitutes a "parachute payment" within the meaning of section 280G(b)(2) of the Code; (xi) encumber, sell, lease or otherwise dispose of any material assets or cancel, release or assign any indebtedness owed thereto or any claims held thereby, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (xii) except in the ordinary course of business consistent with past practice, (a) incur or assume any indebtedness (and any indebtedness permitted by the preceding will, to the extent of indebtedness for money borrowed or capital leases, be pre-payable without penalty, other than customary prepayment charges of a nature substantially similar to those provided in the Credit Agreement, dated as of December 27, 1995, by and among Cellular Communications of Ohio, Inc., certain of its subsidiaries and the lenders named therein for LIBOR and CD rate loans), (b) make any loans, advances or capital contributions to, or investments in, any other person (other than a direct or indirect wholly owned subsidiary of CCI), (c) issue or sell any debt securities or guarantee any indebtedness; or (d) enter into any contract, agreement, commitment or arrangement to do any of the foregoing; (xiii) settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business consistent with past practice; (xiv) change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by its independent accountants; (xv) pay (or agree to become obligated to pay) any fees and expense to attorneys, accountants, investment bankers and other advisers in connection with the Merger in excess of the amount set forth in the 1996 Merger Agreement, other than any excess amounts which are immaterial in the aggregate incurred in connection with, and in furtherance of, consummation of the transactions contemplated by the 1996 Merger Agreement; or (xvi) take, or agree to take any action that would result in any of the conditions to AirTouch closing the Merger not being satisfied.

     CCI also covenants in the 1996 Merger Agreement that, during the period from the date of the 1996 Merger Agreement through the Effective Time, CCI will and will cause its subsidiaries to, cooperate fully with AirTouch to effect a transition to AirTouch of control of New Par as of the Effective Time. The parties have formed a team (chaired by AirTouch) to implement the transition.

     ADDITIONAL COVENANTS OF CCI. CCI covenants in the 1996 Merger Agreement to: (i) cause the CCI Rights Redemption to occur immediately prior to the Effective Time; (ii) identify those persons who are "affiliates" for purposes of Rule 145 under the Securities Act, and to use best effort to cause each such person to enter into an agreement with AirTouch not to dispose of the AirTouch Preferred Stock, Series 1996 received by them in connection with the Merger except in compliance with the Securities Act; (iii) at or before the Effective Time repay (or cause to be repaid) certain intercompany balances, and to terminate (or cause to be terminated) certain agreements, contracts or other arrangements, with certain affiliated or formerly affiliated entities or persons; (iv) to redeem on or before the date of the Meeting the outstanding shares of CCI Series B Preference Stock (except to the extent that holders of shares of CCI Series B Preference Stock have elected to exercise their conversion right in lieu of redemption and CCI has, on or before such date, converted their shares of Series B Preference Stock into shares of CCI Series A Common Stock); (v) at or before the Effective Time, obtain, or cause its subsidiaries to obtain, either a letter of resignation (in form and substance reasonably satisfactory to AirTouch) from, or terminate, each employee of CCI or any subsidiary thereof and upon AirTouch's instructions, terminate or cause its subsidiaries to

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

terminate the secondment to New Par of each employee of CCI or any subsidiary, in each case without cost, expense or contractual liability to CCI, New Par or AirTouch; (vi) at all times during the period from the date of the 1996 Merger Agreement through the Effective Time, maintain in full force and effect the directors' and officers' insurance policy which was in effect on the date of the 1996 Merger Agreement; (vii) at or before the Effective Time, cause the Headquarters Lease to be terminated or novated, and dispose of the office equipment, fixtures, furniture and leasehold improvements of the headquarters office for net proceeds of not less than book value, (vii) use its best efforts to sell the capital stock (or all of the assets and liabilities) of CCI Data, Inc. and CCI Sub, Inc. for proceeds of not less than $2 million, (viii) allow AirTouch reasonable access to its officers, employees, agents, books, commitments, records and properties; (ix) deliver certain schedules of information to AirTouch at least ten business days prior to the closing; and (x) call the Meeting to consider the matters contained within this Proxy Statement, use its best efforts to obtain CCI Stockholder approval, and not withdraw or modify the recommendations of approval of the Merger, the 1996 Merger Agreement or the CCI Rights Redemption unless required by law.

     CERTAIN COVENANTS OF AIRTOUCH. AirTouch covenants in the 1996 Merger Agreement that during the period from the date of the 1996 Merger Agreement to the Effective Time, except as otherwise specifically contemplated by the 1996 Merger Agreement or as otherwise approved in writing by CCI (which approval will not be unreasonably withheld), AirTouch will not: (i) make any change or amendment in its charter or by-laws, except for such changes or amendments that would not have had a material adverse effect on the rights of the AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock were such AirTouch Class B Preferred Stock or AirTouch Class C Preferred Stock to have been outstanding on the date thereof; (ii) undertake a reclassification of AirTouch Common Stock, or pay any single dividend or other distribution (whether in cash, capital stock or other assets) to holders of AirTouch Common Stock where the value of such dividend or distribution (in excess of the fair market value of any consideration received therefor) together with the amount of all dividends and distributions made to the holders of AirTouch Common Stock during the period from the date of the 1996 Merger Agreement and prior to such dividend or distribution exceeds 20% of the product of (x) the Volume-Weighted Average Trading Price on the record date for determining the stockholders entitled to receive such dividend or distribution and (y) the number of shares of AirTouch Common Stock outstanding on such record date; or (iii) enter into any agreement providing for a transaction or series of related transactions that results in the transfer, sale or other disposition by AirTouch of assets of (a) AirTouch International, a California corporation, (b) AirTouch Cellular of Nevada, a Nevada corporation, or (c) AirTouch Cellular, to the extent that the assets subject to such transfer, sale or disposition in the aggregate would represent more than 20% of the total fair market value of AirTouch and its subsidiaries, taken as whole, measured on a proportionate basis immediately prior to such disposition (excepting any such transaction or series of related transactions in which a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature and excepting any transactions pursuant to existing agreements).

     ADDITIONAL COVENANTS OF AIRTOUCH. AirTouch also covenants in the 1996 Merger Agreement to: (i) prepare and file the Registration Statement of which this Proxy Statement-Prospectus forms a part, (ii) from and after the Effective Time, cause the Surviving Corporation to (a) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under CCI's Certificate of Incorporation and by-laws as in effect on the date of the 1996 Merger Agreement and (b) perform and fulfill all of its obligations under certain indemnification agreements between CCI and certain of its officers and directors in effect on the date of the 1996 Merger Agreement; and (iii) within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective Time), cause all vested stock appreciation rights outstanding under the LTIP to be paid in cash.

     ADDITIONAL COVENANTS OF AIRTOUCH AND CCI. The 1996 Merger Agreement contains additional covenants of each of AirTouch and CCI to: (i) not to knowingly take any action that would jeopardize the treatment of the Merger as a reorganization under Section 368 of the Code; (ii) furnish to the other party certain financial information; (iii) notify the other of any change in the Business Condition of it and its subsidiaries, taken as a whole; (iv) perform its obligations under the 1996 Merger Agreement and take or

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

cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and other necessary consents and satisfy all conditions to the obligations of the parties under the 1996 Merger Agreement and to cause the transactions contemplated thereby to be carried out promptly in accordance with the terms thereof; (v) cooperate fully with one another and their respective officers, directors, employees, agents and other representatives in connection with any steps required to be taken as part of their respective obligations under the 1996 Merger Agreement; (vi) do such things as may be reasonably requested by the other in order more effectively to consummate the transactions contemplated by the 1996 Merger Agreement (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers); (vii) cooperate and use reasonable efforts to defend against any claim, action, suit, investigation or other proceeding by any governmental body or other person which questions the validity or legality of the Merger or seeks damages in connection therewith and to use best efforts to have dissolved any injunction, order or decree of a governmental entity of competent jurisdiction which enjoins or prohibits the transactions contemplated by the 1996 Merger Agreement; (viii) notify the other of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the disclosing party contained in the 1996 Merger Agreement to be untrue or inaccurate in any material respect at any time from the date of the 1996 Merger Agreement to the Effective Time or which will or may result in the failure to satisfy any of the conditions to consummation of the Merger or (b) any failure of the disclosing party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under the 1996 Merger Agreement; (ix) use best efforts to cause to be delivered to the other "comfort" letters from their respective independent accountants, in form and substance satisfactory to the recipient dated two days prior to the date of this Proxy Statement-Prospectus and two days prior to the date of the Meeting; (x) share equally the expenses incurred in connection with the 1996 Merger Agreement and the transactions contemplated thereby, whether or not the Merger is consummated and (xi) file the Proxy Statement with the SEC and use reasonable efforts to cause the Registration Statement to become effective.

CONDITIONS

     CONDITIONS TO OBLIGATIONS OF AIRTOUCH AND CCI. The 1996 Merger Agreement provides that the obligations of AirTouch and CCI to effect the Merger are subject to the fulfillment or waiver of the following conditions: (i) the CCI Stockholders will have approved all matters relating to the 1996 Merger Agreement, the Merger and the CCI Rights Redemption required to be approved by such CCI Stockholders by the vote required under the DGCL at the Meeting; (ii) all required authorizations, orders, grants, consents, permissions, approvals and waivers of any governmental entity with jurisdiction over the transactions contemplated by the 1996 Merger Agreement, other than those authorizations, orders, grants, consents, permissions, approvals and waivers the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI, its subsidiaries and New Par taken as a whole, will have been received and remain in effect, provided, however, that if AirTouch waives the condition to its obligation to effect the Merger that all orders and approvals of the FCC required in connection with the consummation of the transactions contemplated by the 1996 Merger Agreement ("FCC Consents") will have been obtained or made, then the foregoing condition will be deemed satisfied with respect to the FCC Consents; (iii) any applicable waiting period under the HSR Act will have expired or been terminated; (iv) the Registration Statement will have been declared effective and will not be subject to a stop order or any threatened stop order; (v) AirTouch will have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the 1996 Merger Agreement; (vi) the AirTouch Preferred Stock, Series 1996 to be issued to the holders of CCI Stock upon consummation of the Merger will have been authorized for listing on the NYSE, subject to official notice of issuance; (vii) neither AirTouch nor CCI will be subject to any order, decree or injunction of a governmental entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by the 1996 Merger Agreement and no proceeding will have been initiated by any governmental entity and be continuing which seeks such an injunction; and (viii) there will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

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

     CONDITIONS TO OBLIGATIONS OF CCI. The 1996 Merger Agreement provides that the obligations of CCI to effect the Merger also are subject to the fulfillment or waiver of the following conditions: (i) the representations and warranties of AirTouch set forth in the 1996 Merger Agreement will have been true and correct in all material respects when made and (unless made as of a specified date) will be true and correct in all material respects as if made as of the Effective Time, and CCI will have received a certificate dated as of the closing of the Merger signed by the vice chairman and the chief financial officer of AirTouch to that effect; (ii) AirTouch will have performed in all material respects all obligations required to be performed by it under the 1996 Merger Agreement prior to the Effective Time, and CCI will have received a certificate dated as of the closing of the Merger signed by the vice chairman and chief financial officer of AirTouch to that effect; (iii) CCI will have received the opinions of Margaret
G. Gill, Senior Vice President, Legal, External Affairs and Secretary of AirTouch, and Pillsbury Madison & Sutro LLP, counsel to AirTouch, both dated as of the closing of the Merger, substantially in the form attached as exhibits to the 1996 Merger Agreement; (iv) CCI will have received "comfort" letters of Price Waterhouse LLP, AirTouch's independent accountants, as of the dates specified in the 1996 Merger Agreement; and (v) CCI will have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, dated as of the closing of the Merger, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the holders of CCI Stock to the extent they receive AirTouch Preferred Stock, Series 1996 solely in exchange for shares of CCI Stock.

     CONDITIONS TO OBLIGATIONS OF AIRTOUCH. The 1996 Merger Agreement provides that the obligations of AirTouch to effect the Merger also are subject to the fulfillment or waiver of the following conditions: (i) the representations and warranties of CCI set forth in the 1996 Merger Agreement will have been true and correct in all material respects when made and (unless made as of a specified date) will be true and correct in all material respects as if made as of the Effective Time, and AirTouch will have received a certificate dated as of the closing of the Merger signed by the chairman and the chief financial officer of CCI to that effect; (ii) CCI will have performed in all material respects all obligations required to be performed by it under the 1996 Merger Agreement prior to the Effective Time, and AirTouch will have received a certificate dated as of the closing of the Merger signed by the chairman and the chief financial officer of CCI to that effect; (iii) all FCC Consents will have been obtained or made, whether or not any appeal or for reconsideration thereof is pending, or whether the time for filing any such appeal or requests for reconsideration or for any sua sponte action by the FCC has expired; (iv) AirTouch will have received the opinions of Richard J. Lubasch, Vice President-General Counsel of CCI, and Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, both dated as of the closing of the Merger, substantially in the form attached as exhibits to the 1996 Merger Agreement; (v) AirTouch will have received the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, dated as of the closing of the Merger, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code; (vi) there will be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated by the 1996 Merger Agreement or seeking to obtain any damages against any person as a result of the transactions contemplated thereby, which action or proceeding has or would have a reasonable likelihood of success; (vii) AirTouch will have received "comfort" letters from Ernst & Young LLP, as CCI's independent accountants, as of the dates specified in the 1996 Merger Agreement; (viii) the CCI Rights will have been redeemed (by resolution of the CCI Board and provision for payment as set forth in the 1996 Merger Agreement) in accordance with their terms; (ix) there will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which, in connection with the transactions contemplated by the 1996 Merger Agreement, imposes any condition or restriction upon AirTouch or the Surviving Corporation or their respective subsidiaries which in the reasonable business judgment of AirTouch would materially interfere with the benefits sought to be obtained by AirTouch under the 1996 Merger Agreement; (x) except for matters described in the schedules delivered by CCI to AirTouch under the 1996 Merger Agreement, at the time of the closing of the Merger (a) there will not be any suit,

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

action or proceeding, or any investigation or inquiry, by any governmental entity (collectively, "proceeding"), which will be pending or, to the knowledge of CCI, threatened against or affecting CCI, any subsidiary thereof or New Par, and (b) there will not be any potential unasserted claim or liability against CCI, any subsidiary thereof or New Par (whether or not such claim or liability is required to be accrued or disclosed under SFAS No. 5), in the case of either a proceeding under clause (a) or a claim or liability under clause (b), which could be reasonably expected to have, either individually or in the aggregate with all other such proceedings, claims, or liabilities, a material adverse effect on CCI, its subsidiaries and New Par taken as a whole (which will be deemed to have occurred if involving losses, liabilities (which if contingent could reasonably be expected to result in loss), costs or expenses of more than $60 million); (xi) since the date of the 1996 Merger Agreement, there will not have occurred any change in the Business Condition of CCI, its subsidiaries and New Par, taken as a whole, that would have or would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon, provided, however, that the foregoing will not apply to any change resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally; (xii) prior to the Effective Time, CCI will have entered into an amendment of each indemnity agreement by and between CCI and any officer or director of CCI or any other entity, pursuant to which the indemnitee (a) acknowledges that for purposes of indemnification by CCI or its subsidiaries such indemnitee has not served at the request of CCI or any such subsidiary thereof as a director, officer, employee, trustee, agent or fiduciary of any corporation, partnership, joint venture, trust or other entity other than CCI or any of its current subsidiaries ("non-CCI position") and (b) waives any rights to indemnification that would arise out of or relate to such indemnitee's service in any such non-CCI position and to which such indemnitee would otherwise be entitled pursuant to such indemnity agreement or the certificate of incorporation or bylaws of CCI or any subsidiary thereof; (xiii) the consent, approval or waiver of each person (other than governmental entities) whose consent or approval is required in order to permit (a) the Surviving Corporation to succeed to any material obligation, right or interest of CCI or any subsidiary of CCI, or (b) the indirect acquisition of CCI's ownership interest in New Par, under any material loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument will have been obtained; and (xiv) the Headquarters Lease shall have been terminated or novated and the office equipment, fixtures, furniture and leasehold improvements related to that office sold.

TERMINATION; EFFECT OF TERMINATION

     The 1996 Merger Agreement may be terminated at any time prior to the Effective Time:

          (i) by mutual consent of AirTouch and CCI;

          (ii) by either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996 (unless the failure of such occurrence will be due to the failure of the party seeking to terminate the 1996 Merger Agreement to perform or observe its covenants and agreements set forth therein required to be performed or observed by such party on or before the Effective Time);

          (iii) by AirTouch, in the event that, as a result of the adjustments (provided for in the 1996 Merger Agreement) required to maintain the tax-free status of the Merger, the Unit Election Number would exceed 80% of the CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time; provided that AirTouch will have given CCI five business days' written notice of such termination;

          (iv) (a) by either AirTouch or CCI, if CCI Stockholders do not approve the 1996 Merger Agreement and the transactions contemplated thereby, including the Merger and the CCI Rights Redemption, at a duly held meeting of stockholders or any adjournment thereof, or (b) by AirTouch, if the recommendations of CCI that CCI Stockholders approve the 1996 Merger Agreement, the Merger and the CCI Rights Redemption will have been withdrawn or modified;

          (v) by AirTouch, if at the time of the Meeting the CCI Stockholders representing more than 10% of the CCI Common Equivalent Shares have submitted written demands for appraisal of their respective shares pursuant to Section 262 of the DGCL which demands have not been withdrawn; or

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

          (vi) by either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger will have become final and nonappealable.

     In the event of the termination of the 1996 Merger Agreement by either AirTouch or CCI, the 1996 Merger Agreement will become void and have no effect, except that (i) certain provisions of the 1996 Merger Agreement relating to expenses and the continuing effect of the 1990 Merger Agreement and the Confidentiality Agreement dated March 31, 1995, as extended by the letter agreement dated January 23, 1996, will survive such termination and (ii) no party will be relieved or released from any liability arising out of an intentional breach of any provision of the 1996 Merger Agreement.

EXPENSES

     Under the 1996 Merger Agreement, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the 1996 Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that all costs and expenses, including filing fees, related to the printing, mailing or filing of the Registration Statement and this Proxy Statement-Prospectus or to any other filing with any governmental entity in connection with the transactions contemplated by the 1996 Merger Agreement will be shared equally by AirTouch and CCI.

     CCI has agreed in the 1996 Merger Agreement that if the 1996 Merger Agreement is terminated because (i) the CCI Rights Redemption or the 1996 Merger Agreement fail to receive the requisite vote for approval by the CCI Stockholders or (ii) the recommendation of the CCI Board that CCI Stockholders approve the Merger, the CCI Rights Redemption and the 1996 Merger Agreement is withdrawn or modified, then AirTouch will be entitled to reimbursement from CCI and its subsidiaries for all reasonable internal and external costs, fees and expenses incurred by AirTouch and any of its subsidiaries in connection with the transactions contemplated by the 1996 Merger Agreement including the preparation, printing, filing, shipping, and distribution of the Registration Statement and this Proxy Statement-Prospectus and the pursuit of regulatory approvals (such fees and expenses to include all legal, consulting and accounting fees, disbursements and expenses).

AMENDMENT AND WAIVER

     Any provision of the 1996 Merger Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof. The 1996 Merger Agreement may be amended or supplemented at any time before or after approval of the 1996 Merger Agreement by the CCI Stockholders to the extent permitted under Section 251(d) of the DGCL.

              CERTAIN PROJECTED FINANCIAL INFORMATION FOR NEW PAR

     As part of New Par's governance procedure, the New Par Partnership Committee reviews and approves business plans and budgets. In addition, information on future projections of New Par's anticipated financial operations have been prepared by New Par management. Set forth below are (i) projections from the 1996 business plan approved by the New Par Partnership Committee, (ii) preliminary projections for 1997 through 2000 prepared by New Par management in connection with the 1996 business planning process, but not presented to the Partnership Committee for approval nor subjected to New Par's standard review procedures for projections presented with the business plan, and (iii) projections prepared by New Par management and presented to the Partnership Committee in connection with the 1995 business plan. These projections are included in this Proxy Statement-Prospectus only because they were provided to AirTouch and CCI employees or its members on the Partnership Committee in connection with the New Par business planning process, and such inclusion should not be regarded as indicative of AirTouch's or CCI's internal estimates for New Par.

     These projections were not prepared with a view to public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts, nor have such projections been audited, examined or otherwise reviewed by independent auditors of AirTouch, AirTouch Cellular, New Par, CCI, or any of their affiliates. These projections are also not prepared on the same basis or presented in the same manner as AirTouch's or CCI's financial statements and do not reflect adjustments to the carrying value of New Par's assets and liabilities, and the impact to net income, resulting from the application of the purchase method of accounting, assuming consummation of the Merger. Such adjustments could be material. While presented with numerical specificity, these projections are based upon a variety of assumptions relating to the business of New Par and are inherently subject to significant uncertainties and contingencies that are beyond the control of management of AirTouch, AirTouch Cellular, New Par and CCI, including the impact of economic conditions, the competitive environment in which New Par operates, and other factors set forth under "RISK FACTORS." Accordingly, actual results may differ materially from those projected. The inclusion of these projections herein should not be regarded as a representation by AirTouch, AirTouch Cellular, New Par, CCI or any other person that the assumptions are reasonable or that projections will prove to be correct. None of AirTouch, AirTouch Cellular, New Par or CCI intends to update or otherwise revise the projections presented below to reflect circumstances existing after the date of the most recent financial statements incorporated by reference in this Proxy Statement-Prospectus or to reflect the occurrence of unanticipated events. These projections should be read together with the audited financial statements of AirTouch, New Par and CCI, incorporated herein by reference, and the Pro Forma Statements and explanatory notes set forth under "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS."

NEW PAR 1996 BUSINESS PLAN

                                                                             1996
                                                                     ---------------------
                                                                     (DOLLARS IN MILLIONS)
        Operating revenues.........................................         $ 930.2
        Cost of sales..............................................            74.3
                                                                             ------
          Net operating revenues...................................           855.9
        Cash operating expenses....................................           480.1
                                                                             ------
        Operating income before depreciation and amortization......           375.8
        Depreciation and amortization..............................           103.8
        Interest (income) expense..................................            (3.2)
        Tax provisions.............................................             5.8
                                                                             ------
          Net income...............................................         $ 269.4
                                                                             ======

PRELIMINARY PROJECTIONS PREPARED BY NEW PAR MANAGEMENT IN JANUARY 1996 IN CONNECTION WITH 1996 BUSINESS PLANNING PROCESS:

     In addition to the other considerations in the two paragraphs above, the reader should bear in mind that these preliminary projections were prepared by New Par management and were not presented to the New Par Partnership Committee as part of the 1996 Business Plan nor were they subjected to the standard preparation and review procedures for projections to be presented to the Partnership Committee as part of the business planning process.

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                    -----------------------------------------------
                                                      1997         1998         1999         2000
                                                    --------     --------     --------     --------
                                                                 (DOLLARS IN MILLIONS)
Operating revenues................................  $1,109.4     $1,281.9     $1,436.7     $1,580.9
Cost of sales.....................................      93.5        120.6        143.9        172.1
                                                    --------     --------     --------     --------
  Net operating revenues..........................   1,015.9      1,161.3      1,292.8      1,408.8
Cash operating expenses...........................     541.0        584.3        631.1        671.6
                                                    --------     --------     --------     --------
Operating income before depreciation and
  amortization....................................     474.9        577.0        661.7        737.2
Depreciation and amortization.....................     119.4        131.8        142.4        155.4
Interest (income) expense.........................      (4.7)        (5.2)        (5.9)        (6.4)
Tax provisions....................................       7.4          9.0         10.3         11.5
                                                    --------     --------     --------     --------
  Net income......................................  $  352.8     $  441.4     $  514.9     $  576.7
                                                    ========     ========     ========     ========

PROJECTIONS PREPARED BY NEW PAR MANAGEMENT IN JANUARY 1995 AND PRESENTED TO THE NEW PAR PARTNERSHIP COMMITTEE IN CONNECTION WITH THE 1995 BUSINESS PLAN:

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                      1996        1997         1998         1999
                                                     ------     --------     --------     --------
                                                                 (DOLLARS IN MILLIONS)
Operating revenues.................................  $955.9     $1,136.1     $1,304.8     $1,461.2
Cost of sales......................................    86.2         95.4        105.4        114.2
                                                     ------     --------     --------     --------
  Net operating revenues...........................   869.7      1,040.7      1,199.4      1,347.0
Cash operating expenses............................   505.8        581.3        645.8        704.7
                                                     ------     --------     --------     --------
Operating income before depreciation and
  amortization.....................................   363.9        459.4        553.6        642.3
Depreciation and amortization......................   128.6        154.2        179.7        203.8
Interest (income) expense..........................    (1.5)        (1.5)        (1.5)        (1.5)
Tax provisions.....................................     5.2          6.8          8.3          9.7
                                                     ------     --------     --------     --------
  Net income.......................................  $231.6     $  299.9     $  367.1     $  430.3
                                                     ======     ========     ========     ========

     The material assumptions underlying the foregoing projections concern (i) revenue and expense and (ii) capital outlays. Traditional service revenues are a function of the subscriber base and average revenue per subscriber. The projections assume that subscriber growth in the short term will continue at the same rate as currently, but that such rate of growth will decline over the long term due to increased competition. Average revenue per subscriber is forecast to decline year-over-year. The projections assume that total expenses will continue to increase, but at a declining rate. Due to an anticipated decrease in the variable cost per subscriber and the ability to spread fixed costs over a larger subscriber base, the projections assume that the average cash cost per subscriber will decrease over time, and at a rate that exceeds the decrease in the average revenue per subscriber. As a result, the projections assume that New Par will be able to maintain its present cash flow margin. Capital outlays under the projections are directly related to subscriber growth and required functionality. The projections assume that, as the subscriber base grows, additional network capacity will be necessary to service subscribers. Additionally, the projections assume implementation of digital service in the near future.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1996 combines (1) the historical consolidated balance sheets of AirTouch and subsidiaries and CCI and subsidiaries as if the 1996 Merger had been effective on that date and after giving effect to the purchase method of accounting and other Merger-related adjustments described in the accompanying explanatory notes, and (2) Phase II of the AirTouch/U S WEST joint venture described in the accompanying explanatory notes, assuming Phase II occurred on that date. The unaudited Pro Forma Condensed Combined Statements of Income present the combined results of operations of (1) AirTouch and CCI as if the 1996 Merger had been effective at the beginning of each period after giving effect to the purchase method of accounting and other Merger-related adjustments described in the accompanying explanatory notes, and (2) Phase II of the AirTouch/U S WEST joint venture as if Phase II had been effective at the beginning of each period as described in the accompanying explanatory notes, and
(A) all of the domestic cellular interests owned by each of AirTouch and U S WEST, including those subject to regulatory and other approvals, were contributed at such time to the joint venture, and (B) U S WEST did not cause the contribution of the AirTouch/U S WEST PCS partnership to this joint venture at such time.

     The Pro Forma Condensed Combined Financial Statements and accompanying explanatory notes reflect the application of the purchase method of accounting for the 1996 Merger. Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. As described in the accompanying notes, estimates of the fair values of CCI and subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what these changes would be, such changes could be material. In addition, the results of operations of CCI subsequent to March 31, 1996 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those set forth in the Pro Forma Condensed Combined Financial Statements. Contingent Payments, if any, associated with AirTouch Class B Preferred Stock will not affect the aggregate purchase price, since the contingency is based on changes in the volume-weighted average trading price of such preferred stock.


     The equity method of accounting was applied for Phase II of the AirTouch/U S WEST joint venture. Despite having majority ownership, the equity method of accounting will be required for the joint venture under generally accepted accounting principles and it will not be consolidated because AirTouch will not control the joint venture. Under the joint venture agreement, AirTouch is required to obtain concurrence from U S WEST, or the Independent Member (as defined in the agreement), with respect to approval of the joint venture's budgets and business plans, capital contributions in excess of certain levels, acquisitions or dispositions of assets with fair market value in excess of certain levels, and any distributions not contemplated in an approved budget. The equity method of accounting requires recognition of AirTouch's share of the financial condition and operating results of the AirTouch/U S WEST joint venture on one line in the Pro Forma Condensed Combined Balance Sheet and in the Pro Forma Condensed Combined Statement of Income, respectively. The contribution of net assets to the AirTouch/U S WEST joint venture will be recorded on a historical basis. The actual interests at the time of the Phase II closing or at a given point in time thereafter of AirTouch and U S WEST in the capital, income
(loss) and cash flows of the joint venture will depend on a number of factors, the outcomes of which are subject to significant uncertainties and contingencies. These factors include, among other things, the timing of the actual closing of Phase II, the ability of the parties to contribute certain of their domestic cellular interests to the joint venture (and the timing of such contributions), the ability of the parties to restructure the allocation of profits and losses and the distribution of cash and property of the joint venture in the event that they are unable to contribute all of their domestic cellular interests to the joint venture at the closing of Phase II (and the manner in which any such restructuring is implemented, see discussion below), the timing of the parties' contribution of their PCS Partnership to the joint venture (and the value of the PCS Partnership at the time of such contribution), and the timing of the closing of the CCI Merger. The closing of Phase II is conditioned upon the satisfaction of certain conditions, including the ability of AirTouch and U S WEST to contribute at least 60% of their respective domestic cellular interests to the joint venture, measured on the basis of the adjusted POPS represented by such interests and, in the case of AirTouch, excluding New Par. AirTouch anticipates that Phase II will occur in the fourth quarter of 1996 or the first quarter of 1997.

     Some of the cellular interests of AirTouch and U S WEST, including their general partner interests in Los Angeles and Seattle, respectively, are subject to consent provisions in connection with certain transactions. In addition, other partnership interests may, under certain circumstances, be subject to rights of first refusal provisions in favor of third parties. The foregoing provisions may or may not result in certain of the parties' properties not being contributed to the joint venture. In addition, a limited partner in U S WEST's majority-owned Seattle system has initiated litigation challenging the arrangements between AirTouch and U S WEST as they relate to the Seattle property and the parties' joint venture. To the extent any such properties have not been contributed to the joint venture at the time of the Phase II closing, however, AirTouch and U S WEST are obligated throughout the life of the joint venture to continue to use reasonable efforts to effect to the maximum extent possible such contribution. In addition, AirTouch and U S WEST have agreed that, in the event that either is unable to contribute all of its domestic cellular interests to the joint venture, the parties, to the extent feasible (including with respect to obligations to third parties) will (for a five-year period following the Phase II closing) restructure, among other things, the allocation of profits and losses and the distribution of cash and property of the joint venture or, to the extent such a restructuring is not feasible, to otherwise implement a compensation mechanism, in each case, to provide each party with the same economic result (taking into account all tax consequences) such party would have obtained if all of the parties' domestic cellular interests had been contributed to the joint venture at the Phase II closing. AirTouch and U S WEST have not yet determined whether any such restructuring is feasible, or how any such restructuring or other compensation mechanism would be implemented.

     As a result of the uncertainties and contingencies surrounding Phase II, AirTouch cannot predict the actual interest which it will have upon the closing of Phase II in the capital, income (loss) or cash flow of the joint venture, or the degree to which its domestic cellular operations will be deconsolidated, and such interest and manner of accounting presentation could differ materially from the pro forma information presented below. AirTouch nevertheless believes it is reasonable to use the above-described assumption that all cellular properties are contributed to the joint venture in the pro forma presentation because of
(i) the continuing obligations of AirTouch and U S WEST to attempt to effect such contribution, and (ii) the fact that such an assumption reflects the most conservative expected result (i.e., full deconsolidation) for the purposes of AirTouch's financial statement reporting of all of AirTouch's domestic cellular properties.

     The Pro Forma Condensed Combined Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company or the financial position or the results of operations of the combined company that would have actually occurred had the Merger and Phase II of the AirTouch/U S WEST partnership been in effect as of the date or for the periods presented.

     The Pro Forma Condensed Combined Financial Statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Consolidated Financial Statements, including accompanying notes, of AirTouch, and CCI included in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and the Consolidated Financial Statements of U S WEST NewVector Group attached hereto as Annex H.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                                                                         AIRTOUCH/     PRO FORMA
                                                  AS REPORTED                            PRO FORMA       U S WEST      CCI MERGER
                                          ----------------------------       CCI            CCI        JOINT VENTURE      AND
                                          AIRTOUCH    CCI     NEW PAR    ADJUSTMENTS      MERGER        ADJUSTMENTS     PHASE II
                                          --------   ------   --------   -----------     ---------     -------------   ----------
                                          (DOLLARS IN MILLIONS)
ASSETS
Current assets..........................  $ 417.4    $203.3   $  156.8    $    (7.0)(1)                  $  (207.0)(a)
                                                                             (101.3)(2)  $  669.2           (156.8)(c)  $  305.4
Property, plant, and equipment, net.....  1,334.9       1.9      476.7                    1,813.5           (866.5)(a)
                                                                                                            (476.7)(c)     470.3
Investments in unconsolidated wireless
  systems...............................  3,201.7     458.5                 1,507.0(1)                       941.5(a)
                                                                              107.7(11)                    4,016.2(c)
                                                                           (3,418.4)(4)   1,856.5                        6,814.2
Intangible assets, net..................    582.5                410.0      2,149.3(4)                      (157.6)(a)
                                                                              879.4(5)    4,021.2         (3,438.7)(c)     424.9
Deferred charges and other noncurrent
  assets................................    249.9      30.1       30.1       (107.7)(11)    202.4            (58.6)(a)
                                                                                                             (30.1)(c)     113.7
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total assets...................  $5,786.4   $693.8   $1,073.6    $ 1,009.0      $8,562.8        $  (434.3)     $8,128.5
                                          ========   ======   ========    =========      ========        =========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities.....................  $ 469.0    $ 12.0   $   80.5                   $  561.5        $  (177.9)(a)
                                                                                                             (80.5)(c)  $  303.1
Long-term obligations...................  1,000.2     358.7                   420.0(1)
                                                                              (93.4)(2)   1,685.5             (1.4)(a)   1,684.1
Deferred income taxes...................    254.8      33.6                   879.4(5)    1,167.8                        1,167.8
Deferred credits........................     93.1                  3.9                       97.0            (11.9)(a)
                                                                                                              (3.9)(c)      81.2
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total liabilities..............  1,817.1     404.3       84.4      1,206.0       3,511.8           (275.6)      3,236.2
                                          --------   ------   --------    ---------      --------        ---------      --------
Minority interests in consolidated
  wireless systems......................    157.0                  1.7                      158.7           (157.0)(a)
                                                                                                              (1.7)(c)
                                          --------   ------   --------    ---------      --------        ---------      --------
Stockholders' equity:
  6.00% Mandatorily Convertible Class B
    Preferred Stock, Series 1996........                                      500.0(1)      500.0                          500.0
  4.25% Convertible Class C Preferred
    Stock, Series 1996..................                                      580.0(1)      580.0                          580.0
  Common stock..........................      5.0                                             5.0                            5.0
  Additional paid-in capital............  3,887.1                                         3,887.1                        3,887.1
  Accumulated deficit...................   (105.9)                                         (105.9)                        (105.9)
  Cumulative translation adjustment.....     15.9                                            15.9                           15.9
  Other.................................     10.2                                            10.2                           10.2
  Stockholders' equity -- CCI...........              289.5                    (7.9)(2)
                                                                             (281.6)(4)
  Partners' capital -- New Par..........                         987.5       (987.5)(4)
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total stockholders' equity.....  3,812.3     289.5      987.5       (197.0)      4,892.3              0.0       4,892.3
                                          --------   ------   --------    ---------      --------        ---------      --------
         Total liabilities and
           stockholders'
           equity.......................  $5,786.4   $693.8   $1,073.6    $ 1,009.0      $8,562.8        $  (434.3)     $8,128.5
                                          ========   ======   ========    =========      ========        =========      ========

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                                                                               AIRTOUCH/       PRO FORMA
                                         AS REPORTED                             PRO FORMA      US WEST        CCI MERGER
                                ------------------------------       CCI            CCI      JOINT VENTURE        AND
                                AIRTOUCH   CCI(*)   NEW PAR(*)   ADJUSTMENTS      MERGER      ADJUSTMENTS       PHASE II
                                --------   ------   ----------   -----------     ---------   -------------     ----------
                                                                  (DOLLARS IN MILLIONS)
Operating revenues............  $ 448.9               $177.5                     $  626.4      $  (321.5)(b)
                                                                                                  (177.5)(d)    $  127.4
                                --------             -------                     --------      ---------        --------
Operating expenses:
  Cost of revenues............    103.0                 34.0                        137.0          (65.0)(b)
                                                                                                   (34.0)(d)        38.0
  Selling and customer
    operations expenses.......    138.3                 52.6                        190.9          (93.7)(b)
                                                                                                   (52.6)(d)        44.6
  General, administrative, and
    other expenses............     93.3    $ 63.4        9.2       $ (61.7)(11)     104.2          (43.2)(b)
                                                                                                    (9.2)(d)        51.8
  Depreciation and
    amortization expenses.....     65.0       0.4       23.2          (2.6)(6)                     (38.8)(b)
                                                                      27.3(8)       113.3          (47.9)(d)        26.6
                                --------   ------    -------       -------       --------      ---------        --------
Total operating expenses......    399.6      63.8      119.0         (37.0)         545.4         (384.4)          161.0
                                --------   ------    -------       -------       --------      ---------        --------
Operating income (loss).......     49.3     (63.8)      58.5          37.0           81.0         (114.6)          (33.6)
Equity in net income (loss) of
  unconsolidated wireless
  systems:
  Domestic....................     56.1      29.8                    (64.1)(7)       21.8           68.0(b)
                                                                                                    34.3(d)
                                                                                                    (1.9)(e)
                                                                                                    (3.5)(f)       118.7
  International...............     (7.1)                                             (7.1)                          (7.1)
Minority interests in net
  (income) loss of
  consolidated wireless
  systems.....................     (8.5)                (0.2)                        (8.7)          16.1(b)
                                                                                                     0.2(d)          7.6
Interest:
  Income......................      4.5       1.9        2.4                          8.8           (3.1)(b)
                                                                                                    (2.4)(d)         3.3
  Expense.....................     (8.4)     (6.3)                    (7.5)(9)      (22.2)          (0.2)(b)       (22.4)
Miscellaneous income
  (expense)...................      7.7      (3.1)      (0.4)                         4.2            0.4(d)          4.6
                                --------   ------    -------       -------       --------      ---------        --------
Income (loss) before
  extraordinary item and
  income taxes................     93.6     (41.5)      60.3         (34.6)          77.8           (6.7)           71.1
Income taxes..................     41.4     (14.3)       1.3          11.7(10)       40.1           (1.3)(d)
                                                                                                    (0.6)(g)        38.2
                                --------   ------    -------       -------       --------      ---------        --------
Income (loss) before
  extraordinary item..........  $  52.2    $(27.2)    $ 59.0       $ (46.3)          37.7           (4.8)           32.9
                                ========   ======    =======       =======
Preferred dividends...........                                                       13.7                           13.7
                                                                                 --------      ---------        --------
Income attributable to common
  stockholders................                                                   $   24.0      $    (4.8)       $   19.2
                                                                                 ========      =========        ========
Income before extraordinary
  item per share..............  $  0.10                                          $   0.05                       $   0.04
                                ========                                         ========                       ========
Weighted average shares
  outstanding (in
  thousands)..................  498,837                                           498,837                        498,837
                                ========                                         ========                       ========

- ---------------
(*) Conformed to AirTouch's Statement of Income presentation.

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                               AIRTOUCH/       PRO FORMA
                                         AS REPORTED                             PRO FORMA      US WEST        CCI MERGER
                                ------------------------------       CCI            CCI      JOINT VENTURE        AND
                                AIRTOUCH   CCI(*)   NEW PAR(*)   ADJUSTMENTS      MERGER      ADJUSTMENTS       PHASE II
                                --------   ------   ----------   -----------     ---------   -------------     ----------
                                                                  (DOLLARS IN MILLIONS)
Operating revenues............  $1,618.6              $660.3                     $2,278.9      $(1,188.7)(b)
                                                                                                  (660.3)(d)    $  429.9
                                --------             -------                     --------      ---------        --------
Operating expenses:
  Cost of revenues............    372.9                133.4                        506.3         (231.0)(b)
                                                                                                  (133.4)(d)       141.9
  Selling and customer
    operations expenses.......    524.7                204.4                        729.1         (380.6)(b)
                                                                                                  (204.4)(d)       144.1
  General, administrative, and
    other expenses............    392.4    $ 13.6       38.4                        444.4         (159.6)(b)
                                                                                                   (38.4)(d)       246.4
  Depreciation and
    amortization expenses.....    215.8       2.2       86.4       $ (10.2)(6)                    (127.6)(b)
                                                                     110.0(8)       404.2         (186.2)(d)        90.4
                                --------   ------    -------       -------       --------      ---------        --------
Total operating expenses......  1,505.8      15.8      462.6          99.8        2,084.0       (1,461.2)          622.8
                                --------   ------    -------       -------       --------      ---------        --------
Operating income (loss).......    112.8     (15.8)     197.7         (99.8)         194.9         (387.8)         (192.9)
Equity in net income (loss) of
  unconsolidated wireless
  systems:
  Domestic....................    188.2     101.3                   (207.1)(7)       82.4          242.4(b)
                                                                                                   100.5(d)
                                                                                                   (17.5)(e)
                                                                                                   (12.9)(f)       394.9
  International...............    (35.9)                                            (35.9)                         (35.9)
Minority interests in net
  (income) loss of
  consolidated wireless
  systems.....................    (36.5)                (0.9)                       (37.4)          56.4(b)
                                                                                                     0.9(d)         19.9
Interest:
  Income......................     34.9      15.1        8.8                         58.8          (12.3)(b)
                                                                                                    (8.8)(d)        37.7
  Expense.....................    (13.0)    (27.5)      (0.1)        (68.0)(9)     (108.6)           5.1(b)
                                                                                                     0.1(d)       (103.4)
Miscellaneous income
  (expense)...................     (5.5)     16.1       (0.9)                         9.7           (1.7)(b)
                                                                                                     0.9(d)          8.9
                                --------   ------    -------       -------       --------      ---------        --------
Income before extraordinary
  item and income taxes.......    245.0      89.2      204.6        (374.9)         163.9          (34.7)          129.2
Income taxes..................    113.1      31.3        4.3         (54.4)(10)      94.3           (4.3)(d)
                                                                                                    (6.7)(g)        83.3
                                --------   ------    -------       -------       --------      ---------        --------
Income before extraordinary
  item........................  $ 131.9    $ 57.9     $200.3       $(320.5)          69.6          (23.7)           45.9
                                ========   ======    =======       =======
Preferred dividends...........                                                       54.7                           54.7
                                                                                 --------      ---------        --------
Income (loss) attributable to
  common stockholders.........                                                   $   14.9      $   (23.7)       $   (8.8)
                                                                                 ========      =========        ========
Income (loss) before
  extraordinary item per
  share.......................  $  0.27                                          $   0.03                       $  (0.02)
                                ========                                         ========                       ========
Weighted average shares
  outstanding (in
  thousands)..................  494,925                                           494,925                        494,925
                                ========                                         ========                       ========

- ---------------
(*) Conformed to AirTouch's Statement of Income presentation.

See Explanatory Notes to the Pro Forma Condensed Combined Financial Statements.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

CCI MERGER PRO FORMA

     Basis of Presentation. The 1996 Merger Agreement provides that at the Effective Time, and subject to election and allocation procedures, each share of CCI Stock outstanding immediately prior to the Effective Time will be converted into the right to receive for each CCI Common Stock Equivalent Share either (i) $55 in cash, or (ii) one Unit, or (iii) a combination of a fraction of a Unit and cash. Each Unit consists of a number of shares of AirTouch Class B Preferred Stock and a number of shares of AirTouch Class C Preferred Stock. The total number of CCI Common Stock Equivalent Shares outstanding immediately prior to the Effective Time to be converted into the right to receive Units and cash will be adjusted pursuant to the election procedures. Of the CCI Stock not held by AirTouch, 28%, less Dissenting CCI Stock, will be converted into the right to receive cash and an aggregate of 72% will be converted into the right to receive Units.

     Under the 1996 Merger Agreement, the number of shares of AirTouch Class B Preferred Stock issued in the Merger (without regard to the conversions of CCI Convertible Notes or exercises of CCI Options occurring, in either case, after the Effective Time) should not exceed the quotient of $500 million, divided by the Preferred Stock Issue Price. In the event that the number of shares of AirTouch Class B Preferred Stock to be issued in the Merger would exceed the Class B Maximum, the composition of each Unit will be adjusted to increase the Class C Per-Unit Amount and decrease the Class B Per-Unit Amount. The effect of such an adjustment would limit the Class B Preferred to be issued in the Merger to the Class B Maximum.

     Under the 1996 Merger Agreement, CCI Convertible Notes will be assumed by the Surviving Corporation at the Effective Time. Each holder of CCI Options may exercise the stock options held before the Effective Time, subject to certain election procedures, or after, subject to certain conversion procedures.

     Pro forma income before extraordinary item per share is calculated based on income before extraordinary item after deducting dividends of $54.7 million and $13.7 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and on weighted average shares of 494.9 million and
498.8 million as of December 31, 1995 and March 31, 1996, respectively. The effect of convertible preferred stock, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The effect of CCI options and the CCI Convertible Notes has not been considered since the impact is immaterial.

     In the unaudited Pro Forma Condensed Combined Balance Sheet, (1) outstanding CCI Options have not been considered in the pro forma presentation since their impact is immaterial, (2) CCI Convertible Notes is assumed to not convert into CCI Stock prior to the Effective Time (see "OTHER MATTERS -- Treatment of CCI Convertible Notes") and (3) amounts presented assume that the election would be for the maximum amounts of cash and AirTouch Class B Preferred Stock. Although there could be other possible combinations of cash and AirTouch Preferred Stock, Series 1996 as provided by the 1996 Merger Agreement, any combination other than the one assumed would not have a materially different impact from that shown by these Pro Forma Condensed Combined Financial Statements. Because the AirTouch Class C Preferred Stock can be redeemed for cash or converted into shares of AirTouch Common Stock at the option of AirTouch, it is not considered to be mandatorily redeemable for financial reporting purposes.

     The purchase price, exclusive of expenses related thereto, for the 1996 Merger is summarized below (in millions of dollars):

        Cash................................................................  $  420
        Price for Maximum AirTouch Class B Preferred Stock..................     500
        Price for AirTouch Class C Preferred Stock..........................     580
                                                                              ------
        Purchase Price......................................................  $1,500
                                                                              ======

     For purposes of the Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995, the MRO is assumed to have occurred concurrently with the Merger although it actually occurred in late October 1995. For purposes of the Pro Forma Condensed Combined Statement of Income for

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

the three months ended March 31, 1996, the AirTouch Replacement Option payment is assumed to have occurred concurrently with the Merger although actually it occurred on January 4, 1996 (see Note 11).

     The Merger will be accounted for by AirTouch under the purchase method of accounting in accordance with APB Opinion No. 16, and accordingly, this method of accounting has been applied in the Pro Forma Condensed Combined Financial Statements. The acquisition of CCI stock pursuant to the 1990 Merger Agreement was accounted for using the equity method of accounting.

     Under the purchase method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Estimates of the fair values of CCI and its subsidiaries' assets and liabilities have been combined with recorded values of the assets and liabilities of AirTouch and subsidiaries in the unaudited Pro Forma Condensed Combined Financial Statements. However, changes to adjustments included in the Pro Forma Condensed Combined Financial Statements are expected as valuations/appraisals of assets and liabilities are completed, and additional information becomes available. Although AirTouch cannot ascertain what the changes to pro forma adjustments will be, such changes could be material. In addition, the results of operations of CCI subsequent to March 31, 1996 will affect allocation of the purchase price. Accordingly, actual amounts will differ from those in the Pro Forma Condensed Combined Financial Statements. Contingent Payments, if any, associated with AirTouch Class B Preferred Stock will not affect the aggregate purchase price, since the contingency is based on changes in the volume weighted average trading price of AirTouch Class B Preferred Stock.

  CCI Merger Pro Forma Adjustments

 1. Records the Merger assuming the estimated professional fees of $7 million (primarily legal, investment bankers', and accountants' fees) related to the Merger were paid using available cash. For Pro Forma Condensed Combined Financial Statement purposes, the as-reported values on CCI's Balance Sheet other than its investment in New Par have been estimated to approximate fair value.

 2. Applies CCI's reported cash balances toward payment of its estimated merger fees and the reduction of its long-term debt.

 3. Reclassifies AirTouch Replacement Option payment made on January 4, 1996 from deferred charges.

 4. Eliminates AirTouch's equity investment reflecting its equity interest in CCI pursuant to the 1990 Merger Agreement and CCI's investment in New Par. In addition, this entry allocates the full amount of the excess purchase price over the as-reported amounts on CCI's and New Par's Consolidated Balance Sheets to identifiable intangibles of New Par. Under the purchase method of accounting, the purchase price is based on the total cost of all equity acquired pursuant to the 1990 Merger Agreement and the 1996 Merger Agreement.

                                                                                  MARCH
                                                                                 31, 1996
                                                                                 --------
    Aggregate Purchase Price
      (1) Pursuant to 1996 Merger Agreement (after adjustments)................  $1,614.7
      (2) Pursuant to 1990 Merger Agreement....................................     810.7
                                                                                 --------
    Total cost of acquisition..................................................   2,425.4
    Less: Net assets acquired (net of adjustments).............................     276.1
                                                                                 --------
    Excess Purchase Price......................................................  $2,149.3
                                                                                  =======

 5. Records the deferred tax liability related to identifiable intangible assets other than goodwill and corresponding adjustment to goodwill (see entry 8). AirTouch is required to recognize deferred tax liabilities for the temporary differences between the initial assigned values to the identifiable intangible assets and their tax bases. The deferred tax liability will be amortized over the estimated useful lives of the relevant identifiable intangible assets. Goodwill is considered a residual and no related deferred tax liability is recognized.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

 6. Adjusts New Par's as-reported depreciation expense to extend the lives of certain domestic cellular telecommunications equipment from seven years to ten years, to conform to AirTouch's useful lives.

 7. Reverses AirTouch's equity in net income of CCI and New Par and CCI's equity in net income of New Par for the year ended December 31, 1995 and the three months ended March 31, 1996.

 8. Records the amortization expense for identifiable intangible assets and goodwill. For purposes of calculating the amortization of intangibles, management has preliminarily estimated that approximately $191 million relates to subscriber lists and $1,951.3 million relates to FCC licenses. Amortization periods for subscriber lists and FCC licenses are five and forty years, respectively.

 9. Records interest expense incurred on $420 million of borrowings related to the Merger and $710.4 million of borrowings related to the MRO and option payment, based on assumed average interest rates of 7.00% and 6.33%, respectively. During July 1996, AirTouch issued 7 1/8% Notes due 2001 and
    7 1/2% Notes due 2006 (the "Notes") with net proceeds to AirTouch, of approximately $642.9 million. The difference between the actual effective interest rate on the Notes of 7.43% and the assumed interest rate of 7.00% is immaterial. Pending the closing of the Merger, AirTouch will apply the net proceeds of the Notes to retire commercial paper. AirTouch then intends to reborrow under its commercial paper program to fund the cash component of the Merger. The rate of 6.33% represents average LIBOR for 1995 plus 30 basis points. Interest on the amount used to fund the MRO is based on the terms of AirTouch's unsecured $2 billion, five-year revolving credit facility. The effect of a 1/8% change in interest rates on interest expense to pro forma net income of AirTouch is immaterial.

10. Records net income tax effects on the relevant pro forma items arising from the CCI acquisition at the combined statutory rate of 41.05%. Pro forma adjustments to the Condensed Combined Statements of Income include interest, MRO compensation expense recorded by CCI (see Note 11), depreciation and amortization expenses. Except for amortization of goodwill, these adjustments were tax effected at the statutory rate to produce net tax expense of $54.4 million and $11.7 million for the year ended December 31, 1995 and the three months ended March 31, 1996, respectively.

11. Reverses compensation expense recorded by CCI in connection with cancellation of stock options which options were acquired by AirTouch.

PHASE II OF AIRTOUCH/U S WEST JOINT VENTURE PRO FORMA

     Basis of Presentation. In July 1994, AirTouch and U S WEST entered into an agreement to combine their domestic cellular properties into a joint venture in a multi-phased transaction. Phase I of the transaction commenced on November 1, 1995, and had no immediate financial accounting presentation impact. In Phase II, the partners will combine their domestic properties into a joint venture, subject to obtaining certain required consents and authorizations. AirTouch believes that Phase II is a probable transaction. The most significant effect of Phase II is the deconsolidation of AirTouch's domestic cellular interests and the use of the equity method of accounting for its investment in the joint venture.

     The Pro Forma Condensed Combined Financial Statements assume that all of AirTouch's domestic cellular properties (including the properties acquired in the Merger) are contributed to the joint venture at the beginning of Phase II. Similarly, all domestic cellular properties of U S WEST are assumed to be contributed to the joint venture. The Pro Forma Condensed Combined Financial Statements exclude the PCS partnership since its inclusion is solely at the option of U S WEST, could occur as late as mid-1998, and the effect of the contribution to the relative ownership interest of the partners is not readily determinable. The assumed ownership interests for AirTouch and U S WEST approximate 74% and 26%, respectively, pursuant to a computation set forth in the partnership agreement.

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

     The following is selected pro forma financial information as of December 31, 1995 and March 31, 1996 and the periods then ended for the AirTouch/U S WEST
Partnership:

                         AIRTOUCH/U S WEST PARTNERSHIP
                    SUMMARY PRO FORMA FINANCIAL INFORMATION

                                                               DECEMBER 31,     MARCH 31,
                                                                   1995           1996
                                                               ------------     ---------
        OPERATING RESULTS
        Operating revenues...................................    $2,790.2       $  762.9
        Operating income.....................................    $  534.9       $  164.6
        Net income from operations...........................    $  562.1       $  173.2
        BALANCE SHEET
        Total assets.........................................    $6,893.3       $6,806.3
        Total partners' capital..............................    $5,939.4       $6,084.0

     Pro forma net income per share is calculated based on income before extraordinary items after deducting dividends of $54.7 million and $13.7 million for AirTouch Class B Preferred Stock and AirTouch Class C Preferred Stock, and assumes 494.9 million and 498.8 million weighted average shares outstanding as of December 31, 1995 and March 31, 1996, respectively. The effect of convertible preferred stock and convertible debt, using the "if converted" method, is not considered since the effect of such shares is anti-dilutive. The CCI Options have not been considered in pro forma presentation since their impact is immaterial.

  Phase II Pro Forma Adjustments

     a. Converts AirTouch's as reported investment in domestic cellular net assets (before the CCI transaction) contributed to the joint venture to the equity method of accounting.

     b. Converts to the equity method of accounting AirTouch's as reported domestic cellular consolidated 1995 and first quarter 1996 results of operations.

     c. Converts to the equity method of accounting AirTouch's interest in New Par's as reported net assets (after the Merger), including the related intangibles.

     d. Converts to the equity method of accounting AirTouch's interest in New Par's 1995 and first quarter 1996 as reported results of operations, including the amortization of intangibles arising from the Merger.

     e. Reduces AirTouch's as reported income in its domestic cellular properties to reflect its ownership interest in the joint venture.

     f. Adjusts AirTouch's share of the joint venture's net income for the amortization of the implied goodwill (the difference between book value of AirTouch's net assets (after the Merger) contributed to the partnership and AirTouch's proportionate share of the pro forma combined net assets of the joint

EXPLANATORY NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS -- (CONTINUED)

        venture at December 31, 1995 and March 31, 1996). The amortization period for implied goodwill is 40 years.

                                                            DECEMBER 31,   MARCH 31,
                                                                1995         1996
                                                            ------------   ---------
    Book value of assets contributed by AirTouch..........    $4,910.5     $5,065.4
    Book value of assets contributed by U.S. WEST.........     1,028.9      1,018.6
                                                            ------------   ---------
    Combined book values contributed......................    $5,939.4     $6,084.0
                                                            ==========      =======
    AirTouch's share of combined book values at 74%.......     4,395.2      4,502.2
    Book Value of AirTouch's contribution.................     4,910.5      5,065.4
                                                            ------------   ---------
    Implied Goodwill......................................    $  515.3     $  563.2
                                                            ==========      =======
    Annual Amortization expense...........................    $   12.9     $   14.1
                                                            ==========
                                                                           ---------
    Quarterly Amortization expense........................                 $    3.5
                                                                            =======

     g. Records net income tax effects on the relevant pro forma items arising from Phase II at the statutory rate of 41.05%.

                     DESCRIPTION OF AIRTOUCH CAPITAL STOCK

GENERAL


     AirTouch's authorized capital stock consists of 1,100,000,000 shares of AirTouch Common Stock, par value $.01 per share, and 50,000,000 shares of AirTouch Preferred Stock, par value $.01 per share. On the Record Date, there were approximately 449,439,437 shares of AirTouch Common Stock outstanding, exclusive of treasury shares, and no shares of AirTouch Preferred Stock outstanding.


AIRTOUCH COMMON STOCK

     The AirTouch Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of AirTouch Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of AirTouch. Holders of shares of AirTouch Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of AirTouch. The holders of AirTouch Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the AirTouch Board out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of AirTouch, the holders of AirTouch Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of AirTouch available for distribution to holders of AirTouch Common Stock. The shares of AirTouch Common Stock currently outstanding are fully paid and nonassessable.

CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

     Certain provisions in AirTouch's Certificate of Incorporation and By-laws may have the effect of delaying, deferring or preventing a change in control of AirTouch. These provisions require that the AirTouch Board be divided into three classes that are elected for staggered three-year terms; provide that stockholders may act only at annual or special meetings and may not act by written consent; do not permit stockholders to cumulate votes in the election of directors; authorize the directors of AirTouch to determine the size of the AirTouch Board; require a vote of 66 2/3% of the shares outstanding for the amendment of any of the foregoing provisions; require that stockholder nominations for directors be made by the Nominating Committee of AirTouch prior to a meeting of stockholders or by any stockholder of record pursuant to timely notice; provide that special meetings of stockholders may be called only by certain officers of AirTouch or by the AirTouch Board; and authorize the AirTouch Board to establish one or more series of AirTouch Preferred Stock, without any further stockholder approval, having rights, preferences, privileges and limitations that could impede, discourage or prevent the acquisition of control of AirTouch or prevent the stockholders from receiving a premium for their shares in a change of control transaction.

RIGHTS AGREEMENT

     The AirTouch Board has adopted a shareholder rights plan (the "AirTouch Rights Plan") that provides for the distribution of rights ("AirTouch Rights") to holders of outstanding shares of AirTouch Common Stock. Except as set forth below, each AirTouch Right, when exercisable, entitles the holder thereof to purchase from AirTouch one one-hundredth of a share of AirTouch Series A Preferred Stock at a price of $80 per share, subject to adjustment. The AirTouch Rights do not have voting rights.

     Initially, the AirTouch Rights are attached to all AirTouch Common Stock certificates representing shares then outstanding, and no separate AirTouch Rights certificates will be distributed. The AirTouch Rights will not separate from the AirTouch Common Stock and will not be exercisable until the earlier of either (i) a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing ten percent or more of AirTouch Common Stock (an "AirTouch Acquiring Party") or (ii) ten days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of affiliated persons becoming an AirTouch Acquiring Party. The AirTouch Rights will expire on the earliest of (x) September 19, 2004, (y) consummation of a merger transaction with a person or group acquiring AirTouch Common Stock pursuant to an AirTouch Permitted Offer (as defined below), or (z) redemption by AirTouch, as described below.

     In the event that a person has become an AirTouch Acquiring Party, proper provision will be made so that each holder of an AirTouch Right (other than an AirTouch Acquiring Party) will thereafter have the right (the "AirTouch Subscription Right") for a 60-day period to receive, upon the exercise of the AirTouch Right by the holder at the then current exercise price, that number of shares of AirTouch Common Stock (or of AirTouch Series A Preferred Stock or other AirTouch Common Stock equivalents if all AirTouch Common Stock has been issued) which would have a market value at the time of such transaction of two times the exercise price for each AirTouch Right. This provision of the AirTouch Rights Plan does not apply, however, to a tender offer or exchange offer for all outstanding shares of AirTouch Common Stock at a price and on terms determined by at least a majority of the disinterested members of the AirTouch Board to be in the best interests of AirTouch and its stockholders (an "AirTouch Permitted Offer").

     If, after a public announcement has been made that a person has become an AirTouch Acquiring Party, either (i) AirTouch is involved in a merger or other business combination (other than with a person who acquired shares pursuant to an AirTouch Permitted Offer) or (ii) 50% or more of AirTouch's assets are sold in one or a series of transactions, proper provision will be made so that each holder of an AirTouch Right (other than an AirTouch Acquiring Party) will thereafter have the right to receive, upon the exercise of the AirTouch Right by the holder at the then current exercise price, that number of shares of AirTouch Common Stock or of the acquiring company (whichever remains as the surviving corporation under the terms of the merger or consolidation) which would have a market value at the time of such transaction of two times the exercise price for each AirTouch Right.

     The AirTouch Board, at its option, may at any time after a person becomes an AirTouch Acquiring Party (but not after the acquisition by such person of 50% or more of the outstanding AirTouch Common Stock) exchange on behalf of AirTouch all or part of the then outstanding and exercisable AirTouch Rights for shares of AirTouch Common Stock (or AirTouch Common Stock equivalents), at an exchange ratio of one share of AirTouch Common Stock or equivalent for each AirTouch Right.

     At any time prior to the earlier to occur of either (i) a person becoming an AirTouch Acquiring Party or (ii) the expiration of the AirTouch Rights, AirTouch may redeem the AirTouch Rights in whole, but not in part, at a price of $0.01 per AirTouch Right (the "AirTouch Redemption Price"). After a person becomes an AirTouch Acquiring Party, AirTouch may also redeem the AirTouch Rights in whole, but not in part, at the AirTouch Redemption Price (x) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving AirTouch but not involving an AirTouch Acquiring Party or certain other related parties or (y) following an event giving rise to, and the expiration of the 60-day exercise period for, the AirTouch Subscription Right if and for as long as any AirTouch Acquiring Party owns less than 10% of AirTouch's voting securities.

     The AirTouch Rights Plan may have the effect of delaying, deferring or preventing a change in control of AirTouch without further action of the stockholders and therefore could have a depressive effect on the price of AirTouch Common Stock.

LISTING

     The AirTouch Common Stock is listed on the NYSE and the Pacific Stock Exchange under the symbol "ATI."

AIRTOUCH CLASS B PREFERRED STOCK

     The description of AirTouch Class B Preferred Stock should be read carefully by the holders of CCI Stock. As described in "SPECIAL
FACTORS -- Merger Consideration," at the Effective Time, the issued and outstanding CCI Stock may be converted into the right to receive a Unit containing an amount of shares of AirTouch Class B Preferred Stock.

     THE FOLLOWING SUMMARY OF THE TERMS OF THE AIRTOUCH CLASS B PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF AIRTOUCH'S CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS RELATING TO THE AIRTOUCH CLASS B PREFERRED STOCK (THE "CLASS B CERTIFICATE OF DESIGNATION"), A COPY OF WHICH IS INCLUDED HEREIN AS ANNEX C.

     The AirTouch Board has adopted resolutions authorizing the issuance of up to 24,000,000 shares of 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996, par value $.01 per share.

     DIVIDENDS. A holder of a share of AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends from the date of issuance of such share of AirTouch Class B Preferred Stock, at the rate of 6.00% per annum of the Preferred Stock Issue Price of $29.00 per share (equivalent to $1.74 per annum), payable quarterly in arrears on the 15th day of each February, May, August and November or, if any such date is not a business day, on the next succeeding business day. The first dividend period will be from the Effective Time to, but excluding, the first day of the next calendar quarter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next quarterly period will be a dividend period. If the date of issuance of a particular share of AirTouch Class B Preferred Stock is later than the Effective Time solely due to a delay in the surrender by the holder of a certificate representing a share of CCI Stock pursuant to Section 3.2 of the 1996 Merger Agreement, then dividends on such AirTouch Class B Preferred Stock will be payable from the Effective Time. If a particular share of AirTouch Class C Preferred Stock is issued on a date that is later than the Effective Time for reasons other than those described in the preceding sentence, then dividends on such share of AirTouch Class C Preferred Stock will accrue only from the first day of the dividend period during which such share of AirTouch Class C Preferred Stock was issued.

     The AirTouch Board may fix a record date for the determination of holders of AirTouch Class B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which will be no more than 60 days preceding the payment date thereof. Dividends payable on shares of AirTouch Class B Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on shares of AirTouch Class B Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends will not bear interest. Dividends will cease to accrue in respect of the shares of AirTouch Class B Preferred Stock on the Class B Maturity Date or on the date of their earlier conversion.

     The shares of AirTouch Class B Preferred Stock will rank on a parity as to payment of dividends with the outstanding shares of AirTouch Class C Preferred Stock and with any future preferred stock issued by AirTouch that by its terms ranks on a parity with the shares of AirTouch Class B Preferred Stock (the "Class B Parity Preferred Stock") with respect to payment of dividends. The shares of AirTouch Class B Preferred Stock will be subordinate as to payment of dividends with any future shares of AirTouch Preferred Stock that by its terms is senior to the shares of AirTouch Class B Preferred Stock (the "Class B Senior Preferred Stock").

     As long as any shares of AirTouch Class B Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, AirTouch Common Stock or any other capital stock of AirTouch ranking junior to AirTouch Class B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, including AirTouch Series A Preferred Stock ("Class B Junior Stock") and cash in lieu of fractional shares of such Class B Junior Stock in connection with any such dividend) will be paid on any Class B Junior Stock unless: (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock (including the AirTouch Class B Preferred Stock) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such

Class B Junior Stock dividend or distribution and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock.

     In addition, as long as any shares of AirTouch Class B Preferred Stock are outstanding, no shares of any Class B Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries (except in connection with a reclassification or exchange of any Class B Junior Stock through the issuance of other Class B Junior Stock (and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Class B Junior Stock with any Class B Junior Stock (and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Class B Junior Stock unless:
(i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock.

     Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Class B Junior Stock) as may be determined from time to time by the AirTouch Board may be declared and paid on the shares of any Class B Junior Stock, and from time to time Class B Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Class B Junior Stock will be entitled, to the exclusion of holders of any outstanding Class B Senior Preferred Stock or Class B Parity Preferred Stock, to share therein according to their respective interests.

     As long as any shares of AirTouch Class B Preferred Stock are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Class B Parity Preferred Stock (other than dividends or other distributions payable in Class B Junior Stock and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Class B Senior Preferred Stock or Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding AirTouch Class B Preferred Stock and each other share of such Class B Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding AirTouch Class B Preferred Stock and such other outstanding shares of Class B Parity Preferred Stock bear to each other.

     In addition, as long as any shares of AirTouch Class B Preferred Stock are outstanding, AirTouch may not purchase, redeem or otherwise acquire any Class B Parity Preferred Stock (except with any Class B Junior Stock and cash in lieu of fractional shares of such Class B Junior Stock in connection therewith) unless:
(i) full dividends on all outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred

Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class B Senior Preferred Stock or Class B Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Class B Senior Preferred Stock and Class B Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class B Senior Preferred Stock and Class B Parity Preferred Stock; (iii) AirTouch is not in default of any of its obligations to redeem any outstanding shares of Class B Senior Preferred Stock or Class B Parity Preferred Stock unless all Class B Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

     MANDATORY CONVERSION. Unless previously converted at the option of the holder into AirTouch Common Stock, as described below, on the Class B Maturity Date, which is the third anniversary of the Effective Time, each outstanding share of AirTouch Class B Preferred Stock will automatically convert into AirTouch Common Stock at the Class B Maturity Exchange Rate in effect on the Class B Maturity Date, and each holder will be entitled to receive cash in an amount equal to all accrued and unpaid dividends on such share of AirTouch Class B Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) through and including the Class B Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the conversion of the shares of AirTouch Class B Preferred Stock at the option of the holder at any time prior to the Class B Maturity Date. The "Class B Maturity Exchange Rate" is equal to, subject to adjustment as to amount and shares, as described herein, (a) if the Class B Maturity Price is greater than or equal to the Class B Conversion Price ($35.96 per share), 0.806 of a share of AirTouch Common Stock for each share of AirTouch Class B Preferred Stock, (b) if the Class B Maturity Price is less than the AirTouch Class B Conversion Price but greater than the Preferred Stock Issue Price ($29.00 per share), the number of shares of AirTouch Common Stock per AirTouch Class B Preferred Stock that is equal to the Preferred Stock Issue Price divided by the Class B Maturity Price, and (c) if the Class B Maturity Price is less than or equal to the Preferred Stock Issue Price, one share of AirTouch Common Stock per AirTouch Class B Preferred Stock.

     The opportunity for price appreciation in AirTouch Common Stock afforded by an investment in AirTouch Class B Preferred Stock is less than the opportunity afforded by an investment in AirTouch Common Stock. This is because the value of the AirTouch Common Stock received at maturity will only exceed the Preferred Stock Issue Price if the Class B Maturity Price exceeds the Class B Conversion Price of $35.96. Moreover, in the event that AirTouch Common Stock is trading at a price that is equal to or above the Class B Conversion Price, holders of AirTouch Class B Preferred Stock will only be entitled to receive upon exchange at maturity approximately 80.6% of any appreciation of the value of AirTouch Common Stock in excess of the Preferred Stock Issue Price. As a result, the value of any appreciation of AirTouch Common Stock between the Preferred Stock Issue Price and the Class B Conversion Price will effectively be retained by AirTouch. Holders of AirTouch Class B Preferred Stock will realize the entire decline in value if at the time of conversion the market price of AirTouch Common Stock is less than the Preferred Stock Issue Price. See "RISK
FACTORS -- Securities-Related Risks -- Less Opportunity for Price Appreciation Compared to AirTouch Common Stock."

     Because the price of the AirTouch Common Stock is subject to market fluctuations, the value of the AirTouch Common Stock that may be received by a holder of a share of AirTouch Class B Preferred Stock upon its mandatory conversion may be more or less than the stated amount of a share of AirTouch Class B Preferred Stock. See "RISK FACTORS -- Securities-Related Risks -- Less Opportunity for Price Appreciation Compared to AirTouch Common Stock."

     OPTIONAL REDEMPTION OR REDEMPTION FOR REGULATORY REASONS. Except as described below, shares of AirTouch Class B Preferred Stock are not redeemable by AirTouch prior to the Class B Maturity Date. See "-- AirTouch Class C Preferred Stock -- Redemption for Regulatory Reasons."


     CONVERSION AT THE OPTION OF THE HOLDER. The shares of AirTouch Class B Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Class B Maturity Date into shares of AirTouch Common Stock at a rate of 0.806 of a share of AirTouch Common Stock for each share of AirTouch Class B Preferred Stock (the "Class B Optional Conversion Rate"), equivalent to a conversion price of $35.96 per share of AirTouch Common Stock, subject to adjustment as described below.

     Conversion of AirTouch Class B Preferred Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to AirTouch or in blank, to the office or agency to be maintained by AirTouch for that purpose, and otherwise in accordance with conversion procedures established by AirTouch. Each optional conversion will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements will have been satisfied and dividends will cease to accrue in respect of AirTouch Class B Preferred Stock at such time. The conversion will be at the Class B Optional Conversion Rate in effect at such time and on such date.

     Holders of AirTouch Class B Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to the corresponding dividend payment date. Except as provided above, upon any optional conversion of AirTouch Class B Preferred Stock, AirTouch will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted AirTouch Class B Preferred Stock or for previously declared dividends or distributions on the shares of AirTouch Common Stock issued upon such conversion.

     CONVERSION ADJUSTMENTS. The Class B Maturity Exchange Rate (including the Preferred Stock Issue Price and the Class B Conversion Price) and the Class B Optional Conversion Rate are each subject to adjustment as appropriate in certain circumstances, including if AirTouch will after the initial issuance date (a) pay a stock dividend or make a distribution with respect to AirTouch Common Stock in shares of AirTouch Common Stock, (b) subdivide or split outstanding AirTouch Common Stock into a greater number of shares, (c) combine outstanding AirTouch Common Stock into a smaller number of shares, (d) issue any shares of capital stock of AirTouch as a distribution with respect to, or by reclassification of, the AirTouch Common Stock (other than the AirTouch Rights, AirTouch Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the AirTouch Common Stock or any warrants, options or other rights to purchase the AirTouch Common Stock (other than the AirTouch Rights) (collectively the "AirTouch Equity Securities") and distributions pursuant to the Contingent Payment), (e) issue AirTouch Equity Securities (other than AirTouch Common Stock, the AirTouch Rights or Exempt Issuances (as defined below)) to all holders of AirTouch Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the determination date of such issuance) to subscribe for or purchase shares of AirTouch Common Stock or other AirTouch Equity Securities at a price per share less than the Fair Market Value (as defined below) of Common Stock or other AirTouch Equity Security unless such AirTouch Equity Securities are issued to each holder of shares of AirTouch Class B Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the date immediately preceding such issuance, (f) pay a dividend or make a distribution to all holders of AirTouch Common Stock (i) of cash in an amount that, when combined with all other cash dividends over the previous 12-month period, exceeds 12.5% of the aggregate Fair Market Value of all shares of AirTouch Common Stock outstanding on the record date for determining the stockholders entitled to receive such distribution or (ii) of evidences of its indebtedness of AirTouch or evidences of indebtedness or securities of any other person or any other property, in each case unless such dividend or distribution is made to each holder of shares of AirTouch Class B Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the record date for such dividend or distribution, or (g) sell, issue or exchange shares of AirTouch Common Stock (other than pursuant to the AirTouch Rights, Exempt Issuances, or in certain other instances) or any AirTouch Equity Securities where the consideration received is less than the Fair Market Value of such AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock, unless the AirTouch Board has determined that the value of the consideration to be received following arm's-length negotiations was based on prevailing market prices. "Fair Market Value" means the Volume-Weighted Average Trading Price of the security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which AirTouch Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market used to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no established trading market, the Fair Market Value of such asset or security will be determined in good faith by the AirTouch Board. "Exempt Issuance" means (a) AirTouch Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) AirTouch Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the AirTouch Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the AirTouch Equity Securities.

     If AirTouch, after the Effective Time, makes a distribution to the holders of AirTouch Common Stock of any equity interest in an International Entity (as defined below) (an "International Distribution"), and on the record date for such International Distribution the Fair Market Value of AirTouch Common Stock is greater than the Class B Conversion Price, then each holder of shares of AirTouch Class B Preferred Stock as of the record date of such International Distribution will receive such distribution on a pro rata basis with the shares of AirTouch Common Stock based on the Class B Optional Conversion Rate in effect on the record date for such International Distribution, and the Preferred Stock Issue Price and the Class B Conversion Price will be adjusted appropriately. In addition, with respect to all shares of AirTouch Class B Preferred Stock outstanding and subsequently issued, the dividend and the liquidation amount for each share of AirTouch Class B Preferred Stock will each be reduced appropriately. If AirTouch has received an opinion of a nationally recognized law firm or accounting firm that the International Distribution to the holders of shares of AirTouch Class B Preferred Stock would result in an adverse tax consequence to AirTouch or the holders of shares of AirTouch Common Stock, then no such distribution will be made, and alternatively an appropriate adjustment will be made to the Class B Maturity Exchange Rate (including the Preferred Stock Issue Price and the Class B Conversion Price) and the Class B Optional Conversion Rate. An "International Entity" means any entity predominately holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of US$1 billion or more.


     In addition, AirTouch will be entitled (but will not be required) to make adjustments in the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate as AirTouch, in its sole discretion, determines to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the
Code) thereafter made by AirTouch to its stockholders will not be taxable.


     All adjustments to the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate will be calculated to the nearest 1/1000th of a share of AirTouch Common Stock. No adjustment in the Class B Maturity Exchange Rate or the Class B Optional Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

     Whenever the Class B Maturity Exchange Rate and the Class B Optional Conversion Rate are adjusted as provided in the preceding paragraph, AirTouch will file with the transfer agent for the shares of AirTouch Class B Preferred Stock a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of AirTouch Class B Preferred Stock providing specified information with respect to such adjustment.

     EFFECT OF CONSOLIDATIONS OR MERGERS. In case of (A) any consolidation or merger to which AirTouch is a party (other than a merger or consolidation in which AirTouch is the surviving or continuing corporation and in which the AirTouch Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of AirTouch as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which AirTouch is the surviving or continuing corporation and in which the AirTouch Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then the Class B Maturity Date will accelerate to be the time and date that is immediately prior to the effective time of the Reorganization Event, and the AirTouch Class B Preferred Stock will automatically convert on such date into AirTouch Common Stock at the Class B Maturity Exchange Rate without any further action on the part of the holder or AirTouch. Notwithstanding the foregoing, a transaction described in (A), (B) or
(C) above will only be a Reorganization Event if it is a bona fide transaction not entered into primarily for the purposes of causing the Class B Maturity Date to occur.

     Any sale or transfer to another corporation of property of AirTouch which did not account for at least 50% of the consolidated net income of AirTouch for its most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of the property of AirTouch as an entirety or substantially as an entirety.

     FRACTIONAL SHARES. No fractional shares or script representing fractional shares of AirTouch Common Stock will be issued upon the redemption or conversion of any AirTouch Class B Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of AirTouch Class B Preferred Stock of any holder which are converted at the Class B Maturity Date or upon any optional conversion, such holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Class B Maturity Price, in the case of conversion at the Class B Maturity Date, or (ii) the market price as of the second trading date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share will be surrendered for conversion at one time by or for the same holder, the number of full shares of AirTouch Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of AirTouch Class B Preferred Stock so surrendered.

     CONTINGENT PAYMENT. Holders of outstanding AirTouch Class B Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, a Contingent Payment in the amount set forth below if the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock over the 30-consecutive calendar days commencing the date that is three months after the Effective Time and ending on the Contingent Payment Date is as follows:

                     CUMULATIVE AMOUNT
                         PER SHARE
  TRADING PRICE         ($ MILLION)
- ------------------   -----------------
$29.000 to $28.736          0.00         in each case divided by the total number of shares
$28.735 to $28.473          2.00         of AirTouch Class B Preferred Stock issued and
$28.472 to $28.341          4.00         outstanding as of the Contingent Payment Date
$28.340 to $28.209          6.00
$28.208 to $28.077          8.00
$28.076 to $27.945         10.00
$27.944 to $27.814         12.50
$27.813 to $27.550         15.00
Less than $27.550          16.85

     Accordingly, the amount of the Contingent Payment and whether it will be paid at all is directly related to the Volume-Weighted Average Trading Price of the AirTouch Class B Preferred Stock over a thirty day period following Closing commencing on the date that is three months after the Effective Time. The lower the Volume-Weighted Average Trading Price, the higher the Contingent Payment and vice-versa. If the Volume-Weighted Average Trading Price equals or exceeds $28.736, no Contingent Payment will be made.

     AirTouch may, at its option, pay the Contingent Payment in the form of capital stock by delivering a number of shares of AirTouch Class C Preferred Stock or AirTouch Common Stock equal to the Contingent Payment Amount divided by the Volume-Weighted Average Trading Price of the AirTouch Class C Preferred

Stock or AirTouch Common Stock, as applicable, over the 30-day period described above, or cash in lieu of fractional shares at such price.

     LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the business of AirTouch, whether voluntary or involuntary, the holders of outstanding shares of AirTouch Class B Preferred Stock, after payment or provision for payment of the debts and other liabilities of AirTouch and the payment or provision for payment of any distribution on any shares of AirTouch capital stock having a preference and a priority over the Class B Preferred Stock on liquidation, are entitled to receive an amount per share equal to the Preferred Stock Issue Price, plus accrued and unpaid dividends thereon, out of the assets of AirTouch available for distribution to stockholders, before any distribution of assets is made to holders of any shares of AirTouch capital stock that are junior and subordinate to AirTouch Class B Preferred Stock on liquidation, including AirTouch Common Stock and AirTouch Series A Preferred Stock, and shall, after the holders of AirTouch Common Stock have received an amount per share of AirTouch Common Stock equal to the amount paid per share of AirTouch Class B Preferred Stock, be entitled to participate on a pro rata basis with the holders of AirTouch Common Stock.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of AirTouch, the assets of AirTouch are insufficient to permit the payment of the full preferential amounts payable with respect to shares of AirTouch Class B Preferred Stock and all other series of AirTouch Preferred Stock that rank on a parity with AirTouch Class B Preferred Stock, the holders of shares of AirTouch Class B Preferred Stock and of all such other series of Preferred Stock will share ratably in any distribution of assets of AirTouch in proportion to the full respective preferential amounts to which they are entitled.

     A consolidation or merger of AirTouch with one or more corporations (whether or not AirTouch is the corporation surviving such consolidation or merger) or a sale, lease, transfer or exchange of all or substantially all of the assets of AirTouch will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of AirTouch.

     VOTING RIGHTS. The holders of shares of AirTouch Class B Preferred Stock will have the right with the holders of AirTouch Common Stock to vote in the election of directors and upon each other matter coming before any meeting on which the holders of AirTouch Common Stock are entitled to vote, on the basis of four-fifths of a vote for each share of AirTouch Class B Preferred Stock held (subject to adjustment in accordance with adjustments to the Class B Optional Conversion Rate). The holders of shares of AirTouch Class B Preferred Stock and the holders of AirTouch Common Stock will vote together as one class on such matters except as otherwise provided by law or the Certificate of Incorporation of AirTouch.

     In the event that dividends payable on the shares of AirTouch Class B Preferred Stock or any other series of AirTouch Class B Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of AirTouch Preferred Stock is entitled for any other reason to exercise voting rights, separate from the AirTouch Common Stock, to elect any directors of AirTouch ("Preferred Stock Directors"), the holders of the shares of AirTouch Class B Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of AirTouch Class B Preferred Stock entitled to one vote, will be entitled to vote for the election of two Preferred Stock Directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. Such right, when vested, will continue until all dividends in arrears on the shares of AirTouch Class B Preferred Stock and such other series of AirTouch Preferred Stock will have been paid in full and the right of any other series of AirTouch Preferred Stock to exercise voting rights, separate from the AirTouch Common Stock, to elect Preferred Stock Directors terminates or has terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of AirTouch Class B Preferred Stock will cease. The term of office of any Preferred Stock Director elected by the holders of the shares of AirTouch Class B Preferred Stock and such other series will terminate on the earlier of (i) the next annual meeting of stockholders at which a successor is elected and qualified or (ii) the termination of the right of holders of the shares of AirTouch Class B Preferred Stock and such other series to vote for such directors. Vacancies on the AirTouch Board (including with respect to a Preferred

Stock Director) resulting from death, resignation or other cause will be filled exclusively by no less than two-thirds of the remaining directors and the director so elected will hold office until a successor is elected and qualified.

     The affirmative consent of the holders of at least two-thirds of the AirTouch Class B Preferred Stock thereof actually voting, i.e., voting affirmatively or negatively (voting separately as a class), will be necessary to amend, alter or repeal any of the provisions of the AirTouch Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the AirTouch Class B Preferred Stock then outstanding or reduce the minimum time required for any notice to which such holders may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the AirTouch Class B Preferred Stock with respect to payment of dividends or payment upon liquidation will be deemed not to affect adversely such powers, preferences or rights and will not be subject to approval by the holders of AirTouch Class B Preferred Stock. The holders of the AirTouch Class B Preferred Stock will not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the AirTouch Certificate of Incorporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any AirTouch Class B Preferred Stock.

     There is no limitation on the issuance by AirTouch of any class of stock ranking senior to, equal to or junior to the shares of AirTouch Class B Preferred Stock.

     LISTING. AirTouch Class B Preferred Stock has been authorized for listing on the NYSE under the symbol "ATIB," subject to official notice of issuance.

     TRANSFER AGENT AND REGISTRAR. The Bank of New York will act as transfer agent and registrar for, and paying agent for the payment of dividends on, the shares of AirTouch Class B Preferred Stock.

     MISCELLANEOUS. Upon issuance, the shares of AirTouch Class B Preferred Stock will be fully paid and nonassessable. Holders of shares of AirTouch Class B Preferred Stock have no preemptive rights. AirTouch will at all times reserve and keep available out of authorized and unissued AirTouch Common Stock, solely for issuance upon the conversion or redemption of shares of AirTouch Class B Preferred Stock, such number of shares of AirTouch Common Stock as will from time to time be issuable upon the conversion or redemption of all the shares of AirTouch Class B Preferred Stock then outstanding.

AIRTOUCH CLASS C PREFERRED STOCK

     The description of AirTouch Class C Preferred Stock should be read carefully by the holders of CCI Stock. As described in "SPECIAL
FACTORS -- Merger Consideration," at the Effective Time, the issued and outstanding CCI Stock may be converted into the right to receive a Unit containing an amount of shares of AirTouch Class C Preferred Stock.

     THE FOLLOWING SUMMARY OF THE TERMS OF THE AIRTOUCH CLASS C PREFERRED STOCK DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL OF THE PROVISIONS OF AIRTOUCH'S CERTIFICATE OF INCORPORATION AND CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS RELATING TO THE AIRTOUCH CLASS C PREFERRED STOCK (THE "CLASS C CERTIFICATE OF DESIGNATION"), A COPY OF WHICH IS INCLUDED HEREIN AS ANNEX D.

     The AirTouch Board has adopted resolutions authorizing the issuance of up to 19,000,000 shares of 4.25% Class C Convertible Preferred Stock, Series 1996, par value $.01 per share.

     DIVIDENDS. A holder of a share of AirTouch Class C Preferred Stock will be entitled to receive, when, as and if declared by the AirTouch Board out of funds legally available therefor, cumulative preferential dividends from the date of issuance of such share of AirTouch Class C Preferred Stock, at the rate of 4.25% per annum of the Call Price of $50.00 per share (equivalent to $2.125 per annum), payable quarterly in arrears on the 15th day of each February, May, August and November or, if any such date is not a business day, on

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

the next succeeding business day. The first dividend period will be from the Effective Time to, but excluding, the first day of the next calendar quarter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next quarterly period will be a dividend period. If the date of issuance of a particular share of AirTouch Class C Preferred Stock is later than the Effective Time solely due to a delay in the surrender by the holder of a certificate representing a share of CCI Stock pursuant to Section 3.2 of the 1996 Merger Agreement, then, dividends on such AirTouch Class C Preferred Stock will be payable from the Effective Time. If a particular share of AirTouch Class C Preferred Stock is issued on a date that is later than the Effective Time for reasons other than those described in the preceding sentence, then dividends on such share of AirTouch Class C Preferred Stock shall accrue only from the first day of the dividend period during which such share of AirTouch Class C Preferred Stock was issued.

     The AirTouch Board may fix a record date for the determination of holders of AirTouch Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which will be no more than 60 days preceding the payment date thereof. Dividends payable on shares of AirTouch Class C Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Dividends on shares of AirTouch Class C Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated unpaid dividends will not bear interest. Dividends will cease to accrue in respect of the shares of AirTouch Class C Preferred Stock on the Class C Maturity Date or on the date of their earlier conversion.

     The shares of AirTouch Class C Preferred Stock will rank on a parity as to payment of dividends with the outstanding shares of AirTouch Class B Preferred Stock and with any future preferred stock issued by AirTouch that by its terms ranks on a parity with the shares of AirTouch Class C Preferred Stock (the "Class C Parity Preferred Stock"). The shares of AirTouch Class C Preferred Stock will be subordinate as to payment of dividends with any future shares of AirTouch Preferred Stock that by its terms is senior to the shares of AirTouch Class C Preferred Stock (the "Class C Senior Preferred Stock").

     As long as any shares of AirTouch Class C Preferred Stock are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, AirTouch Common Stock or any other capital stock of AirTouch ranking junior to AirTouch Class C Preferred Stock as to the payment of dividends ("Class C Junior Stock") and cash in lieu of fractional shares of such Class C Junior Stock in connection with any such dividend) will be paid on any Class C Junior Stock unless: (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock (including the AirTouch Class C Preferred Stock) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Junior Stock dividend or distribution and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock.

     In addition, as long as any shares of AirTouch Class C Preferred Stock are outstanding, no shares of any Class C Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries (except in connection with a reclassification or exchange of any Class C Junior Stock through the issuance of other Class C Junior Stock (and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith) or the purchase, redemption or other acquisition of any Class C Junior Stock with any Class C Junior Stock (and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Class C Junior Stock unless:
(i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock.

     Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Class C Junior Stock) as may be determined from time to time by the AirTouch Board may be declared and paid on the shares of any Class C Junior Stock and from time to time Class C Junior Stock may be purchased, redeemed or otherwise acquired by AirTouch or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Class C Junior Stock will be entitled, to the exclusion of holders of any outstanding Class C Senior Preferred Stock or Class C Parity Preferred Stock, to share therein according to their respective interests.

     As long as any shares of AirTouch Class C Preferred Stock are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Class C Parity Preferred Stock (other than dividends or other distributions payable in Class C Junior Stock and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Class C Senior Preferred Stock or Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock; and (iii) AirTouch is not in default on any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding AirTouch Class C Preferred Stock and each other share of such Class C Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding AirTouch Class C Preferred Stock and such other outstanding shares of Class C Parity Preferred Stock bear to each other.

     In addition, as long as any shares of AirTouch Class C Preferred Stock are outstanding, AirTouch may not purchase, redeem or otherwise acquire any Class C Parity Preferred Stock (except with any Class C Junior Stock and cash in lieu of fractional shares of such Class C Junior Stock in connection therewith) unless:
(i) full dividends on all outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Class C Senior Preferred Stock or Class C Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Class C Senior Preferred Stock and Class C Parity Preferred Stock dividends are cumulative; (ii) AirTouch has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Class C Senior Preferred Stock and Class C Parity Preferred Stock; (iii) AirTouch is not in default of any of its obligations to redeem any outstanding shares of Class C Senior Preferred Stock or Class C Parity Preferred Stock unless all Class C Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

     MATURITY. On the Class C Maturity Date, which is the twentieth anniversary of the Effective Time, the AirTouch Class C Preferred Stock will mature and the holder of each outstanding share of AirTouch Class C Preferred Stock will be entitled to receive in cash the Call Price of $50.00 per share, plus all accrued and unpaid dividends on such share of AirTouch Class C Preferred Stock (other than previously declared dividends payable to a holder of record on a prior date) to the Class C Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the redemption of the AirTouch Class C Preferred Stock by AirTouch or the conversion of the shares of AirTouch Class C Preferred Stock at the option of the holder at any time prior to the Class C Maturity Date. Dividends on the AirTouch Class C

Preferred Stock will cease to accrue and such shares will cease to be outstanding on the Class C Maturity Date. AirTouch will make such arrangements as it deems appropriate for the payment of cash in respect of the Call Price and accrued and unpaid dividends, if any, in exchange for and contingent upon surrender of certificates representing AirTouch Class C Preferred Stock, and AirTouch may defer the payment of the Call Price or dividends on such shares of AirTouch Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing AirTouch Class C Preferred Stock, provided that AirTouch will give the holders of AirTouch Class C Preferred Stock such notice of any such actions as AirTouch deems appropriate and upon such surrender such holders will be entitled to receive such dividends declared and paid on such shares of AirTouch Common Stock subsequent to the Class C Maturity Date. Amounts payable in cash in respect of the AirTouch Class C Preferred Stock or in respect of such shares of AirTouch Common Stock will not bear interest.

     OPTIONAL REDEMPTION. Except as discussed below, AirTouch Class C Preferred Stock is not redeemable by AirTouch prior to the third anniversary of the Effective Time (the "Provisional Redemption Date"). From and after the Provisional Redemption Date until the fourth anniversary of the Effective Time (the "Provisional Redemption Year"), the AirTouch Class C Preferred Stock may be redeemed by AirTouch at any time after the Volume-Weighted Average Trading Price of AirTouch Common Stock on a per day basis has exceeded $47.125 on 15 separate trading days during any 30 consecutive trading day period during the Provisional Redemption Year (the "Provisional Redemption Price"). After the Provisional Redemption Year, the AirTouch Class C Preferred Stock may be redeemed by AirTouch regardless of whether the AirTouch Common Stock has achieved the Provisional Redemption Price. Until the tenth anniversary of the Effective Time, AirTouch may only redeem the Class C Preferred Stock by delivering an amount of AirTouch Common Stock equal to the Call Price divided by the Volume-Weighted Average Trading Price of AirTouch Common Stock for the 15 consecutive trading-day period prior to the record date for such redemption. From the tenth anniversary of the Effective Time until the Class C Maturity Date, the AirTouch Class C Preferred Stock may be redeemed by AirTouch by delivering either (a) the amount of AirTouch Common Stock described in the previous sentence or (b) cash in an amount equal to the Call Price.

     The public announcement of any call for redemption will be made prior to, or at the time of, the mailing of the notice of such call to holders of AirTouch Class C Preferred Stock as described below. If fewer than all the outstanding shares of AirTouch Class C Preferred Stock are to be redeemed, the shares of AirTouch Class C Preferred Stock to be redeemed will be selected by AirTouch from outstanding AirTouch Class C Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the AirTouch Board in its sole discretion to be equitable. The term "Notice Date" with respect to any notice given by AirTouch in connection with a redemption of AirTouch Class C Preferred Stock means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of AirTouch Class C Preferred Stock.

     AirTouch will provide notice of any redemption of the AirTouch Class C Preferred Stock to holders of record of AirTouch Class C Preferred Stock to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice will be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of AirTouch Class C Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of AirTouch; provided, however, that neither failure to give such notice nor any defect therein will affect the validity of the proceeding for the redemption of any Class C Preferred Stock to be redeemed except as to the holders to whom AirTouch has failed to give said notice or whose notice was defective.

     Each holder of shares of AirTouch Class C Preferred Stock called for redemption must surrender the certificates evidencing such shares to AirTouch at the place designated in the notice of redemption and will thereupon be entitled to receive certificates for shares of AirTouch Common Stock and cash for any fractional share amount.

     REDEMPTION FOR REGULATORY REASONS. Notwithstanding any other provision of AirTouch's Certificate of Incorporation to the contrary, outstanding shares of stock of AirTouch will always be subject to redemption by AirTouch, by action of the AirTouch Board, if in the judgment of the AirTouch Board such action should be

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

taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by AirTouch or any subsidiary to conduct any portion of the business of AirTouch or any subsidiary, which license or franchise is conditioned upon some or all of the holders of AirTouch's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof.

     CONVERSION AT THE OPTION OF THE HOLDER. The shares of AirTouch Class C Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Class C Maturity Date into shares of AirTouch Common Stock at a rate of 1.379 shares of AirTouch Common Stock for each share of AirTouch Class C Preferred Stock (the "Class C Exchange Rate"), subject to adjustment as described below.

     Conversion of AirTouch Class C Preferred Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to AirTouch or in blank, to the office or agency to be maintained by AirTouch for that purpose, and otherwise in accordance with conversion procedures established by AirTouch. Each optional conversion will be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements will have been satisfied and dividends will cease to accrue in respect of AirTouch Class C Preferred Stock at such time. The conversion will be at the Class C Exchange Rate in effect at such time and on such date.

     Holders of AirTouch Class C Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares following such record date and prior to the corresponding dividend payment date. Except as provided above, upon any optional conversion of AirTouch Class C Preferred Stock, AirTouch will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted AirTouch Class C Preferred Stock or for previously declared dividends or distributions on the shares of AirTouch Common Stock issued upon such conversion.


     CONVERSION ADJUSTMENTS. The Class C Exchange Rate is subject to adjustment as appropriate in certain circumstances, including if AirTouch will after the initial issuance date (a) pay a stock dividend or make a distribution with respect to AirTouch Common Stock in shares of AirTouch Common Stock, (b) subdivide or split outstanding AirTouch Common Stock into a greater number of shares, (c) combine outstanding AirTouch Common Stock into a smaller number of shares, (d) issue any shares of capital stock of AirTouch as a distribution with respect to, or by reclassification of, the AirTouch Common Stock (other than the AirTouch Rights and the AirTouch Equity Securities), (e) issue AirTouch Equity Securities (other than AirTouch Common Stock, the AirTouch Rights or Exempt Issuances) to all holders of AirTouch Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the determination date of such issuance) to subscribe for or purchase shares of AirTouch Common Stock or other AirTouch Equity Securities at a price per share less than the Fair Market Value of AirTouch Common Stock or other AirTouch Equity Security unless such AirTouch Equity Securities are issued to each holder of shares of AirTouch Class C Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class C Exchange Rate in effect on the date immediately preceding such issuance, (f) pay a dividend or make a distribution to all holders of AirTouch Common Stock (i) of cash in an amount that, when combined with all other cash dividends over the previous 12-month period, exceeds 12.5% of the aggregate Fair Market Value of all shares of AirTouch Common Stock outstanding on the record date for determining the stockholders entitled to receive such distribution or (ii) of evidences of its indebtedness of AirTouch or evidences of indebtedness or securities of any other person or any other property, in each case unless such dividend or distribution is made to each holder of shares of AirTouch Class C Preferred Stock on a pro rata basis with the shares of AirTouch Common Stock based on the Class C Exchange Rate in effect on the date immediately preceding such dividend or distribution, (g) issue AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock where the consideration received is less than the Fair Market Value of such AirTouch Common Stock or rights or warrants to purchase AirTouch Common Stock, unless the

AirTouch Board has determined that the value of the consideration to be received following arm's-length negotiations was based on prevailing market prices.

     If AirTouch, after the Effective Time, makes an International Distribution to the holders of AirTouch Common Stock, then each holder of shares of AirTouch Class C Preferred Stock as of the record date of such International Distribution will receive such distribution on a pro rata basis with the shares of AirTouch Common Stock based on the Class C Exchange Rate in effect on the record date for such International Distribution. With respect to all shares of AirTouch Class C Preferred Stock outstanding and subsequently issued, the dividend and the liquidation amount for each share of AirTouch Class C Preferred Stock will each be reduced appropriately. If AirTouch has received an opinion of a nationally recognized law firm or accounting firm that the International Distribution to the holders of shares of AirTouch Class C Preferred Stock would result in an adverse tax consequence to AirTouch or the holders of AirTouch Common Stock, then no such distribution will be made, and alternatively an appropriate adjustment will be made to the Class C Exchange Rate.

     In addition, AirTouch will be entitled (but will not be required) to make adjustments in the Class C Exchange Rate as AirTouch, in its sole discretion, determines to be advisable, in order that any stock dividend, subdivision or split of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Code hereafter made by AirTouch to its stockholders will not be taxable. All adjustments to the Class C Exchange Rate will be calculated to the nearest 1/1000th of a share of AirTouch Common Stock. No adjustment in the Class C Exchange Rate will be required unless such adjustment would require an increase or decrease of at least one percent in the Class C Exchange Rate; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.

     Whenever the Class C Exchange Rate is adjusted as provided in the preceding paragraph, AirTouch will file with the transfer agent for the shares of AirTouch Class C Preferred Stock a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of AirTouch Class C Preferred Stock providing specified information with respect to such adjustment.


     EFFECT OF CONSOLIDATIONS OR MERGERS. In case of a Reorganization Event, proper provision will be made so that each share of AirTouch Class C Preferred Stock will, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the Reorganization Consideration (as defined below) receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock into which such share of AirTouch Class C Preferred Stock might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Class C Maturity Date into the Reorganization Consideration receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock into which such share of AirTouch Class C Preferred Stock would have converted if the conversion on the Class C Maturity Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of AirTouch Class C Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) and (iii) redemption on any redemption date in exchange for the Reorganization Consideration receivable upon consummation of such transaction by a holder of the number of shares of AirTouch Common Stock that would have been issuable in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the notice date for such redemption is not prior to such transaction, the notice date had been the date of such transaction.


     "Reorganization Consideration" means the kind or amount of securities, cash or other property receivable upon consummation of a Reorganization Event (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share will be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     For purposes of the preceding provisions, any sale or transfer to another corporation of property of AirTouch which did not account for at least 50% of the consolidated net income of AirTouch for its most recent fiscal year ending prior to the consummation of such transaction will not in any event be deemed to be a sale or transfer of the property of AirTouch as an entirety or substantially as an entirety.

     FRACTIONAL SHARES. No fractional shares or script representing fractional shares of AirTouch Common Stock will be issued upon the redemption or conversion of any AirTouch Class C Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of AirTouch Class C Preferred Stock of any holder which are converted at the Class C Maturity Date or upon any optional conversion, such holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Class C Maturity Price or the market price on the second trading date immediately preceding the effective date of conversion. If more than one share will be surrendered for conversion at one time by or for the same holder, the number of full shares of AirTouch Common Stock issuable upon conversion thereof will be computed on the basis of the aggregate number of shares of AirTouch Class C Preferred Stock so surrendered.

     LIQUIDATION RIGHTS. In the event of the liquidation, dissolution or winding up of the business of AirTouch, whether voluntary or involuntary, the holders of shares of AirTouch Class C Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of AirTouch and the payment or provision for payment of any distribution on any shares of AirTouch having a preference and a priority over the shares of AirTouch Class C Preferred Stock on liquidation, are entitled to receive an amount per share equal to the Call Price, plus accrued and unpaid dividends thereon, out of the assets of AirTouch available for distribution to stockholders, before any distribution of assets is made to holders of any shares of AirTouch capital stock that are junior and subordinate to the AirTouch Class C Preferred Stock on liquidation, including AirTouch Common Stock and AirTouch Series A Preferred Stock, and shall, after the holders of AirTouch Common Stock have received an amount per share of AirTouch Common Stock equal to the Call Price of $50.00, as it may be adjusted, divided by the Class C Exchange Rate, be entitled to participate on a pro rata basis with the holders of AirTouch Common Stock.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of AirTouch, the assets of AirTouch are insufficient to permit the payment of the full preferential amounts payable with respect to shares of AirTouch Class C Preferred Stock and all other series of AirTouch Preferred Stock that rank on a parity with AirTouch Class C Preferred Stock, the holders of shares of AirTouch Class C Preferred Stock and of all such other series of AirTouch Preferred Stock will share ratably in any distribution of assets of AirTouch in proportion to the full respective preferential amounts to which they are entitled.

     A consolidation or merger of AirTouch with one or more corporations (whether or not AirTouch is surviving such consolidation or merger), or a sale, lease or transfer or exchange of all or substantially all of the assets of AirTouch will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of AirTouch.

     VOTING RIGHTS. The AirTouch Class C Preferred Stock will not have any voting rights except as required by law and as described below.

     In the event that dividends payable on the shares of AirTouch Class C Preferred Stock or any other series of AirTouch Class C Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of AirTouch Preferred Stock is entitled for any other reason to exercise voting rights, separate from the AirTouch Common Stock, to elect any Preferred Stock Directors, the holders of the shares of AirTouch Class C Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable), with each share of AirTouch Class C Preferred Stock entitled to one vote, will be entitled to vote for the election of two Preferred Stock Directors, such directors to be in addition to the number of directors constituting the AirTouch Board immediately prior to the accrual of such right. Such right, when vested, will continue until all dividends in arrears on the shares of AirTouch Class C Preferred Stock and such other series of Preferred Stock will have been paid in full and the right of any other series of preferred stock to exercise voting rights, separate from the AirTouch Common

Stock, to elect Preferred Stock Directors terminates or has terminated, and, when so paid and any such termination occurs or has occurred, such right of the holders of the shares of AirTouch Class C Preferred Stock will cease. The term of office of any Preferred Stock Director elected by the holders of the shares of AirTouch Class C Preferred Stock and such other series will terminate on the earlier of (i) the next annual meeting of stockholders at which a successor will have been elected and qualified or (ii) the termination of the right of holders of the shares of AirTouch Class C Preferred Stock and such other series to vote for such directors. Vacancies on the AirTouch Board (including with respect to a Preferred Stock Director) resulting from death, resignation or other cause will be filled exclusively by no less than two-thirds of the remaining directors and the director so elected will hold office until a successor is elected and qualified.

     The affirmative consent of the holders of at least two-thirds of AirTouch Class C Preferred Stock thereof actually voting, i.e., voting affirmatively or negatively (voting separately as a class), will be necessary to amend, alter or repeal any of the provisions of AirTouch's Certificate of Incorporation which would adversely affect the powers, preferences or rights of the holders of the AirTouch Class C Preferred Stock then outstanding or reduce the minimum time required for any notice to which such holders may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with or senior to the AirTouch Class C Preferred Stock with respect to payment of dividends or payment upon liquidation will be deemed not to affect adversely such powers, preferences or rights and will not be subject to approval by the holders of AirTouch Class C Preferred Stock. The holders of AirTouch Class C Preferred Stock will not have any voting rights with respect to the amendment, alteration or repeal of any provisions of AirTouch's Certificate of Incorporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any AirTouch Class C Preferred Stock.

     There is no limitation on the issuance by AirTouch of any class of stock ranking senior to, equal to or junior to the shares of AirTouch Class C Preferred Stock.

     LISTING. AirTouch Class C Preferred Stock has been authorized for listing on the NYSE under the symbol "ATIC," subject to official notice of issuance.

     TRANSFER AGENT AND REGISTRAR. The Bank of New York will act as transfer agent and registrar for, and paying agent for the payment of dividends on, the shares of AirTouch Class C Preferred Stock.

     MISCELLANEOUS. Upon issuance, the shares of AirTouch Class C Preferred Stock will be fully paid and nonassessable. Holders of shares of AirTouch Class C Preferred Stock have no preemptive rights. AirTouch will at all times reserve and keep available out of its authorized and unissued AirTouch Common Stock, solely for issuance upon the conversion or redemption of shares of AirTouch Class C Preferred Stock, such number of shares of AirTouch Common Stock as will from time to time be issuable upon the conversion or redemption of all the shares of AirTouch Class C Preferred Stock then outstanding.

            COMPARISON OF RIGHTS OF STOCKHOLDERS OF AIRTOUCH AND CCI

     The rights of AirTouch stockholders are governed by AirTouch's Certificate of Incorporation, its By-laws (the "AirTouch By-laws") and the laws of the State of Delaware. The rights of CCI stockholders are governed by CCI's Certificate of Incorporation, its By-laws (the "CCI By-laws") and the laws of the State of Delaware. After the Effective Time of the Merger, the rights of holders of CCI Stock who become AirTouch stockholders will be governed by AirTouch's Certificate of Incorporation, the AirTouch By-laws and the laws of the State of Delaware. In most respects, the rights of AirTouch stockholders and CCI stockholders are similar. The following is a summary of all material differences between the rights of AirTouch stockholders and the rights of CCI stockholders under their respective Certificates of Incorporation and By-laws.

NOTICE OF STOCKHOLDER BUSINESS

     Under the AirTouch By-laws, no business may be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in the AirTouch By-laws. Under the AirTouch By-laws, a stockholder must give timely notice of the stockholder's intention to bring business before the annual meeting.

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

To be timely, the stockholder's notice must be mailed or delivered to and received by the Secretary of AirTouch within the time specified in the federal proxy rules for timely submission of a stockholder proposal for inclusion of such proposal in the proxy statement or, if not within such time, then not less than 75 days prior to the meeting; provided, however, that if less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, then notice by the stockholder to be timely must be so received by the earlier of (X) the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever is first to occur, and (Y) two days prior to the date of the meeting (a notice received by AirTouch within such time periods will be referred to herein as an "AirTouch Timely Notice"). The notice must contain a brief description of the business, the name and record address of the stockholder proposing the business, the number and class of shares of stock of AirTouch beneficially owned by the stockholder and any material interest of the stockholder in such business.

     The CCI By-laws contain a similar requirement that no business may be conducted at any annual or special meeting of stockholders except in accordance with the procedures set forth in the CCI By-laws. Under the CCI By-laws, stockholders must give timely advance notice to the Secretary of CCI of business the stockholder intends to bring before any annual or special meeting of stockholders (other than a stockholder proposal governed by the federal proxy rules). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of CCI not less than 60 nor more than 90 days prior the anniversary date of the immediately preceding annual meeting of stockholders or, in the case of a special meeting or in the event that the annual meeting is called for a date more than 60 days prior to such anniversary date, not later than the close of business on the tenth day following the day on which notice of the date of such meeting was made, whichever first occurs (a notice received by CCI within such time periods will be referred to herein as a "CCI Timely Notice"). The notice must contain a brief description of the business and the reasons for conducting such business, the name and record address of the stockholder proposing the business, the number, class and series of shares of stock of CCI beneficially owned by the stockholder and any other information which would be required to be included in a proxy statement or other filing required to be filed with the SEC if such stockholder were a participant in a solicitation subject to the federal proxy rules.

NOTICE OF DIRECTOR NOMINATIONS

     Under the AirTouch By-laws, only persons who are nominated in accordance with the procedures set forth in the AirTouch By-laws may be eligible for election as directors. Stockholders may nominate persons at an annual meeting for election to the board of directors only if such stockholder provides an AirTouch Timely Notice to the Secretary of AirTouch of such stockholder's intention to make such nomination at the meeting. The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) a statement as to the person's citizenship, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the corporation which are beneficially owned by the stockholder and (iii) such other information as may be reasonably requested by AirTouch to determine the eligibility of such proposed nominee to serve as director.

     Similarly, only persons who are nominated in accordance with the procedures set forth in the CCI By-laws are eligible for election as directors at any meeting of stockholders of CCI. Stockholders may nominate persons at an annual meeting for election of directors only if such stockholder provides a CCI Timely Notice to the Secretary of CCI of such stockholder's intention to make such nomination at the meeting. The notice must set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, number and series of shares of capital stock of CCI which are beneficially owned by the person, (iv) any other information relating to such person that is required to be disclosed in proxy solicitations for election of directors under the federal proxy rules and (v) the consent of such person and (b) as to the stockholder giving such notice, (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of CCI which are beneficially owned by

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

the stockholder, (iii) a representation that such stockholder intends to appear at the meeting to nominate such person and (iv) a representation that the stockholder is qualified as of the date of the notice to have such individual serve as the nominee of such stockholder.

STOCKHOLDER MEETINGS

     Section 228 of the DGCL provides that, unless otherwise provided in its certificate of incorporation, any action required to (or which may) be taken at any annual or special meeting of stockholders of a Delaware stock corporation may be taken without notice and without a meeting if a consent or consents in writing, signed by the holders of outstanding stock having not less than the minimum votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, is delivered to the corporation. AirTouch's Certificate of Incorporation prohibits stockholders from acting by written consent. CCI's Certificate of Incorporation contains an identical provision.

DIRECTORS; CLASSIFIED BOARD

     The authorized number of directors of AirTouch is fixed from time to time by resolution of the AirTouch Board. Under CCI's Certificate of Incorporation, the authorized number of directors may not be less than eight nor more than 25, with the exact number fixed by resolution of the CCI Board from time to time.

     Both the AirTouch Board and the CCI Board are each divided into three classes of directors serving staggered three-year terms (a "classified board"), with each class being as nearly equal in number as possible. As a result, approximately one-third of each of the AirTouch Board and the CCI Board is elected each year. In addition, under the DGCL, stockholders of a company with a classified board may remove a director or the entire board of directors only for cause.

RIGHT TO ELECT DIRECTORS

     CCI's Certificate of Incorporation provides that the holders of CCI Class A Preference Stock are entitled to elect one director to the CCI Board of Directors if the number of shares of CCI Common Stock beneficially owned by them (assuming conversion of all then outstanding shares of convertible stock owned by them at the then applicable conversion rate(s)) represents at least 10% of the total number of fully diluted shares of CCI then outstanding. As of the date hereof, AirTouch is the only holder of CCI Class A Preference Stock and has elected Mr. Cox pursuant to this provision. CCI's Certificate of Incorporation also provides that the holders of CCI Class A Preference Stock are entitled to elect one additional director to the CCI Board if (i) the number of shares of CCI Common Stock beneficially owned by them (assuming conversion of all then outstanding shares of convertible stock owned by them at the then applicable conversion rate(s)) represents at least 30% of the total number of fully diluted shares of CCI then outstanding (excluding certain shares) or (ii) the value of CCI's assets on a consolidated basis (excluding CCI's interest in New Par) exceeds 20% of the total value of CCI's assets on a consolidated basis (including CCI's interest in New Par). In November 1995, Mr. Gyani was elected to the CCI Board as a result of this provision.

AMENDMENT TO BY-LAWS

     Section 109 of the DGCL provides that, after a corporation has received any payment for its shares of stock, the power to adopt, amend or repeal bylaws will be in the stockholders entitled to vote, provided that the corporation may, in its certificate of incorporation, confer such power also upon the directors of the corporation. Under AirTouch's Certificate of Incorporation, the AirTouch Board may make, amend or repeal the AirTouch By-laws without stockholder approval by a vote of at least 66 2/3% of the directors. AirTouch stockholders may amend or repeal the AirTouch By-laws with the affirmative vote of the holders of shares representing at least 66 2/3% of the combined voting power.

     Under CCI's Certificate of Incorporation, the CCI Board and the CCI stockholders may make, alter, amend and repeal the CCI By-laws. However, an amendment to or repeal of any CCI By-law relating to terms of office and election of directors or amendment to By-laws may not be amended without the vote of two-thirds of the stockholders.

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

AMENDMENT TO CERTIFICATES

     An amendment to AirTouch's Certificate of Incorporation affecting the following provisions requires the vote of 66 2/3% of the shares outstanding: (i) the directors may determine the size of the AirTouch Board; (ii) the classified board; (iii) stockholders may not cumulate votes in the election of directors;
(iv) indemnification and limitation of director liability for monetary damages;
(v) redemption to prevent the loss or secure the reinstatement of any license or franchise; (vi) stockholders may act only at an annual or special meeting and may not act by written consent; and (vii) amendments to or repeals of the AirTouch By-laws.

     An amendment to CCI's Certificate of Incorporation affecting the following provisions requires the affirmative vote of the holders of at least two-thirds of the combined voting power, voting as a class: (i) the classified board; (ii) the range of the authorized number of directors; (iii) amendments or repeals of the CCI By-laws by the CCI stockholders requiring the affirmative vote of the holders of two-thirds of the combined voting power; (iv) stockholders may act only at annual or special meeting and may not act by written consent; and (v) indemnification and limitation of director liability for monetary damages.

INDEMNIFICATION

     Both ATI's and CCI's Certificates of Incorporation provide that directors, officers and certain other persons will be indemnified to the fullest extent authorized by the DGCL.

REDEMPTION TO PREVENT THE LOSS OR SECURE THE REINSTATEMENT OF A GOVERNMENTAL LICENSE OR FRANCHISE

     Notwithstanding any other provision of ATI's Certificate of Incorporation to the contrary, outstanding shares of stock of AirTouch will always be subject to redemption by AirTouch, by action of the AirTouch Board if in the judgment of the AirTouch Board such action should be taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by AirTouch or any subsidiary to conduct any portion of the business of AirTouch or any subsidiary, which license or franchise is conditioned upon some or all of the holders of AirTouch's stock possessing prescribed qualifications. The redemption price is to be equal to the fair market value of such shares. The redemption price may be paid in cash, redemption securities or any combination thereof. CCI's Certificate of Incorporation contains no similar provisions.

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

     The Merger cannot proceed in the absence of the requisite regulatory approvals. See "THE MERGER AGREEMENT -- Conditions -- Conditions to Obligations of AirTouch and CCI" and "-- Termination; Effect of Termination." There can be no assurance that such regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the 1996 Merger Agreement. Specifically, under the 1996 Merger Agreement, neither party is obligated to effect the Merger unless all required approvals of governmental entities are obtained, other than those which would not have a material adverse effect on the Business Condition of CCI. In addition, AirTouch is not obligated to effect the Merger unless the FCC Consents are obtained. See "THE MERGER AGREEMENT -- Conditions -- Conditions to Obligations of AirTouch."

     ANTITRUST REGULATION. On September 21, 1995, in connection with the MRO, CCI and AirTouch filed with the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") material required under HSR Act relating to the acquisition by AirTouch of CCI voting stock in connection with the MRO and the acquisition of up to 100% of the outstanding voting stock of CCI. By letter dated October 4, 1995, the FTC notified CCI and AirTouch that their request for early termination of the waiting period under the HSR Act was granted effective as of such date. As a result, AirTouch has the right for a period of one year from October 4, 1995 to acquire up to 100% of the outstanding stock of CCI.

     The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transaction such as the acquisition by AirTouch of voting securities of CCI. At any time before of after the Effective Time either or both of such agencies could take such action under the antitrust laws as it deems or they deem necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the acquisition by AirTouch of voting securities of CCI.

     COMMUNICATIONS ACT REGULATION. The Merger is also subject to the requirements of the Communications Act and the rules, regulations and policies of the FCC. Under such rules, regulations and policies, the acquisition by AirTouch of all of the outstanding stock of CCI is deemed to result in a pro forma transfer of control of New Par and its subsidiaries holding FCC licenses. Applications requesting the FCC's consents to the foregoing pro forma transfer of control have been filed; consent to transfer of the cellular licenses have been received, while that with respect to the microwave licenses is pending.

     STATE REGULATION. CCI and AirTouch are required to file notices of the Merger with the Ohio Public Utilities Commission and the Kentucky Public Service Commission upon consummation of the Merger. No further state filings or approvals are necessary.

CERTAIN LITIGATION RELATED TO THE MERGER

     Since April 8, 1996, seven lawsuits were filed in the Delaware Court, in and for New Castle County, and one lawsuit was filed in the Supreme Court of the State of New York, County of New York, naming as defendants CCI, AirTouch and CCI's directors. Certain of the lawsuits also named as a defendant one member of the Partnership Committee which manages New Par who is not a CCI director. Each lawsuit purported to be a class action brought on behalf of all CCI common and convertible preferred stockholders and alleged that the consideration to be paid the class under the 1996 Merger Agreement is inadequate. The seven Delaware cases were consolidated in the Delaware Court. The New York action was dismissed without prejudice and the parties have stipulated that the plaintiff in that action may be joined as a party plaintiff in the Delaware consolidated action.

     Plaintiffs contended that the director defendants breached their fiduciary duties to CCI stockholders and that AirTouch, as an approximately 40% stockholder of CCI, has breached fiduciary duties owed to CCI's minority stockholders. One or more complaints also alleged that those defendants who are members of the Partnership Committee which manages New Par owe plaintiffs fiduciary duties which are also breached by the 1996 Merger Agreement. In addition, plaintiffs alleged that actions taken under the 1996 Merger Agreement violated certain contractual rights owing under the 1990 Merger Agreement. The complaints sought an injunction against the Merger, rescission of the Merger, if consummated, unspecified damages, attorneys' fees and other relief.

     During June 1996, the parties commenced settlement discussions, and plaintiffs' counsel, after reviewing the Proxy Statement-Prospectus as filed in preliminary form with the Commission and conducting initial discovery, offered comments on the adequacy of the disclosure contained in the Proxy Statement-Prospectus and suggested changes to the financial terms of the transaction. In response to plaintiffs' lawsuits and statements regarding disclosure, AirTouch and CCI made certain modifications to the Proxy Statement-Prospectus. The parties also agreed to certain specified changes to the financial terms of the Merger, as the basis for settling the lawsuits. On July 10, 1996, the parties entered into a Memorandum of Understanding (the "Memorandum") setting forth their agreement in principle to settle the lawsuits, including the following agreed modifications to the terms of the 1996 Merger
Agreement: (i) the increase by $1.85 million in the maximum Contingent Payment payable with respect to AirTouch Class B Preferred Stock, such that in the event that the Volume-Weighted Average Trading Price of AirTouch Class B Preferred Stock during the 30 consecutive calendar days commencing three months after the Effective Time is less than $27.55, the aggregate amount of the Contingent Payment will be $16.85 million (see "DESCRIPTION OF AIRTOUCH CAPITAL
STOCK -- AirTouch Class B Preferred Stock -- Contingent Payment"); (ii) the revision of the terms of the AirTouch Class C Preferred Stock to provide a liquidation preference ranking pari passu with

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

that of the AirTouch Class B Preferred Stock (see "DESCRIPTION OF AIRTOUCH CAPITAL STOCK -- AirTouch Class C Preferred Stock -- Liquidation Rights"); (iii) an increase in the Unit Election Number in the event that it is less than the number of Unit Election Shares, provided that in no event shall such increase cause the Unit Election Number to exceed 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time (see "SUMMARY -- The
Merger -- Examples of Merger Consideration Calculation" and "SPECIAL
FACTORS -- Merger Consideration and -- Election Procedures -- Excess Unit Elections"); and (iv) the revision of Section 6.3(l) of the 1996 Merger Agreement to increase the amount of contingent liabilities specified in that provision from $50 million to $60 million (see Annex I).

     The Memorandum requires the parties in good faith to agree upon and execute a Stipulation of Settlement pursuant to which the lawsuits will be dismissed. The settlement is subject to, among other things, approval of the Delaware Court, completion of discovery to confirm that the settlement is fair and reasonable to CCI stockholders, consummation of the Merger and certification of a class of CCI stockholders for purposes of obtaining approval of the Stipulation and entry of a judgment approving the settlement, dismissing with prejudice the lawsuits and releasing all claims. Attorneys for the plaintiffs will apply to the court for fees and expenses to be paid by the defendants in an amount not to exceed $895,000. CCI and AirTouch will pay the costs and expenses related to providing notice of the settlement to the CCI stockholders, as well as the fees and expenses of counsel ordered by the court (but not to exceed $895,000).

     CCI and AirTouch have agreed to the Memorandum in order to eliminate the burden and expense of further litigation and to facilitate the consummation of the Merger. If the proposed settlement is not consummated, CCI and AirTouch intend to contest the claims asserted against them in these lawsuits because each believes, based on their respective evaluations of the legal and factual matters relating to the negotiation and execution of the 1996 Merger Agreement and the allegations of the complaints, and after consulting with legal counsel, that these lawsuits are without merit.

PURCHASES OF CCI STOCK BY CCI AND AIRTOUCH DURING THE PAST TWO FISCAL YEARS

     In addition to the purchases of CCI Stock by AirTouch described in "SPECIAL FACTORS -- Background of the Merger," since January 1, 1994, AirTouch has purchased an aggregate of 192,000 shares of CCI Series A Common Stock, for prices ranging from $46.875 to $47.5625 per share. The average purchase price per share that AirTouch paid for CCI Stock in the second quarter of 1994 was $47.267. The average price per share of the CCI Series C Common Stock purchased in the fourth quarter of 1995 was $60. The purchase price paid by AirTouch for the AirTouch Replacement Option in the first quarter of 1996 represents an average price of $44.975 per CCI Common Equivalent Share.

     Since January 1, 1995, CCI purchased an aggregate of 1,005,000 shares of CCI Series A Common Stock in open market purchases, for an aggregate purchase price of $48,356,000, at prices per share ranging from $47.875 to $48.955. The average purchase price per share that CCI paid for CCI Series A Common Stock in each of the third and fourth calendar quarters of 1995 and the first calendar quarter of 1996 was $47.875, $48.125, $48.955, respectively.

TREATMENT OF CCI CONVERTIBLE NOTES


     As of the Record Date, CCI had the principal amount of $217,000,000 CCI Convertible Notes outstanding. Under the terms of the Indenture dated as of January 27, 1992 between CCI and Chemical Bank, as trustee (the "CCI Indenture"), the Merger will result in a Change of Control (as defined in the CCI Indenture) of CCI. As a result of such Change of Control, holders of the CCI Convertible Notes may, at their option, require CCI or its successor to purchase their CCI Convertible Notes on the date that is 35 business days after the occurrence of the Change of Control (the "CCI Note Purchase Date") for an amount equal to the Issue Price (as defined in the CCI Indenture) plus Original Issue Discount (as defined in the CCI Indenture) through the CCI Note Purchase Date. As of the Record Date, the Issue Price plus Original Issue Discount per CCI Convertible Note through such date was $174,175,000.

     AirTouch and the Surviving Corporation will enter into a supplemental indenture pursuant to which the Surviving Corporation will assume any CCI Convertible Notes not required by the holder thereof to be purchased by CCI or its successor, as described above. Each CCI Convertible Note that is outstanding after the Effective Time will, under the terms of the CCI Indenture, be convertible into the Merger Consideration that would have been received by a holder of the number of CCI Common Equivalent Shares into which such CCI Convertible Note would have been convertible but for the occurrence of the Merger, assuming such CCI Common Equivalent Shares had been covered by a Non-Election.


     As of the Record Date, the CCI Convertible Notes were convertible into an aggregate of 3,146,500 CCI Common Equivalent Shares.


DIRECTORS AND EXECUTIVE OFFICERS OF AIRTOUCH AND CCI

  DIRECTORS AND EXECUTIVE OFFICERS OF AIRTOUCH

     Below is information with respect to those individuals who serve as directors and executive officers of AirTouch.

Sam Ginn.............................    59  Chairman of the Board and Chief Executive Officer
C. Lee Cox...........................    55  Vice Chairman of the Board
Arun Sarin...........................    41  Vice Chairman of the Board
Mohan S. Gyani.......................    45  Executive Vice President and Chief Financial
                                             Officer
Margaret G. Gill.....................    56  Senior Vice President, Legal, External Affairs and
                                             Secretary
Dwight Jasmann.......................    60  Vice President, Human Resources and Corporate
                                             Services
Michael Miron........................    40  Vice President, Corporate Development and Strategy
Carol A. Bartz.......................    47  Director
Paul Hazen...........................    54  Director
Arthur Rock..........................    69  Director
George P. Shultz.....................    75  Director
Donald G. Fisher.....................    67  Director
Charles R. Schwab....................    58  Director

     Sam Ginn has been Chairman of the Board and Chief Executive Officer of AirTouch since December 1993. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 to April 1994 and became a director of Pacific Telesis Group in 1983. He was Chairman of the Board of Pacific Bell from 1988 to April 1994. Mr. Ginn is also a director of Chevron Corporation, Safeway Inc., Transamerica Corporation and Hewlett-Packard Company.

     C. Lee Cox was named Vice Chairman of the Board in November 1994, and has been President and Chief Executive Officer of AirTouch Cellular since November 1990. He was President and Chief Operating Officer of AirTouch from December 1993 to November 1994. He was President and Chief Executive Officer of AirTouch from 1987 to December 1993, was a director of AirTouch from 1987 to April 1993 and became a director again in January 1994. He was a director and a Group President of Pacific Telesis Group from 1988 to April 1994. Mr. Cox is a director of CCI and Pacific Gas & Electric Company.

     Arun Sarin became Vice Chairman of the Board in August 1995, and has been President and Chief Executive Officer of AirTouch International since May 1995. He was Senior Vice President, Corporate Strategy/Development and International Operations until August 1995, and was also responsible for Human Resources through 1994. He was Vice President, Organization Design of Pacific Telesis Group from March 1993 to April 1994. Mr. Sarin joined Pacific Telesis Group in 1984 and held a variety of positions there until the spin-off of AirTouch in April 1994.

     Mohan S. Gyani became Executive Vice President and Chief Financial Officer of AirTouch in September 1995. From November 1993 until that time he was Vice President, Finance and Treasurer of AirTouch. He was Vice President and Treasurer of Pacific Telesis Group from March 1993 to November 1993. From February 1992 to March 1993 he was Vice President and Controller at Pacific Bell. From November 1991 to February 1992 he was Vice President Financial Assurance for Pacific Bell. From April 1989 to November 1991 he was Assistant Treasurer at Pacific Telesis Group. Mr. Gyani is a director of CCI.

     Margaret G. Gill became Senior Vice President, Legal, External Affairs and Secretary of AirTouch in January 1994. She had been a partner in the law firm of Pillsbury Madison & Sutro LLP since 1973 and was the head of the firm's Corporate and Securities Group. Mrs. Gill is a director of Consolidated Freightways, Inc.

     Michael Miron has been Vice President, Corporate Development and Strategy since April 1996. Prior to joining AirTouch, Mr. Miron was Managing Director, Strategic Planning and Analysis at Salomon Brothers Inc. Mr. Miron joined Salomon Brothers Inc in 1990.

     Dwight Jasmann has been Vice President, Human Resources and Corporate Services since January 1995. He was an international telecommunications consultant from 1993 to 1994. From 1987 to 1992 he was President and Managing Director for AT&T Asia/Pacific Communications Services, Inc. Mr. Jasmann is a director of Elcotel, Inc.

     Carol A. Bartz became a director of AirTouch in February 1994. She has been Chairman of the Board, President and Chief Executive Officer of Autodesk, Inc. since April 1992. From 1983 to April 1992, Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms. Bartz is also a Director of Cadence Design Systems and Network Appliance.

     Paul Hazen became a director of AirTouch in April 1993. He became Chairman and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo Bank, N.A., in January 1995. He was President and Chief Operating Officer of Wells Fargo & Company and Wells Fargo Bank, N.A. from 1984 to January 1995. He served as a director of Pacific Telesis Group from 1989 to April 1994. Mr. Hazen is a director of Wells Fargo & Company, Wells Fargo Bank, N.A., Phelps Dodge Corporation and Safeway Inc.

     Arthur Rock became a director of AirTouch in January 1994. He has been a principal in Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock is a director of Intel Corporation and Argonaut Group, Inc.

     George P. Shultz became a director of AirTouch in January 1994. He has been a Professor at the Stanford University Graduate School of Business for more than five years. He served as United States Secretary of State from 1982 to 1989. Mr. Shultz is a Distinguished Fellow at the Hoover Institution, a director of the Bechtel Group, Inc., Chairman of J.P. Morgan's International Council and Chairman of the Governor's California Economic Policy Advisory Council.

     Donald G. Fisher became a director of AirTouch in January 1994. He is the founder and Chairman of the Board of The Gap, Inc. and was Chief Executive Officer of The Gap, Inc. until November 1995. He is a director of The Charles Schwab Corporation, San Francisco Bay Area Council and the National Retail Federation.

     Charles R. Schwab became a director of AirTouch in January 1994. He is the founder, Chairman of the Board and Chief Executive Officer of The Charles Schwab Corporation and Chairman of Charles Schwab & Co. Inc. Mr. Schwab is a director of The Gap, Inc. and Transamerica Corporation.

DIRECTORS AND EXECUTIVE OFFICERS OF CCI

     Set forth below is information with respect to those individuals who serve as directors and executive officers of CCI.

William B. Ginsberg..................   52   President, Chief Executive Officer and Director
George S. Blumenthal.................   52   Chairman of the Board, Treasurer and Director
J. Barclay Knapp.....................   39   Executive Vice President, Chief Operating and Financial
                                             Officer and Director
Richard J. Lubasch...................   49   Vice President -- General Counsel and Secretary
Gregg Gorelick.......................   37   Vice President -- Controller
Leigh Costikyan Wood.................   38   Vice President -- Operations
Sidney R. Knafel.....................   65   Director
Ted H. McCourtney....................   57   Director
Del Mintz............................   68   Director
Alan J. Patricof.....................   61   Director
Warren Potash........................   65   Director
C. Lee Cox...........................   55   Director
Mohan Gyani..........................   45   Director

     William B. Ginsberg, one of the co-founders of CCI, has been President, Chief Executive Officer and a director of CCI since its founding. Prior to March 1981, Mr. Ginsberg was employed at the FCC, commencing in July 1978, first as Special Assistant to the Chairman, and then as Deputy Chief, Policy in the FCC's Common Carrier Bureau. Mr. Ginsberg is also Chairman, President, Chief Executive Officer and a director of CCII.

     George S. Blumenthal, one of the co-founders of CCI, has been Chairman, Treasurer and a director since CCI's founding. Mr. Blumenthal was President of Blumenthal Securities, Inc. (and its predecessors), a member firm of The New York Stock Exchange, from 1967 until 1992. Mr. Blumenthal is Chairman, Chief Executive Officer, Treasurer and a director of ICTL and CCPR and a director of Andover Togs, Inc.

     J. Barclay Knapp, a director since 1989, is CCI's Executive Vice President, Chief Operating and Financial Officer, positions he has held since 1989 and 1984, respectively. Mr. Knapp is also Executive Vice President, Chief Operating Officer and a director of CCII and President, Chief Operating Officer, Chief Financial Officer and a director of ICTL and CCPR.

     Richard J. Lubasch, CCI's Vice President -- General Counsel and Secretary, joined CCI in July 1987. Mr. Lubasch is Senior Vice President -- General Counsel and Secretary of CCII, ICTL and CCPR, as well as Treasurer of CCII.

     Gregg Gorelick, CCI's Vice President -- Controller, joined CCI in September 1986. From 1981 to 1986, he was employed by Ernst & Whinney (now known as Ernst & Young LLP). Mr. Gorelick is a certified public accountant and holds an M.B.A. from Rutgers University. Mr. Gorelick is also Vice President -- Controller of CCII, ICTL and CCPR.

     Leigh Costikyan Wood, CCI's Vice President -- Operations, joined CCI in November 1984. Ms. Wood has been the Chief Executive Officer of New Par since April 1993. From October 1982 until November 1984, she was Deputy Chief Officer of General Atlantic Corp., a private investment firm. Previously, she was employed by Peat Marwick Mitchell & Co. Ms. Wood is a certified public accountant and holds an M.B.A. from New York University. Ms. Wood is also Vice President -- Operations of CCII and CCPR.

     Sidney R. Knafel, a director since 1982, has been Managing Partner of SRK Management Company, a private investment concern, since 1981. In addition, Mr. Knafel is Chairman of Insight Communications, Inc. and Microbiological Associates, Inc. Mr. Knafel is also director of General American Investors Company, Inc., IGENE Biotechnology, Inc., four distinct Prudential Mutual Funds, CCII, ICTL, CCPR and several privately owned companies.

     Ted H. McCourtney, a director since 1982, is a General Partner of Venrock Associates, a venture capital investment partnership, a position he has held since 1970. Mr. McCourtney also serves as a director of MedPartners/Mullikin, Inc., CCII, ICTL, CCPR and several privately owned companies.

     Del Mintz, a director since 1985, is President of Cleveland Mobile Tele Trak, Inc. and President of Cleveland Mobile Radio Sales, Inc. and Ohio Mobile Tele Trak, Inc., companies providing telephone answering and radio communications services to Cleveland and Columbus, respectively. Mr. Mintz has held similar positions with the predecessor of these companies since June 1967. Mr. Mintz is President of several other companies, and was President and a principal stockholder of Cleveland Mobile Cellular Telephone, Inc. before such company was acquired by merger with CCI in May 1985. Mr. Mintz is also a director of CCII, ICTL, CCPR and several privately owned companies.

     Alan J. Patricof, a director during the period December 1981 until April 1982 and from February 1985, is Chairman of Patricof & Co. Ventures, Inc., a venture capital firm he founded in 1969. Mr. Patricof also serves as a director of CCII, ICTL, CCPR and several privately owned companies.

     Warren Potash has been a director since 1984. Mr. Potash retired in 1991 as President and Chief Executive Officer of the Radio Advertising Bureau, a trade association, a position he had held since February 1989. Prior to that time and beginning in 1986, he was President of New Age Communications, Inc., a communications consultancy firm. Until his retirement in 1986, Mr. Potash was a Vice President of Capital Cities/ABC Broadcasting, Inc., a position he held since 1970. Mr. Potash is also a director of CCII, ICTL and CCPR.

     For information with respect to C. Lee Cox and Mohan Gyani, see "--Directors and Executive Officers of AirTouch" above.

     All the directors and executive officers of AirTouch and CCI are United States citizens.

SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

     In addition to the AirTouch Preferred Stock, Series 1996 to be issued in the Merger, AirTouch may pay cash consideration of up of $469,624,201 (including amounts paid in respect of Dissenting CCI Stock), which assumes the conversion of the CCI Convertible Notes and the exercise of all CCI Options, resulting in 30,495,078 CCI Common Equivalent Shares. In addition, it is estimated that AirTouch and CCI will incur in the aggregate approximately $700,000 in costs and expenses related to printing, mailing and filing the Registration Statement and this Proxy Statement-Prospectus and in filing fees with other governmental agencies, which they will share equally. AirTouch estimates that it will incur an additional $2,500,000 in legal fees, accounting fees and other expenses (exclusive of the $1,700,000 to be paid in the aggregate to Lehman Brothers) in connection with the transactions. CCI estimates that it will incur an additional $1,110,000 in legal fees, accounting fees and other expenses (exclusive of the $8,500,000 to be paid in the aggregate to Wasserstein Perella and Donaldson, Lufkin & Jenrette and the $15,000 plus expenses to be paid to D.F. King).

     AirTouch intends to obtain funds necessary to satisfy the cash component of the Merger Consideration through the sale of $650 million principal amount of debt securities pursuant to its Registration Statement on Form S-3 (Registration No. 33-62787). Pending the closing of the Merger, AirTouch will apply the net proceeds from this debt offering to retire commercial paper. AirTouch then intends to reborrow under its commercial paper program. AirTouch also has sufficient amounts available for borrowing under its Credit Agreement dated as of July 20, 1995 among AirTouch, Bank of America N.T. & S.A., as agent, and the other financial institutions party thereto, that are not otherwise dedicated to commercial paper backstop to pay up to the $469,624,201 maximum amount of cash to holders of CCI Stock. Borrowings under the Credit Agreement bear interest at a rate equal to LIBOR plus a margin that varies based upon the ratings of AirTouch's senior unsecured long-term debt (currently .30%).

                    PRINCIPAL AND OTHER STOCKHOLDERS OF CCI

     The following table sets forth certain information regarding the beneficial ownership of CCI Stock, as of the Record Date (unless otherwise noted), by (i) each officer and director of CCI, (ii) stockholders holding 5% or more of CCI Stock and (iii) all directors and executive officers as a group.

                                                                         BENEFICIAL OWNERSHIP
                                                                       -------------------------
                                                                        PRESENTLY
           EXECUTIVE OFFICERS, DIRECTORS                 CCI           EXERCISABLE       TOTAL
             AND PRINCIPAL STOCKHOLDERS                STOCK(1)        OPTIONS(2)       OPTIONS      PERCENT(3)
- ----------------------------------------------------  ----------       -----------     ---------     ----------
William B. Ginsberg(4)..............................     170,684          158,500        205,500        *
George S. Blumenthal(5).............................     144,056           98,500        113,000        *
J. Barclay Knapp....................................         427           98,500        113,000        *
Richard J. Lubasch(6)...............................       5,387           76,500         87,500        *
Leigh Costikyan Wood................................       1,907          117,500        162,500        *
Gregg Gorelick......................................         424           70,000         87,500        *
C. Lee Cox(7).......................................          --               --             --           --
Mohan S. Gyani(8)...................................          --               --             --           --
Ted H. McCourtney(9)................................      30,336           16,000         21,250        *
Del Mintz(10).......................................     603,349           16,000         21,250         1.48%
Sidney R. Knafel(11)................................     420,150           16,000         21,250         1.04%
Alan J. Patricof(12)................................      35,520           16,000         21,250        *
Warren Potash.......................................         251           16,000         21,250        *
AirTouch Communications, Inc........................  15,722,851(13)    2,405,193      2,405,193        41.03%
  One California Street
  San Francisco, CA 94111
HBK Management LLC..................................   4,007,829(14)           --             --        10.45%
  777 Main Street, Suite 2750
  Fort Worth, TX 76102
All directors and officers as a group (13 in           1,412,591          699,500        875,250         4.97%
  number)...........................................

- ---------------
   *  Less than 1%.

 (1) The title of the class of CCI Stock owned by each officer and director listed is CCI Redeemable Preferred Stock.

 (2) Includes shares of CCI Stock purchasable upon the exercise of options which are exercisable or become so in the next 60 days ("Presently Exercisable Options").

 (3) Includes CCI Stock, Presently Exercisable Options and CCI Stock issuable on conversion of CCI Convertible Notes.

 (4) Includes 31,126 shares of CCI Stock owned by Mr. Ginsberg's wife, as to which shares Mr. Ginsberg disclaims beneficial ownership. Includes 61,032 shares of CCI Stock owned by a charitable trust. Mr. and Mrs. Ginsberg are the trustees of this trust.

 (5) Includes 5,800 shares of CCI Stock held by trusts for the benefit of Mr. Blumenthal's children.

 (6) Includes 305 shares for which Mr. Lubasch acts as a custodian under the N.Y. U.G.M.A. for shares registered in his daughter's name.

 (7) Mr. Cox is Vice Chairman and President of AirTouch. Mr. Cox is entitled to receive option grants pursuant to CCI's non-employee director stock option plan. Mr. Cox has declined to accept such options.

 (8) Mr. Gyani is Executive Vice President and Chief Financial Officer of AirTouch. Mr. Gyani is entitled to receive option grants pursuant to CCI's non-employee director stock option plan. Mr. Gyani has declined to accept such options.

 (9) Includes 1,524 shares of CCI Stock held by trusts for the benefit of Mr. McCourtney's children, as to which shares Mr. McCourtney disclaims beneficial ownership.

(10) Includes 99,640 shares of CCI Stock owned by Mr. Mintz's children or by Mr. Mintz's children as trustees for their children as well as a niece and daughters-in-law, and 50,167 shares owned by Mr. Mintz's wife, as to which shares Mr. Mintz disclaims beneficial ownership.

(11) Includes 130,709 shares of CCI Stock owned by a trust account for the benefit of a child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership. An additional 130,709 shares are owned by an adult child of Mr. Knafel, as to which shares Mr. Knafel disclaims beneficial ownership.

(12) Includes 190 shares of CCI Stock owned by Mr. Patricof's wife and 7,758 shares owned by, or in trust for the benefit of, Mr. Patricof's children, as to which shares Mr. Patricof disclaims beneficial ownership.

(13) Based upon information available to CCI, AirTouch owns 3,450,800 shares of CCI Series A Common Stock, 10,065,641 shares of CCI Series C Common Stock and 2,206,410 shares of CCI Class A Preference Stock. Information on ownership of CCI Series A Common Stock is based solely upon an amendment to
     Schedule 13-D filed on October 30, 1995 by AirTouch with the SEC.

(14) Based solely upon a Form 13-D (Amendment No. 4), dated July 9, 1996, filed by HBK Investments L.P. ("Investments"), HBK Main Street Investments L.P. ("Main Street") and HBK Finance L.P. ("Finance") with the SEC. According to such amendment, Investments holds 1,292,807 shares of CCI Redeemable Preferred Stock, Main Street holds 1,606,700 shares of CCI Redeemable Preferred Stock and CCI Convertible Notes convertible into 561,672 shares of CCI Redeemable Preferred Stock and Finance owns 362,500 shares of CCI Redeemable Preferred Stock and CCI Convertible Notes convertible into 169,650 shares of CCI Redeemable Preferred Stock.

                                       EXPERTS

     The consolidated financial statements of AirTouch and subsidiaries as of December 31, 1995, incorporated in this Proxy Statement-Prospectus by reference to AirTouch's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of AirTouch for the three-month period ended March 31, 1996, incorporated by reference in this Proxy Statement-Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate report dated May 10, 1996 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or "part" of the Registration Statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Securities Act.

     The consolidated financial statements of AirTouch and subsidiaries for the two year period ended December 31, 1994, incorporated by reference from AirTouch's Annual Report on Form 10-K, as amended, for the year ended December 31, 1995 have been incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited consolidated financial information of AirTouch for the three-month period ended March 31, 1995, incorporated by reference in this Proxy Statement-Prospectus, Coopers & Lybrand L.L.P. reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate report dated May 11, 1995 incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Coopers & Lybrand L.L.P. has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Coopers & Lybrand L.L.P. is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or "part" of the Registration Statement prepared or certified by Coopers & Lybrand L.L.P. within the meaning of sections 7 and 11 of the Securities Act.

     The financial statements and schedule of CMT Partners for the years ended December 31, 1995 and 1994, and for the period from inception (September 1, 1993) to December 31, 1993, incorporated by reference from AirTouch Communication, Inc.'s Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report. In that report, the firm states that with respect to Kansas Combined Cellular, a division of CMT Partners, its opinion is based on the report of other independent public accountants, namely Arthur Andersen LLP. The financial statements and schedule of CMT Partners referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

     The consolidated financial statements and schedule of Cellular Communications, Inc. incorporated by reference in AirTouch Communications, Inc.'s Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of New Par (A Partnership) as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 included in AirTouch Communications, Inc.'s Annual Report (Form 10-K, as amended) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1995, included in this registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 included in AirTouch's Annual Report on Form 10-K, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of AirTouch Preferred Stock, Series 1996 offered hereby will be passed upon for AirTouch by Pillsbury Madison & Sutro LLP. Certain legal matters relating to the Merger will be passed upon for AirTouch by Pillsbury Madison & Sutro LLP, San Francisco, California and for CCI by Skadden, Arps, Slate, Meagher and Flom, New York, New York.

                             INDEX OF DEFINED TERMS


                                                                                  PAGE ON WHICH
                                     TERM                                        TERM IS DEFINED
- -------------------------------------------------------------------------------  ---------------
Acquiring Company..............................................................             94
Acquiring Person...............................................................             22
AirTouch.......................................................................     cover page
AirTouch Acquiring Party.......................................................            116
Air Touch Board................................................................             12
AirTouch By-laws...............................................................            132
AirTouch Class B Preferred Stock...............................................     cover page
AirTouch Class C Preferred Stock...............................................     cover page
AirTouch Common Option.........................................................             19
AirTouch Common Stock..........................................................              9
AirTouch Equity Securities.....................................................            121
AirTouch Midwest System........................................................              7
AirTouch Payment...............................................................             53
AirTouch Permitted Offer.......................................................            117
AirTouch Preferred Option......................................................             19
AirTouch Preferred Stock.......................................................             17
AirTouch Preferred Stock, Series 1996..........................................     cover page
AirTouch Redemption Price......................................................            117
AirTouch Replacement Option....................................................              7
AirTouch Rights................................................................            116
AirTouch Rights Plan...........................................................            116
AirTouch Timely Notice.........................................................            133
AirTouch Series A Preferred Stock..............................................             17
AirTouch Subscription Right....................................................            117
APB No. 16.....................................................................             82
Appraisal Process..............................................................              7
Appraisal Process Redemption...................................................             20
Appraisal Process Price........................................................             20
AT&T...........................................................................             64
Back End Termination Date......................................................             94
Bell Atlantic..................................................................             41
Business Condition.............................................................             96
Call Price.....................................................................             17
Cash Election..................................................................             13
Cash Election Number...........................................................             13
Cash Election Shares...........................................................             14
Cash Fraction..................................................................             14
CCI............................................................................     cover page
CCI Affiliate..................................................................             96
CCI Board......................................................................     cover page
CCI By-laws....................................................................            132
CCI Class A Preferred Stock....................................................             50
CCI Class A Preference Stock...................................................     cover page
CCI Common Equivalent Share....................................................     cover page
CCI Common Stock...............................................................     cover page
CCI Convertible Notes..........................................................              9

                                                                                  PAGE ON WHICH
                                     TERM                                        TERM IS DEFINED
- -------------------------------------------------------------------------------  ---------------
CCI Fairness Opinions..........................................................             20
CCII...........................................................................             49
CCI Indenture..................................................................            137
CCI Note Purchase Date.........................................................            137
CCI Ohio System................................................................              7
CCI Option.....................................................................             19
CCI Option Plans...............................................................             19
CCI Purchase Right.............................................................             51
CCI Qualifying Offer...........................................................             94
CCI Redeemable Preferred Stock.................................................     cover page
CCI Redeemable Stock...........................................................             49
CCI Rights.....................................................................     cover page
CCI Rights Agent...............................................................             93
CCI Rights Agreement...........................................................     cover page
CCI Rights Distribution Date...................................................             93
CCI Rights Expiration Date.....................................................             93
CCI Rights Redemption..........................................................     cover page
CCI Rights Redemption Payment..................................................             93
CCI Rights Unit................................................................             93
CCI Series A Common Stock......................................................     cover page
CCI Series B Preference Stock..................................................     cover page
CCI Series C Common Stock......................................................     cover page
CCI Series D Preference Stock..................................................             23
CCI Stock......................................................................     cover page
CCI Stock Acquisition Date.....................................................             93
CCI Stockholders...............................................................     cover page
CCI Timely Notice..............................................................            133
CCPR...........................................................................             50
Centennial.....................................................................             63
Certificates...................................................................             80
Class B Certificate of Designation.............................................            118
Class B Conversion Price.......................................................             16
Class B Excess.................................................................             73
Class B Junior Stock...........................................................            118
Class B Maturity Date..........................................................             16
Class B Maturity Exchange Rate.................................................            120
Class B Maturity Price.........................................................             16
Class B Maximum................................................................              9
Class B Optional Conversion Rate...............................................            121
Class B Parity Preferred Stock.................................................            118
Class B Senior Preferred Stock.................................................            118
Class B Per-Unit Amount........................................................              9
Class B Per-Unit Reduction.....................................................             73
Class C Certificate of Designation.............................................            125
Class C Exchange Rate..........................................................            129
Class C Junior Stock...........................................................            126
Class C Maturity Date..........................................................             18

                                                                                  PAGE ON WHICH
                                     TERM                                        TERM IS DEFINED
- -------------------------------------------------------------------------------  ---------------
Class C Parity Preferred Stock.................................................            126
Class C Per-Unit Amount........................................................              9
Class C Senior Preferred Stock.................................................            126
CMT Partners...................................................................             25
Code...........................................................................             12
Communications Act.............................................................             20
CommNet........................................................................             63
Comparable Transaction Universe................................................             69
Comparable Universe............................................................             68
Contingent Payment.............................................................             17
Contingent Payment Date........................................................             17
Contingent Payment Stock.......................................................             85
Contingent Right...............................................................             85
Contingent Rights Value........................................................             86
CPUC...........................................................................             40
Data...........................................................................             31
Delaware Court.................................................................             21
DGCL...........................................................................             21
DOJ............................................................................            135
Dissenting CCI Stock...........................................................     cover page
Donaldson, Lufkin & Jenrette...................................................             20
EBITDA.........................................................................             63
Effective Time.................................................................             80
Election and Transmittal Form..................................................             13
Exchange Act...................................................................              4
Exchange Agent.................................................................             14
Exempt Issuance................................................................            122
Fair Market Value..............................................................            121
FCC............................................................................             20
FCC Consents...................................................................            100
Final Redemption Date..........................................................             93
Finance........................................................................            143
FTC............................................................................            135
GAAP...........................................................................             26
Headquarters Lease.............................................................             80
Holder.........................................................................             82
HSR Act........................................................................             20
ICTL...........................................................................             50
Illustrative Holder............................................................             11
Initial Deferral...............................................................             51
International Distribution.....................................................            122
International Entity...........................................................            122
Investments....................................................................            143
January 1996 New Par EBITDA Projection.........................................             68
Lehman Brothers' Opinion.......................................................             66
LIN............................................................................             64
LTIP...........................................................................             79

                                                                                  PAGE ON WHICH
                                     TERM                                        TERM IS DEFINED
- -------------------------------------------------------------------------------  ---------------
LTM............................................................................             63
Main Street....................................................................            143
Make Whole Obligation..........................................................             53
Meeting........................................................................     cover page
Memorandum.....................................................................            136
Merger.........................................................................     cover page
Merger Consideration...........................................................              8
MRO............................................................................              7
Nasdaq.........................................................................             23
Newco Sub......................................................................             49
New Par........................................................................              6
Net Market Capitalization......................................................             68
Non-Election...................................................................             13
Non-Election Fraction..........................................................             14
Non-Election Shares............................................................             14
Notice Date....................................................................            128
NYNEX..........................................................................             41
NYSE...........................................................................     cover page
Old CCI........................................................................             49
Original Transactions..........................................................              7
Other Assets...................................................................             51
Other Sale Payment.............................................................             53
Palmer.........................................................................             63
Partnership Agreement..........................................................             49
PCS............................................................................             28
PCS PrimeCo....................................................................             40
Per Share Cash Consideration...................................................              8
Per Share Unit Consideration...................................................              8
POPS...........................................................................             44
Pops...........................................................................             45
POPs...........................................................................             63
Preferred Stock Directors......................................................            124
Preferred Stock Issue Price....................................................              9
Presently Exercisable Options..................................................            142
Pro Forma Statements...........................................................             24
Provisional Redemption Date....................................................            128
Provisional Redemption Price...................................................            128
Provisional Redemption Year....................................................            128
Proxy Statement-Prospectus.....................................................     cover page
Purchase Price.................................................................             93
Record Date....................................................................     cover page
Registration Statement.........................................................              4
Reorganization Consideration...................................................            130
Reorganization Event...........................................................            123
Representative.................................................................             13
RF.............................................................................             42
Schedule 13E-3.................................................................              4

                                                                                  PAGE ON WHICH
                                     TERM                                        TERM IS DEFINED
- -------------------------------------------------------------------------------  ---------------
SEC............................................................................              4
Securities Act.................................................................     cover page
SMR............................................................................             39
Surviving Corporation..........................................................     cover page
Telesis........................................................................              7
Termination Agreement..........................................................             53
Triggering Events..............................................................             94
Unit...........................................................................     cover page
Unit Election..................................................................             13
Unit Election Number...........................................................             13
Unit Election Shares...........................................................             14
Unit Fraction..................................................................             14
US Cellular....................................................................             63
US WEST........................................................................             40
Vanguard.......................................................................             63
Volume-Weighted Average Trading Price..........................................              9
Wasserstein Perella............................................................             20
360(++) Comm...................................................................             63
1990 Merger Agreement..........................................................              7
1991 Merger....................................................................             49
1996 Merger Agreement..........................................................     cover page

                                                                         ANNEX A
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     among

                         AIRTOUCH COMMUNICATIONS, INC.,

                               AIRTOUCH CELLULAR

                                      and

                         CELLULAR COMMUNICATIONS, INC.

                      ------------------------------------

                           Dated as of April 5, 1996
                  as amended and restated as of July 12, 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I     THE MERGER............................................................   A-1
     1.1      Effective Time of the Merger..........................................   A-1
     1.2      Closing...............................................................   A-2
     1.3      Effects of the Merger.................................................   A-2
ARTICLE II    MANNER OF CONVERTING SHARES...........................................   A-2
     2.1      Certain Definitions...................................................   A-2
     2.2      Conversion of Securities..............................................   A-2
              (a)  AirTouch Cellular Capital Stock..................................   A-3
              (b)  CCI Stock........................................................   A-3
              (c)  Election of Consideration........................................   A-3
              (d)  Excess Cash Elections............................................   A-3
              (e)  Excess Unit Elections............................................   A-4
              (f)  Insufficient Elections...........................................   A-4
              (g)  Class B Maximum Adjustment.......................................   A-4
              (h)  Treasury Shares; Shares Held by AirTouch.........................   A-4
              (i)   Dissenting Shares...............................................   A-5
              (j)   No Fractional Shares............................................   A-5
              (k)  Closing of Transfer Books........................................   A-5
              (l)   Adjustments to Preserve Tax Status of Merger....................   A-5
     2.3      Election Procedures...................................................   A-6
     2.4      Adjustments for Dilution and Other Matters............................   A-6
     2.5      Conversion of Dissenting CCI Stock....................................   A-6
     2.6      Employee Stock Options................................................   A-7
     2.7      CCI Convertible Debt..................................................   A-8
     2.8      Calculation of Conversion Price for AirTouch Class B and Class C         A-8
              Preferred.............................................................
     2.9      Rights Plan Redemption Consideration..................................   A-8
ARTICLE III   EXCHANGE OF SHARES....................................................   A-8
     3.1      Exchange Procedures...................................................   A-8
     3.2      Voting and Dividends..................................................   A-9
     3.3      No Liability..........................................................   A-9
     3.4      Withholding Rights....................................................   A-9
ARTICLE IV    REPRESENTATIONS AND WARRANTIES........................................  A-10
     4.1      Representations and Warranties of CCI.................................  A-10
              (a)  Corporate Organization...........................................  A-10
              (b)  Capitalization...................................................  A-10
              (c)  Authority........................................................  A-11
              (d)  Disclosure Documents.............................................  A-11
              (e)  Consents; No Violation...........................................  A-12
              (f)  SEC Reports; Material Contracts; Financial Statements............  A-12
              (g)  Absence of Certain Changes.......................................  A-13
              (h)  Undisclosed Liabilities..........................................  A-13
              (i)   Compliance with Laws............................................  A-13
              (j)   Legal Proceedings...............................................  A-13
              (k)  Finders; Investment Bankers......................................  A-13

                                                                                      PAGE
                                                                                      ----
              (l)   Tax Returns, Audits and Liabilities.............................  A-13
              (m) Employee Benefit Plans............................................  A-15
              (n)  Opinion of Financial Advisor.....................................  A-16
              (o)  Intercompany Balances; Transactions with Affiliates..............  A-16
              (p)  Tax Matters......................................................  A-16
              (q)  Material Contracts...............................................  A-16
     4.2      Representations and Warranties of AirTouch............................  A-17
              (a)  Corporate Organization...........................................  A-17
              (b)  Capitalization...................................................  A-17
              (c)  Authority........................................................  A-17
              (d)  Valid Issuance...................................................  A-17
              (e)  Disclosure Documents.............................................  A-17
              (f)  Consents; No Violation...........................................  A-17
              (g)  SEC Reports; Financial Statements................................  A-18
              (h)  Absence of Certain Changes.......................................  A-18
              (i)   Finders; Investment Bankers.....................................  A-18
              (j)   Tax Matters.....................................................  A-18
     4.3      Date of Representations and Warranties................................  A-18
ARTICLE V     PRE-CLOSING COVENANTS.................................................  A-19
     5.1      CCI Interim Operations................................................  A-19
              (a)  Conduct of Business..............................................  A-19
              (b)  Charters and By-Laws; Ownership of New Par.......................  A-19
              (c)  Capital Stock....................................................  A-19
              (d)  Dividends; Other Payments........................................  A-19
              (e)  No Material Transactions; No Affiliate Transactions..............  A-19
              (f)  Employee Plans, Compensation, etc................................  A-19
              (g)  Assets...........................................................  A-20
              (h)  Debt.............................................................  A-20
              (i)   Settlements.....................................................  A-20
              (j)   Accounting Methods..............................................  A-20
              (k)  Merger Fees......................................................  A-20
              (l)   No Inconsistent Acts............................................  A-20
     5.2      Certain Covenants of AirTouch.........................................  A-21
              (a)  Charters and Bylaws..............................................  A-21
              (b)  Capital Stock; Dividends.........................................  A-21
              (c)  Disposition of Assets............................................  A-21
     5.3      Access and Information................................................  A-21
     5.4      Registration Statement................................................  A-22
     5.5      Stockholders' Approval................................................  A-22
     5.6      Stockholder Rights Plan...............................................  A-22
     5.7      Tax Matters...........................................................  A-22
     5.8      Indemnification.......................................................  A-22
     5.9      Further Assurances; Cooperation.......................................  A-23
     5.10     New York Office Lease; Furniture and Fixtures.........................  A-23
     5.11     Affiliates; Other Documents...........................................  A-24
     5.12     Affiliate Transactions................................................  A-24
     5.13     Redemption of Series B Preference Stock...............................  A-24

                                                                                      PAGE
                                                                                      ----
     5.14     Accountants "Comfort" Letters.........................................  A-24
     5.15     Employees; Long-Term Incentive Plan...................................  A-24
     5.16     Expenses..............................................................  A-25
     5.17     Sale of Celsat Subsidiaries...........................................  A-25
     5.18     Transition Arrangements...............................................  A-25
     5.19     Maintenance of D&O Insurance..........................................  A-25
ARTICLE VI    CONDITIONS............................................................  A-25
     6.1      Conditions to Each Party's Obligation to Effect the Merger............  A-25
              (a)  Stockholder Approval.............................................  A-25
              (b)  Regulatory Approvals.............................................  A-25
              (c)  HSR Act..........................................................  A-25
              (d)  Registration Statement Effective.................................  A-25
              (e)  State Securities Laws............................................  A-25
              (f)  NYSE Listing.....................................................  A-26
              (g)  No Injunction....................................................  A-26
     6.2      Conditions to Obligations of CCI to Effect the Merger.................  A-26
              (a)  Representations and Warranties...................................  A-26
              (b)  Performance of Obligations.......................................  A-26
              (c)  Legal Opinions...................................................  A-26
              (d)  Comfort Letter of AirTouch's Accountants.........................  A-26
              (e)  Tax Opinion......................................................  A-26
     6.3      Conditions to Obligations of AirTouch to Effect the Merger............  A-26
              (a)  Representations and Warranties...................................  A-26
              (b)  Performance of Obligations.......................................  A-26
              (c)  FCC Consents.....................................................  A-26
              (d)  Consents Under Agreements........................................  A-27
              (e)  Legal Opinions...................................................  A-27
              (f)  Tax Opinion......................................................  A-27
              (g)  Litigation, etc..................................................  A-27
              (h)  Comfort Letter of CCI's Accountants..............................  A-27
              (i)   Rights Agreement................................................  A-27
              (j)   Consummation of Certain Transactions............................  A-27
              (k)  Absence of Restrictive Conditions................................  A-27
              (l)   Contingent Liabilities..........................................  A-27
              (m) Change in Business Condition......................................  A-28
              (n)  Amendment of Indemnification Agreements..........................  A-28
ARTICLE VII   TERMINATION; AMENDMENT AND MISCELLANEOUS..............................  A-28
     7.1      Termination...........................................................  A-28
     7.2      Effect of Termination.................................................  A-28
     7.3      Termination Expenses..................................................  A-29
     7.4      Non-Survival of Representations, Warranties and Covenants Following     A-29
              the Effective Time....................................................
     7.5      Waiver and Amendment..................................................  A-29
     7.6      Entire Agreement......................................................  A-29
     7.7      Applicable Law........................................................  A-29
     7.8      Interpretation........................................................  A-29

                                                                                      PAGE
                                                                                      ----
     7.9      Notices...............................................................  A-29
     7.10     Counterparts..........................................................  A-30
     7.11     Severability..........................................................  A-30
     7.12     No Assignment.........................................................  A-30
     7.13     Specific Performance..................................................  A-30
     7.14     Consent to Jurisdiction...............................................  A-30
     7.15     Publicity.............................................................  A-31


     Certain Schedules and Exhibits that do not contain material information have been omitted.

                         TABLE OF CERTAIN DEFINED TERMS

               TERM                   SECTION
- -----------------------------------  ---------
Affiliate Transactions.............  4.1(o)
AirTouch Common Stock..............  4.2(b)
AirTouch Preferred Stock Issue
  Price............................  2.8(c)
AirTouch Security..................  2.2(j)
April Agreement....................  Recitals
Business Condition.................  4.1(e)
Cash Election......................  2.2(c)
Cash Election Shares...............  2.2(d)
CCI Class A Preferred..............  4.1(b)
CCI Class A Preference Stock.......  4.1(b)
CCI Convertible Debt...............  2.7
CCI Financial Statements...........  4.1(f)
CCI Option Plans...................  2.6
CCI Redeemable Preferred...........  4.1(b)
CCI Series A Common................  4.1(b)
CCI Series B Preference Stock......  4.1(b)
CCI Series C Common................  4.1(b)
CCI Series D Preference Stock......  4.1(b)
CGCL...............................  1.1(b)
Closing............................  1.2
Closing Date.......................  1.2
Code...............................  Recitals
Commission.........................  2.6(b)
Confidentiality Agreement..........  7.2(b)
Credit Agreement...................  5.1(h)
DGCL...............................  1.1(a)
Disclosure Documents...............  4.1(d)
Dissenting CCI Stock...............  2.2(i)
Effective Time.....................  1.1
Employee New Options...............  4.1(b)

               TERM                   SECTION
- -----------------------------------  ---------
Exchange Act.......................  4.1(d)
Exchange Agent.....................  2.2(k)
Existing Agreement.................  Recitals
FCC Consents.......................  6.3(c)
Form of Election...................  2.2(c)
Governmental Entity................  4.1(e)
HSR Act............................  4.1(e)
Intercompany Balances..............  4.1(o)
Merger.............................  Recitals
Merger Fees........................  4.1(k)
New Par............................  Recitals
Non-Election.......................  2.2(c)
Non-Election Shares................  2.2(d)
NYSE...............................  2.8(c)
Per Share Cash Consideration.......  2.2(b)
Per Share Unit Consideration.......  2.2(b)
Proxy Statement....................  4.1(d)
Registration Statement.............  4.2(e)
Regulatory Approvals...............  4.1(e)
Rights.............................  4.1(b)
Rights Agreement...................  4.1(b)
Rights Redemption..................  5.6
Securities Act.....................  3.1(c)
Stockholders Meeting...............  5.5
Surviving Corporation..............  1.3(a)
Unit Election......................  2.2(c)
Unit Election Shares...............  2.2(e)
Volume Weighted-Average Trading
  Price............................  2.8(c)

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER is dated as of April 5, 1996, and is amended and restated as of July 12, 1996 (this "AGREEMENT"), among AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation ("AirTouch"), AIRTOUCH CELLULAR, a California corporation ("AirTouch Cellular"), and CELLULAR COMMUNICATIONS, INC., a Delaware corporation ("CCI").

                                  WITNESSETH:

     WHEREAS, AirTouch and CCI, among others, are parties to an Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 (the "Existing Agreement"); and

     WHEREAS, pursuant to the Existing Agreement, AirTouch and CCI on July 31, 1991 organized New Par, a Delaware general partnership ("New Par"), and currently each hold indirectly a fifty percent ownership interest therein; and

     WHEREAS, AirTouch presently owns approximately 37% of the outstanding capital stock of CCI and, pursuant to an Appraisal Process (as defined in the Existing Agreement) which is currently scheduled to commence on August 2, 1996, has the right, by causing the Redemption (as defined in the Existing Agreement), to acquire the rest of CCI's equity; and

     WHEREAS, pursuant to an Agreement and Plan of Merger dated April 5, 1996 (the "April Agreement"), AirTouch and CCI agreed instead to effect a business combination in the form of a merger of CCI with and into AirTouch Cellular, or another wholly owned subsidiary of AirTouch (the "Merger"); and

     WHEREAS, AirTouch and CCI desire to make certain modifications to the April Agreement, and accordingly are entering into this Amended and Restated Agreement and Plan of Merger, which supersedes in its entirety the April Agreement (except as set forth herein); and

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the respective Boards of Directors of AirTouch, AirTouch Cellular and CCI have resolved that the transactions described herein are in the best interests of the parties and their respective stockholders and have approved the transactions described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date:

          (a) a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by AirTouch Cellular and thereafter delivered to the Secretary of State of Delaware for filing, as provided in the Delaware General Corporation Law ("DGCL"); and

          (b) an agreement of merger, together with related certificates (the "Agreement of Merger"), shall be duly prepared and executed by AirTouch Cellular and thereafter delivered to the Secretary of State of California for filing, as provided in the California General Corporation Law ("CGCL").

     The Merger shall become effective upon the later of such filings, or at such time thereafter as is provided in the Certificate of Merger or Agreement of Merger (the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction (or waiver) of each of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Pillsbury Madison & Sutro LLP in San Francisco, California, unless another time, date or place is agreed to in writing by the parties hereto.

     1.3 Effects of the Merger.

     (a) At the Effective Time, (i) the separate existence of CCI shall cease, and CCI shall be merged with and into AirTouch Cellular with the result that AirTouch Cellular shall be the "Surviving Corporation" following the Effective Time, (ii) the Certificate of Incorporation of AirTouch Cellular as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and (iii) the by-laws of AirTouch Cellular as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation.

     (b) The directors and officers of AirTouch Cellular immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation as of the Effective Time and until their successors are duly appointed and elected in accordance with applicable law.

     (c) At and after the Effective Time, the Merger shall have the effects set forth in section 259 of the DGCL and section 1107 of the CGCL.

                                   ARTICLE II

                          MANNER OF CONVERTING SHARES

     2.1 Certain Definitions. As used in Article II and elsewhere in this Agreement, the following terms shall have the meanings set forth below:

          "AirTouch Class B Preferred" means AirTouch's 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share, to be issued at the Closing pursuant to the Certificate of Designation, Preferences and Rights attached hereto as Exhibit 2.1(a).

          "AirTouch Class C Preferred" means AirTouch's 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share, to be issued at the Closing pursuant to the Certificate of Designation, Preferences and Rights attached hereto as Exhibit 2.1(b).

          "AirTouch Preferred Stock Issue Price" has the meaning set forth in
     Section 2.8(c).

          "Cash Election Number" shall be equal to (i) 28% (or such lesser percentage as may result from the operation of Section 2.2(e)) of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time, minus (ii) the number of CCI Common Equivalent Shares represented by Dissenting CCI Stock; provided that the Cash Election Number shall be subject to adjustment in accordance with Section 2.2(l).

          "Class B Per-Unit Amount" means an amount equal to (i) $27.50, divided by (ii) the AirTouch Preferred Stock Issue Price, as adjusted in accordance with Sections 2.2(g) and 2.2(l) (calculated to the nearest one-thousandth).

          "Class C Per-Unit Amount" means 0.550, as adjusted in accordance with Sections 2.2(g) and 2.2(l) (calculated to the nearest one-thousandth).

          "CCI Common Stock" means the CCI Series A Common and the CCI Series C Common.

          "CCI Stock" means the CCI Common Stock, the CCI Redeemable Preferred, the CCI Class A Preference Stock, and the CCI Series B Preference Stock.

          "CCI Common Equivalent Shares" means, as of any particular time, the sum of (i) the number of issued and outstanding shares of CCI Common Stock and (ii) the number of shares of CCI Common Stock into which shares of issued and outstanding shares of CCI Redeemable Preferred, CCI Class A

     Preference Stock and CCI Series B Preference Stock are convertible (excluding, for purposes of either calculation, any treasury shares and shares held by AirTouch).

          "Unit" means one unit of AirTouch securities (nominal value, $55 per unit) consisting of (i) a number of shares of AirTouch Class B Preferred equal to the Class B Per-Unit Amount and (ii) a number of shares of AirTouch Class C Preferred equal to the Class C Per-Unit Amount.

          "Unit Election Number" shall be equal to 72% (or such greater percentage as may result from the operation of Section 2.2(e)) of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time; provided that the Unit Election Number shall be subject to adjustment in accordance with Section 2.2(l).

     2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of AirTouch, AirTouch Cellular, CCI or the holders of any of the following securities:

          (a) AirTouch Cellular Capital Stock. Each share of capital stock of AirTouch Cellular issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of Common Stock of the Surviving Corporation;

          (b) CCI Stock. Subject to the other provisions of this Section 2.2 and Article II (including, without limitation, Section 2.9), each share of CCI Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by AirTouch, and shares of Dissenting CCI Stock) shall be converted into the right to receive, for each CCI Common Equivalent Share represented thereby:

             (i) one Unit, subject to adjustment in accordance with Section 2.4 (the "Per Share Unit Consideration"),

             (ii) $55 in cash, without interest, subject to adjustment in accordance with Section 2.4 (the "Per Share Cash Consideration"), or

             (iii) a combination of a fraction of a Unit and cash;

     determined in accordance with Section 2.2(d), Section 2.2(e) or Section 2.2(f), as applicable.

          (c) Election of Consideration. Subject to the allocation and election procedures set forth in this Section 2.2, each holder of record (as of the Effective Time) of shares of CCI Stock will be entitled (i) to elect to receive cash for all of such shares (a "Cash Election"), (ii) to elect to receive Units for all of such shares (a "Unit Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Units for such shares (a "Non-Election"). All such elections shall be made on a form designed for that purpose (a "Form of Election"). Holders of record of shares of CCI Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of CCI Stock held by each Representative for a particular beneficial owner.

          (d) Excess Cash Elections. If the aggregate number of CCI Common Equivalent Shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of CCI Stock covered by Unit Elections and all shares of CCI Stock covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive Units, and the shares of CCI Stock covered by Cash Elections shall be converted into the right to receive Units and cash in the following manner:

        each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of Units equal to the product of (x) the Per Share Unit Consideration and
        (y) a fraction equal to one minus the Cash Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

          (e) Excess Unit Elections. If the aggregate number of CCI Common Equivalent Shares covered by Unit Elections (the "Unit Election Shares") exceeds the Unit Election Number, then the Unit Election Number shall be increased so that it equals the number of Unit Election Shares (and the Cash Election Number shall be correspondingly decreased), provided that in no event shall such adjustment cause the Unit Election Number to exceed 74% of the CCI Common Equivalent Shares outstanding immediately prior to the Effective Time. If, after giving effect to the foregoing sentence, the number of Unit Election Shares still exceeds the Unit Election Number, then all shares of CCI Stock covered by Cash Elections and all shares of CCI Stock covered by Non-Elections shall be converted into the right to receive cash, and all shares of CCI Stock covered by Unit Elections shall be converted into the right to receive Units and cash in the following manner:

        each share shall be converted into the right to receive (i) a number of Units equal to a fraction (the "Unit Fraction"), the numerator of which shall be the Unit Election Number and the denominator of which shall be the total number of Unit Election Shares, and (ii) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction equal to one minus the Unit Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

          (f) Insufficient Elections. In the event that neither Section 2.2(d) nor Section 2.2(e) above is applicable, all shares of CCI Stock covered by Cash Elections shall be converted into the right to receive cash, all shares of CCI Stock covered by Unit Elections shall be converted into the right to receive Units, and the shares of CCI Stock covered by Non-Elections, if any, shall be converted into the right to receive Units and cash in the following manner:

        each share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Consideration and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess, if any, of the Cash Election Number over the total number of Cash Election Shares and the denominator of which shall be the excess of (A) the number of shares of CCI Common Equivalent Shares immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Unit Election Shares and (ii) a number of Units equal to the product of
        (x) the Per Share Unit Consideration and (y) a fraction equal to one minus the Non-Election Fraction, multiplied in each case by the number of CCI Common Equivalent Shares represented by such share.

          (g) Class B Maximum Adjustment. Notwithstanding the foregoing, the number of shares of AirTouch Class B Preferred issued in the Merger (without regard to conversions of CCI Convertible Debt or exercises of options under the CCI Option Plans occurring, in either case, after the Effective Time) shall in no event exceed the quotient of (i) $500 million, divided by (ii) the AirTouch Preferred Stock Issue Price (the "Class B Maximum"). If the calculations pursuant to Sections 2.2(d)-(f) would otherwise cause the number of shares of AirTouch Class B Preferred issued in the Merger to exceed the Class B Maximum, then instead of issuing such shares of AirTouch Class B Preferred in excess of the Class B Maximum (the "Class B Excess"), the composition of each Unit shall be adjusted as follows:

             (i) the Class B Per-Unit Amount shall be decreased by an amount equal to (x) the Class B Excess, divided by (y) the number of Units to be issued in the Merger (the "Class B Per-Unit Reduction"); and

             (ii) the Class C Per-Unit Amount shall be increased by an amount equal to (x) the amount of the Class B Per-Unit Reduction, multiplied by
        (y) a fraction, the numerator of which is the Class C Per-Unit Amount (prior to making any adjustment hereunder) and the denominator of which is the Class B Per-Unit Amount (prior to making any adjustment hereunder).

          (h) Treasury Shares; Shares Held by AirTouch. Each share of CCI Stock held in the treasury of CCI and each share of CCI Stock owned by AirTouch or any direct or indirect wholly owned subsidiary of AirTouch or of CCI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (i) Dissenting Shares. Each outstanding share of CCI Stock as to which a written demand for appraisal is filed in accordance with section 262 of the DGCL at or prior to the Stockholders' Meeting and not withdrawn at or prior to the Stockholders' Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive Units or cash hereunder unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her CCI Stock under such section 262, at which time his or her shares shall be treated in accordance with Section
     2.5. All such shares of CCI Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the time of such vote and which are not voted in favor of the Merger, except any such shares of CCI Stock the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost his or her right to appraisal of payment for his or her shares of CCI Stock under such section 262, are herein called "Dissenting CCI Stock." CCI shall give AirTouch prompt notice upon receipt by CCI of any written demands for appraisal rights, withdrawal of such demands, and any other instruments served pursuant to section 262 of the DGCL, and CCI shall give AirTouch the opportunity to direct all negotiations and proceedings with respect to such demands. CCI shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of AirTouch, settle or offer to settle any such demands. Each holder of CCI Stock who becomes entitled, pursuant to section 262 of the DGCL, to payment for his or her shares of CCI Stock under the provisions of such section shall receive payment therefor from the Surviving Corporation and such shares of CCI Stock shall be canceled.

          (j) No Fractional Shares. Notwithstanding any other provisions of this Agreement, each holder of shares of CCI Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of AirTouch Class B Preferred or AirTouch Class C Preferred (each, an "AirTouch Security"), after taking into account all certificates delivered by such holder, shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of an AirTouch Security multiplied by the AirTouch Preferred Stock Issue Price (in the case of the AirTouch Class B Preferred) or $50 (in the case of the AirTouch Class C Preferred). No such holder shall be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of AirTouch Security.

          (k) Closing of Transfer Books. At the Effective Time, the stock transfer books of CCI shall be closed as to holders of CCI capital stock immediately prior to the Effective Time and no transfer of CCI capital stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with
     Article III of this Agreement to the exchange agent, Bank of New York (the "Exchange Agent"), such certificates shall be canceled and exchanged for certificates representing the number of whole AirTouch Securities, and a check representing the amount of cash, if any, into which the CCI Stock represented thereby was converted in the Merger. Any other provision of this Agreement notwithstanding, none of AirTouch, CCI, the Surviving Corporation and the Exchange Agent shall be liable to a holder of CCI capital stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          (l) Adjustments to Preserve Tax Status of Merger. If, after giving effect to the calculations made pursuant to Sections 2.2(d)-(f) (but without giving effect to any adjustment that would otherwise be required pursuant to Section 2.2(g)), the Tax Opinion referred to in Section 6.3(f) cannot be rendered (as determined in writing by Pillsbury Madison & Sutro
     LLP) as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganization under Section 368(a) of the Code, then, to the minimum extent necessary (as determined by Pillsbury Madison & Sutro LLP) to enable the Tax Opinion to be rendered: (i) the Cash Election Number shall be reduced (and the Unit Election Number shall be correspondingly increased on a share-for-share basis) and (ii) the composition of each Unit shall be adjusted by recalculating the Class B Per-Unit Amount and the Class C Per-Unit Amount in the manner contemplated by Exhibit 2.2(l). Notwithstanding the foregoing, in the event that as a result of adjustments contemplated by this Section 2.2(l), the Unit Election Number would exceed 80% of the number of CCI Common Equivalent Shares outstanding as of immediately prior to the Effective Time, then the Board of Directors of

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

     AirTouch, in its sole discretion, may elect to terminate this Agreement by providing written notice to CCI of such intention.

     2.3 Election Procedures.

     (a) Elections shall be made by holders of CCI Stock by mailing to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of CCI Stock as to which the election is being made (or by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD")). AirTouch shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of AirTouch (or the Exchange Agent) in such matters shall be conclusive and binding. Neither AirTouch nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.3 and all such computations shall be conclusive and binding on the holders of CCI Stock. Forms of Election and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of CCI Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as AirTouch and CCI shall mutually agree shall be mailed on the date that the Proxy Statement is first mailed to the stockholders of CCI.

     (b) For the purposes hereof, a holder of CCI Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as hereinafter defined) shall be deemed to have made a Non-Election. If AirTouch or the Exchange Agent shall determine that any purported Cash Election or Unit Election was not properly made, such purported Cash Election or Unit Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Unit Election shall, for purposes hereof, be deemed to have made a Non-Election.

     (c) AirTouch and CCI shall each use its best efforts to mail the Form of Election to all persons or entities who become holders of CCI Stock during the period between the record date for the Stockholders' Meeting and 10:00 a.m. New York time, on the date five business days prior to the anticipated Effective Time and to make the Form of Election available to all persons or entities who become holders of CCI Stock subsequent to such day and no later than the close of business on the business day prior to the Effective Time. A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline.

     2.4 Adjustments for Dilution and Other Matters. If prior to the Effective Time, CCI shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the CCI Stock, or declare a dividend, or make a distribution, on the CCI Stock in any security convertible into CCI Stock (provided that no such action may be taken by CCI without AirTouch's prior written consent as so provided in Article V), an appropriate adjustment or adjustments will be made to the Per Share Cash Consideration and the Per Share Unit Consideration. If at the Effective Time, CCI shall have outstanding more shares of CCI Stock than are contemplated to be outstanding or subject to subscription, option, stock-based or stock-related award or right, warrant, right, conversion, exchange or other agreement, arrangement or commitment of any character by the representation and warranty in Section 4.1(b), then, at the election of the Board of Directors of AirTouch and notwithstanding other provisions hereof, and without limiting any of its other rights hereunder, the Per Share Cash Consideration and the Per Share Unit Consideration shall be appropriately adjusted downward to obtain the same aggregate value of consideration to be delivered in the Merger by AirTouch that would have resulted if such representation and warranty had been true and correct at the Effective Time.

     2.5 Conversion of Dissenting CCI Stock. If prior to the Effective Time any stockholder of CCI shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her shares of Dissenting CCI Stock under section 262 of the DGCL, the Dissenting CCI Stock of such holder shall be treated for purposes of this Article II like any other shares of outstanding CCI Stock. If, after the Effective

Time, any holder of CCI Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting CCI Stock under section 262 of the DGCL, each share of Dissenting CCI Stock of such holder shall be treated in the same manner as Non-Election Shares under the procedures of set forth in Article II and in accordance with the procedures, and subject to the conditions, set forth in this Article III.

     2.6 Employee Stock Options.

     (a) CCI shall use its reasonable best efforts to obtain the written consent of each holder of options outstanding under the CCI 1991 Stock Option Plan or the CCI Non-Employee Director Stock Option Plan (collectively, the "CCI Option Plans") to the conversion procedure described in paragraph (b) below. In the event that a holder of options outstanding under a CCI Option Plan (each option for one share of CCI Common Stock being a "CCI Option") fails prior to the Effective Time to consent to the conversion procedure described in paragraph (b) below, the conversion procedure described in paragraph (c) below shall be applied to such options.

     (b) If this paragraph (b) applies, at and as of the Effective Time AirTouch shall substitute an option to purchase AirTouch Common Stock (an "AirTouch Common Option") for each CCI Option. Each AirTouch Common Option so substituted by AirTouch under this Agreement shall continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of each such CCI Option, except that:

          (i) Such AirTouch Common Option shall be exercisable for that number of whole shares of AirTouch Common Stock equal to the product of the number of shares of CCI Common Stock that were purchasable under such CCI Option immediately prior to the Effective Time multiplied by the Option Adjustment Ratio (as defined below), rounded down to the nearest whole number of shares of AirTouch Common Stock; and

          (ii) The per share exercise price for the shares of AirTouch Common Stock issuable upon exercise of such AirTouch Common Option shall be equal to the quotient determined by dividing the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time by the Option Adjustment Ratio and rounding the resulting exercise price up to the nearest whole cent.

The "Option Adjustment Ratio" shall be equal to (A) the Volume-Weighted Average Trading Price of a share of CCI Common Stock during the last five trading days on which CCI Common Stock is traded before the Effective Time divided by (B) the Volume-Weighted Average Trading Price of a share of AirTouch Common Stock during such period. As soon as reasonably practicable after the Effective Time, AirTouch shall register the shares of AirTouch Common Stock underlying the AirTouch Common Options with the Securities and Exchange Commission (the "Commission") on a Form S-8 and shall keep such registration effective until the exercise or termination of all AirTouch Common Options. AirTouch shall reserve for issuance a sufficient number of shares of AirTouch Common Stock for issuance upon exercise of the AirTouch Common Options.

     (c) If this paragraph (c) applies, at and as of the Effective Time AirTouch shall substitute an option to purchase one Unit (an "AirTouch Preferred Option") for each CCI Option. Each AirTouch Preferred Option so substituted by AirTouch under this Agreement shall continue to be subject to substantially the same terms and conditions set forth in the applicable CCI Option Plan and in the corresponding CCI Option immediately prior to the Effective Time, including but not limited to the immediate exercisability of each such CCI Option. The per Unit exercise price for the Unit issuable upon exercise of such AirTouch Preferred Option shall be equal to the exercise price per share of CCI Common Stock at which such CCI Option was exercisable immediately prior to the Effective Time. As soon as reasonably practicable after the Effective Time, AirTouch shall register the shares of AirTouch Class B Preferred and AirTouch Class C Preferred underlying the AirTouch Preferred Options with the Commission on a Form S-8 and shall keep such registration effective until the exercise or termination of all AirTouch Preferred Options. AirTouch shall reserve for issuance a sufficient number of shares of AirTouch Class B Preferred and AirTouch Class C Preferred for issuance upon exercise of the AirTouch Preferred Options.

     2.7 CCI Convertible Debt. Effective as of the Effective Time, the Zero Coupon Convertible Subordinated Notes due 1999 of CCI (the "CCI Convertible Debt") shall be assumed by the Surviving Corporation. The Surviving Corporation shall execute one or more supplemental indentures as may be required pursuant to the terms of the indenture relating to the CCI Convertible Debt.

     2.8 Calculation of Conversion Price for AirTouch Class B and Class C Preferred.

     (a) The Conversion Price for purposes of the Certificate of Designation, Preferences and Rights for the AirTouch Class B Preferred shall be the dollar amount equal to the product of (i) the AirTouch Preferred Stock Issue Price (as defined below) and (ii) 1.24.

     (b) The Conversion Price for purposes of Certificate of Designation, Preferences and Rights for the AirTouch Class C Preferred shall be the dollar amount equal to the product of (i) the AirTouch Preferred Stock Issue Price and
(ii) 1.25.

     (c) As used in this Section 2.8:

          "AirTouch Preferred Stock Issue Price" means the Volume-Weighted Average Trading Price for AirTouch Common Stock for the 15 trading-day period ending on the second calendar day preceding the date on which the Proxy Statement is first mailed to CCI's stockholders, but shall in no event be lower than $29 nor higher than $35.

          "Volume-Weighted Average Trading Price" means, for any given period, an amount equal to (i) the cumulative sum, for each trade of AirTouch Common Stock during such period on the New York Stock Exchange ("NYSE") (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price times (y) the number of shares of AirTouch Common Stock sold at such price, divided by
     (ii) the total number of shares of AirTouch Common Stock so traded during the period.

     2.9 Rights Plan Redemption Consideration. Of the consideration provided for in Section 2.2(b) which each holder of a share of CCI Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive, $.01 in value per CCI Common Stock Equivalent Share shall be in payment for the redemption of the Right associated therewith pursuant to Section 5.6 hereof (the "Rights Redemption Payment"). Accordingly, the consideration provided for in Section 2.2(b) which each holder of a share of CCI Stock shall be entitled to receive by virtue of the Merger shall be the consideration described in (i), (ii) or (iii) thereof, less $.01 in value. The Rights Redemption Payment shall be paid with respect to each Right upon surrender by such holder of the certificate formerly representing CCI Stock with which such Right was associated in the manner provided in Article III.

                                  ARTICLE III

                               EXCHANGE OF SHARES

     3.1 Exchange Procedures.

     (a) Upon the later to occur of the Effective Time and the completion of the allocation procedure set forth in Section 2.2, AirTouch shall issue to the Exchange Agent the number of AirTouch Securities issuable in the Merger and the amount of cash payable in the Merger; provided, however, that notwithstanding any other provision of this Agreement, AirTouch shall not issue to the Exchange Agent AirTouch Securities or cash payable with respect to shares of CCI Stock unless and until share certificates and the required transmittal materials pursuant to Article II and Article III have been received in proper form by the Exchange Agent. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to AirTouch Securities held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

     (b) After completion of the allocation procedure set forth in Section 2.2, each holder of a certificate formerly representing CCI Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to the number of Units, and/or cash, into which the shares of CCI Stock shall have been converted pursuant hereto. AirTouch shall cause the Exchange Agent to accept such certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 3.1, each certificate representing CCI Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender Units and/or cash, as provided in this Agreement.

     (c) To the extent provided by Section 2.2(j) of this Agreement, each holder of shares of CCI Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional AirTouch Securities to which such holder would otherwise be entitled. AirTouch shall not be obligated to deliver the consideration to which any former holder of CCI Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of CCI Stock for exchange as provided in this Article III. In addition, certificates surrendered for exchange by any person constituting an "affiliate" of CCI for purposes of Rule 144(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for AirTouch Securities until AirTouch has received a written agreement from such person as provided in Section 5.11. If any AirTouch Securities, or any check representing cash and/or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

     3.2 Voting and Dividends. Former stockholders of CCI shall not be entitled to exercise any voting rights with respect to AirTouch Securities which they are entitled to receive in the Merger, unless and until such holders have exchanged their certificates representing CCI Stock for certificates representing AirTouch Securities in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 3.1 of this Agreement, each certificate theretofore representing shares of CCI Stock (other than shares to be canceled pursuant to Section 2.2(h) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive Units, and/or cash, as set forth in this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to AirTouch Securities with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of CCI Stock with respect to the shares of AirTouch Securities represented thereby, until the holder of such certificate of CCI Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificate of CCI Stock, there shall be paid to the holder of the certificates representing whole shares of AirTouch Securities issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional AirTouch Security to which such holder is entitled pursuant to Section 2.2(j) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AirTouch Securities, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of AirTouch Securities.

     3.3 No Liability. Neither AirTouch nor CCI shall be liable to any holder of shares of CCI Stock for any such AirTouch Security (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     3.4 Withholding Rights. AirTouch or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CCI Stock such amounts as AirTouch or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AirTouch or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CCI Stock in respect of which such deduction and withholding was made by AirTouch or the Exchange Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of CCI. CCI hereby represents and warrants to AirTouch and AirTouch Cellular that:

     (a) Corporate Organization.

     (i) CCI and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. CCI has delivered to AirTouch copies of the certificate of incorporation and by-laws of CCI and each of its subsidiaries, as amended to date, which certificates and by-laws are in full force and effect; and

     (ii) For purposes of this Agreement, neither New Par nor any entity controlled by New Par (a "New Par Subsidiary") shall be deemed to be a subsidiary of CCI, and, unless specifically provided to the contrary, references to "CCI and its subsidiaries, taken as a whole" or phrases of similar effect shall be deemed to exclude New Par or any New Par Subsidiary from their scope. References to New Par shall be deemed to include New Par and the New Par Subsidiaries.

     (b) Capitalization.

     (i) The authorized capital stock of CCI consists of 100,000,000 shares of Redeemable Common Stock, par value $.01 per share, of which 100,000,000 shares have been designated Series A Common Stock ("CCI Series A Common"); 100,000,000 shares of Nonredeemable Common Stock, par value $.01 per share, of which 100,000,000 shares have been designated Series C Common Stock ("CCI Series C Common"); 100,000,000 shares of Redeemable Participating Convertible Preferred Stock, par value $.01 per share ("CCI Redeemable Preferred"); 2,500,000 shares of Class A Preferred Stock, par value $.01 per share ("CCI Class A Preferred"); 218 shares of Series B Preferred Stock, par value $100 per share ("CCI Series B Preferred"); 3,000 shares of Class C Preferred Stock, par value $100 per share ("CCI Class C Preferred"); and 5,000,000 shares of Preference Stock, par value $1.00 per share, of which 2,500,000 shares have been designated Class A Preference Stock ("CCI Class A Preference Stock"), 3,000 shares have been designated Series B Preference Stock ("CCI Series B Preference Stock"), and 500,000 shares have been designated Series D Junior Participating Preference Stock ("CCI Series D Preference Stock"). As of April 5, 1996, there were issued and outstanding (A) 17,151,730 shares of CCI Series A Common, (B) 10,066,000 shares of CCI Series C Common, (C) 13,196,498 shares of CCI Redeemable Preferred, (D) 2,206,000 shares of CCI Class A Preference Stock and (E) 1,566 shares of CCI Series B Preference Stock, all of which have been duly authorized and validly issued, and are fully paid and nonassessable and free from preemptive or other similar rights. There are no shares of CCI Class A Preferred, CCI Series B Preferred, CCI Class C Preferred or CCI Series D Preference Stock issued or outstanding. Other than 1,005,000 shares of CCI Series A Common, no shares of CCI capital stock are held as treasury shares.

     (ii) Set forth on Schedule 4.1(b)(ii) is a list of each subsidiary, whether direct or indirect, of CCI. No subsidiary, whether direct or indirect, of CCI holds any shares of CCI capital stock. Except as set forth in Schedule 4.1(b)(ii), CCI owns directly or indirectly all the shares of capital stock of each subsidiary and such shares have been duly authorized and validly issued and are fully paid and nonassessable, and are owned free and clear of all liens, claims or encumbrances (including, without limitation, preemptive or other similar rights) with respect to the equity ownership thereof. Schedule 4.1(b)(ii) lists each subsidiary of CCI that has an ownership interest in New Par, along with the amount of such ownership interest. Each such subsidiary conducts no business other than the ownership of New Par. All such ownership interests in New Par are owned free and clear of all liens, claims or encumbrances with respect to the equity ownership thereof. Except for the subsidiaries of CCI set forth on Schedule 4.1(b)(ii), a 50% equity interest in New Par, and the other equity interests described in Schedule 4.1(b)(ii), CCI has no direct or indirect beneficial ownership interest in any corporation, partnership, joint venture or other entity.

     (iii) Except for (A) the preferred stock purchase rights (the "Rights") of CCI issued pursuant to the Rights Agreement dated as of July 31, 1991 (the "Rights Agreement"), between CCI and Continental Stock Transfer & Trust Company, as Rights Agent, (B) Employee New Options (as defined in the Existing Agreement) outstanding on the date hereof, (C) shares of CCI Redeemable Preferred, CCI Class A Preference Stock, CCI Series B Preference Stock and CCI Series A Common,
(D) the CCI Convertible Debt, and (E) the agreements listed on Schedule 4.1(b)(iii), there are no outstanding subscriptions, options, stock-based or stock-related awards or rights, warrants, rights, convertible or exchangeable securities or other agreements, arrangements or commitments of any character (including, without limitation, registration rights) relating to or based upon the issued or unissued capital stock or other securities of CCI or any of it subsidiaries. Schedule 4.1(b)(iii) sets forth the number of Employee New Options outstanding as of April 5, 1996 categorized by name of optionee, character of the option, underlying shares, exercise price, date of vesting, expiration date and employer. CCI has previously furnished to AirTouch a detailed list of Employee New Options setting forth the name of each optionee and the material terms of such option, together with complete copies of each stock option plan and agreement. Except for the Existing Agreement, there are no voting trusts or other agreements or understandings to which CCI or any subsidiary thereof is a party with respect to the voting of capital stock of CCI or any subsidiary thereof.

     (iv) Set forth on Schedule 4.1(b)(iv) is a summary of all repurchases of CCI capital stock effected by CCI or any subsidiary thereof during the last three years, setting forth in reasonable detail the number of shares acquired and the purchase price paid.

     (c) Authority. CCI has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the Rights Redemption and the other transactions contemplated hereby by CCI have been duly authorized by all necessary corporate action on the part of CCI, subject only to approval by the stockholders of CCI at the Stockholders' Meeting by the affirmative vote of a majority of the shares of CCI Stock, voting together as a single class. The Board of Directors of CCI has (i) approved the transactions contemplated hereby, (ii) taken all necessary corporate action so neither Section 203 of the DGCL ("Section 203") nor, to the extent applicable, Section 1707.041 of the Ohio Securities Law ("Section 1707.041"), requires any special vote of stockholders in connection therewith, and none of the restrictions on business combinations set forth in Section 203 or, to the extent applicable, Section 1707.041 will apply to the Merger, (iii) taken all necessary corporate action so that the Rights Agreement will not apply to the Merger (including without limitation the amendment of the Rights Agreement so that AirTouch will not be deemed to be an Acquiring Person by virtue of the execution of this agreement or the consummation of the transactions contemplated hereby, which amendment is in full force and effect), and (iv) resolved to recommend that stockholders of CCI vote in favor of the approval of this Agreement, the Merger, the Rights Redemption and the other transactions contemplated hereby at the Stockholders' Meeting. This Agreement has been duly executed and delivered by CCI and constitutes a valid and binding obligation thereof, enforceable against it in accordance with its terms.

     (d) Disclosure Documents.

     (i) None of the information supplied by CCI in writing specifically for inclusion in the Registration Statement or any Disclosure Document (as defined in paragraph (ii) below) in connection with the Merger, or in any amendments or supplements thereto, at the time of effectiveness (with respect to the Registration Statement or any amendment thereto), the first mailing and at the time of the Stockholders' Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (ii) Each other document required to be filed by CCI with the Commission in connection with the Merger (the "Disclosure Documents") including, without limitation, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the Merger, and any schedules required to be filed with the Commission in connection therewith (collectively, the "Proxy

Statement"), and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of CCI and at the time of the Stockholders Meeting, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Disclosure Documents other than the Proxy Statement and at the time of any distribution thereof, such Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (iii) The representations and warranties contained in Section 4.1(d)(i) and
(ii) shall not apply to statements or omissions included in the Disclosure Documents based upon information furnished in writing by AirTouch to CCI specifically for use therein.

     (e) Consents; No Violation. Neither the execution and delivery of this Agreement by CCI, nor the consummation of the transactions contemplated hereby, will (i) conflict with, or result in any breach or violation of, any provision of the certificate of incorporation or by-laws of CCI or any subsidiary thereof;
(ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of CCI or any subsidiary thereof, or to which any of their respective properties is subject, except for breaches, violations, defaults, liens, or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a material adverse effect on the business, financial condition, assets, liabilities or results of operations (the "Business Condition") of CCI and its subsidiaries, taken as a whole, or on the ability of CCI to consummate the transactions contemplated hereby; (iii) give rise to any preemptive or other similar right of any third party with respect to any shares of capital stock or properties of CCI or any subsidiary thereof; or (iv) require any consent, approval or authorization of, notification to, or filing with, any court, governmental agency or regulatory or administrative authority (each, a "Governmental Entity") on the part of CCI or any subsidiary thereof, other than (A) the filing of certificates with respect to the Merger in accordance with the DGCL and CGCL and, where applicable, the corporation laws of Michigan or Ohio, (B) filings with the Commission under the Securities Act and the Exchange Act, (C) filings under state securities or blue sky laws, (D) filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (E) approvals required by the Federal Communications Commission (the "FCC") and, if required, the public utility commissions of Ohio, Kentucky and Indiana to effectuate the Merger (the foregoing being hereinafter referred to as the "Regulatory Approvals"), (F) the consents and approvals listed on Schedule 4.1(e), and (G) consents, approvals, authorizations, notifications, waivers or filings the failure of which to obtain or make would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI and its subsidiaries, taken as a whole, or materially adversely affect the ability of CCI to consummate the transactions contemplated hereby.

     (f) SEC Reports; Material Contracts; Financial Statements.

     (i) CCI has furnished to AirTouch complete copies of all reports, statements and schedules required to be filed by CCI with the Commission pursuant to the Exchange Act since January 1, 1994 (collectively, the "CCI SEC Reports"). As of their respective dates, the CCI SEC Reports complied in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (ii) The audited and unaudited consolidated financial statements of CCI included (or incorporated by reference) in the CCI SEC Reports (the "CCI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the financial statements or the notes thereto), and fairly present the financial position of CCI and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

     (g) Absence of Certain Changes. Since December 31, 1995, (i) except as set forth in Schedule 4.1(g), CCI and its subsidiaries have each conducted their respective businesses only in the ordinary and usual course, and (ii) neither CCI nor any of its subsidiaries has undergone or suffered any change in its Business Condition which has been, individually or in the aggregate, materially adverse to CCI and its subsidiaries, taken as a whole, or to the ability of CCI to consummate the transactions contemplated hereby.

     (h) Undisclosed Liabilities. Except as disclosed in Schedule 4.1(h), neither CCI nor any subsidiary thereof is subject to any liabilities of any nature (whether or not required to be accrued or disclosed under SFAS No. 5) which have had or can reasonably be expected to have, individually or in the aggregate, an adverse financial effect with respect to CCI and its subsidiaries exceeding $10 million, except (i) to the extent set forth or provided for in the CCI Financial Statements for the year ended December 31, 1995 and (ii) liabilities incurred since December 31, 1995 in the ordinary course of business, none of which has had or can reasonably be expected to have individually or in the aggregate an adverse financial effect with respect to CCI and its subsidiaries exceeding $10 million.

     (i) Compliance with Laws. Neither CCI nor any subsidiary thereof is in violation of any decree, order, statute, rule or regulation so as to materially adversely affect the Business Condition of CCI and its subsidiaries, taken as a whole, or the ability of CCI to consummate the transactions contemplated hereby.

     (j) Legal Proceedings. Except as set forth in Schedule 4.1(j), there is no litigation, proceeding or governmental investigation pending or, to the best of CCI's knowledge, threatened, against CCI or any subsidiary thereof or any of their respective properties or businesses or against any CCI Employee Plan or CCI Benefit Arrangement (as each is defined in Section 4.1(m)) or any of their respective assets which, if decided adversely, would have a material adverse effect on the Business Condition of CCI and its subsidiaries, taken as a whole, or on the ability of CCI to consummate the transactions contemplated hereby.

     (k) Finders; Investment Bankers. Neither CCI nor any subsidiary thereof, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that CCI has arrangements with Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co. (a copy of the written agreement relating to each of which has previously been provided to AirTouch).
Schedule 4.1(k) sets forth a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by CCI to all attorneys, accountants, investment bankers, proxy solicitors and other advisors in connection with the Merger ("Merger Fees").

     (l) Tax Returns, Audits and Liabilities.

     (i) For purposes of this Section 4.1(l), the following terms shall have the following meanings:

          "Income Taxes" means any federal, state, local or foreign income, franchise or similar tax.

          "Group" means each affiliated group, within the meaning of Section 1504 of the Code (and any combined, consolidated, unitary group or similar group for purposes of any applicable foreign, state or local law), of which CCI or any present CCI subsidiary, or any predecessors or successors to CCI or any present CCI subsidiary is a member (collectively the "Groups").

          "Returns" means any return, report, information return, questionnaire, statement, estimate, declaration or other document (including any related or supporting information) filed or required to be filed for any period through and including the Closing with any taxing authority in connection with the determination, assessment or collection of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes (whether or not payment is required to be made with respect to such document).

          "Subsidiary" means any subsidiary of CCI and shall include any present or former subsidiary for the period during which such subsidiary (i) was owned, directly or indirectly, by CCI; or (ii) was the member of a Group.

          "Tax" or "Taxes" means all material taxes, fees, levies, imposts, assessments or other charges including, but not limited to, foreign, federal, state, county or local income, profits, gross receipts, payroll, excise, property, sales, use, employment, value added, unitary, capital, net worth, transfer, withholding, and franchise taxes and customs duties together with any penalties, interest or additions to tax thereon or costs or expenses related thereto.

     (ii) Except as set forth in Schedule 4.1(l)(ii), CCI, each Subsidiary thereof, New Par (to the extent CCI, or any of its subsidiaries, or any employee thereof, is responsible for the preparation of Returns therefor) and the Groups have (A) timely filed in accordance with all applicable laws, and will continue through the Effective Time to timely file, all Returns required to be filed by them and all Returns were or will be correct and complete in all material respects, and (B) paid all Taxes whether or not shown on any Return required to be paid by CCI, each of its Subsidiaries and the Groups and will continue to pay such Taxes for periods ending on or before the Effective Time. Except as set forth in Schedule 4.1(l)(ii), complete copies of (A) consolidated federal Income Tax Returns for CCI and its Subsidiaries, and (B) state and local Income and other Tax Returns of CCI and its Subsidiaries and the Groups for each of the years ended December 31, 1991, 1992, 1993 and 1994, and (C) all information relating to any valuation of International, LDCO and PRCO (as each is defined in the Existing Agreement) at the time of or done in connection with the distribution of common stock of International, LDCO and PRCO, have heretofore been delivered or made available to AirTouch (it being understood that the only information so described may be earnings and profits workpapers prepared by Ernst & Young LLP). CCI will deliver or make available, within 30 days of filing, (A) the consolidated federal income tax Returns for the year ended December 31, 1995 for CCI and its Subsidiaries (due to be filed on or before September 15, 1996), and (B) state and local income tax Returns of CCI, any Subsidiary thereof and any Group. Except as set forth in Schedule 4.1(l)(ii),
(A) there is no action, suit, proceeding, investigation, audit, claim or assessment pending or proposed with respect to any Return that relates to CCI or any Subsidiary thereof or any Group for Taxes, nor is there any factual or legal basis therefor that has not been reserved or provided for on the audited consolidated and consolidating balance sheet, (B) there are no encumbrances upon any property or assets of CCI, any Subsidiary thereof or any Group that arose in connection with any failure (or alleged failure) to pay any Taxes other than liens for current property taxes not yet due, (C) all amounts required to be collected or withheld by CCI and each Subsidiary thereof with respect to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (D) no extension of time within which to file any Return that relates to CCI, its Subsidiaries or the Groups has been requested which Return has not since been filed, (E) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Return that relates to CCI, any Subsidiary thereof or any Group which remain in effect,
(F) there are no tax rulings, requests for rulings, or closing agreements relating to CCI or any Subsidiary thereof or any Group which could affect their liability for Taxes for any period after the Effective Time, (G) all federal, state and local Income Tax Returns of CCI or each Subsidiary thereof or any Group with respect to taxable periods through the year ended December 31, 1990 have been examined and closed or are Returns with respect to which the applicable statute of limitations has expired without extension or waiver and no notification of intention to audit or examine has been received from the Internal Revenue Service or any other taxing authority with respect to the Taxes of CCI, any Subsidiary thereof or any Group, and any deficiencies resulting from such audits have been paid in full, (H) no issue was raised by any taxing authority with respect to any audit that, if raised with respect to any Return filed for a subsequent taxable period, could result in a deficiency of Taxes or other adjustment, (I) no power of attorney has been granted by CCI or any Subsidiary thereof or any Group with respect to any matter relating to Taxes of CCI or its Subsidiaries or any Group which is currently in force, and (J) neither CCI or any of its Subsidiaries, nor any Group, has filed a consent under section 341(f) of the Code or any comparable provision of state revenue statutes. Except as set forth in Schedule 4.1(l)(ii), CCI has filed a consolidated Return for federal Income Tax purposes on behalf of itself and other members of the Group (within the meaning of section 1504 of the Code) of which it is the parent corporation since at least the date on which each was incorporated.

     (iii) CCI has heretofore provided AirTouch with complete copies (descriptions if unwritten) of any and all Tax allocation, indemnity, or sharing arrangement or agreement to which CCI or any Subsidiary thereof is a party.

     (iv) Except as set forth in Schedule 4.1(l)(iv), none of CCI, any Subsidiary thereof or any Group has either agreed nor been required to make an adjustment under section 481 of the Code by reason of a change in accounting method or otherwise.

     (v) The unpaid Taxes of CCI and its Subsidiaries (A) did not, as of the year ended December 31, 1995, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the audited consolidated and consolidating balance sheet (rather than in any notes thereto) as of and for the year ended December 31, 1995, and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CCI and its Subsidiaries in filing their Returns.

     (m) Employee Benefit Plans.

     (i) Schedule 4.1(m)(i) sets forth a correct list of all of the following:

          (A) each "employee benefit plan," as such term is defined in section 3(3) of ERISA, which is covered by Title I of ERISA and which is maintained, or otherwise contributed to, by CCI or any of its subsidiaries for the benefit of, or pursuant to which any of them has any liability with respect to, current or former employees of CCI or any subsidiary thereof (a "CCI Employee Plan") and any trust (including a trust intended to qualify under section 501(c)(9) of the Code) related thereto;

          (B) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement benefits, profit sharing, incentive pay, stock appreciation rights, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former officer, consultant, director or employee of CCI or any subsidiary thereof or members of their respective families (other than directors' and officers' liability policies), maintained or otherwise contributed to by CCI or any subsidiary thereof, whether or not reduced to writing (a "CCI Benefit Arrangement");

          (C) each "employee benefit plan" and related trust described in subparagraph (A) above, and each plan, program, policy, contract or arrangement described in subparagraph (B) above, that would have been included within the definition of CCI Employee Plan or CCI Benefit Arrangement had such descriptions also referred to current or former employees of New Par (or, with respect to (B), members of their respective families); and

          (D) all individuals employed by CCI or any subsidiary thereof, and the position, employer and compensation payable to each such individual.

     (ii) Each CCI Employee Plan and CCI Benefit Arrangement has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, including, but not limited to, ERISA and the Code. No CCI Employee Plan is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or section 412 of the Code. To the best knowledge of CCI, none of CCI or any subsidiary thereof, or any of the CCI Employee Plans, nor any of their respective current or former directors, officers, employees or agents, have, with respect to any CCI Employee Plan, engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA. With respect to those CCI Employee Plans intended to qualify under the Code, CCI has obtained from the Internal Revenue Service an advance determination letter to the effect that such CCI Employee Plan and related trust are so qualified, and to the best knowledge of CCI, no circumstances exist which would adversely affect such qualification. With respect to any CCI Employee Plan, there has not occurred and no circumstances exist which would constitute a reportable event under section 4043 of ERISA (other than a reportable event for which the 30-day notice requirement has been waived). Neither CCI nor any subsidiary thereof has contributed to a "multiemployer plan" within the meaning of section 3(37) of ERISA.

     (iii) Neither CCI nor any subsidiary thereof has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided at any cost to CCI with life insurance or employee welfare plan benefits (within the meaning of section 3(l) of ERISA) upon their retirement or termination of employment.

     (iv) No payment or benefit which will or may be made by CCI or any subsidiary thereof will be characterized as a "parachute payment" within the meaning of section 280G(b)(2) of the Code.

     (v) CCI has provided to AirTouch complete copies of all CCI Employee Plans, CCI Benefit Arrangements, any trusts related thereto and the most recent annual reports on Form 5500 and Summary Plan Descriptions required to be filed by CCI or any subsidiary thereof in connection with any CCI Employee Plan.

     (vi) Neither CCI nor any subsidiary thereof is a party to a collective bargaining agreement.

     (vii) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby (either alone or together with any additional or subsequent events), shall constitute an event under any CCI Employee Plan, CCI Benefit Arrangement, loan or individual agreement or contract that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any CCI Employee Plan or CCI Benefit Arrangement, acceleration of payment or funding, vesting, or increase in benefits or compensation with respect to any current or former employee or director of CCI, any subsidiary thereof or New Par, or the forgiveness of any loan.

     (viii) All contributions, premiums or other payments due from CCI or any subsidiary thereof to (or under) any CCI Employee Plan or CCI Benefit Arrangement to provide benefits for any individuals associated with CCI or any subsidiary thereof have been fully paid or adequately provided for on the books or financial statements of CCI or any subsidiary thereof.

     (n) Opinion of Financial Advisor. The Company has received the opinions of Donaldson Lufkin & Jenrette Securities Corporation and Wasserstein Perella & Co. to the effect that, as of April 5, 1996, the consideration to be received by the holders of the CCI Stock in the Merger is fair to such holders from a financial point of view.

     (o) Intercompany Balances; Transactions with Affiliates.

     (i) Schedule 4.1(o)(i) sets forth a correct list of each amount (an "Intercompany Balance") due to CCI, its subsidiaries or New Par from, or due from CCI, its subsidiaries or New Par to, (A) any former subsidiary or business unit of CCI, (B) any employee, officer or director of CCI or (C) any other entity (other than a current CCI subsidiary or New Par) of which any employee, officer or director of CCI is an officer, director or significant stockholder (collectively, "CCI Affiliates").

     (ii) Schedule 4.1(o)(ii) sets forth a correct list of all agreements, contracts or other arrangements in effect at any time since December 31, 1995 pursuant to which either (A) any CCI Affiliate provides or provided, or causes or caused, to be provided any assets, services or facilities used by CCI, any subsidiary thereof or New Par or (B) CCI, any subsidiary thereof or New Par provides or provided, or causes or caused to be provided, any assets, services or facilities to any CCI Affiliate (each, an "Affiliate Transaction").

     (p) Tax Matters. Neither CCI or its subsidiaries, nor, to the knowledge of CCI, any of its affiliates has knowingly taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (q) Material Contracts. Except for the contracts identified as material contracts in CCI's Annual Report on Form 10-K for the year ended December 31, 1995 and the contracts identified on the Schedules hereto, there are no material contracts, leases, agreements or understandings, whether written or oral, to which CCI or any subsidiary is a party or by which any of them is bound.

     4.2 Representations and Warranties of AirTouch. AirTouch hereby represents and warrants to CCI that:

     (a) Corporate Organization. Each of AirTouch and AirTouch Cellular is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

     (b) Capitalization. The authorized capital stock of AirTouch consists of 1,100,000,000 shares of common stock, $.01 par value ("AirTouch Common Stock"), and 50,000,000 shares of preferred stock, $.01 par value ("AirTouch Preferred Stock"). As of April 5, 1996, there were (i) 499,170,915 shares of AirTouch Common Stock issued and outstanding, all of which have been duly authorized and validly issued, and are fully paid and non-assessable and free from preemptive or other similar rights and (ii) no shares of AirTouch Preferred Stock issued and outstanding.

     (c) Authority. Each of AirTouch and AirTouch Cellular has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by AirTouch and AirTouch Cellular have been, and the consummation of the transactions contemplated hereby by AirTouch and AirTouch Cellular will be, duly authorized by all necessary corporate action on the part of each of them. This Agreement has been duly executed and delivered by each of AirTouch and AirTouch Cellular and constitutes a valid and binding obligation thereof, enforceable against it in accordance with its terms.

     (d) Valid Issuance. The AirTouch Securities to be delivered at the Closing, when issued and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly authorized, validly issued, fully paid and non-assessable.

     (e) Disclosure Documents.

     (i) The registration statement(s) to be filed by AirTouch with the Commission with respect to the offering of AirTouch Class B Preferred and AirTouch Class C Preferred in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Securities Act and will not contain, at the time the Registration Statement becomes effective or at the time of the Stockholders' Meeting, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

     (ii) The representations and warranties contained in Section 4.2(e)(i) shall not apply to statements or omissions included in the Registration Statement or the Disclosure Documents based upon information furnished in writing by CCI to AirTouch specifically for use therein.

     (f) Consents; No Violation. Neither the execution and delivery of this Agreement by AirTouch or AirTouch Cellular, nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in any breach or violation of, any provision of the certificate of incorporation or by-laws of AirTouch or AirTouch Cellular or any of their respective subsidiaries; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create a lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under any order, writ, injunction, decree, law, statute, rule or regulation, governmental permit or license, or any mortgage, indenture, lease, agreement or other instrument of AirTouch or AirTouch Cellular or to which any of their respective subsidiaries, or any of their respective properties is subject, except for breaches, violations, defaults, liens, or rights of termination, modification, cancellation, prepayment or acceleration which would not, singly or in the aggregate, have a material adverse effect on the Business Condition of AirTouch and its subsidiaries, taken as a whole, or on the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby; (iii) give rise to any preemptive or other similar right of any third party with respect to any shares of capital stock or properties of AirTouch; or (iv) require any consent, approval or authorization of, notification to, or filing with, any Governmental Entity on the part of AirTouch or AirTouch Cellular or any of their subsidiaries, other than (A) the filing of certificates with respect to the Merger in accordance with the DGCL and CGCL and, where applicable, the corporation laws of Michigan or Ohio, (B) the filing of the Certificates of Designation, Preferences and Rights of the AirTouch Class B Preferred and the AirTouch Class C Preferred with the Secretary of State of Delaware, (C) filings with the Commission under the Securities Act and the Exchange Act, (D) filings under state securities or "blue" sky laws, (E) filings required pursuant to the HSR Act, (F) the Regulatory Approvals, (G) the consents and approvals listed on Schedule 4.2(f), and (H) consents, approvals, authorizations, notifications, waivers or filings the failure of which to obtain or make would not, singly or in the aggregate, have a material adverse effect on the Business Condition of AirTouch and its subsidiaries, taken as a whole, or materially adversely affect the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby.

     (g) SEC Reports; Financial Statements.

     (i) AirTouch has furnished to CCI complete copies of all reports, statements and schedules required to be filed by AirTouch with the Commission pursuant to the Exchange Act since January 1, 1994 (collectively, the "AirTouch SEC Reports"). As of their respective dates, the AirTouch SEC Reports complied in all material respects with all applicable requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (ii) The audited and unaudited consolidated financial statements of AirTouch included (or incorporated by reference) in the AirTouch SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in the financial statements or the notes thereto) and fairly present the financial position of AirTouch and its consolidated subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end adjustments.

     (h) Absence of Certain Changes.  From December 31, 1995 to April 5, 1996,
(i) except as set forth in Schedule 4.2(h), AirTouch has conducted its respective businesses only in the ordinary and usual course, and (ii) AirTouch has not undergone or suffered any change in its Business Condition which has been, individually or in the aggregate, materially adverse to AirTouch and its subsidiaries, taken as a whole, or to the ability of AirTouch or AirTouch Cellular to consummate the transactions contemplated hereby.

     (i) Finders; Investment Bankers. Neither AirTouch, AirTouch Cellular or any of their respective subsidiaries, nor any of their respective officers or directors, has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that AirTouch has an arrangement with Lehman Brothers Inc. and, in connection with the execution of the Existing Agreement, CS First Boston Corporation and Salomon Inc.

     (j) Tax Matters. Neither AirTouch or its subsidiaries, nor, to the knowledge of AirTouch, any of its affiliates has knowingly taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     4.3. Date of Representations and Warranties. For purposes of Sections 4.2, 4.3, 6.2(a) and 6.3(a) hereof, the date as of which such representations and warranties shall be deemed to have been made shall be April 5, 1996 unless made as of a specified date. Nothing in the foregoing sentence shall be deemed to affect the provisions of Sections 6.2(a) and 6.3(a) hereto as they relate to the accuracy of representations and warranties as if made as of the Effective Time.

                                   ARTICLE V

                             PRE-CLOSING COVENANTS

     5.1 CCI Interim Operations. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or as otherwise approved in writing by AirTouch, which approval shall not be unreasonably withheld:

     (a) Conduct of Business. CCI shall conduct its business, and shall cause its subsidiaries to conduct their respective businesses, only in the ordinary course of their respective existing businesses and otherwise as required by section 3.1.1(a) of the Existing Agreement.

     (b) Charters and By-Laws; Ownership of New Par. Except as expressly contemplated by this Agreement, CCI will not, and CCI will cause its subsidiaries not to, make or propose any change or amendment in their respective charters or by-laws. CCI will not, and will cause its subsidiaries not to, make any change in their respective direct or indirect ownership interests in New Par.

     (c) Capital Stock. CCI will not, and CCI will cause its subsidiaries not to, (i) issue, pledge or sell any shares of capital stock (including treasury shares) or any other securities of any of them, or (ii) issue any securities convertible into, exchangeable for or representing a right to purchase or receive, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or based on or otherwise tracking the performance or characteristics of capital stock, or (iii) grant any stock-based or stock-related awards or rights or make any similar arrangements or awards with respect to or based upon other securities of any of them, or (iv) enter into any arrangement or contract with respect to the purchase or voting of shares of any of their capital stock, or (v) adjust, split, combine or reclassify any of their capital stock or other securities, or (vi) make any other changes in their capital structures. Notwithstanding the foregoing, this
Section 5.1(c) shall not apply to (A) the issuance of shares of CCI Series A Common in connection with conversion of CCI Redeemable Preferred, (B) the issuance of shares of CCI Series A Common in connection with the conversion of CCI Series B Preference Stock, (C) the issuance of shares of CCI Series A Common upon exercise of Employee New Options, or (D) the issuance of shares of CCI Series A Common upon conversion of CCI Convertible Debt. CCI shall promptly inform AirTouch of the terms of any issuances of shares in accordance with the preceding sentence.

     (d) Dividends; Other Payments. Neither CCI nor any subsidiary thereof will declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of its capital stock.

     (e) No Material Transactions; No Affiliate Transactions. CCI will not, and CCI will cause its subsidiaries not to, (A) authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution or similar business combination, any joint venture partnership or collaborative arrangement, or any acquisition of a material amount of assets or securities; (B) enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms; or (C) enter into, or otherwise engage in, any Affiliate Transaction. Notwithstanding the foregoing, CCI shall be permitted to effect the transactions contemplated by Section 5.10 and the sale of capital stock contemplated by Section 5.17 with any person or entity.

     (f) Employee Plans, Compensation, etc. Except for normal changes in the ordinary course of business that are consistent with past practice, or as provided by Section 2.6 hereof, and that, in the aggregate, do not result in a material increase of benefits or compensation expense to CCI or any of its subsidiaries relative to the level in effect prior to such changes and except as required by law, CCI will not, and will cause its subsidiaries not to:

          (i) adopt, enter into, amend or terminate any bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual, to the extent that any such action would affect directors, officers or employees associated with CCI, its subsidiaries or New Par;

          (ii) enter into any new employment arrangements or relationships with new or existing employees which has the legal effect of any relationship other than at-will employment;

          (iii) increase in any manner the compensation or fringe benefits of any director, officer or employee associated with CCI, its subsidiaries or New Par or pay any benefit to any director, officer or employee associated with CCI, its subsidiaries or New Par other than pursuant to an existing plan or arrangement and in amounts consistent with past practice; or

          (iv) grant any awards to any director, officer or employee associated with CCI, its subsidiaries or New Par under any bonus, incentive, performance or other compensation plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder).

Except as required by law, CCI will not, and will cause its subsidiaries not to, take any action to segregate assets for, or in any other way secure, the payment of compensation or benefits to any employee associated with CCI, its subsidiaries or New Par under any employee plan, agreement, contract or arrangement or adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the acts described in this Section 5.1(f). CCI will not, and will cause its subsidiaries not to, become obligated to make any payment or transfer of property that constitutes a "parachute payment" within the meaning of section 280G(b)(2) of the Code.

     (g) Assets. CCI will not, and will cause its subsidiaries not to, encumber, sell, lease or otherwise dispose of any material assets or cancel, release or assign any indebtedness owed thereto or any claims held thereby, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

     (h) Debt. Except in the ordinary course of its business consistent with past practice, CCI will not, and will cause its subsidiaries not to, (i) incur or assume any indebtedness (and any indebtedness permitted by the preceding shall, to the extent of indebtedness for money borrowed or capital leases, be prepayable without penalty, other than customary prepayment charges of a nature substantially similar to those provided in the Credit Agreement, dated as of December 27, 1995, by and among Cellular Communications of Ohio, Inc., certain of its subsidiaries and the lenders named therein (the "Credit Agreement") for LIBOR and CD rate loans); (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than a direct or indirect wholly owned subsidiary of CCI); (iii) issue or sell any debt securities or guarantee any indebtedness; or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing. CCI will not incur indebtedness under the Credit Agreement that would have a maturity date, or interest period ending, after August 1, 1996, except for any such indebtedness incurred prior to the date hereof.

     (i) Settlements. CCI will not, and will cause its subsidiaries not to, settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business, consistent with past practice.

     (j) Accounting Methods. CCI will not change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by its independent accountants.

     (k) Merger Fees. CCI will not, and will cause its subsidiaries not to, pay (or agree to become obligated to pay) any Merger Fees in excess of the amount set forth in Schedule 4.1(k), other than any excess amounts which are immaterial in the aggregate incurred in connection with, and in furtherance of, consummation of the transactions contemplated hereby.

     (l) No Inconsistent Acts. Neither CCI nor any subsidiary thereof will take, or agree to take, any action that would result in any of the conditions set forth in Sections 6.1 and 6.3 not being satisfied.

     5.2 Certain Covenants of AirTouch. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement or as otherwise approved in writing by CCI, which approval shall not be unreasonably withheld:

          (a) Charters and Bylaws. AirTouch will not make any change or amendment in its charter or by-laws except for such changes or amendments that would not have had a material adverse effect on the rights of the AirTouch Class B Preferred or AirTouch Class C Preferred were such AirTouch Class B Preferred or AirTouch Class C Preferred to have been outstanding on the date thereof.

          (b) Capital Stock; Dividends. AirTouch will not undertake a reclassification of AirTouch Common Stock, or pay any single dividend or other distribution (whether in cash, capital stock or other assets) to holders of AirTouch Common Stock where the value of such dividend or distribution (in excess of the fair market value of any consideration received therefor) together with the amount of all dividends and distributions made to the holders of AirTouch Common Stock during the period from the date hereof and prior to such dividend or distribution exceeds 20% of the product of (i) the Volume-Weighted Average Trading Price on the record date for determining the stockholders entitled to receive such dividend or distribution and (ii) the number of shares of AirTouch Common Stock outstanding on such record date.

          (c) Disposition of Assets. AirTouch will not enter into any agreement providing for a transaction or series of related transactions that results in the transfer, sale or other disposition by AirTouch of assets of (i) AirTouch International, a California corporation, (ii) AirTouch Cellular of Nevada, a Nevada corporation, or (iii) AirTouch Cellular, to the extent that the assets subject to such transfer, sale or disposition in the aggregate would represent more than 20% of the total fair market value of AirTouch and its subsidiaries, taken as whole, measured on a proportionate basis immediately prior to such disposition (excepting any such transaction or series of related transactions in which a majority of the value of the consideration received in exchange for the assets transferred, sold or otherwise disposed of consists of assets (or interests in assets) of a like kind or nature and excepting any transactions pursuant to existing agreements).

     5.3 Access and Information.

     (a) During the period from the date hereof through the Effective Time, CCI shall, and shall cause its subsidiaries to, afford AirTouch, and its accountants, counsel and other representatives, reasonable access from time to time during normal business hours to the properties, books, contracts, Returns and other tax records, commitments and records of CCI and its subsidiaries, and shall also cause such of its officers, employees, accountants, counsel and other agents or representatives to meet and confer with AirTouch and its accountants, counsel and other representatives as AirTouch may reasonably request, for the purpose of conducting any review or investigation reasonably related to the Merger, and CCI and its subsidiaries will cooperate fully with all such reviews and investigations.

     (b) During the period from the date hereof through the Effective Time, CCI shall furnish to AirTouch (i) all reports filed by CCI or any subsidiary thereof with the Commission (other than reports filed pursuant to section 13(d) or 13(g) of the Exchange Act) promptly upon the filing thereof, and (ii) monthly and other interim financial statements in the form prepared by CCI for its internal use. During this period, CCI also shall notify AirTouch in writing promptly of any material change in the Business Condition of CCI and its subsidiaries, or of CCI, its subsidiaries and New Par, taken as a whole. During the period from the date hereof through the Effective Time, AirTouch shall furnish to CCI all reports filed by AirTouch with the Commission (other than reports filed pursuant to section 13(d) or 13(g) of the Exchange Act) promptly upon the filing thereof. During this period AirTouch also shall notify CCI in writing promptly of any material change in the Business Condition of AirTouch and its subsidiaries, taken as a whole.

     (c) CCI shall and shall cause its subsidiaries to deliver to AirTouch at least ten business days prior to the Closing a schedule which sets forth the following information with respect to CCI and each of its subsidiaries as of December 31, 1995 (it being understood that some information set forth therein may be developed on the basis of estimates derived by CCI and its subsidiaries in good faith and using reasonable best efforts):

(A) the adjusted basis of CCI and each of its subsidiaries in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to CCI and each of its subsidiaries; and (C) the amount of any deferred gain or loss allocable to CCI and each of its subsidiaries arising out of any deferred intercompany transaction (within the meaning of section 1.1502-13(a)(2) of the Income Tax Regulations); and (D) the amount of any excess loss accounts (within the meaning of section 1.1502-19 of the Income Tax Regulations), if any, of each of the subsidiaries.

     (d) Notwithstanding the foregoing provisions of this Section, no party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by a party hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

     5.4 Registration Statement. AirTouch and CCI shall promptly prepare and file with the Commission the Proxy Statement, and AirTouch shall prepare and file with the Commission the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of AirTouch and CCI shall provide reasonable opportunity for the other to review and comment upon the contents of the Proxy Statement and the Registration Statement and shall not include therein or omit therefrom any information to which counsel to the other shall reasonably object. After the date of the mailing of the Proxy Statement, each of AirTouch and CCI agrees promptly to notify the other of and to correct any information which either of them shall have furnished for inclusion in the Proxy Statement that shall have become false or misleading in any material respect. Each of AirTouch and CCI shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. AirTouch shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) reasonably required to be taken under any applicable state securities laws in connection with the issuance of the AirTouch Securities in the Merger, and CCI shall furnish all information concerning CCI and the holders of CCI Stock as may be reasonably requested in connection with any such action.

     5.5 Stockholders' Approval. CCI shall promptly call a meeting of its stockholders to be held no later than August 16, 1996 for voting upon the Merger (the "Stockholders' Meeting"), provided that the Registration Statement shall then be effective. In connection with the Stockholders' Meeting, CCI shall mail the Proxy Statement and Registration Statement to its stockholders on a timely basis, but in no event earlier than June 17, 1996. The Board of Directors of CCI
(i) has recommended approval of the Merger, the Rights Redemption and this Agreement, (ii) shall include, and shall not withdraw or modify, each such recommendation in the Proxy Statement unless under applicable law, including applicable disclosure obligations, it is required to omit, withdraw or modify any such recommendation, (iii) shall submit for approval of its stockholders the matters to be voted upon at the Stockholders' Meeting, and (iv) shall use its best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by applicable law, to obtain such stockholder approval.

     5.6 Stockholder Rights Plan. CCI will take all actions necessary to cause the Rights to be redeemed immediately prior to the Effective Time (the "Rights Redemption"), with the payment therefor to be in the manner and form provided for by Section 2.9 hereof.

     5.7 Tax Matters. Neither CCI or AirTouch nor any direct or indirect subsidiary of either of them shall knowingly take any action that would jeopardize the treatment of the Merger as a reorganization under section 368 of the Code.

     5.8 Indemnification. From and after the Effective Time, AirTouch shall cause the Surviving Corporation to (i) indemnify and hold harmless the present and former officers and directors of CCI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Amended and Restated Certificate of Incorporation and bylaws of CCI in effect on the date hereof and (ii) perform and fulfill all of its obligations under the Indemnification Agreements between CCI and the persons listed in Schedule 5.8 and in effect as of the date hereof.

     5.9 Further Assurances; Cooperation. Each of the parties hereto shall perform its obligations under this Agreement and take or cause to be taken and do or cause to be done all things necessary, proper or advisable under applicable law to obtain all necessary regulatory approvals and waivers and other necessary consents and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated hereby to be carried out promptly in accordance with the terms hereof and shall cooperate fully with one another and their respective officers, directors, employees, agents, counsel, accountants and other representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement; upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other parties herein in order more effectively to consummate such transactions (including, but not limited to, promptly delivering to the other information necessary to prepare and pursue all necessary regulatory filings, approvals and waivers), in each case including, without limitation:

          (a) Subject to the terms and conditions herein provided, CCI and AirTouch shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to (i) obtain the consents, approvals, authorizations and waivers described in Section 4.1(e) and 4.2(f), (ii) comply with the provisions of the HSR Act, and (iii) obtain any other required approval of any Governmental Entity with jurisdiction over the Merger and to obtain any other necessary consents, and, in the event any change in the transactions contemplated hereby is required in order to accomplish the foregoing, except as provided elsewhere in this Agreement, to take all necessary steps to accommodate such change to the extent it would not materially adversely affect the parties' rights or obligations hereunder. Each of the parties hereto agrees to cooperate in the preparation of and to provide all information required for the prompt filing of all applications, the Proxy Statement, the Registration Statement, the Disclosure Documents, approvals and waivers required for the approval and consummation of the Merger.

          (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if any injunction or other order of the type referred to in
     Section 6.1(g) is issued in any such action, suit or other proceeding, to use best efforts to have such injunction or other order dissolved, and to cooperate reasonably regarding the removal of any other impediment to the consummation of the Merger.

          (c) AirTouch shall give prompt written notice to CCI and CCI shall give prompt notice to AirTouch, to the extent known by the chief executive officer or any financial officer of the party giving notice, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the disclosing party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or which will or may result in the failure to satisfy any of the conditions specified in Article VI or (ii) any failure of the disclosing party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.10 New York Office Lease; Furniture and Fixtures.

     (a) At or before the Effective Time, CCI shall cause the office lease for CCI's offices at 110 E. 59th Street, New York, New York (covering a portion of the 21st floor and all of the 26th floor of such premises) (the "Headquarters Lease"), a copy of which has previously been furnished to AirTouch, to be terminated or novated, such that after the Effective Time neither AirTouch nor the Surviving Corporation shall have any liability or obligation of any kind whatsoever with respect to the Headquarters Lease. Neither CCI nor any subsidiary thereof shall make, or obligate itself to make, any payment to any person or entity including, without limitation, the lessors in connection with such termination or novation. CCI represents and warrants that as of April 5, 1996 it has a binding commitment from a formerly affiliated company for the assignment thereto of the Headquarters Lease in the manner required by this
Section 5.10(a).

     (b) At or before the Effective Time, CCI shall sell, or cause to be sold, all office equipment, fixtures, furniture and leasehold improvements owned by CCI and located at CCI's offices at 110 E. 59th Street, New York, New York for net proceeds to CCI of not less than the book value of such equipment, fixtures, furniture and leasehold improvements. CCI represents and warrants that as of April 5, 1996 it has a binding commitment from a formerly affiliated company to purchase such fixtures, furniture and leasehold improvements on the foregoing terms.

     5.11 Affiliates; Other Documents. At least 40 days prior to the Effective Time, CCI shall deliver to AirTouch a letter identifying all persons who are, at the time, "affiliates" of CCI for purposes of Rule 145 under the Securities Act. CCI shall use best efforts to cause each person named in the letter delivered by it to deliver to AirTouch prior to the Closing Date a written "Affiliates" agreement, in the form attached hereto as Exhibit 5.11, providing that such person shall dispose of the AirTouch Securities to be received by such person in the Merger only in accordance with applicable law and, in addition, contains a representation by such "affiliate" that it has no present plan or intention to dispose of any such shares of AirTouch Securities. CCI agrees, upon request, to use all reasonable efforts to obtain and deliver to AirTouch any customary certificate or other document from any officer or stockholder of CCI as may be reasonably requested by Pillsbury Madison & Sutro LLP in connection with the Tax Opinion referred to in Section 6.3(f).

     5.12 Affiliate Transactions.  At or before the Effective Time, CCI shall
(a) repay, or cause to be repaid, all Intercompany Balances and (b) terminate, or cause to be terminated, all Affiliate Transactions.

     5.13 Redemption of Series B Preference Stock. On or before the date that the Proxy Statement is first mailed to stockholders, CCI shall mail a notice of redemption (a "Redemption Notice") to each of the holders of CCI's Series B Preference Stock, which shall (i) specify a date for redemption no later than the date of the Stockholders' Meeting, (ii) contain the information required by, and otherwise be in form and substance as required by, the terms of the Series B Preference Stock, and (iii) call for redemption all of the issued and outstanding shares of such Series B Preference Stock. On or before the date of the Stockholders' Meeting, CCI shall have redeemed all of the issued and outstanding shares of Series B Preference Stock, except to the extent that holders of shares of Series B Preference Stock have elected to exercise their conversion right in lieu of redemption and CCI has, on or before such date, converted their Series B Preference Stock into shares of CCI's Series A Redeemable Common.

     5.14 Accountants "Comfort" Letters. Each of AirTouch and CCI will use best efforts to cause to be delivered to the other "comfort" letters from their respective independent accountants, in form and substance reasonably satisfactory to the recipient, dated (i) two days prior to the date the Proxy Statement is first mailed to CCI's stockholders and (ii) two days prior to the date the stockholders of CCI adopt this Agreement.

     5.15 Employees; Long-Term Incentive Plan.

     (a) At or before the Effective Time, CCI shall, or shall cause its subsidiaries to, either obtain a letter of resignation in form and substance reasonably satisfactory to AirTouch, or terminate, each employee of CCI or any subsidiary thereof (including any such employees who may be seconded to New Par at the Effective Time).

     (b) Immediately prior to the Effective Time, upon instructions from AirTouch, CCI will terminate, or will cause its subsidiaries to terminate, the secondment to New Par of each employee of CCI or any subsidiary thereof.

     (c) Any voluntary resignation, or termination, of employees of CCI or its subsidiaries effected pursuant to paragraph (a) or (b) above shall be without any cost, expense or contractual liability (including, without limitation, severance payments or similar costs) to CCI, New Par, AirTouch or any of their respective affiliates. CCI shall use its best efforts to obtain a written commitment from such employees of CCI and its subsidiaries as AirTouch may designate to provide AirTouch (at the request of AirTouch) with consulting or advisory services following the Effective Time with respect to the operations of CCI, its subsidiaries or New Par for reasonable and customary compensation.

     (d) As of the Effective Time, the Cellular One Long-Term Incentive Plan will terminate, the stock appreciation rights granted thereunder will vest in full and, within 45 days following the Effective Time (or such shorter period as is reasonably practicable, but no sooner than 30 days following the Effective
Time), AirTouch shall cause all vested stock appreciation rights outstanding thereunder to be paid in cash.

     5.16 Expenses. Subject to Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that all costs and expenses, including filing fees, related to the printing, mailing or filing of the Registration Statement and Proxy Statement or to any other filing with any Governmental Entity in connection with the transactions contemplated hereby shall be shared equally by AirTouch and CCI.

     5.17 Sale of Celsat Subsidiaries. CCI shall use its best efforts to sell, at or before the Effective Time, the capital stock (or all of the assets and liabilities) of CCI Data, Inc. and CCI Sub, Inc. for proceeds to CCI of not less than $2 million. CCI hereby represents and warrants to AirTouch that (a) except for CCI Data, Inc. and CCI Sub, Inc., neither CCI nor any subsidiary thereof has any direct or indirect beneficial ownership interest in Celsat America, Inc. and
(b) neither CCI Data, Inc. nor CCI Sub, Inc. has any assets (having more than de minimis value) other than in interests in, and rights associated with, Celsat America, Inc.

     5.18 Transition Arrangements. During the period from the date hereof through the Effective Time, CCI shall, and shall cause its subsidiaries to, cooperate fully with AirTouch to effect a transition to AirTouch of control of New Par as of the Effective Time. AirTouch and CCI will form a team (to be chaired by AirTouch) which will have the authority to implement the transition (including, without limitation, a transition to use by New Par of the "AirTouch" brand name as of the Effective Time).

     5.19 Maintenance of D&O Insurance. At all times during the period from April 5, 1996 through the Effective Date, CCI shall maintain in full force and effect the directors' and officers' insurance policy in effect on April 5, 1996.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of AirTouch and CCI to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The stockholders of CCI shall have approved all matters relating to this Agreement, the Merger and the Rights Redemption required to be approved by such stockholders by the vote required under the DGCL at the Stockholders' Meeting.

          (b) Regulatory Approvals. All required authorizations, orders, grants, consents, permissions, approvals and waivers of any Governmental Entity with jurisdiction over the transactions contemplated hereby, other than those authorizations, orders, grants, consents, permissions, approvals and waivers the failure of which to receive would not, singly or in the aggregate, have a material adverse effect on the Business Condition of CCI, its subsidiaries and New Par taken as a whole, shall have been received and shall remain in effect, provided, however, that if the condition set forth in Section 6.3(c) is waived by AirTouch, then this condition will be deemed to have been satisfied with respect to the FCC Consents.

          (c) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

          (d) Registration Statement Effective. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (e) State Securities Laws. AirTouch shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

          (f) NYSE Listing. The AirTouch Securities to be issued to the holders of the capital stock of CCI upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (g) No Injunction. Neither AirTouch nor CCI shall be subject to any order, decree or injunction of a Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby and no proceeding shall have been initiated by any Governmental Entity and be continuing which seeks such an injunction. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

     6.2 Conditions to Obligations of CCI to Effect the Merger. The obligations of CCI to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of AirTouch set forth in this Agreement shall have been true and correct in all material respects when made and (unless made as of a specified date) shall be true and correct in all material respects as if made as of the Effective Time, and CCI shall have received a certificate dated as of the Closing Date signed by the vice chairman and the chief financial officer of AirTouch to that effect.

          (b) Performance of Obligations. AirTouch shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and CCI shall have received a certificate dated as of the Closing Date signed by the vice chairman and chief financial officer of AirTouch to that effect.

          (c) Legal Opinions.  CCI shall have received the opinions of Margaret
     G. Gill, Senior Vice President, Legal, External Affairs and Secretary of AirTouch, and Pillsbury Madison & Sutro LLP, counsel to AirTouch, both dated the Closing Date, substantially in the form of Exhibits 6.2(c)-1 and 6.2(c)-2 hereto, respectively.

          (d) Comfort Letter of AirTouch's Accountants. CCI shall have received the letter of Price Waterhouse, AirTouch's independent accountants, prepared pursuant to the provisions of Section 5.14.

          (e) Tax Opinion. CCI shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code, and that AirTouch and CCI will each be a party to that reorganization within the meaning of section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of CCI to the extent they receive AirTouch Securities solely in exchange for shares of CCI Stock.

     6.3 Conditions to Obligations of AirTouch to Effect the Merger. The obligations of AirTouch to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of CCI set forth in this Agreement shall have been true and correct in all material respects when made and (unless made as of a specified date) shall be true and correct in all material respects as if made as of the Effective Time, and AirTouch shall have received a certificate dated as of the Closing Date signed by the chairman and the chief financial officer of CCI to that effect.

          (b) Performance of Obligations. CCI shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and AirTouch shall have received a certificate dated as of the Closing Date signed by the chairman and the chief financial officer of CCI to that effect.

          (c) FCC Consents. All orders and approvals of the FCC required in connection with the consummation of the transactions contemplated hereby ("FCC Consents") shall have been obtained or made, whether or not any appeal or request for reconsideration of such order is pending, or whether the time for filing any such appeal or request for reconsideration or for any sua sponte action by the FCC has expired.

          (d) Consents Under Agreements. The consent, approval or waiver of each person (other than Governmental Entities) whose consent or approval shall be required in order to permit (i) the succession by AirTouch Cellular as the Surviving Corporation in the Merger to any material obligation, right or interest of CCI or any subsidiary of CCI, or (ii) the indirect acquisition of CCI's ownership interest in New Par, under any material loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument (other than the Credit Agreement, as to which the parties acknowledge repayment will be required at the Effective Time) shall have been obtained.

          (e) Legal Opinions. AirTouch shall have received the opinions of Richard J. Lubasch, Vice President-General Counsel of CCI, and Skadden, Arps, Slate, Meagher & Flom, counsel to CCI, both dated the Closing Date, substantially in the form attached hereto as Exhibits 6.3(e)-1 and 6.3(e)-2 hereto, respectively.

          (f) Tax Opinion. AirTouch shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to AirTouch, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that AirTouch, AirTouch Cellular and CCI will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

          (g) Litigation, etc. There shall be no pending or threatened material action or proceeding by any person against AirTouch, CCI, any subsidiary of either or New Par, or any director, officer or employee thereof, challenging or in any way or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any person as a result of the transactions contemplated hereby, which action or proceeding has or would have a reasonable likelihood of success.

          (h) Comfort Letter of CCI's Accountants. AirTouch shall have received the letters from Ernst & Young LLP, as CCI's independent accountants, prepared pursuant to the provisions of Section 5.14.

          (i) Rights Agreement. The Rights shall have been redeemed (by resolution of the Board of Directors of CCI and provision for payment as set forth in Section 2.9) in accordance with their terms.

          (j) Consummation of Certain Transactions. The transactions contemplated by Section 5.10 shall have been consummated in accordance with the provisions thereof.

          (k) Absence of Restrictive Conditions. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the transactions contemplated hereby, imposes any condition or restriction upon AirTouch or the Surviving Corporation or their respective subsidiaries which in the reasonable business judgment of AirTouch would materially interfere with the benefits sought to be obtained by AirTouch hereunder.

          (l) Contingent Liabilities. Except for matters described in the schedules delivered by CCI to AirTouch hereunder, at the time of the Closing (i) there shall not be any suit, action or proceeding, or any investigation or inquiry, by any Governmental Entity (collectively, "proceeding"), which shall be pending or, to the knowledge of CCI, threatened against or affecting CCI, any subsidiary thereof or New Par, and
     (ii) there shall not be any potential unasserted claim or liability against CCI, any subsidiary thereof or New Par (whether or not such claim or liability is required to be accrued or disclosed under SFAS No. 5), in the case of either a proceeding under clause (i) or a claim or liability under clause (ii), which could be reasonably expected to have, either individually or in the aggregate with all other such proceedings, claims or liabilities, a material adverse effect on CCI, its subsidiaries and New Par taken as a whole (which shall be deemed to have occurred if involving losses, liabilities (which if contingent could reasonably be expected to result in loss), costs or expenses of more than $60 million).

          (m) Change in Business Condition. Since April 5, 1996, there shall not have occurred any change in the Business Condition of CCI, its subsidiaries and New Par, taken as a whole, that would have or would be reasonably likely to have, individually or in the aggregate, a materially adverse effect thereon; provided, however, that the foregoing shall not apply to any change resulting from general cellular industry conditions or a regulatory development affecting the cellular industry generally.

          (n) Amendment of Indemnification Agreements. Prior to the Effective Time, CCI shall have entered into an amendment of each indemnity agreement by and between CCI and any officer or director of CCI or any other entity, pursuant to which the indemnitee (i) acknowledges that for purposes of indemnification by CCI or its subsidiaries such indemnitee has not served at the request of CCI or any such subsidiary thereof as a director, officer, employee, trustee, agent or fiduciary of any corporation, partnership, joint venture, trust or other entity other than CCI or any of its current subsidiaries ("non-CCI position") and (ii) waives any rights to indemnification that would arise out of or relate to such indemnitee's serving in any such non-CCI position and to which such indemnitee would otherwise be entitled pursuant to such indemnity agreement or the certificate of incorporation or bylaws of CCI or any subsidiary thereof.

                                  ARTICLE VII

                    TERMINATION; AMENDMENT AND MISCELLANEOUS

     7.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of CCI, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of AirTouch and CCI; or

          (b) By either AirTouch or CCI, if the Effective Time does not occur on or before September 15, 1996 (unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its covenants and agreements set forth herein required to be performed or observed by such party on or before the Effective Time); or

          (c) By AirTouch, in accordance with the provisions of Section 2.2(l); provided that AirTouch shall have given CCI five business days' written notice of such termination; or

          (d) (i) By either AirTouch or CCI, if the approval of the stockholders of CCI contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof, or (ii) by AirTouch, if any of the recommendations described in clause (i) of Section 5.5 shall not have been included in the Proxy Statement, or shall have been withdrawn or modified; or

          (e) By AirTouch, if at the time of the Stockholders' Meeting the holders of shares of CCI Stock representing more than 10% of the CCI Common Equivalent Shares have submitted written demands for appraisal of their respective shares pursuant to section 262 of the DGCL which demands have not been withdrawn; or

          (f) By either AirTouch or CCI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable.

     7.2 Effect of Termination.

     (a) In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 7.2, Section 7.3 and Section 7.6 shall survive any such termination and abandonment and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement.

     (b) Upon any such termination and abandonment of this Agreement, the Existing Agreement and the letter agreement, dated March 31, 1995, between AirTouch and CCI, as extended by letter agreement dated January 23, 1996 (together, the "Confidentiality Agreement"), shall remain in full force and effect.

     7.3 Termination Expenses. In the event this Agreement is terminated pursuant to Section 7.1(d) AirTouch shall be entitled to reimbursement from CCI and its subsidiaries for all reasonable internal and external costs, fees and expenses incurred by such terminating party and any of its subsidiaries in connection with the transactions contemplated hereby, including the preparation, printing, filing, shipping, and distribution of the Registration Statement and the Proxy Statement and the pursuit of Regulatory Approvals (such fees and expenses to include all legal, consulting and accounting fees, disbursements and expenses).

     7.4 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for Article II, Article III, Section 5.8, Section 5.15(d) and Article VII (excluding Sections 7.1, 7.2 and 7.3), none of the respective representations, warranties, obligations, covenants and agreements of the parties shall survive the Effective Time.

     7.5 Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits hereof and this Agreement may be amended or supplemented at any time before or after approval of this Agreement by the stockholders of CCI to the extent permitted under section 251(d) of the DGCL. No waiver, amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

     7.6 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among AirTouch, AirTouch Cellular and CCI with respect to the transactions contemplated hereby, and this Agreement supersedes all prior agreements among the parties with respect to these matters including, without limitation, the April Agreement; provided, however, that the Existing Agreement and the Confidentiality Agreement remain in full force and effect and are not modified hereby. Execution of this Agreement as amended and restated shall not be deemed to have relieved any party from the consequences of the breach of any representation, warranty or agreement made in this Agreement in the form executed on April 5, 1996.

     7.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

     7.8 Interpretation. The descriptive headings contained in this Agreement are for convenience and reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 Notices. Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, a pending or threatened occurrence, of any event which would case or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and will use its best efforts to prevent or promptly remedy the same. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

    If to CCI:

     Cellular Communications, Inc.
     110 East 59th Street
     New York, NY 10022
     Attention: Richard J. Lubasch,
                Vice President and General Counsel
     Telecopy: (212) 906-8497

    With copies to:

    Skadden, Arps, Slate, Meagher & Flom
     919 Third Avenue
     New York, NY 10022
     Attention: Kenneth J. Bialkin and
                Thomas H. Kennedy
     Telecopy: (212) 735-2000

    If to AirTouch or AirTouch Cellular:

     AirTouch Communications, Inc.
     One California Street
     San Francisco, CA 94111
     Attention: Margaret G. Gill,
     Senior Vice President,
     Legal, External Affairs and Secretary
     Telecopy: (415) 658-2298

    With copies to:

     Pillsbury Madison & Sutro LLP
     235 Montgomery Street
     San Francisco, CA 94104
     Attention: Nathaniel M. Cartmell III
     Telecopy: (415) 983-1200

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 7.9.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

     7.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.12 No Assignment. Neither of the parties hereto may assign any of its rights or delegate any of its obligations (whether by operation of law or otherwise) under this Agreement to any other person or entity; provided that AirTouch Cellular shall be entitled to assign all of its rights and obligations hereunder to any wholly owned subsidiary of AirTouch. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect. Subject to the foregoing provisions of this Section 7.12, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     7.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     7.14 Consent to Jurisdiction. Each of the parties hereby submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware and the Federal courts of the United States of America located in

Delaware in respect of the transactions contemplated by this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the transactions contemplated by this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

     7.15 Publicity. So long as this Agreement is in effect, each of AirTouch and CCI agrees to consult with the other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby or the other party, and neither CCI nor AirTouch will issue any press release or make any such public statement prior to such consultation and giving the other a reasonable opportunity to review and comment on any such proposed press release or public statement, except as may be required by law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                          AIRTOUCH COMMUNICATIONS, INC.

                                          By: /s/  ARUN SARIN
                                            Name: Arun Sarin
                                            Title:  Vice Chairman

                                          AIRTOUCH CELLULAR

                                          By: /s/  MOHAN GYANI
                                            Name: Mohan Gyani
                                            Title:  Executive Vice President and
                                                  Chief Financial Officer

                                          CELLULAR COMMUNICATIONS, INC.

                                          By: /s/  GEORGE BLUMENTHAL
                                            Name: George Blumenthal
                                            Title:  Chairman

                                 EXHIBIT 2.2(l)

1.   DEFINITIONS

    Additional C Shares            = Cash Reduction Amount
                                     ---------------------
                                     FMV-C Share
    Additional Unit Amount        =  Cash Reduction Amount
                                     ---------------------
                                     $55
    Cash Reduction Amount        =   (a) the amount of the reduction in Cash Election Number
                                     required pursuant to clause (i) of Section 2.2(l),
                                     multiplied by (b) $55
    Class B Shares Pre-Adjustment =  (a) $500 million, divided by (b) the AirTouch Preferred
                                     Stock Issue Price.
    Class C Shares Pre-Adjustment =  (a) (i) Units Pre-Adjustment, multiplied by $55, minus,
                                     (ii) $500 million, divided by (b) $50
    FMV-C Share                   =  the fair market value of one share of AirTouch Class C
                                     Preferred determined in writing by Lehman Brothers Inc.
                                     as of the Effective Time
    Units Pre-Adjustment           = Unit Election Number

2.   CALCULATION OF ADJUSTMENTS
     TO CLASS B PER-UNIT AMOUNT AND CLASS C PER-UNIT AMOUNT

    Class B Per-Unit Amount      =   Class B Shares Pre-Adjustment
                                     -----------------------------
                                     Units Pre-Adjustment + Additional Unit Amount
    Class C Per-Unit Amount      =   Class C Shares Pre-Adjustment + Additional C Shares
                                     ---------------------------------------------------
                                     Units Pre-Adjustment + Additional Unit Amount

                                                                         ANNEX B

                        DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262

     APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sections 251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) or (g) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the next day preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF 6.00% CLASS B MANDATORILY CONVERTIBLE PREFERRED STOCK,
                                  SERIES 1996

                                       OF

                         AIRTOUCH COMMUNICATIONS, INC.

     AIRTOUCH COMMUNICATIONS, INC. (the "Corporation"), a Delaware corporation governed by the provisions of the General Corporation Law of the State of Delaware, as amended, hereby certifies that, under authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting held on April 4, 1996 duly adopted the following resolution:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors hereby approves the amount, preferences and rights, including voting rights, of this Corporation's 6.0% Class B Mandatorily Convertible Preferred Stock, Series 1996 (the "Class B Preferred"), as presented to the Board of Directors; and be it further

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 141 of the Delaware General Corporation Law, a committee known as the Preferred Stock Committee, of which Arun Sarin shall be the sole member, is established, and that such committee is authorized to incorporate the amount, rights, and preferences of each of the Class B Preferred and the Class C Preferred, as approved by this Board of Directors, into Certificates of Designation, Preferences and Rights to be filed with the Secretary of State of the State of Delaware, provided that the Preferred Stock Committee may approve modifications to the amounts, preferences and rights of the Class B Preferred and the Class C Preferred, other than the voting rights.

     The Corporation further certifies that under the authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors adopted at a meeting held on April 4, 1996 and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee of the Board of Directors duly adopted the following resolution:

     RESOLVED, that under authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors duly adopted at a meeting held on April 4, 1996 and the provisions of Section 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee hereby fixes the amount, preferences and rights of the shares of the 6% Class B Mandatorily Convertible Preferred Stock, Series 1996, as set forth in Schedule A attached hereto, and the proper officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Designation, Preferences and Rights containing such provisions with the Secretary of the State of Delaware and with such other governmental agencies or authorities as any of such officers may deem appropriate.

                                   SCHEDULE A

1.   DESIGNATION AND AMOUNT.

     The designation of the series of Preferred Stock created by this Certificate shall be "6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996, par value $0.01 per share" (the "Class B Preferred Shares"), and the number of shares constituting such series shall be 24,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Class B Preferred Shares to a number less than that of the Class B Preferred Shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.   DEFINITIONS.

     As used in this Certificate:

     "Anti-Dilution Adjustment Ratio" has the meaning set forth in Section 4(d)(ii).

     "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.

     "Class B Preferred Shares" means the shares of 6.00% Class B Mandatorily Convertible Preferred Stock, 1996 Series.

     "Class C Preferred Stock" shall mean the 4.25% Class C Convertible Preferred Stock, Series 1996.

     "Common Stock" shall mean the common stock of the Corporation, par value $.01 per share.

     "Contingent Payment" has the meaning set forth in Section 5(a).

     "Contingent Payment Calculation Date" has the meaning set forth in Section 5(a).

     "Conversion Price" has the meaning set forth in the definition of Maturity Exchange Rate.

     "Current Market Price" per share of Common Stock at any date shall be deemed to be the Volume-Weighted Average Trading Price over the fifteen consecutive Trading Day period ending on and including such date of determination; provided, however, if any event that results in an adjustment of the Maturity Exchange Rate or the Optional Conversion Rate occurs during such fifteen Trading Day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     "Determination Date" means, with respect to the issuance, sale or exchange of any Equity Securities, the later of (a) the date upon which the price or the amount of consideration to be received in consideration of such issuance, sale or exchange is fixed and (b) the date upon which a public announcement of the transaction is made, provided that if no public announcement is made, the Determination Date shall be the date set forth in (a).

     "Distribution Adjustment Ratio" has the meaning set forth in Section 4(d)(iii).

     "Dividend Payment Date" has the meaning set forth in Section 3(a).

     "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than Rights).

     "Equity Security Adjustment Ratio" has the meaning set forth in Section 4(d)(vi).

     "Exempt Issuance" means (a) Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the Equity Securities.

     "Extraordinary Distribution" means any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common Stock (effected while any of the Class B Preferred Shares are outstanding) (i) of cash, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock over the twelve-month period ending on the payment date for such cash dividend or distribution, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any evidences of indebtedness of the Corporation or evidences of indebtedness or securities of any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause (i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of Section 4(d)(iii) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 4(d)(iii) hereof within such period.

     "Fair Market Value" shall mean the Volume-Weighted Average Trading Price of the Security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

     "Initial Issuance Date" means the date upon which the Class B Preferred Shares are initially issued.

     "International Adjustment Ratio" has the meaning set forth in Section 4(d)(iv).

     "International Distribution" means a distribution to the holders of Common Stock of any equity interest in an International Entity, on a per share basis.

     "International Entity" means any entity predominantly holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of U.S.$1 billion or more.

     "Issue Price" has the meaning set forth in the definition of Maturity Exchange Rate.

     "Issued Equity Securities" has the meaning set forth in Section 4(d)(ii).

     "Junior Stock" has the meaning set forth in Section 3(b).

     "Liquidation Amount" has the meaning set forth in Section 6(c).

     "Mandatory Conversion" has the meaning set forth in Section 4(a).

     "Maturity Date" has the meaning set forth in Section 4(a).

     "Maturity Exchange Rate" is equal to, subject to adjustment as to amount and shares, as described herein, (a) if the Maturity Price is greater than or equal to $35.96 per share (the "Conversion Price"), 0.806 shares of Common Stock per Class B Preferred Share, (b) if the Maturity Price is less than the Conversion Price but greater than $29.00 per share (the "Issue Price"), the rate of Common Stock per Class B Preferred Share that is equal to the Issue Price divided by the Maturity Price, and (c) if the Maturity Price is less than or equal to the Issue Price, one share of Common Stock per Class B Preferred Share.

     "Maturity Price" means the Volume-Weighted Average Trading Price per share of Common Stock for the 20 consecutive Trading Day period immediately prior to (but not including) the Maturity Date.

     "New Issuance Adjustment Ratio" has the meaning set forth in Section
4(d)(v).

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the Fair Market Value of a share of Common Stock on the Determination Date multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, if any, over (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the Determination Date (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

     "Optional Conversion Rate" has the meaning set forth in Section 4(c).

     "Parity Preferred Stock" has the meaning set forth in Section 3(a).

     "Preferred Stock Directors" has the meaning set forth in Section 8(b).

     "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Corporation or any affiliate thereof (as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class B Preferred Shares are outstanding; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any affiliate thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

     "Recapitalization Adjustment Ratio" has the meaning set forth in Section 4(d)(i).

     "Reorganization Event" has the meaning set forth in Section 4(e).

     "Rights" means rights of the Corporation issued or issuable under the Rights Agreement dated September 9, 1994 between the Corporation and The Bank of New York or pursuant to any successor stockholder rights plan replacing the Rights Agreement.

     "Security Issue Date" means the date on which a particular Class B Preferred Share is issued.

     "Senior Preferred Stock" has the meaning set forth in Section 3(a).

     "Third Party" means any person as to which the Corporation does not own, directly or indirectly, and does not have the power to direct, more than 20% of the outstanding voting interests.

     "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

     "Volume-Weighted Average Trading Price" for any given period means, for a security, an amount equal to (A) the cumulative sum, for each trade of such security during such period on the New York Stock Exchange (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price times (y) the number of shares of the security sold at such price; divided by (B) the total number of securities so traded during the specified period.

3.   DIVIDENDS.

     (a) Payment of Dividends. The holders of outstanding Class B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends at the rate per Class B Preferred Share of $1.74 per annum, as may be adjusted in accordance with the provisions hereof, and no more, payable quarterly in arrears on the 15th day of each February, May, August and November, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. The first dividend payment shall be for the period from the Initial Issuance Date to but excluding the first day of the next calendar quarter, and will be payable on the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a dividend period. Dividends (or amounts equal to accrued and unpaid dividends) payable on Class B Preferred Shares for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The Board of Directors may fix a record date for the determination of holders of Class B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 calendar days prior to the date fixed for the payment thereof. If the Security Issue Date of a particular Class B Preferred Share is later than the Initial Issuance Date solely due to a delay in the surrender by the holder of a certificate representing a share of capital stock of Cellular Communications, Inc. ("CCI") pursuant to Section 3.2 of the Agreement and Plan of Merger between the Corporation and CCI, then dividends on such Class B Preferred Share shall be payable from the Initial Issuance Date. If the Security Issuance Date of a particular Class B Preferred Share is later than the Initial Issuance Date for reasons other than those described in the preceding sentence, then dividends on such Class B Preferred Share shall accrue only from the first day of the dividend period during which such Class B Preferred Share was issued.

     Dividends on the Class B Preferred Shares will accrue, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, on a daily basis from the previous Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of Class B Preferred Shares on the Maturity Date or on the date of their earlier conversion.

     The Preferred Shares will rank on a parity as to payment of dividends with the Class C Preferred, and with any future preferred stock issued by the Corporation (the "Parity Preferred Stock") that by its terms ranks pari passu with the Preferred Shares with respect to payment of dividends.

     The Preferred Shares will be subordinate as to payment of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Preferred Shares with respect to payment of dividends (the "Senior Preferred Stock").

     (b) Payment of Dividends on Junior Stock. As long as any Class B Preferred Shares are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Class B Preferred Shares as to the payment of dividends and the distribution of assets upon liquidation, including the Corporation's Series A Participating Preferred Stock, par value $0.01 per share ("Junior Stock"), and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid on any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock (including the Class B Preferred Shares) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Junior Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

     In addition, as long as any Class B Preferred Shares are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

     Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Stock and from time to time Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any outstanding Senior Preferred Stock or Parity Preferred Stock, to share therein according to their respective interests.

     (c) Payment of Dividends on Parity Preferred Stock. As long as any Class B Preferred Shares are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Class B Preferred Shares and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods,

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if such dividends are cumulative) per share of outstanding Class B Preferred
Shares and such other outstanding shares of Parity Preferred Stock bear to each other.

     In addition, as long as any Class B Preferred Shares are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Senior Preferred Stock and Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; (iii) the Corporation is not in default of any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock unless all Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

     (d) Any dividend payment made on the Class B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Class B Preferred Shares.

     (e) All dividends paid with respect to the Class B Preferred Shares shall be paid pro rata to the holders entitled thereto.

     (f) Holders of the Class B Preferred Shares shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the Class B Preferred Shares as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the Class B Preferred Shares.

4.   CONVERSION.

     (a) Mandatory Conversion.  On          , 1999, or such earlier date as may
occur as a result of an event set forth in Section 4(e) (the "Maturity Date") [THREE YEARS AFTER INITIAL ISSUANCE DATE], each outstanding Class B Preferred Share shall convert automatically (the "Mandatory Conversion") into Common Stock at the Maturity Exchange Rate in effect on the Maturity Date, and all accrued and unpaid dividends on such Class B Preferred Share (other than previously declared dividends payable to the holder of record on a prior date) through and including the Maturity Date, whether or not declared, shall be immediately due and payable in cash out of funds legally available for the payment of dividends, subject to the conversion of the Class B Preferred Shares at the option of the holder at any time prior to the Maturity Date. Dividends on the Class B Preferred Shares shall cease to accrue and such shares shall cease to be outstanding on the Maturity Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the Class B Preferred Shares, and the Corporation may defer the payment of dividends on shares of Common Stock issuable upon conversion of the Class B Preferred Shares and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Class B Preferred Shares, provided that the Corporation shall give the holders of the Class B Preferred Shares such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Maturity Date. Amounts payable in cash in respect of the Class B Preferred Shares or in respect of such shares of Common Stock shall not bear interest.

     (b) Redemption by the Corporation. Class B Preferred Shares are not redeemable by the Corporation prior to the Maturity Date.

     (c) Conversion at Option of Holder. Class B Preferred Shares are convertible at the option of the holder thereof at any time prior to the Maturity Date into shares of Common Stock at a rate of 0.806 of a

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share of Common Stock for each Class B Preferred Share (the "Optional Conversion
Rate") (equivalent to a conversion price of $35.96 per share of Common Stock), subject to adjustment as set forth below.

     Conversion of Class B Preferred Shares at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied and dividends will cease to accrue in respect of Class B Preferred Shares at such time. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

     Holders of Class B Preferred Shares at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. Except as provided above, upon any optional conversion of Class B Preferred Shares, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Class B Preferred Shares or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

     (d) Maturity Exchange Rate and Optional Conversion Rate Adjustments. The Maturity Exchange Rate and the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this section (d).

          (i) If the Corporation shall, after the Initial Issuance Date:

             (A) pay a stock dividend or make a distribution with respect to its Common Stock in shares of such Common Stock,

             (B) subdivide or split its outstanding Common Stock into a greater number of shares,

             (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

             (D) issue any shares of capital stock of the Corporation as a distribution with respect to, or by reclassification of, its Common Stock (other than the Rights, Equity Securities covered under Section 4(d)(ii), and distributions pursuant to Section 5 hereof), then, in any such event, (1) the Maturity Exchange Rate in effect immediately prior to such event shall be adjusted such that (aa) the Issue Price and the Conversion Price shall each be adjusted by multiplying them by a fraction, the numerator of which is one and the denominator of which is the number of shares of Common Stock of the Corporation that a holder of one share of Common Stock prior to any event described above would hold after such event (assuming the issuance of fractional shares) (the "Recapitalization Adjustment Ratio"), and (bb) the ratios set forth in (a),
     (b) and (c) of the definition of Maturity Exchange Rate shall each be adjusted by multiplying them by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio; and
     (2) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction, the numerator of which is one and the denominator of which is the Recapitalization Adjustment Ratio. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively. In the case of an event described in subsection (D) above, each Class B Preferred Share shall become convertible into shares of capital stock of the Corporation as to which a holder of Common Stock immediately prior to such a distribution shall be entitled, or into which the Common Stock has become reclassified, at the Maturity Exchange Rate or Optional Conversion Rate as modified by this subsection (i). In the event of any such reclassification into more than one resulting class of capital stock of the Corporation, the shares of each such resulting class issuable upon conversion of a Class B Preferred Share shall be in the same proportion, if possible, or if not possible, in substantially the same portion, which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassifications.

          (ii) If the Corporation shall, after the Initial Issuance Date, issue Equity Securities (other than Common Stock, the Rights or Exempt Issuances) ("Issued Equity Securities") to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the later of the record date and the Determination Date of such issuance) to subscribe for or purchase shares of Common Stock or other Equity Securities at a price per share less than the Fair Market Value of the Common Stock or other Equity Security to be acquired in effect on the Determination Date for such issuance of Equity Securities (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of (A) the Fair Market Value of the consideration payable for a unit of the Equity Security plus (B) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security) then, in any such event unless such Equity Securities are issued to holders of Class B Preferred Shares on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate on the date immediately preceding the record date for such issuance, (A) the Maturity Exchange Rate in effect on the record date described below shall be adjusted (1) by multiplying the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange by a fraction of which the numerator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such Issued Equity Securities (including the Common Stock that may be acquired upon the exercise, conversion or exchange of the Equity Securities), and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value as of the record date for such issuance (the "Anti-Dilution Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one divided by the Anti-Dilution Adjustment Ratio, and (B) the Optional Conversion Ratio in effect on the record date described below shall be adjusted by multiplying it by the Anti-Dilution Adjustment Ratio. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Maturity Exchange Rate and the Optional Conversion Rate shall each be readjusted to the Maturity Exchange Rate and the Optional Conversion Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

          (iii) If the Corporation shall, after the Initial Issuance Date, make an Extraordinary Dividend or effect a Pro Rata Repurchase of Common Stock, then unless such Extraordinary Dividend is made to each holder of Class B Preferred Shares on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate in effect on the record date for such payment or distribution, in any such event, then (A) the Maturity Exchange Rate in effect immediately prior to such event shall be adjusted (1) by multiplying the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange Rate by a fraction of which the numerator shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation) and (ii) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such Extraordinary Dividend or, with respect to a Pro Rata Purchase, on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase, and of which the denominator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0) (the "Distribution Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction of which the numerator shall be one and the denominator shall be the Distribution Adjustment Ratio; and (B) the Optional Conversion Rate in effect immediately prior to such event shall be adjusted by multiplying it by the Distribution Adjustment Ratio; provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Maturity Exchange Rate or the Optional Conversion Rate unless the amount of all cash dividends and distributions made to holders of Common Stock over the twelve-month period ending on the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 4(d)(iii) including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

          (iv) If the Corporation shall, after the Initial Issuance Date, make an International Distribution, and on the record date for such International Distribution the Fair Market Value of the Common Stock is greater than the Conversion Price, then each holder of Class B Preferred Shares as of the record date of such distribution shall receive such International Distribution on a pro rata basis with the shares of Common Stock based on the Optional Conversion Rate in effect on the record date for such International Distribution, and the Issue Price and the Conversion Price shall be adjusted by multiplying the Issue Price and the Conversion Price by a fraction, of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y)(i) the Fair Market Value of a share of Common Stock on the record date with respect to such International Distribution, minus (ii) the Fair Market Value of the International Distribution, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such International Dividend (the "International Adjustment Rate"). With respect to all shares of Series B Preferred Shares outstanding and subsequently issued, the dividend payable pursuant to
     Section 2(a) hereof and the Liquidation Amount shall each be adjusted by multiplying each of them by the International Adjustment Rate. Such adjustment shall be made successively. In the event that this subsection
     (iv) is applicable, then the provisions of subsection (iii) shall not apply. If this subsection (iv) is not applicable, then the provisions of subsection (iii) shall apply to such International Distribution. All adjustments pursuant to this subsection shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such International Distribution. If the Corporation has received an opinion of a nationally recognized law firm or accounting firm that the procedure set forth in this subsection (iv) would result in an adverse tax consequence to the Corporation or the holders of the Common Stock, then the provisions of this subsection (iv) shall not apply, and the provisions of subsection (iii) shall be applicable.

          (v) In case the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any Rights, (ii) Exempt Issuances or pursuant to Equity Securities issued as Exempt Issuances, (iii) pursuant to Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock, (iv) a dividend or distribution to holders of Common Stock or (v) distributions pursuant to Section 5 hereof) for a consideration having a Fair Market Value on the Determination Date less than the Fair Market Value of such shares of Common Stock on the Determination Date, then (A) the Maturity Exchange Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted (1) by multiplying the ratios set forth in (a),
     (b) and (c) of the definition of Maturity Exchange Rate by a fraction of which the numerator shall be the sum of (x) number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock so issued, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate price paid for the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value as of the Determination Date (the "New Issuance Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one divided by the New Issuance Adjustment Ratio, and (B) the Optional Conversion Ratio in effect immediately prior to such issuance shall be adjusted by multiplying it by the New Issuance Adjustment Ratio. Notwithstanding the foregoing, the provisions of this subsection (iv) shall not apply if the Board of Directors of the Corporation has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Common Stock to any Third Party following arm's length negotiations shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Common Stock or of the consideration to be paid for the Common Stock, as measured on a single date or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Common Stock.

          (vi) In case the Corporation shall, at any time or from time to time while any of the shares of Class B Preferred Shares are outstanding, issue, sell or exchange any Equity Security (other than Common Stock, the Rights, Exempt Issuances or distributions pursuant to Section 5 hereof) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the Determination Date less than the Non-Dilutive Amount, then (A) the Maturity Exchange Rate shall be adjusted (1) by multiplying the ratios set forth in (a), (b) and (c) of the definition of Maturity Exchange Rate by a fraction, the numerator of which shall be the product of
     (x) the Fair Market Value of a share of Common Stock on the Determination Date and (y) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of (x) the Fair Market Value of all the shares of Common Stock outstanding on Determination Date plus (y) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (z) the Fair Market Value as of the Determination Date of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities (the "Equity Security Issuance Adjustment Ratio") and (2) by multiplying the Issue Price and the Conversion Price by a fraction equal to one over the Equity Security Adjustment Ratio, and (B) the Optional Conversion Ratio shall be adjusted by multiplying it by the Equity Security Adjustment Ratio. Notwithstanding the foregoing, the provisions of this subsection (vi) shall not apply if the Board of Directors has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Equity Securities to a Third Party following arm's length negotiations shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Equity Securities or of the consideration to be paid therefor, as measured on a single day or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Equity Securities.

          (vii) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsection (ii) above.

          (viii) The Corporation shall also be entitled to make such adjustments in the Maturity Exchange Rate and the Optional Conversion Rate as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after the Initial Issuance Date shall not be taxable.

          (ix) In any case in which subsection 4(d) shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to subsection 4(a) or 4(c) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted Class B Preferred Shares the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 4(i).

          (x) All adjustments to the Maturity Exchange Rate and the Optional Conversion Rate shall be calculated to the nearest 1/1000th of a share of Common Stock. No adjustment in the Maturity Exchange Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (x) is not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (other than this subparagraph (x)) not later than such time as may be required in order to preserve the taxfree nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Maturity Exchange Rate or the Optional Conversion Rate pursuant to more than one paragraph of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value.

     (e) Adjustment for Consolidation or Merger. In case of (A) any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then the Maturity Date of the Class B Preferred Shares shall accelerate to be the time and date that is immediately prior to the effective time of the Reorganization Event, and the Class B Preferred Shares shall automatically convert on such date in accordance with the procedure set forth in Section 4(a) without any further action on the part of the holder or the Corporation. Notwithstanding the foregoing, a transaction described in (A), (B) or (C) above shall only be a Reorganization Event if it is a bona fide transaction not entered into primarily for the purposes of causing the Maturity Date to occur.

     For purposes of the immediately preceding paragraph and subsection 4(g)
(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

     (f) Notice of Adjustments. Whenever the Maturity Exchange Rate and Optional Conversion Rate are adjusted as herein provided, the Corporation shall:

          (i) forthwith compute the adjusted Maturity Exchange Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Maturity Exchange Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the Class B Preferred Shares and the Common Stock; and

          (ii) make a prompt public announcement and mail a notice to the holders of the outstanding Class B Preferred Shares stating that the Maturity Exchange Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Maturity Exchange Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

     (g) Notices. In case, at any time while any of the Class B Preferred Shares are outstanding,

          (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends (other than Extraordinary Dividends), or

          (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares or its Common Stock or of any other Equity Securities, or

          (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or capital stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or

          (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

          (v) there shall occur any Pro Rata Repurchase,

     then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Class B Preferred Shares, and shall cause to be mailed to the holders of Class B Preferred Shares at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation. or winding up. The failure to give or receive the notice required by this subsection (g) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

     (h) Effect of Conversions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be usable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

     (i) No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any Class B Preferred Shares. In lieu of any fractional share otherwise issuable in respect of the aggregate number of Class B Preferred Shares of any holder which are converted upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Maturity Price of the Common Stock, in the case of a Mandatory Conversion, or (ii) the Current Market Price as of the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class B Preferred Shares so surrendered.

     (j) Re-issuance. Class B Preferred Shares that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as 6.00% Class B Mandatorily Convertible Preferred Stock, Series 1996 and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

     (k) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of share of Class B Preferred Shares pursuant to this Section 4; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class B Preferred Shares redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (l) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the Class B Preferred Shares or any conversion of the Class B Preferred Shares at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding Class B Preferred Shares.

5.   CONTINGENT PRICE ADJUSTMENT PAYMENT.

     (a) Holders of outstanding Class B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, a contingent payment (the "Contingent Payment") in the amount set forth below if the Volume-Weighted Average Trading Price of the Class
B Preferred Shares over the 30 consecutive calendar days commencing           ,
1996 [THE DATE THAT IS THREE MONTHS AFTER THE INITIAL ISSUANCE DATE] and ending
          , 1996 (the "Contingent Payment Calculation Date") is as follows:

  TRADING PRICE
- ------------------    CUMULATIVE AMOUNT
                          PER SHARE
                      -----------------
                      ($ MILLION)
$29.000 to $28.736           0.00           in each case divided by the
$28.735 to $28.473           2.00           total number of shares of Class
$28.472 to $28.341           4.00           B Preferred Stock issued and
$28.340 to $28.209           6.00           outstanding as of the
$28.208 to $28.077           8.00           Contingent Payment Calculation
$28.076 to $27.945          10.00           Date
$27.944 to $27.814          12.50
$27.813 to $27.550          15.00
Less than  $27.550          16.85

     The Contingent Payment shall be sent no later than the tenth Business Day following the Contingent Payment Date to holders of record as of the Contingent Payment Date.

     (b) The Corporation may, at its option, pay the Contingent Payment in the form of capital stock by delivering a number of shares of Class C Preferred Stock or Common Stock equal to the Contingent Payment Amount divided by the Volume-Weighted Average Trading Price of the Class C Preferred Stock or Common Stock, as applicable, over the 30 day period described above, or cash in lieu of fractional shares at such price.

6.   LIQUIDATION RIGHTS.

     (a) The Class B Preferred Shares will rank on a parity as to preference on distribution of assets upon liquidation with the Class C Preferred Stock, and with any future preferred stock issued by the Corporation that by its terms ranks pari passu with the Class B Preferred Shares with respect to distribution of assets upon liquidation.

     (b) The Class B Preferred Shares will be subordinate as to preference on distribution of assets upon liquidation of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Class B Preferred Shares with respect to distribution of assets upon liquidation.

     (c) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of Class B Preferred Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the Class B Preferred Shares on liquidation, and before any distribution to holders of any shares of the Corporation that are junior and subordinate to the Class B Preferred Shares on liquidation, including the Common Stock and the Series A Participating Preferred Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per Class B Preferred Share of cash equal to $29.00, as adjusted pursuant to the terms hereof (the "Liquidation Amount"), plus an amount equal to all accrued and unpaid dividends thereon, and shall, after the holders of Common Stock have received an amount per share of Common Stock equal to the amount paid per Class B Preferred Share, be entitled to participate on a pro rata basis with the holders of Common Stock. In the event the assets of the Corporation available for distribution to the holders of the Class B Preferred Shares upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Class B Preferred Shares and of all other series of Preferred Stock that ranks on a parity with the Class B Preferred Shares in the event of liquidation, the holders of Class B Preferred Shares and of all other series of such parity Preferred Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Class B Preferred Shares and the holders of outstanding shares of such parity Preferred Stock were paid in full. Except as provided in this Section 6, holders of Class B Preferred Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     (d) For the purposes of this Section 6, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

          (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

          (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

7.     NO PREEMPTIVE RIGHTS.

     The holders of Class B Preferred Shares shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

8.     VOTING RIGHTS.

     (a) The holders of Class B Preferred Shares shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on which the holders of Common Stock are entitled to vote, on the basis of four-fifths of a vote for each share held (which number shall be adjusted in accordance with adjustments to the Optional Conversion Ratio). The holders of Class B Preferred Shares and Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Certificate of Incorporation.

     (b) If at any time dividends payable on the Class B Preferred Shares or any other series of Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the Class B Preferred Shares, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of Class B Preferred Shares to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the Class B Preferred Shares and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of Class B Preferred Shares to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the Class B Preferred Shares to elect two Preferred Stock Directors in the case of future dividend defaults.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of Class B Preferred Shares and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

     (c) For as long as any Class B Preferred Shares remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the stockholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the Class B Preferred Shares then outstanding or reduce the minimum time required for any notice to which holders of Class B Preferred Shares then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with, or senior to the Class B Preferred Shares with respect to payment of dividends or payment upon liquidation shall be deemed not to affect adversely such powers, preferences or rights and shall not be subject to approval by the holders of Class B Preferred Shares; and provided further that the holders of the Class B Preferred Shares shall not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the Certificate of Incorporation of the Corporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any Class B Preferred Shares.

     (d) Except as set forth in this Section 8 or as required by law, the holders of the Class B Preferred Shares shall not have any voting rights.

     IN WITNESS WHEREOF, AirTouch Communications, Inc. has caused this
certificate to be executed this day of           , 1996.

                                          AIRTOUCH COMMUNICATIONS, INC.

                                          By:

                                                                         ANNEX D

             CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF
                   4.25% CLASS C CONVERTIBLE PREFERRED STOCK,
                                  SERIES 1996

                                       OF

                         AIRTOUCH COMMUNICATIONS, INC.

     AIRTOUCH COMMUNICATIONS, INC. (the "Corporation"), a Delaware corporation governed by the provisions of the General Corporation Law of the State of Delaware, as amended, hereby certifies that, under authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and the provisions of Section 151 and Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors at a meeting held on April 4, 1996 duly adopted the following resolutions:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors hereby approves the amount, preferences and rights, including voting rights, of this Corporation's 4.25% Class C Convertible Preferred Stock, Series 1996 (the "Class C Preferred"), as presented to the Board of Directors; and be it further

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation and Section 141 of the Delaware General Corporation Law, a committee known as the Preferred Stock Committee, of which Arun Sarin shall be the sole member, is established, and that such committee is authorized to incorporate the amount, rights, and preferences of each of the Class B Preferred and the Class C Preferred, as approved by this Board of Directors, into Certificates of Designation, Preferences and Rights to be filed with the Secretary of State of the State of Delaware, provided that the Preferred Stock Committee may approve modifications to the amounts, preferences and rights of the Class B Preferred and the Class C Preferred, other than the voting rights.

     The Corporation further certifies that under the authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors adopted at a meeting held on April 4, 1996 and the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee of the Board of Directors duly adopted the following resolution:

     RESOLVED, that under authority conferred upon the Preferred Stock Committee by resolutions of the Board of Directors duly adopted at a meeting held on April 4, 1996 and the provisions of Section 141 and 151 of the General Corporation Law of the State of Delaware, the Preferred Stock Committee hereby fixes the amount, preferences and rights of the shares of the 4.25% Class C Mandatorily Convertible Preferred Stock, Series 1996, as set forth in Schedule B attached hereto, and the proper officers of the Corporation are hereby authorized and directed to execute and file a Certificate of Designation, Preferences and Rights containing such provisions with the Secretary of the State of Delaware and with such other governmental agencies or authorities as any of such officers may deem appropriate.

                                   SCHEDULE B

SECTION 1. DESIGNATION AND AMOUNT.

     The designation of the series of Preferred Stock created by this Certificate shall be "4.25% Class C Convertible Preferred Stock, Series 1996, par value $0.01 per share" (the "Class C Preferred Shares"), and the number of shares constituting such series shall be 19,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided that no decrease shall reduce the number of Class C Preferred Shares to a number less than that of the Class C Preferred Shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

SECTION 2. DEFINITIONS.

     As used in this Certificate:

          "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.

          "Current Market Price" per share of Common Stock at any date shall be deemed to be the Volume-Weighted Average Trading Price over the fifteen consecutive Trading Day period ending on and including such date of determination; provided, however, if any event that results in an adjustment of the Exchange Rate occurs during such fifteen Trading Day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event;

          "Call Price" has the meaning set forth in Section 4(a).

          "Class B Preferred Shares" means the shares of 6.0% Class B Mandatorily Convertible Preferred Stock, 1996 Series.

          "Class C Preferred Shares" means the shares of 4.25% Class C Convertible Preferred Stock, 1996 Series.

          "Determination Date" means, with respect to the issuance, sale or exchange of any Equity Securities, the later of (a) the date upon which the price or the amount of consideration to be received in consideration of such issuance, sale or exchange is fixed and (b) the date upon which a public announcement of the transaction is made, provided that if no public announcement is made, the Determination Date shall be the date set forth in
     (a).

          "Dividend Payment Date" has the meaning set forth in Section 3(a).

          "Equity Securities" shall mean the Common Stock or any debt, equity or other security or contractual right, in each case that is convertible into or exercisable or exchangeable for, or based on the value of, the Common Stock or any warrants, options or other rights to purchase the Common Stock or other Equity Securities (other than Rights).

          "Exchange Rate" has the meaning set forth in Section 4(c).

          "Exempt Issuance" means (a) Equity Securities issued pursuant to any existing or future employee stock purchase plan, employee stock option plan or other employee or director benefit plan or (b) Equity Securities issued pursuant to any stockholder purchase plan or plan for the reinvestment of dividends or interest, to the extent that the consideration paid for the Equity Securities issued pursuant to any such stockholder or dividend or interest reinvestment plan is not less than 95% of the Fair Market Value of such securities as of the date of the issuance of the Equity Securities.

          "Extraordinary Distribution" means any single dividend or other distribution (including by reclassification of shares or recapitalization of the Corporation, as well as any such dividend or distribution made in connection with a merger or consolidation in which the Corporation is the continuing corporation and the Common Stock is not changed or exchanged) to holders of Common Stock (effected while any of the shares of Class C Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such single cash dividend or distribution together with the amount of all cash dividends and distributions made to holders of Common Stock during the twelve-month period ending on the payment date for such cash dividend or distribution to holders of Common Stock, when combined with the aggregate amount of all previous Pro Rata Repurchases during such period (for this purpose, including only that portion of the aggregate purchase price of each such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day prior to the public announcement of such Pro Rata Repurchase made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any evidences of indebtedness of the Corporation or evidences of indebtedness or securities of any other person or any other property (including, without limitation, shares of capital stock of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of any such single dividend or other distribution that, pursuant to clause
     (i), constitutes an Extraordinary Distribution shall for purposes of the first paragraph of Section 4(d)(iii) hereof be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any other cash dividends and distributions made within the relevant period referred to above to holders of Common Stock to the extent such other dividends and distributions were not previously included in the calculation of an adjustment pursuant to the first paragraph of Section 4(d)(iii) hereof within such period.

          "Fair Market Value" shall mean the Volume-Weighted Average Trading Price of the Security in question for the five-day period before the earlier of the day in question and the "ex" date with respect to any issuance or distribution requiring such computation. The term "ex" date, when used with respect to any issuance or distribution, means the first day on which the Common Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market to determine that day's Volume-Weighted Average Trading Price. With respect to any asset or security for which there is no Current Market Price, the Fair Market Value of such asset or security shall be determined in good faith by the Board of Directors.

          "Issued Equity Securities" has the meaning set forth in Section 4(d)(ii).

          "Initial Issuance Date" means the date upon which the first Class C Preferred Share is initially issued.

          "International Distribution" means a distribution to the holders of Common Stock of any equity interest in an International Entity, on a per share basis.

          "International Entity" means any entity predominantly holding interests in cellular operations outside the United States that has an aggregate Fair Market Value of U.S.$1 billion or more.

          "Junior Stock" has the meaning set forth in Section 3(b).

          "Maturity Date" has the meaning set forth in Section 4(a).

          "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any Equity Securities (other than Common Stock) shall mean the excess of (i) the Fair Market Value of a share of Common Stock on the Determination Date multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise, conversion or exchange in full of such Equity Securities (and any Equity Securities receivable upon exercise, conversion or exchange thereof), whether or not then exercisable, convertible or exchangeable at such date, if any, over
     (ii) the aggregate amount payable pursuant to the exercise, conversion or exchange of such Equity Securities, whether or not then exercisable, convertible or exchangeable, to purchase or acquire such maximum number of shares of Common Stock (and any Equity Securities receivable upon exercise, conversion or exchange thereof); provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, the amount payable pursuant to the exercise, conversion or exchange of such Equity Securities to purchase or acquire shares of Common Stock shall be deemed to be the Fair Market Value of the consideration payable pursuant to the exercise, conversion or exchange of such Equity Securities on the Determination Date (excluding for that purpose the Fair Market Value of the Equity Security to be so exercised, converted or exchanged).

          "Parity Preferred Stock" has the meaning set forth in Section 3(a).

          "Preferred Stock Directors" has the meaning set forth in Section 8(b).

          "Pro Rata Repurchases" means any purchase of shares of Common Stock by the Corporation or any affiliate thereof (as defined in Rule 12b-2 under the Security Exchange Act of 1934 (the "Exchange Act") pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Class C Preferred Shares are outstanding, pursuant to any tender offer or exchange offer subject to
     Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that "Pro Rata Repurchase" shall not include any purchase of shares by the Corporation or any subsidiary thereof made in open market transactions substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act or on such other terms and conditions as the Board of Directors shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

          "Provisional Redemption Date" has the meaning set forth in Section 4(b)(i).

          "Provisional Redemption Price" has the meaning set forth in Section 4(b)(i).

          "Provisional Redemption Year" has the meaning set forth in Section 4(b)(i).

          "Reorganization Event" has the meaning set forth in Section 4(e).

          "Rights" means rights of the Corporation issued or issuable under the Rights Agreement dated September 9, 1994 between the Corporation and The Bank of New York or pursuant to any successor stockholder rights plan replacing the Rights Agreement.

          "Senior Preferred Stock" has the meaning set forth in Section 3(a).

          "Security Issue Date" means the date on which a particular Class C Preferred Share is issued.

          "Third Party" means any person as to which the Corporation does not own, directly or indirectly, and does not have the power to direct, more than 20% of the outstanding voting interests.

          "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

          "Volume-Weighted Average Trading Price" for any given period means, for a security, an amount equal to (A) the cumulative sum, for each trade of such security during such period on the New York Stock Exchange (or such other principal exchange or over-the-counter market on which such security is listed), of the product of: (x) the sale price and (y) the number of shares of the security sold at such price; divided by (B) the total number of securities so traded during the specified period.

SECTION 3. DIVIDENDS.

     (a) Payment of Dividends. The holders of outstanding Class C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential dividends at the rate per Class C Preferred Share of $2.125 per annum, as adjusted pursuant hereto, and no more, payable quarterly in arrears on the 15th day of each February, May, August and

November, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. The first dividend payment shall be for the period from the Initial Issuance Date to but excluding the first day of the next calendar quarter, and will be payable on the first Dividend Payment Date thereafter. Each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day next preceding the first day of the next such quarterly period shall be a dividend period. Dividends (or amounts equal to accrued and unpaid dividends) payable on Class C Preferred Shares for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. The Board of Directors may fix a record date for the determination of holders of Class C Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 calendar days prior to the date fixed for the payment thereof. If the Security Issue Date of a particular Class C Preferred Share is later than the Initial Issuance Date solely due to a delay in the surrender by the holder of a certificate representing a share of capital stock of Cellular Communications, Inc. ("CCI") pursuant to Section 3.2 of the Agreement and Plan of Merger between the Corporation and CCI, then, dividends on such Class C Preferred Share shall be payable from the Initial Issuance Date. If the Security Issuance Date of a particular Class C Preferred Share is later than the Initial Issuance Date for reasons other than those described in the preceding sentence, then dividends on such Class C Preferred Share shall accrue only from the first day of the dividend period during which such Class C Preferred Share was issued.

     Dividends on the Class C Preferred Shares will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared on a daily basis from the previous Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of Class C Preferred Shares on the Maturity Date or on the date of their earlier redemption or conversion.

     The Class C Preferred Shares will rank on a parity as to payment of dividends with Class B Preferred Shares, and with any future preferred stock issued by the Corporation (the "Parity Preferred Stock") that by its terms ranks pari passu with the Class C Preferred Shares with respect to payment of dividends.

     The Class C Preferred Shares will be subordinate as to payment of dividends to any future preferred stock issued by the Corporation that by its terms is senior to the Class C Preferred Shares with respect to payment of dividends (the "Senior Preferred Stock").

     (b) Payment of Dividends on Junior Stock. As long as any Class C Preferred Shares are outstanding, no dividends or other distributions for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Class C Preferred Shares as to the payment of dividends and distribution of assets upon liquidation, including the Corporation's Series A Redeemable Participating Preferred Stock, par value $0.01 per share ("Junior Stock"), and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid on any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock (including the Class C Preferred Shares) have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Junior Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock.

     In addition, as long as any Class C Preferred Shares are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with a reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock unless all Parity Preferred Stock at to which such a default exists is purchased or redeemed on a pro rata basis.

     Subject to the provisions described above, such dividends or other distributions (payable in cash, property, or Junior Stock) as may be determined from time to time by the Board of Directors may be declared and paid on the shares of any Junior Stock and from time to time Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of any outstanding Senior Preferred Stock or Parity Preferred Stock, to share therein according to their respective interests.

     (c) Payment of Dividends on Parity Preferred Stock. As long as any Class C Preferred Shares are outstanding, dividends or other distributions for any dividend period may not be paid on any outstanding shares of Parity Preferred Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a) (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Senior Preferred Stock or Parity Preferred Stock dividend or distribution and for the current dividend period, to the extent such Senior Preferred Stock or Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default on any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock; or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on outstanding Class C Preferred Shares and each other share of such Parity Preferred Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of outstanding Class C Preferred Shares and such other outstanding shares of Parity Preferred Stock bear to each other.

     In addition, as long as any Class C Preferred Shares are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Senior Preferred Stock or Parity Preferred Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on all outstanding shares of Senior Preferred Stock and Parity Preferred Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the payment date of such Parity Preferred Stock purchase, redemption or other acquisition and for the current dividend period, to the extent such Senior Preferred Stock and Parity Preferred Stock dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofor required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any outstanding shares of Senior Preferred Stock and Parity Preferred Stock; and (iii) the Corporation is not in default of any of its obligations to redeem any outstanding shares of Senior Preferred Stock or Parity Preferred Stock., unless all Parity Preferred Stock as to which such a default exists is purchased or redeemed on a pro rata basis.

     (d) Any dividend payment made on the Class C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Class C Preferred Shares.

     (e) All dividends paid with respect to the Class C Preferred Shares shall be paid pro rata to the holders entitled thereto.

     (f) Holders of the Class C Preferred Shares shall be entitled to receive dividends in preference to and in priority over any dividends upon any shares of the Corporation ranking junior to the Class C Preferred Shares as to dividends, but subject to the rights of holders of shares of the Corporation having a preference and a priority over the payment of dividends on the Class C Preferred Shares.

SECTION 4. REDEMPTION AND CONVERSION.

     (a) Mandatory Redemption.  On           , 2016 (the "Maturity Date") [20
YEARS FROM THE INITIAL ISSUANCE DATE], the Class C Preferred Shares shall terminate and the holder of each outstanding Class C Preferred Share shall be entitled to receive an amount in cash equal to $50.00 per share (the "Call Price") plus all accrued and unpaid dividends on such Class C Preferred Share (other than previously declared dividends payable to a holder of record on a prior date) to the Maturity Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the redemption of the Class C Preferred Shares by the Corporation or the conversion of the Class C Preferred Shares at the option of the holder at any time prior to the Maturity Date. Dividends on the Class C Preferred Shares shall cease to accrue and such shares shall cease to be outstanding on the Maturity Date. The Corporation shall make such arrangements as it deems appropriate for the payment of cash in respect of the Call Price and accrued and unpaid dividends, if any, in exchange for and contingent upon surrender of certificates representing the Class C Preferred Shares, and the Corporation may defer the payment of the Call Price or dividends on such shares of Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the Class C Preferred Shares, provided that the Corporation shall give the holders of the Class C Preferred Shares such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the Maturity Date. Amounts payable in cash in respect of the Class C Preferred Shares or in respect of such shares of Common Stock shall not bear interest.

     (b) Redemption at the Option of the Corporation.

     (i) Right to Redeem.  Class C Preferred Shares are not redeemable by the
Corporation prior to           , 1999 (the "Provisional Redemption Date") [THE
DATE THAT IS THREE YEARS AFTER THE INITIAL ISSUANCE DATE]. From and after the
Provisional Redemption Date until           , 2000 [THE DATE THAT IS FOUR YEARS
AFTER THE INITIAL ISSUANCE DATE] (the "Provisional Redemption Year"), the Class C Preferred Shares may be redeemed by the Corporation at any time after the Volume-Weighted Average Trading Price of the Common Stock on a per day basis has exceeded $47.125 on 15 separate Trading Days during any 30 consecutive Trading Day period during the Provisional Redemption Year (the "Provisional Redemption Price"). After the Provisional Redemption Year, the Class C Preferred Shares may be redeemed by the Corporation regardless of whether the Common Stock has achieved the Provisional Redemption Price. Until , 2006, the Corporation may only redeem the Class C Preferred Shares by delivering an amount of Common Stock equal to the Call Price divided by the Volume-Weighted Average Trading Price of the Common Stock for the 15 consecutive Trading Day period prior to the record
date for such redemption. From           , 2006 [the date that is 10 years after
the Initial Issuance Date] until the Maturity Date, the Class C Preferred Shares may be redeemed by the Corporation by delivering either (a) the amount of Common Stock described in the previous sentence or (b) cash in an amount equal to the Call Price.

     The public announcement of any call for redemption shall be made prior to, or at the time of, the mailing of the notice of such call to holders of Class C Preferred Shares as described below. If fewer than all the outstanding Class C Preferred Shares are to be redeemed, Class C Preferred Shares to be redeemed shall be selected by the Corporation from outstanding Class C Preferred Shares not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable. As used in this subparagraph (b), the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of Class C Preferred Shares means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of Class C Preferred Shares.

     (ii) Notice of Redemption. The Corporation shall provide notice of any redemption of the Class C Preferred Shares to holders of record of Class C Preferred Shares to be called for redemption not less than 15 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of Class C Preferred Shares to be redeemed, at such holder's address as it appears on the stock register of the Corporation; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any Class C Preferred Shares to be redeemed except as to the holders to whom the Corporation has failed to give said notice or whose notice was defective.

     Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

          (A) the redemption date;

          (B) that all outstanding Class C Preferred Shares are to be redeemed or, in the case of a call for redemption of fewer than all outstanding Class C Preferred Shares, the number of such shares held by such holder to be redeemed;

          (C) the number of shares of Common Stock deliverable upon redemption of each Class C Preferred Share to be redeemed and, if applicable, the Call Price and the Current Market Price used to calculate such number of shares of Common Stock;

          (D) the place or places where certificates for such shares are to be surrendered for redemption; and

          (E) that dividends on the Class C Preferred Shares to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

     (iii) Deposit of Shares and Funds. The Corporation's obligation to deliver shares of Common Stock and provide funds upon redemption in accordance with this
Section 4 shall be deemed fulfilled if, on or before a redemption date, the Corporation shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, or shall set aside or make other reasonable provision for the issuance of such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this Section 4 upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this Section 4). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such Class C Preferred Shares so called for redemption shall look only to the Corporation for delivery of such shares of Common Stock or funds.

     (iv) Surrender of Certificates; Status. Each holder of Class C Preferred Shares to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall there upon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this Section 4 following such surrender and following the date of such redemption. In case fewer than all the Class C Preferred Shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed Class C Preferred Shares. If such notice of redemption shall have been given, and if on the date fixed for redemption, shares of Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefore) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision therefore, then, notwithstanding that the certificates evidencing any Class C Preferred Shares so called for redemption or subject to conversion shall not have been surrendered, the Class C Preferred Shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the Class C Preferred Shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of Class C Preferred Shares at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the Class C Preferred Shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this Section 4 without interest upon surrender of their certificates therefore (unless the Corporation defaults on the delivery of such shares or the payment of such funds). Holders of Class C Preferred Shares that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Common Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such Class C Preferred Shares and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to such redemption date without interest thereon.

     (c) Conversion at Option of Holder. Class C Preferred Shares are convertible at the option of the holder thereof at any time prior to the Maturity Date, unless previously redeemed, into shares of Common Stock at a rate of 1.379 shares of Common Stock per Class C Preferred Share, as such rate may be adjusted as provided below (the "Exchange Rate").

     Conversion of Class C Preferred Shares at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank, to the office or agency to be maintained by the Corporation for that purpose (and, if applicable, cash payment of an amount equal to the dividend payable on such shares), and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied, and dividends will cease to accrue in respect of Class C Preferred Shares at such time. The conversion shall be at the Exchange Rate in effect at such time and on such date.

     Holders of Class C Preferred Shares at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. Except as provided above, upon any optional conversion of Class C Preferred Shares, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Class C Preferred Shares or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.

     (d) Exchange Rate Adjustments. The Exchange Rate shall be subject to adjustment from time to time as provided below in this section (d).

     (i) If the Corporation shall, after the Initial Issuance Date:

          (A) pay a stock dividend or make a distribution with respect to its Common Stock in capital stock of the Corporation,

          (B) subdivide or split its outstanding Common Stock into a greater number of shares,

          (C) combine its outstanding shares of Common Stock into a smaller number of shares, or

          (D) issue any shares of capital stock of the Corporation as a distribution with respect to, or by reclassification of its shares of Common Stock (other than the Rights or Equity Securities covered under
     Section 4(d)(ii)),

then, in any such event, the Exchange Rate in effect immediately prior to such event shall be adjusted so that the holder of any Preferred Shares shall thereafter be entitled to receive upon conversion or upon redemption by the Corporation in the form of Common Stock or conversion at the option of the holder, the number of shares of Common Stock of the Corporation which such holder would have owned or been entitled to receive immediately following any event described above had such Preferred Shares been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustment shall be made successively. In the case of an event described in subsection (D) above, each Class C Preferred Share shall become convertible into shares of capital stock of the Corporation as to which a holder of Common Stock immediately prior to such a distribution shall be entitled, or into which the Common Stock has become reclassified, at the Exchange Rate as modified by this subsection (i). In the event of any such reclassification into more than one resulting class of capital stock of the Corporation, the shares of each such resulting class issuable upon conversion of a Class C Preferred Share shall be in the same proportion, if possible, or if not possible, substantially the same proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassifications.

     (ii) If the Corporation shall, after the Initial Issuance Date, issue without cost Equity Securities (other than Common Stock, the Rights or Exempt Issuances) ("Issued Equity Securities") to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the later of the record date of such issuance and the Determination Date) to subscribe for or purchase shares of Common Stock or other Equity Securities at a price per share less than the Fair Market Value of the Common Stock or other Equity Security to be acquired in effect on the Determination Date for such issuance (treating the price per share of the Equity Securities to be acquired as equal to (x) the sum of the Fair Market Value of the consideration payable for a unit of the Equity Security plus (B) the Fair Market Value of any additional consideration initially payable upon the exercise, conversion or exchange of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying or that may be acquired upon the exercise, conversion or exchange of such Equity Security) then, in any such event unless such Equity Securities are issued to holders of Class C Preferred Shares on a pro rata basis with the shares of Common Stock based on the Exchange Rate on the date immediately preceding such issuance, the Exchange Rate in effect on the record date described below shall be adjusted by multiplying it by a fraction of which the numerator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such Issued Equity Securities (including the Common Stock that may be acquired upon the exercise, conversion or exchange of the Equity Securities), and of which the denominator shall be the sum of (x) number of shares of Common Stock outstanding on the date of issuance of such Issued Equity Securities immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (including, without limitation, the Fair Market Value of the consideration payable for a unit of the Equity Securities so offered plus the Fair Market Value of any additional consideration payable upon exercise, conversion or exchange of such Equity Securities) would purchase at such Fair Market Value as of the Determination Date for such issuance. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such Equity Securities, the Exchange Rate shall each be readjusted to the Exchange Rate which would then be in effect had the adjustments been made upon the issuance of such Equity Securities upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.

     (iii) If the Corporation shall, after the Initial Issuance Date, make an Extraordinary Dividend or effect a Pro Rata Repurchase of Common Stock, then unless such Extraordinary Dividend is made to each holder of Class C Preferred Shares on a pro rata basis with the shares of Common Stock based on the Exchange Rate in effect on the date immediately preceding such payment or distribution, in any such event, then the Exchange Rate in effect immediately prior to such event shall be adjusted by multiplying it by a fraction of which the numerator shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase (minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation and (ii) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such Extraordinary Dividend and the number of shares outstanding immediately prior to such Distribution or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement of such Pro Rata Repurchase, as the case may be, and of which the denominator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase and (y) the Fair Market Value of a share of Common Stock on the record date with respect to such Extraordinary Distribution, or, in the case of a Pro Rata Repurchase on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be (provided that such denominator shall never be less than 1.0); provided, however, that no Pro Rata Repurchase shall cause an adjustment to the Exchange Rate unless the amount of all cash dividends and distributions made to holders of Common Stock during the twelve-month period ending on the Effective Date of such Pro Rata Repurchase, when combined with the aggregate amount of all Pro Rata Repurchases, including such Pro Rata Repurchase (for all purposes of this Section 4(d)(iii) including only that portion of the Fair Market Value of the aggregate purchase price of each Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect each such Pro Rata Repurchase), the Effective Dates of which fall within such period, exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the Trading Day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution. Such adjustment shall be made successively.

     (iv) If the Corporation shall, after the Initial Issuance Date, make an International Distribution, then each holder of Class C Preferred Shares as of the record date of such distribution shall receive such International Distribution on a pro rata basis with the shares of Common Stock based on the Exchange Rate in effect on the record date for such International Distribution. With respect to all shares of Series C Preferred Shares outstanding and subsequently issued, the dividend payable pursuant to Section 2(a) hereof and the Call Price shall each be adjusted by multiplying each of them by a fraction, of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y)(i) the Fair Market Value of a share of Common Stock on the record date with respect to such International Distribution, minus (ii) the Fair Market Value of the International Distribution, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such International Distribution and (y) the Fair Market Value per share of the Common Stock on the record date for the determination of stockholders entitled to receive such International Dividend. Such adjustment shall be made successively. In the event that this subsection (iv) is applicable, then the provisions of subsection (iii) shall not apply. All adjustments pursuant to this subsection shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such International Distribution. If the Corporation has received an opinion of a nationally recognized law firm or accounting firm that the procedure set forth in this subsection (iv) would result in an adverse tax consequence to the Corporation or the holders of the Common Stock, then the provisions of this subsection (iv) shall not apply, and the provisions of subsection (iii) shall be applicable.

     (v) In case the Corporation shall, at any time or from time to time while any of the shares of Class C Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any Rights, (ii) Exempt Issuances or pursuant to Equity Securities issued as Exempt Issuances,
(iii) pursuant to any Equity Security theretofore outstanding entitling the holder to purchase or acquire shares of Common Stock or (iv) distributions pursuant to Section 5 of the Certificate of Designation, Rights and Preferences of the Class B Preferred Shares) for a consideration having a Fair Market Value on the Determination Date for such issuance of Equity Securities less than the Fair Market Value of such shares of Common Stock on the date of such issuance, sale or exchange, then the Exchange Rate in effect immediately prior to such issuance, sale or exchange shall be adjusted by multiplying it by a fraction of which the numerator shall be the sum of (x) number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock so issued, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding on the date of such issuance immediately prior to such issuance, plus (y) the number of additional shares of Common Stock which the aggregate price paid for the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Fair Market Value as of the Determination Date for such issuance. Notwithstanding the foregoing, the provisions of this subsection (v) shall not apply if the Board of Directors of the Corporation has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Common Stock in a transaction with a Third Party negotiated at arm's length shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Common Stock or of the consideration to be paid for the Common Stock, as measured on a single date or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Common Stock.

     (vi) In case the Corporation shall, at any time or from time to time while any of the shares of Class C Preferred Shares are outstanding, issue, sell or exchange any Equity Security (other than Common Stock, the Rights, Exempt Issuances or distributions to holders pursuant to Section 5 of the Certificate of Designation, Preferences and Rights for the Class B Shares) other than any such issuance to all holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) for a consideration having a Fair Market Value on the Distribution Date less than the Non-Dilutive Amount, then the Exchange Rate shall be adjusted by multiplying it by a fraction, the numerator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the Trading Day immediately preceding the first public announcement of such issuance, sale or exchange and (y) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock underlying or which could be acquired pursuant to such Equity Security at the time of the issuance, sale or exchange of such Equity Security (assuming shares of Common Stock could be acquired pursuant to such Equity Security at such time), and the denominator of which shall be the sum of (x) the Fair Market Value of all the shares of Common Stock outstanding on the Distribution Date plus (y) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such Equity Security plus (z) the Fair Market Value as of the time of such issuance of the consideration which the Corporation would receive upon exercise, conversion or exchange in full of all such Equity Securities. Notwithstanding the foregoing, the provisions of this subsection (vi) shall not apply if the Board of Directors has determined that the value of any consideration to be received in exchange for the issuance, sale or exchange of such Equity Securities in a transaction with a Third Party negotiated at arm's length shall be based upon the Volume-Weighted Average Trading Price or closing price or similar measure of the Equity Securities or of the consideration to be paid therefor, as measured on a single day or over a period of days within a reasonable amount of time prior to the issuance, sale or exchange of such Equity Securities.

     (vi) Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsection (ii) above.

     (vii) The Corporation shall also be entitled to make such adjustments in the Exchange Rate as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders the Initial Issuance Date shall not be taxable.

     (viii) In any case in which subsection 4(d) shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to subsection 4(b) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted Class C Preferred Shares the additional shares of Common Stock issuable upon such conversion over the shares of Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to subsection 3(i).

     (ix) All adjustments to the Exchange Rate shall be calculated to the nearest 1/1000th of a share of Common Stock. No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustment which by reason of this subsection (ix) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided further that any adjustment shall be required and made in accordance with the provisions of this Section (other than this subparagraph (ix)) not later than such time as may be required in order to preserve the taxfree nature of a distribution to the holders of shares of Common Stock. If any action or transaction would require adjustment to the Exchange Rate pursuant to more than one paragraph of this
Section 4, only one adjustment shall be made and such adjustment shall be the amount of the adjustment that has the highest absolute value.


     (e) Adjustment for Consolidation or Merger. In case of (A) any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (B) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (C) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition in which the Corporation is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged) (each a "Reorganization Event"), then proper provision shall be made so that each Class C Preferred Share shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the Merger Consideration (as defined below) receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such Class C Preferred Share might have been converted immediately prior to consummation of such transaction, (ii) conversion on the Maturity Date into the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such Class C Preferred Share would have converted if the conversion on the Maturity Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such Class C Preferred Shares (other than previously declared dividends payable to a holder of record as of a prior date) and (iii) redemption on any redemption date in exchange for the Merger Consideration receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction.


     "Merger Consideration" means the kind or amount of securities, cash or other property receivable upon consummation of a Reorganization Event (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

     For purposes of the immediately preceding paragraph and subsection 4(g)(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

     (f) Notice of Adjustments. Whenever the Exchange Rate is adjusted as herein provided, the Corporation shall:

          (i) forthwith compute the adjusted Exchange Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Exchange Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the Class C Preferred Shares and the Common Stock; and

          (ii) make a prompt public announcement and mail a notice to the holders of the outstanding Class C Preferred Shares stating that the Exchange Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Exchange Rate, such notice to be mailed within 45 days after the close of the fiscal quarter during which the facts requiring such adjustment occurred.

     (g) Notices. In case, at any time while any of the Class C Preferred Shares are outstanding,

          (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, excluding any cash dividends (other than an Extraordinary Distribution); or

          (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares or its Common Stock or of any other Equity Securities; or

          (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or capital stock or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate name or corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

          (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

          (v) there shall occur any Pro Rata Repurchase,

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Class C Preferred Shares, and shall cause to be mailed to the holders of Class C Preferred Shares at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation. or winding up. The failure to give or receive the notice required by this subsection (g) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

     (h) Effect of Conversions. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be usable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

     (i) No Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any Class C Preferred Shares. In lieu of any fractional share otherwise issuable in respect of the aggregate number of Class C Preferred Shares of any holder which are converted upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of (i) the Maturity Price of the Common Stock or (ii) the Current Market Price on the second Trading Date immediately preceding the effective date of conversion, in the case of an optional conversion by a holder. If more than one share shall be surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Class C Preferred Shares so surrendered.

     (j) Re-issuance. Class C Preferred Shares that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as 4.25% Class C Convertible Preferred Stock, Series 1996, and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

     (k) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of share of Class C Preferred Shares pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Class C Preferred Shares redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (l) Reservation of Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the Class C Preferred Shares or any conversion of the Class C Preferred Shares at the option of the holder, the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding Class C Preferred Shares.

SECTION 5. LIQUIDATION RIGHTS.

     (a) The Class C Preferred Shares will rank on a parity as to distribution of assets upon liquidation with the Class B Preferred Stock, and with any future preferred stock issued by the Corporation that by its terms ranks pari passu with the Class C Preferred Shares, with respect to distribution of assets upon liquidation.

     (b) The Class C Preferred Shares will be subordinate as to distribution upon liquidation to any future preferred stock issued by the Corporation that by its terms is senior to the Class C Preferred Shares with respect to distribution of assets upon liquidation.

     (c) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of Class C Preferred Shares then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the Class C Preferred Shares on liquidation, and before any distribution to holders of any shares of the Corporation that are junior and subordinate to the Class C Preferred Shares on liquidation, including the Common Stock and the Series A Participating Preferred Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount of cash per Class C Preferred Share equal to the Call Price, as adjusted pursuant to the terms hereof, plus an amount equal to all accrued and unpaid dividends thereon, and shall, after the holders of Common Stock have received an amount per share of Common Stock equal to the Call Price divided by the Exchange Rate, be entitled to participate on a pro rata basis with the holders of Common Stock on a per share basis, as if such Class C Preferred Shares had converted to Common Stock at the Exchange Rate then in effect on the date immediately prior to such distribution. In the event the assets of the Corporation available for distribution to the holders of the Class C Preferred Shares upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full the liquidation payments payable to the holders of outstanding Class C Preferred Shares and of all other series of Preferred Stock that rank on a parity with the Class C Preferred Shares in the event of liquidation, the holders of the Class C Preferred Shares and of all other series of such parity Preferred Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding Class C Preferred Shares and the holders of outstanding shares of such parity Preferred Stock were paid in full. Except as provided in this Section 5, holders of Class C Preferred Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     (d) For the purposes of this Section 5, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

          (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

          (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

SECTION 6. NO PREEMPTIVE RIGHTS.

     The holders of Class C Preferred Shares shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

SECTION 7. VOTING RIGHTS.

     (a) The holders of Class C Preferred Shares shall not have any voting rights except as required by law and except as set forth below in Section 7(b) and (c).

     (b) If at any time dividends payable on the Class C Preferred Shares or any other series of Parity Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable thereon for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the Class C Preferred Shares, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Directors to be in addition to the number of Directors constituting the Board of Directors immediately prior to the accrual of such right. Such right of the holders of Class C Preferred Shares to elect two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the Class C Preferred Shares and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of Class C Preferred Shares to elect two Preferred Stock Directors separately as a class shall cease, subject always to the same provisions for the vesting of such right of the holders of the Class C Preferred Shares to elect two Preferred Stock Directors in the case of future dividend defaults.

     The term of office of each Director elected pursuant to the preceding paragraph shall terminate on the earlier of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of Class C Preferred Shares and such other series of Preferred Stock to vote for Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Director shall be filled exclusively by no less than two-thirds of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

     (c) For as long as any Class C Preferred Shares remain outstanding, the affirmative consent of the holders of at least two-thirds thereof actually voting (voting separately as a class) given in person or by proxy, at any annual meeting or special meeting of the shareholders called for such purpose, shall be necessary to amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation which would adversely affect the powers, preferences or rights of the holders of the Class C Preferred Shares then outstanding or reduce the minimum time required for any notice to which holders of Class C Preferred Shares then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any shares of stock (whether or not already authorized) ranking junior to, on a parity with, or senior to the Class C Preferred Shares with respect to payment of dividends or payment upon liquidation shall be deemed not to adversely affect such powers, preferences or rights and shall not be subject to approval by the holders of Class C Preferred Shares; and provided further that the holders of the Preferred Shares shall not have any voting rights with respect to the amendment, alteration or repeal of any provisions of the Certificate of Incorporation of the Corporation approved at a meeting of the stockholders the record date of which is prior to the issuance of any Class C Preferred Shares.

     IN WITNESS WHEREOF, AirTouch Communications, Inc. has caused this
certificate to be executed this day of           , 1996.

                                          AIRTOUCH COMMUNICATIONS, INC.

                                          By:

                                                                         ANNEX E

                                                                   July 17, 1996

Board of Directors
Cellular Communications, Inc.
110 East 59th Street
New York, NY 10022

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders, other than AirTouch Communications, Inc. ("AirTouch"), of Cellular Communications, Inc. (the "Company") (the "Public Shareholders") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of April 4, 1996, among AirTouch, the Company and AirTouch Cellular (the "Agreement"). The Agreement provides, among other things, for a merger of the Company with and into AirTouch Cellular (the "Merger").

     Pursuant to the Agreement, each share of the Company's (i) Series A Common Stock, Series C Common Stock, (ii) Redeemable Participating Convertible Preferred Stock, (iii) Class A Preference Stock, and (iv) Series B Preference Stock (collectively, the "Shares") will be converted into the right to receive
(i) $55.00 in cash or (ii) a unit of AirTouch securities (a "Unit") having an aggregate face amount of $55.00 per Unit, each such Unit consisting of (x) shares of AirTouch 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share (the "Mandatorily Convertible Preferred Stock") and (y) shares of AirTouch 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share (the "Convertible Preferred Stock") or (iii) a combination of a fraction of a Unit and cash together having an aggregate face amount of $55.00. The terms of the Merger are more fully set forth in the Agreement.

     In arriving at our opinion, we have reviewed the Merger Agreement and the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 among AirTouch (then known as PacTel Corporation), the Company and predecessors of the Company. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and AirTouch including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and AirTouch with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company and AirTouch, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company or investigate any other alternative transactions which might be available to the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and AirTouch. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Convertible Preferred Stock, the Mandatorily Convertible Preferred Stock or the Units will actually trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the Merger.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received by the Public Shareholders pursuant to the Agreement is fair to the Public Shareholders from a financial point of view.

                                            Very truly yours,

                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                            By: /s/ Michael J. Connelly

                                              ----------------------------------
                                              Michael J. Connelly
                                              Managing Director

                                                                         ANNEX F

                                                                   July 17, 1996

Board of Directors
Cellular Communications, Inc.
110 East 59th Street
New York, NY 10022

Gentlemen:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the Series A Common Stock, Series C Common Stock, Redeemable Participating Convertible Preferred Stock, Class A Preference Stock and Series B Preference Stock (the "Shares") of Cellular Communications, Inc. (the "Company"), other than AirTouch Communications, Inc. ("AirTouch"), of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of April 5, 1996 (the "Merger Agreement"), among the Company, AirTouch, and AirTouch Cellular ("AirTouch Cellular"). The Merger Agreement provides for, among other things, a merger of the Company with and into AirTouch Cellular (the "Transaction") pursuant to which each outstanding Share will be converted into the right to receive (i) $55.00 in cash, or (ii) a unit ("Unit") of AirTouch securities having an aggregate face amount of $55.00 per share consisting of a specified number of shares of AirTouch 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share ("Class B Preferred Stock"), and a specified number of shares of AirTouch 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share ("Class C Preferred Stock"), or
(iii) a combination of a fraction of a Unit and cash together having an aggregate face amount of $55.00 (the "Consideration"). The terms and conditions of the Transaction are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed the Merger Agreement. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and AirTouch for recent years and interim periods to date. We have also reviewed and analyzed certain internal financial and operating information of the Company including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis, and we have met with management of the Company to review and discuss such information and, among other matters, the Company's business, operations, assets, financial condition and future prospects. We have also met with the management of AirTouch to discuss the business, operations, assets, financial condition and future prospects of AirTouch. We have also reviewed the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 by and among PacTel Corporation (a predecessor of AirTouch), the Company, CCI Newco, Inc. and CCI Newco Sub, Inc.

     We have also reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company or one or more of its businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the cellular industry which we believe to be reasonably comparable to the Transaction or otherwise relevant to our inquiry. We also performed such other studies, analyses, and investigations and reviewed such other information as we considered appropriate.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us and we have assumed, with your consent, that the financial projections, forecasts and analyses provided to us were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management, and we express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the prices at which the Class B Preferred Stock, Class C Preferred Stock or Units will actually trade at any time.

     Additionally, we have not been authorized to and have not solicited alternative offers for the Company or its assets, or investigated any other alternative transactions which may be available to the Company.

     It is understood that this letter was prepared for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, without our prior written consent. This opinion does not constitute a recommendation to any shareholder with respect to how such holder should vote with respect to the Merger, and should not be relied upon by any shareholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the Consideration to be received by the shareholders of the Company other than AirTouch pursuant to the Transaction is fair to such shareholders from a financial point of view.

                                            Very truly yours,

                                            /s/ WASSERSTEIN PERELLA & CO., INC.

                                                                         ANNEX G

                                                                   April 5, 1996

Board of Directors
AirTouch Communications, Inc.
One California Street
San Francisco, CA 94111

Members of the Board:

     We understand that AirTouch Communications, Inc. ("AirTouch" or the "Company") and Cellular Communications, Inc. ("CCI") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") between the Company, CCI and AirTouch Cellular, a wholly owned subsidiary of the Company ("AirTouch Cellular"), pursuant to which CCI will be merged into AirTouch Cellular in a transaction in which shares of capital stock of CCI not owned by the Company will be converted into the right to receive (1) one unit of newly issued Company securities (nominal value, $55 per unit) ("Company Securities") consisting of a number of shares of (a) 6.00% Mandatorily Convertible Class B Preferred Stock, Series 1996, par value $0.01 per share (the "Class B Preferred Stock"), and (b) 4.25% Convertible Class C Preferred Stock, Series 1996, par value $0.01 per share (the "Class C Preferred Stock") as set forth in the Merger Agreement; or
(2) $55 in cash; or (3) a fractional combination of units of Company Securities and cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement and the terms of the Class B Preferred Stock and Class C Preferred Stock are set forth in more detail in the Certificates of Designations, Preferences and Rights relating thereto.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated as of December 14, 1990 between the Company, CCI and the other parties thereto (the "Existing Agreement"), (2) the Merger Agreement dated April 5, 1996, (3) the Certificate of Designations, Preferences, and Rights relating to the Company's Class B Preferred Stock and Class C Preferred Stock, each dated April 5, 1996,
(4) publicly available information concerning the Company, CCI and the joint venture owned 50% by the Company and 50% by CCI ("NewPar") that we believe to be relevant to our inquiry, including without limitation, the Form 10-K dated December 31, 1995 for each of the Company and CCI, (5) financial and operating information with respect to the business, operations and prospects of NewPar prepared by the Company or NewPar, as the case may be, and furnished to us in either case by the Company, (6) the trading history of CCI's publicly traded stock from August 1991 to the present, (7) the terms and trading histories of certain other publicly traded convertible preferred securities that we deemed relevant, (8) a comparison of stock market trading data, historical financial results and present financial condition of the Company and CCI with those of other companies that we deemed relevant, (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (10) the terms of the Appraisal Process set forth in the Existing Agreement and several hypothetical future appraisal values for a share of CCI common stock as of the appraisal dates outlined in the Existing Agreement. In addition, we have had discussions with the management of the Company and CCI concerning the business, operations, assets, financial condition and prospects of CCI and undertook such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information. In arriving at our opinion, we have relied on two sets of financial projections for NewPar prepared respectively by the Company and NewPar. With respect to the financial projections for NewPar prepared by the Company, upon the advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of NewPar. With respect to the financial projections for NewPar prepared by NewPar, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of NewPar as to the future financial performance of NewPar. However, with the Company's consent we have not conducted any discussions with the management of NewPar concerning such projections or the business, operations, assets, financial condition or prospects of NewPar. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of CCI or NewPar and have not made or obtained any evaluations or appraisals of the assets or liabilities of CCI or NewPar. We have assumed for purposes of our opinion, with the Company's consent, that the Proposed Transaction will (a) not have any adverse impact on the Company and/or CCI under any existing agreement to which the Company and/or CCI is a party including any agreement with U S WEST, Inc. and (b) qualify as a tax-deferred transaction without any adverse tax consequences to the Company and/or CCI. We are not expressing any opinion as to what the market value of the Class B Preferred Stock or Class C Preferred Stock will be when issued pursuant to the Merger Agreement or the price at which the Class B Preferred Stock or Class C Preferred Stock will actually trade subsequent to the consummation of the Proposed Transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including acting as managing underwriter for the Company's initial public offering and currently as a commercial paper dealer on behalf of the Company) and have received customary fees for such services. We also have performed various investment banking services for CCI in the past (including acting as financial advisor to CCI in connection with CCI's negotiation with the Company of the Existing Agreement and rendering a fairness opinion to CCI with respect thereto) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and CCI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction.

                                          Very truly yours,

                                          /s/ LEHMAN BROTHERS

                                                                         ANNEX H

                       CONSOLIDATED FINANCIAL STATEMENTS
                          OF U S WEST NEWVECTOR GROUP

                         U S WEST NEWVECTOR GROUP, INC.

                  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
              FOR THE FIRST QUARTERS ENDED MARCH 31, 1996 AND 1995

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                      MARCH 31, 1996 AND DECEMBER 31, 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                     MARCH 31,      DECEMBER 31,
                                                                        1996            1995
                                                                     ----------     ------------
ASSETS
Current assets:
  Cash.............................................................  $       --      $       --
  Trade accounts receivable, net...................................     128,565         142,210
  Federal income taxes receivable from affiliate...................       2,259          12,315
  Other............................................................      40,305          42,853
                                                                     ----------     ------------
          Total current assets.....................................     171,129         197,378
                                                                     ----------     ------------
Property, plant and equipment, net.................................     810,089         805,947
Other non-current assets:
  Intangible assets, net...........................................     437,608         440,320
  Investments and other............................................      10,518          11,741
                                                                     ----------     ------------
          Total other non-current assets...........................     448,126         452,061
                                                                     ----------     ------------
          Total Assets.............................................  $1,429,344      $1,455,386
                                                                      =========      ==========
LIABILITIES AND SHAREOWNER'S EQUITY
Current liabilities:
  Notes payable....................................................  $   13,125      $   13,125
  Trade accounts payable...........................................     127,575         163,056
  Accounts payable to affiliate....................................      46,867          31,389
  Accrued taxes....................................................      49,919          34,567
  Other current liabilities........................................      59,172          59,990
                                                                     ----------     ------------
          Total current liabilities................................     296,658         302,127
Notes payable to affiliate.........................................          --         553,098
Other liabilities..................................................      26,398          26,304
                                                                     ----------     ------------
          Total liabilities........................................     323,056         881,529
                                                                     ----------     ------------
Minority interests in consolidated partnerships....................      72,718          71,599
Shareowner's equity:
  Common stock, no par, 43,000,000 shares authorized, one share
     issued and outstanding........................................          --              --
  Additional paid-in capital.......................................   1,056,342         550,523
  Accumulated deficit..............................................     (22,772)        (48,265)
                                                                     ----------     ------------
          Total shareowner's equity................................   1,033,570         502,258
                                                                     ----------     ------------
          Total Liabilities and Shareowner's Equity................  $1,429,344      $1,455,386
                                                                      =========      ==========

   The accompanying notes are an integral part of the Consolidated Condensed
                             Financial Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                     MARCH 31,      MARCH 31,
                                                                       1996           1995
                                                                     ---------      ---------
REVENUES:
  Cellular service.................................................  $239,211       $185,462
  Cellular equipment...............................................    24,699         16,730
                                                                     --------       --------
          Total revenues...........................................   263,910        202,192
                                                                     --------       --------
OPERATING REVENUES:
  Cellular service.................................................    37,330         30,941
  Cellular equipment...............................................    32,761         17,893
  Selling, general and administrative..............................   109,846         92,330
  Depreciation and amortization....................................    33,945         28,075
                                                                     --------       --------
          Total operating expenses.................................   213,882        169,239
                                                                     --------       --------
Operating income...................................................    50,028         32,953
                                                                     --------       --------
OTHER INCOME (EXPENSE):
  Interest expense.................................................    (1,004)        (6,313)
  Other income (expense), net......................................      (217)         6,079
  Minority interests in income of consolidated partnerships........    (6,015)        (5,133)
  Equity in income (losses) of unconsolidated partnerships.........       356           (205)
                                                                     --------       --------
          Total other expense......................................    (6,880)        (5,572)
                                                                     --------       --------
Income before income taxes.........................................    43,148         27,381
Income tax provision...............................................   (17,655)       (12,050)
                                                                     --------       --------
          NET INCOME...............................................  $ 25,493       $ 15,331
                                                                     ========       ========

   The accompanying notes are an integral part of the Consolidated Condensed
                             Financial Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                         MARCH 31,     MARCH 31,
                                                                           1996          1995
                                                                         ---------     ---------
OPERATING ACTIVITIES:
  Net income...........................................................  $  25,493     $  15,331
  Adjustments to net income
     Depreciation and amortization.....................................     33,945        28,075
     Bad debt provision................................................      6,205         5,044
     Minority interests in income of consolidated partnerships.........      6,015         5,133
     Equity in (income) losses of unconsolidated partnerships..........       (356)          205
     Income taxes......................................................     23,118        12,113
     Changes in operating assets and liabilities:
       Accounts receivable.............................................      8,078         6,089
       Accounts payable and accrued liabilities........................    (11,631)      (20,436)
       Other...........................................................      1,324         7,119
                                                                          --------      --------
          Cash provided by operating activities........................     92,191        58,673
                                                                          --------      --------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment.......................    (54,767)      (60,167)
  Cellular acquisitions................................................         --       (20,555)
  Other................................................................       (307)        2,413
                                                                          --------      --------
          Cash used for investing activities...........................    (55,074)      (78,309)
                                                                          --------      --------
FINANCING ACTIVITIES:
  Capital contributions from limited partners..........................      1,264         4,241
  Capital distributions to limited partners............................     (4,896)           --
  Proceeds from issuance of affiliate debt.............................         --       121,710
  Principal payments on affiliate and other debt.......................       (634)      (98,385)
  Dividends and other return of capital to U S WEST, Inc...............    (32,851)       (7,930)
                                                                          --------      --------
          Cash provided by (used for) financing activities.............    (37,117)       19,636
                                                                          --------      --------
CASH
  Change...............................................................         --            --
  Beginning balance....................................................         --            --
                                                                          --------      --------
  Ending balance.......................................................  $      --     $      --
                                                                          ========      ========

   The accompanying notes are an integral part of the Consolidated Condensed
                             Financial Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    THREE MONTH PERIOD ENDED MARCH 31, 1996
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The unaudited consolidated condensed financial statements have been prepared by U S WEST NewVector Group, Inc. and subsidiaries (the "Company") pursuant to the interim reporting rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally accompanying financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such SEC rules and regulations. In the opinion of the Company's management, the consolidated condensed financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial information set forth therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the Company's 1995 consolidated financial statements and notes thereto included in AirTouch Communications' Registration Statement on Form S-4 (Registration Statement No. 333-03107).

     Certain prior year presentations have been reclassified to conform to the current year presentation.

(2) RECAPITALIZATION OF DEBT

     Borrowings under the Company's credit facility with U S WEST were replaced with equity on January 1, 1996, when U S WEST contributed capital of $553,098 to the Company.

                         U S WEST NEWVECTOR GROUP, INC.

                              FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE SHAREOWNER OF U S WEST NEWVECTOR GROUP, INC.:

     We have audited the accompanying consolidated balance sheets of U S WEST NewVector Group, Inc. (a Colorado corporation and wholly owned subsidiary of U S WEST, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in shareowner's equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U S WEST NewVector Group, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP
Denver, Colorado
February 12, 1996

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                             (DOLLARS IN THOUSANDS)

                                                                         1995         1994
                                                                       ---------    ---------
ASSETS
Current assets:
  Cash..............................................................   $      --    $      --
  Trade accounts receivable, net of allowance for doubtful accounts
     of $23,302 and $17,144, respectively...........................     142,210      108,090
  Inventories.......................................................      23,912       18,375
  Deferred tax asset................................................       9,800        8,477
  Federal income taxes receivable from affiliate....................      12,315           --
  Other.............................................................       9,141       14,784
                                                                       ---------    ---------
       Total current assets.........................................     197,378      149,726
                                                                       ---------    ---------
Property, plant and equipment, at cost..............................   1,178,768      972,982
  Less accumulated depreciation and amortization....................    (372,821)    (334,444)
                                                                       ---------    ---------
       Property, plant and equipment, net...........................     805,947      638,538
                                                                       ---------    ---------
Other non-current assets:
  Goodwill, net of accumulated amortization.........................     337,563      347,442
  Operating licenses and other intangible assets, net of accumulated
     amortization...................................................     102,757      112,821
  Taxes receivable from affiliate...................................          --       31,439
  Investments and other.............................................      11,741       11,216
                                                                       ---------    ---------
       Total other non-current assets...............................     452,061      502,918
                                                                       ---------    ---------
       TOTAL ASSETS.................................................   $1,455,386   $1,291,182
                                                                       =========    =========
LIABILITIES AND SHAREOWNER'S EQUITY
Current liabilities:
  Notes payable.....................................................   $  13,125    $      --
  Trade accounts payable............................................     163,056       97,674
  Accounts payable to affiliate.....................................      31,389       30,779
  Accrued liabilities:
     Employee compensation..........................................      26,203       25,767
     Taxes..........................................................      34,567       25,292
     Other..........................................................      14,212       14,617
  Deferred revenue..................................................      15,844       11,436
  Other current liabilities.........................................       7,302        5,149
                                                                       ---------    ---------
       Total current liabilities....................................     305,698      210,714
Notes payable.......................................................          --       13,125
Notes payable to affiliate..........................................     553,098      448,103
Other liabilities...................................................      22,733       24,191
                                                                       ---------    ---------
       Total liabilities............................................     881,529      696,133
                                                                       ---------    ---------
Minority interests in consolidated partnerships.....................      71,599       84,013
Shareowner's equity:
  Common stock, no par, 43,000,000 shares authorized, one share
     issued and outstanding.........................................          --           --
  Additional paid-in capital........................................     550,523      620,994
  Accumulated deficit...............................................     (48,265)    (109,958)
                                                                       ---------    ---------
       Total shareowner's equity....................................     502,258      511,036
                                                                       ---------    ---------
       TOTAL LIABILITIES AND SHAREOWNER'S EQUITY....................   $1,455,386   $1,291,182
                                                                       =========    =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                                 1995        1994        1993
                                                               --------    --------    --------
REVENUES:
  Cellular service..........................................   $845,493    $624,174    $442,890
  Cellular equipment........................................     95,755     119,594      63,534
                                                               --------    --------    --------
     Total revenues.........................................    941,248     743,768     506,424
                                                               --------    --------    --------
OPERATING EXPENSES:
  Cellular service..........................................    125,768      88,796      58,198
  Cellular equipment........................................    118,432     122,064      63,645
  Selling, general and administrative.......................    428,892     353,074     259,240
  Depreciation and amortization.............................    121,014      97,394      93,211
  Loss on disposition of cellular equipment.................         --          --      75,000
                                                               --------    --------    --------
     Total operating expenses...............................    794,106     661,328     549,294
                                                               --------    --------    --------
Operating income (loss).....................................    147,142      82,440     (42,870)
                                                               --------    --------    --------
OTHER INCOME (EXPENSE):
  Interest expense..........................................    (26,759)    (23,299)    (26,670)
  Other income (expense), net...............................      5,636           6      (1,416)
  Minority interests in (income) losses of consolidated
     partnerships...........................................    (23,898)    (15,849)      1,136
  Equity in income (losses) of unconsolidated
     partnerships...........................................      1,332         (19)       (922)
                                                               --------    --------    --------
     Total other expense....................................    (43,689)    (39,161)    (27,872)
                                                               --------    --------    --------
Income (loss) from continuing operations before income
  taxes.....................................................    103,453      43,279     (70,742)
Income tax (provision) benefit..............................    (41,760)    (20,669)     20,527
                                                               --------    --------    --------
Income (loss) from continuing operations....................     61,693      22,610     (50,215)
Income from operations of discontinued paging segment, net
  of tax....................................................         --       2,930       3,878
Gain on sale of paging segment, net of tax..................         --      41,504          --
                                                               --------    --------    --------
     NET INCOME (LOSS)......................................   $ 61,693    $ 67,044    $(46,337)
                                                               ========    ========    ========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                             COMMON STOCK        ADDITION                     TOTAL
                                         ---------------------   PAID-IN    ACCUMULATED   SHAREHOLDER'S
                                          SHARES      AMOUNT     CAPITAL      DEFICIT        EQUITY
                                         ---------   ---------   --------   -----------   -------------
Balance,
  December 31, 1992....................          1   $ 182,467   $441,084    $(130,665)     $ 492,886
     Recapitalization..................         --    (182,467)   182,467           --             --
     Equity infusion...................         --          --     90,000           --         90,000
  Transfer of assets to affiliate......         --          --    (14,067)          --        (14,067)
     Net loss..........................         --          --         --      (46,337)       (46,337)
                                         ---------   ---------   ---------   ---------      ---------
Balance,
  December 31, 1993....................          1          --    699,484     (177,002)       522,482
     Dividends.........................         --          --    (78,490)          --        (78,490)
     Net income........................         --          --         --       67,044         67,044
                                         ---------   ---------   ---------   ---------      ---------
BALANCE,
  December 31, 1994....................          1          --    620,994     (109,958)       511,036
     Dividends.........................         --          --    (70,471)          --        (70,471)
     Net income........................         --          --         --       61,693         61,693
                                         ---------   ---------   ---------   ---------      ---------
  DECEMBER 31, 1995....................          1   $      --   $550,523    $ (48,265)     $ 502,258
                                         =========   =========   =========   =========      =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

                                                              1995         1994         1993
                                                            ---------    ---------    ---------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations...............   $  61,693    $  22,610    $ (50,215)
  Adjustments to income (loss) from continuing
     operations:
     Depreciation and amortization.......................     121,014       97,394       93,211
     Bad debt provision..................................      22,369       12,408        5,263
     Loss on disposition of cellular equipment...........          --           --       75,000
     Gain on sale of cellular interests..................          --         (100)          --
     Loss on sale of property............................         479          639          861
     Minority interests in income (losses) of
       consolidated partnerships.........................      23,898       15,849       (1,136)
     Equity in (income) losses of unconsolidated
       partnerships......................................      (1,332)          19          922
     Deferred income taxes...............................       7,741       19,168      (20,527)
     Changes in operating assets and liabilities:
       Accounts receivable...............................     (49,731)     (48,018)     (30,514)
       Accounts payable and accrued liabilities..........      30,343       21,468       37,850
       Other.............................................       8,477       (6,130)       6,514
     Net cash provided by discontinued paging segment....          --        3,716        7,225
                                                            ---------    ---------    ---------
          Cash provided by operating activities..........     224,951      139,023      124,454
                                                            ---------    ---------    ---------
INVESTING ACTIVITIES:
  Expenditures for property, plant and equipment.........    (242,222)    (264,368)    (140,773)
  Cellular acquisitions..................................     (29,905)      (1,004)     (27,682)
  Proceeds from sale or exchange of cellular interests...       7,508          634           --
  Proceeds from sale of paging interests.................          --      142,716           --
  Investment in unconsolidated partnerships..............          --           --       (2,652)
  (Advances to) receipts from unconsolidated
     partnerships........................................        (748)      (3,694)       1,153
  Other..................................................          --        2,683       (3,631)
                                                            ---------    ---------    ---------
          Cash used for investing activities.............    (265,367)    (123,033)    (173,585)
                                                            ---------    ---------    ---------
FINANCING ACTIVITIES:
  Capital contributions from limited partners............      11,941        2,559        4,484
  Capital distributions to limited partners..............      (6,049)      (1,823)        (768)
  Proceeds from issuance of affiliate debt...............     520,770      462,431      267,654
  Principal payments on affiliate debt...................    (415,775)    (400,667)    (222,239)
  Dividends..............................................     (70,471)     (78,490)          --
                                                            ---------    ---------    ---------
          Cash provided by (used for) financing
            activities...................................      40,416      (15,990)      49,131
                                                            ---------    ---------    ---------
CASH:
  Change.................................................          --           --           --
  Beginning balance......................................          --           --           --
                                                            ---------    ---------    ---------
  Ending balance.........................................   $      --    $      --    $      --
                                                            =========    =========    =========

   The accompanying notes are an integral part of the Consolidated Financial
                                  Statements.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(1) ORGANIZATION AND OPERATIONS

     U S WEST NewVector Group, Inc. and subsidiaries (the Company) is a wholly owned subsidiary of U S WEST, Inc. (U S WEST).

     The Company is engaged in operating cellular telephone systems in 13 western and midwestern states. During 1995 and 1994, the Company filed renewal applications for Federal Communications Commission (FCC) licenses in several of the Company's major cellular Metropolitan Statistical Area (MSA) markets. The license renewal applications filed in 1994 have been approved, while the 1995 applications are still pending.

(2) SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries and partnerships over which it exercises management control. Investments in entities in which the Company has a minority interest and does not exercise management control are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's paging operations are presented as discontinued operations in the consolidated financial statements (see Note 11 for disposition of paging segment). Certain prior year presentations have been reclassified to conform to the current year presentation.

     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     The Company earns cellular service revenue by providing access to the cellular network (access revenue) and for use of the network (airtime revenue). Access revenue is billed one month in advance and is recognized in the following month when service is provided. Airtime revenue is recognized in the month when service is provided.

     INVENTORIES

     Inventories are stated at the lower of cost or market on a first-in, first-out (FIFO) basis. Inventories consist primarily of cellular mobile telephone equipment and accessories.

     INCOME TAX (PROVISION) BENEFIT

     The income tax (provision) benefit consists of an amount for taxes currently payable/receivable and an amount for tax consequences deferred to future periods, reflected at current income tax rates.

     For Federal income tax purposes, the Company's operations are included in a consolidated tax return filed by U S WEST. The allocation of income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that benefits or liabilities created by the Company will be allocated to the extent the benefits are usable or additional liabilities are incurred in the U S WEST

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

consolidated tax return. The Company records an income tax receivable for tax benefits of operating losses, or an income tax payable for tax provision on operating income, reflected in the consolidated return of U S WEST. At December 31, 1995 and 1994, the Company had outstanding tax receivables from U S WEST of $12,315 and $31,439, respectively.

     For state income tax purposes inside the 14 states in which U S WEST operates, the Company's operations are included in combined tax returns filed by U S WEST. For years when the Company has pretax income, the allocation of state income tax consequences to the Company is calculated under a tax allocation agreement with U S WEST which provides that liabilities created by the Company will be allocated to the extent additional liabilities are incurred in the U S WEST combined returns. For years when the Company has pretax losses, any tax benefit resulting from the filing of combined state income tax returns inside the U S WEST 14-state region are generally retained by U S WEST. State income taxes on a combined basis for states outside the U S WEST 14-state region are allocated to the Company based on its contribution to the total U S WEST presence in those states.

     Income tax expense for the year ended December 31, 1995, computed by the Company on a stand-alone basis, is not materially different from the expense recorded in the financial statements.

     Cash paid to U S WEST for taxes during the years ended December 31, 1995 and 1994 was $39,115 and $1,501, respectively. No cash was paid for taxes in 1993.

     PROPERTY, PLANT AND EQUIPMENT

     The Company's investment in property, plant and equipment is stated at cost less accumulated depreciation. Interest incurred during the construction period is capitalized and amortized over the life of the underlying asset. Interest capitalized during 1995, 1994 and 1993 was $12,363, $7,230 and $4,667, respectively.

     The cost of constructed assets includes purchased materials, contracted services, internal labor and applicable overhead.

     Depreciation is calculated on a straight-line basis over the following estimated useful lives:

        Cellular systems..............................................   3 to 20 years
        Data processing, furniture and other equipment................   3 to 5 years

     Depreciation expense in 1995, 1994 and 1993 was $108,645, $84,336 and $79,331, respectively.

     Leasehold improvements and assets held by the Company under capital lease obligations are depreciated over the lease terms, which range from two to ten years.

     Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized. All other repairs and maintenance are expensed when incurred. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

     GOODWILL, OPERATING LICENSES AND OTHER INTANGIBLE ASSETS

     Intangible assets are recorded when the cost of acquired companies exceeds the fair value of their tangible assets. The excess costs, primarily FCC operating licenses and goodwill, are amortized by the straight-line method over 40 years. The assets are evaluated, with other related assets, for impairment using a discounted cash flow methodology.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     As of December 31, 1995 and 1994, accumulated amortization on goodwill was $42,548 and $33,171, respectively and accumulated amortization on operating licenses and other intangible assets was $12,889 and $28,399, respectively. Amortization expense for the years ended December 31, 1995, 1994 and 1993, was $12,369, $13,058 and $13,880, respectively.

     RECOVERABILITY OF LONG-LIVED AND INTANGIBLE ASSETS

     In 1996, the Company will adopt Statement of Financial Accounting Standard No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. The Company expects that the adoption of SFAS No. 121 will not have a material effect on its financial position or results of operations.

(3) PROPERTY, PLANT AND EQUIPMENT

     The composition of property, plant and equipment is as follows:

                                                                      1995         1994
                                                                    ---------    --------
    Cellular systems.............................................   $ 869,174    $693,672
    Data processing, furniture and other equipment...............     161,388     142,554
    Construction in progress.....................................     148,206     136,756
                                                                    ---------    --------
                                                                   $1,178,768    $972,982
                                                                    =========    ========

     During the years ended December 31, 1995, 1994 and 1993, the Company replaced substantially all of its cellular network equipment, consisting primarily of cell site electronics and switching equipment, in certain of its major markets. In 1993, the Company recorded a pretax loss of $75,000 to record the equipment at its net realizable value.

     VENDOR CONCENTRATIONS

     The Company utilizes Motorola as its primary vendor for infrastructure equipment and cellular mobile telephone equipment and accessories. In addition, Motorola provides ongoing technological support for the infrastructure equipment. As a result, the Company receives significant discounts on the purchase of such equipment from Motorola. Approximately 75% of the Company's major cellular MSA markets' infrastructures are comprised of Motorola equipment.

(4) INVESTMENTS IN UNCONSOLIDATED PARTNERSHIPS

     As of December 31, 1995, the Company had investments in partnerships representing four MSA and eight Rural Statistical Area (RSA) cellular systems which are managed by other cellular operators. These cellular investments, which are accounted for using the equity method, amounted to $6,204 and $8,829 at December 31, 1995 and 1994, respectively.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(5) DEBT AND CREDIT ARRANGEMENTS

     CREDIT FACILITIES WITH AFFILIATE

     The following shows the Company's credit facilities with U S WEST as of December 31:

                                                                      1995         1994
                                                                    ---------    --------
    Available credit facilities..................................   $ 600,000    $560,000
    Amounts borrowed.............................................     553,098     448,103
                                                                    ---------    --------
    Available credit.............................................   $  46,902    $111,897
                                                                    =========    ========

     During 1995, the maximum borrowed under the Company's credit facilities was $553,098. The weighted average month-end balance of the debt outstanding was $498,744, $398,924 and $386,229 for the years ended December 31, 1995, 1994 and
1993, respectively and the weighted average interest rate was 7.51%, 7.57% and 7.68% for the same periods, respectively. Interest expense related to these credit facilities, net of amounts capitalized, was $25,142, $22,484 and $25,316 in 1995, 1994 and 1993, respectively. Borrowings under the credit facility accrued interest at 7.5% and were replaced with equity on January 1, 1996, when U S WEST contributed capital of $553,098 to the Company.

     OTHER

     Cash paid for interest, net of amounts capitalized, was $26,062, $23,002 and $27,458 for 1995, 1994 and 1993, respectively.

     CAPITAL LEASES

     Future minimum payments under a capital lease are as follows:

                             YEAR ENDED DECEMBER 31,
        ------------------------------------------------------------------
        1996..............................................................    $2,872
        1997..............................................................     2,154
                                                                              ------
        Total minimum future lease payments...............................     5,026
          Less: interest costs............................................      (371)
                                                                              ------
        NET CAPITALIZED LEASE OBLIGATION..................................    $4,655
                                                                              ======

     FAIR VALUES

     The fair values of the Company's financial instruments, including debt, are not significantly different from recorded values, primarily as a result of relatively short-term, market-based interest rate structures.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

(6) OPERATING LEASES

     The Company has entered into certain operating leases which are noncancelable and relate to office facilities, equipment and real estate with terms ranging from 1 to 9 years. Rent expense under the operating leases was $21,737, $20,775 and $19,053 for 1995, 1994 and 1993, respectively. Minimum future lease payments as of December 31, 1995 under the leases described above are as follows:

                                 YEAR ENDED DECEMBER 31,
        --------------------------------------------------------------------------
        1996......................................................................   $24,621
        1997......................................................................    19,371
        1998......................................................................    15,395
        1999......................................................................    11,517
        2000......................................................................     5,710
        Thereafter................................................................       545
                                                                                     -------
        TOTAL MINIMUM FUTURE LEASE PAYMENTS.......................................   $77,159
                                                                                     =======

(7) SHAREOWNER'S EQUITY

     In 1993, the stated value of common stock was reduced to one dollar and the excess was transferred to paid-in capital in accordance with a shareowner's resolution. Also during 1993, a capital contribution of $90,000 was made to the Company in the form of a reduction of debt payable to a subsidiary of U S WEST. In addition, $14,067 of prepaid supplier credits were transferred to U S WEST Communications, an affiliate of the Company. This asset transfer was recorded at net book value, which approximated market value.

     The Company issues dividends quarterly to U S WEST based on net income adjusted for the amortization of intangibles.

(8) INCOME TAXES

     The components of the income tax (provision) benefit are as follows:

                                                             1995         1994         1993
                                                           ---------    ---------    ---------
FEDERAL:
  Current...............................................   $ (50,441)   $  (7,547)   $   9,707
  Deferred..............................................      12,687      (10,720)       9,668
                                                           ---------    ---------    ---------
     Total federal......................................     (37,754)     (18,267)      19,375
                                                           ---------    ---------    ---------
STATE:
  Current...............................................      (6,574)      (1,858)        (709)
  Deferred..............................................       2,568         (544)       1,861
                                                           ---------    ---------    ---------
     Total state........................................      (4,006)      (2,402)       1,152
                                                           ---------    ---------    ---------
  TOTAL INCOME TAX (PROVISION) BENEFIT..................   $ (41,760)   $ (20,669)   $  20,527
                                                           =========    =========    =========

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     The effective tax rate differs from the statutory rate as follows:

                                      1995     1994     1993
                                      ----     ----     ----
Federal statutory income tax
  rate............................    35.0%    35.0%    35.0%
  State income taxes, net of
     federal effect...............    2.5      3.1      1.2
  Goodwill amortization...........    3.4      8.8      (4.8)
  Other...........................    (.5 )    .9       (2.4)
                                      ----     ----     ----
  EFFECTIVE TAX RATE..............    40.4%    47.8%    29.0%
                                      ================ ================ ================

     The cumulative balance sheet effects of deferred tax consequences are:

                                                                       1995         1994
                                                                     --------     --------
    Asset revaluation............................................    $ 22,221     $ 22,221
    Asset reserves...............................................       4,761        8,724
    Gain on dispositions.........................................      45,665        7,418
    OPEB and pension.............................................       4,952        5,401
    Credit losses................................................       5,795        5,402
    Amortization.................................................          --        1,439
    Other........................................................       7,137        5,593
                                                                     --------     --------
      Deferred tax assets........................................      90,531       56,198
                                                                     --------     --------
    Depreciation.................................................     (60,882)     (44,611)
    Amortization.................................................      (2,082)          --
    Capitalized construction costs...............................     (13,291)      (8,887)
    Deferred leases..............................................          --       (1,542)
    Other........................................................         (68)      (2,205)
                                                                     --------     --------
      Deferred tax liabilities...................................     (76,323)     (57,245)
                                                                     --------     --------
    NET DEFERRED TAX ASSET (LIABILITY)...........................    $ 14,208     $ (1,047)
                                                                     ========     ========

     Federal legislation was enacted which increased the corporate tax rate from 34% to 35%, effective January 1, 1993.

(9) EMPLOYEE BENEFITS

     The Company's employees participate in various U S WEST benefit plans that provide certain health care and life insurance benefits for retired employees. The Company recorded annual postretirement medical and life insurance costs of $3,152, $3,700 and $3,005 for the years ended December 31, 1995, 1994 and 1993, respectively. (These costs are included in selling, general and administrative expense.) U S WEST uses the projected unit credit method for the determination of postretirement medical costs.

     The Company participates in the U S WEST Pension Plan (the Plan), which covers substantially all full-time employees. Benefits under the Plan are based on a final-pay formula. The Company recognizes as its net pension cost the amount determined by the Plan's administrator. The assets of the Plan are held in a trust and are not segregated or otherwise restricted for benefits of the Company or any other participating entity. Based on the actuarial valuations of the Plan, the fair value of net assets available for Plan benefits exceeded

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

the actuarial present value of the vested and nonvested accumulated Plan benefits at January 1, 1995, 1994 and 1993. Future anticipated benefit increases have been reflected in the actuarial assumptions.

     The annual pension expense for 1995 and 1994 was $229 and $485, respectively. In 1993, return on plan assets exceeded the annual service and interest costs resulting in a net pension credit of $2,745. The Company uses the aggregate cost method for funding purposes. No funding was required in 1995, 1994 or 1993.

(10) EXCHANGE AND ACQUISITIONS OF CELLULAR INTERESTS

     In July, 1995 the Company exchanged cellular properties, representing 2.7 million potential customers (POPs), for cellular properties representing 3.2 million POPs. No gain or loss was recognized on the exchange.

     In addition, acquisitions were completed for aggregate monetary consideration of $29,905, and $1,004 during 1995 and 1994, respectively, and acquisitions were completed for aggregate monetary and non-monetary consideration of approximately $30,000 during 1993. The results of operations for these acquisitions have been included in the Company's consolidated financial results since their respective acquisition dates. The purchase method of accounting was used to record these acquisitions.

     These transactions did not materially impact the Company's results of operations.

(11) DISPOSITION OF PAGING SEGMENT

     Effective June 30, 1994, the Company completed the sale of its paging segment, resulting in a gain of $41,504, net of related taxes of $27,018. Income for the discontinued paging segment for the six months ended June 30, 1994 and for the year ended December 31, 1993, is summarized as follows:

                                                                     JUNE 30,     DEC. 31,
                                                                       1994         1993
                                                                     --------     --------
    Revenues......................................................   $ 28,471     $ 54,374
    Costs and expenses............................................    (23,182)     (46,636)
    Income tax provision..........................................     (2,359)      (3,860)
                                                                     --------     --------
    INCOME FROM OPERATIONS OF DISCONTINUED PAGING SEGMENT.........   $  2,930     $  3,878
                                                                     ========     ========

(12) OTHER RELATED PARTY TRANSACTIONS

     CASH MANAGEMENT

     U S WEST manages a centralized cash account for its affiliated companies. Interest is earned based upon the Company's prorated share of the account.

     REVENUES

     The Company had sales of cellular service and equipment to U S WEST affiliates of $17,321, $14,096 and $11,375 during 1995, 1994 and 1993, respectively. The charges for these services are generally based upon prevailing market rates.

                U S WEST NEWVECTOR GROUP, INC. AND SUBSIDIARIES

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                             (DOLLARS IN THOUSANDS)

     PURCHASES

     The Company purchases services from U S WEST and certain of its subsidiaries. These services include telecommunications, general management and other centralized services (primarily research and development, cash management, legal and personnel support). The cost of these services to the Company is determined based upon arm's-length prices or, in certain cases, tariffed rates, or fully distributed costs. The Company's operations include charges of $55,380, $45,519 and $46,659 for 1995, 1994 and 1993, respectively, in relation to these services. The related payables for these services were $5,812 and $8,767 at December 31, 1995 and 1994, respectively.

(13) PARTNERSHIP WITH AIRTOUCH

     In July 1994, U S WEST signed an agreement with AirTouch Communications, Inc. ("AirTouch") to combine their domestic cellular properties into a partnership in a multi-phased transaction. During Phase I, which commenced on November 1, 1995, the partners are operating their cellular properties separately; accordingly, Phase I had no immediate financial accounting presentation impact. In the next phase, (Phase II), the partners will combine their domestic properties into a partnership, subject to obtaining certain authorizations. The parties are seeking to obtain regulatory and other approvals and to satisfy other conditions precedent to entering into Phase II. The recent passage of the Telecommunications Act of 1996 has removed significant regulatory barriers to completion of Phase II. The initial interests in the partnership at the commencement of Phase II depends, among other things, on the timing of the Phase II closing, the ability of the parties to combine their domestic properties, and the status of AirTouch's proposed acquisition of other cellular properties. Currently, management expects the initial interests in the partnership will be approximately 74% AirTouch and 26% U S WEST.

                                                                         ANNEX I

                             THE APPRAISAL PROCESS

APPRAISAL PROCESS-GENERAL

     The Amended and Restated Agreement and Plan of Merger and Joint Venture Organization dated December 14, 1990, as supplemented by the Termination Agreement (together, as used herein, the "1990 Merger Agreement"), provides that the Appraisal Process will commence in August 1996 (unless CCI elects to defer the Appraisal Process for six months in the event there exists a calamitous or severe adverse economic condition in the United States (the "Initial Differal"). Pursuant to the Appraisal Process, which is expressly designed to recognize CCI's share of any control premium for New Par, AirTouch will have the right, by causing the Appraisal Process Redemption, to acquire CCI, including its interest in (i) New Par or (ii) New Par and any other venture entered into between AirTouch and CCI (the "Second Venture"), as well as, in either case, any other assets (the "Other Assets") that CCI and AirTouch mutually agree upon that CCI should retain (the "Retained Assets"). The 1990 Merger Agreement provides that AirTouch will finance the Appraisal Process Redemption by providing to CCI the necessary funds. In addition, AirTouch has the right to purchase CCI's interest in only the Second Venture, at a price reflecting the appraised private market value thereof determined in accordance with the Appraisal Process.

     Pursuant to the 1990 Merger Agreement, both CCI and AirTouch have certain rights of deferral in the Appraisal Process. Depending on whether these rights are exercised, the final appraisal of the Appraisal Process will commence between August 1996 and February 1998.

     In the event that AirTouch determines to exercise its right to cause the Appraisal Process Redemption, any Other Assets not mutually agreed to be retained by CCI will be sold. In the event that AirTouch does not cause the Appraisal Process Redemption, CCI will promptly be sold pursuant to the sales process described in the 1990 Merger Agreement, subject to certain rights not to effect such a sale. Even if CCI is not sold in its entirety, CCI is obligated to commence the sale of all of its assets (other than its interest in New Par or, if New Par has been dissolved, New Par assets) no later than one year after the date (the "Back End Termination Date") AirTouch loses its right to cause the Appraisal Process Redemption. The net proceeds from any such sale remaining after reduction for CCI's costs, expenses, appropriate escrows and taxes relating to the sale will be distributed to CCI stockholders (including AirTouch) on a basis proportionate to their ownership interests. If such a sale occurs after the Final Redemption Date (as defined below) such proceeds shall be distributed to CCI stockholders on a basis proportionate to their ownership interests as of the Final Redemption Date.

     In the event that AirTouch determines not to exercise its right to cause the Appraisal Process Redemption and there is a Qualifying Third Party Sale (as defined below) for a Third Party Price Per Share (as defined below) less than the Gross Make Whole Price Per Share (as defined below), AirTouch will pay to CCI stockholders the Make Whole Obligation (as defined below). The amount that AirTouch will pay will be the Make Whole Obligation reduced by the Total Per Share Adjustment (as defined below). In the event the amount of the Total Per Share Adjustment exceeds the Make Whole Obligation, CCI is obligated to pay to AirTouch an amount equal to the aggregate amount of such excess (increased to compensate AirTouch, as a stockholder of CCI, for its share of such payment by CCI to AirTouch). Pursuant to CCI's Certificate of Incorporation, CCI may not take certain actions that would result in a waiver of AirTouch's Make Whole Obligation without the approval of CCI's stockholders.

     In connection with a sale of CCI (or CCI's interest in New Par), other than a Qualifying Third Party Sale, CCI is obligated to pay AirTouch an amount equal to the aggregate amount of the Total Per Share Adjustments (increased to compensate AirTouch, as a stockholder of CCI, for its share of such payment by CCI to AirTouch).

DETERMINATION OF VALUES

     As the first step in the Appraisal Process, two appraisers (one selected by each of AirTouch and CCI from an agreed upon list) will each separately determine the Value (as hereinafter defined) of (i) CCI's interest in New Par (the "CCI-New Par Value"), (ii) CCI's interest in the Second Venture (the "CCI-Second Venture Value"), (iii) CCI's cellular business apart from New Par and the Second Venture (the "Other Cellular Assets" and the "Other Cellular Assets Value," respectively), (iv) CCI's businesses and assets, apart from New Par, the Second Venture and the Other Cellular Assets (the "Remaining Assets" and, adjusted as described below, the "Remaining Assets Value") and (v) for purposes of the final appraisal, AirTouch's interest in New Par (the "AirTouch-New Par Value").

     CCI-New Par Value; AirTouch-New Par Value. The CCI-New Par Value and the AirTouch-New Par Value, as the case may be, will be equal to the aggregate direct and indirect Cumulative Dissolution Preferences (as defined in the New Par Partnership Agreement attached as Exhibit A to the 1990 Merger Agreement), if any, of CCI (including its affiliates) and AirTouch (including its affiliates), respectively, plus the product of (i) CCI's (and its affiliates') or AirTouch's (and its affiliates') aggregate direct and indirect Common Capital Accounts (as defined in the New Par Partnership Agreement attached as Exhibit A to the 1990 Merger Agreement) with such aggregate stated as a percentage of the total Common Capital Accounts of New Par and (ii) the greater of: (a) the Integrated Value (as defined in the New Par Partnership Agreement attached as Exhibit A to the 1990 Merger Agreement) of all partnership interests in New Par or (b) the Value of New Par if (1) the Expanded AirTouch Midwest System Assets and Liabilities (as defined below), (2) the Expanded CCI Ohio System Assets and Liabilities (as defined below) and (3) the remaining assets of New Par each were sold at their Stand Alone Value (as defined below).

     CCI-Second Venture Value. The CCI-Second Venture Value will be equal to the product of (i) the Stand Alone Value of the Second Venture and (ii) the aggregate direct and indirect percentage ownership interest of CCI in such Second Venture.

     Other Cellular Assets Value. The Other Cellular Assets Value will be equal to the Stand Alone Value of the Other Cellular Assets; provided, however, that the Value of CCI's interest in the Additional Systems (as defined in the 1990 Merger Agreement) shall be determined as though CCI's interest in such Additional Systems was sold in an integrated transaction with New Par (taking into account any benefit of joint operation or synergies with New Par).

     Remaining Assets Value. The Remaining Assets Value will be equal to the Stand Alone Value of the Remaining Assets; provided, however, that if such Value is greater than 20 percent of the sum of (i) such Value, (ii) the CCI-New Par Value, (iii) the CCI-Second Venture Value and (iv) the Other Cellular Assets Value, then the Value of the Remaining Assets will be reduced by any taxes that would be incurred by CCI as a result of a deemed sale thereof at a price equal to the Value described in clause (i) of this proviso. Such Value, after any adjustment pursuant to the preceding provision, is hereinafter referred to as the "Remaining Assets Value."

     For purposes of the 1990 Merger Agreement, "Expanded AirTouch Midwest System Assets and Liabilities" and "Expanded CCI Ohio System Assets and Liabilities" mean those assets owned by, and liabilities of, New Par relating to or associated with the operation of the "Expanded AirTouch Midwest System" and the "Expanded CCI Ohio System," respectively. "Expanded AirTouch Midwest System" and "Expanded CCI Ohio System" means the AirTouch Midwest System and the CCI Ohio System, respectively, as supplemented by certain additional assets contributed to or acquired by New Par. "Integrated Value" with respect to all partnership interests in New Par will mean the Value of all such partnership interests if sold, in a manner and pursuant to a process designed to maximize value, as a whole (including any control premium inherent therein) in a unitary transaction to a willing buyer, but without regard to any tax liability as a result of such sale. "Stand Alone Value" with respect to any entity or group of assets will mean the Value of each such entity or group of assets if sold, in a manner and pursuant to a process designed to maximize value, on a stand-alone basis, but without regard to any tax liability as a result of such sale.

     For purposes of the 1990 Merger Agreement, "Value" with respect to any entity or group of assets, shall mean the value of (i) all tangible and intangible assets (including licenses, permits, goodwill and going-concern value) as adjusted for (ii) all liabilities (whether actual or contingent), in each case which are associated therewith. In the event that the liabilities determined in clause
(ii) above for any entity or group of assets exceeds the value of such entity or group of assets as determined in clause (i) above, the Value of such entity or group of assets shall be negative to the extent of such excess liabilities. For purposes of valuing the Remaining Assets, any actual or contingent liabilities of CCI not otherwise taken into account in determining the Value of any entity or group of assets will be deemed to be a liability associated with the Remaining Assets. For purposes of valuing New Par, each Cumulative Dissolution Preference shall be treated as a liability in the amount of such preference. The cost of the appraisals shall be the sole responsibility of CCI and shall also be treated as a liability thereof, provided that the cost of the appraiser selected by AirTouch in excess (if applicable) of the cost of the appraiser selected by CCI shall be borne by AirTouch (the cost of the appraiser selected by CCI shall, regardless of any lesser amount actually paid, be deemed for purposes of this sentence to be no less than that customarily charged for such an appraisal).

     Component Appraisals. From the valuations described above, each appraiser will prepare the following component appraisals: "Appraisal Value-CCI Joint Venture" is the CCI-New Par Value. "Appraisal Value-CCI Joint Venture and 2V" is the sum of the CCI-New Par Value and the CCI-Second Venture Value. "Appraisal Value-Other Cellular" is the Other Cellular Assets Value. "Appraisal Value-Remaining Assets" is the Remaining Assets Value. "Appraisal Value-Just 2V" will be the CCI-Second Venture Value. "Appraisal Value-All" is the sum of the CCI-New Par Value, the CCI-Second Venture Value, the Other Cellular Assets Value and the Remaining Assets Value. "Appraisal Value-Sans 2V" is the sum of the CCI-New Par Value and the Other Cellular Assets Value and the Remaining Assets Value. "Appraisal Value-AirTouch Joint Venture" is the AirTouch-New Par Value and is determined using the same method as the Appraisal Value-CCI Joint Venture.

     The component appraisal values of the two appraisers will be compared against each other. If any of the two appraisal values for a component differs and the higher is less than 110% of the lower, then the final Value of such component is the average of such appraisal values. If any of the two appraisal values for any component differ and the higher is 110% or more of the lower, a third appraiser will be jointly selected by the two appraisers from an agreed upon list of appraisers which is attached to the 1990 Merger Agreement. The third appraiser will prepare component appraisals for those components which are 10% or more apart in Value. The final Value of such component(s) determined by the third appraiser will be the average of the two closest of the three values of such component(s), unless with respect to any such component the Value determined by the third appraiser is the highest or lowest of the three values, in which case the third appraisal will be ignored and the final Value of such component will be the average of the first two Values of such component. The final Value of each component appraisal is referred to as the Agreed Appraisal Value of each such component. The Agreed Appraisal Value-CCI Joint Venture, the Agreed Appraisal Value-CCI Joint Venture and 2V, the Agreed Appraisal Value-Just 2V, the Agreed Appraisal Value-Other Cellular and the Agreed Appraisal Value-Remaining Assets, are referred to collectively as "the Agreed Appraisal Values" except that, in connection with Step 3 (or, in the event that CCI has exercised its right to cause the Initial Deferral, Step 4) of the Appraisal Process described below, "Agreed Appraisal Values" will also include the terms Agreed Appraisal Value-All, Agreed Appraisal Value-Sans 2V and the Agreed Appraisal Value-AirTouch Joint Venture. "Two Main Values" means the Agreed Appraisal Value-CCI Joint Venture and the Agreed Appraisal Value-CCI Joint Venture and 2V.

MECHANICS OF APPRAISAL PROCESS

     Step 1. The 1990 Merger Agreement provides that on August 2, 1996 (the "Step 1 Date"), CCI must indicate by written notice to AirTouch whether it intends to commence the Appraisal Process or cause the Initial Deferral. If CCI elects to cause the Initial Deferral, the Appraisal Process will be deferred and the parties will proceed to Step 2 six months after the Step 1 Date (the "Step 2 Date"); otherwise, the Appraisal Process will commence. If the Appraisal Process commences in Step 1, the Agreed Appraisal Values will be presented to CCI and AirTouch. AirTouch must elect within 20 days after such presentation to: (i) proceed to Step 2 which would commence on the Step 2 Date or (ii) accept one of the Two Main Values or accept the Agreed Appraisal Value-Just 2V.

     Step 2. If Step 2 is reached, an appraisal will commence on the Step 2 Date. CCI must immediately present the Agreed Appraisal Values to AirTouch for its consideration upon completion of such appraisal. AirTouch must elect within 20 days after such presentation to: (i) proceed to Step 3 which would take place six months after the Step 2 Date (the "Step 3 Date") or (ii) accept one of the Two Main Values or accept the Agreed Appraisal Value-Just 2V.

     Step 3. If Step 3 is reached, an appraisal will commence on the Step 3 Date. CCI must immediately present the Agreed Appraisal Values to AirTouch for its consideration upon completion of such appraisal. AirTouch must elect within 20 days after such presentation to: (i) in the event that CCI has exercised its right to cause the Initial Deferral, either (a) proceed to Step 4, which would take place six months following the Step 3 Date (the "Step 4 Date"), or (b) accept one of the Two Main Values or the Agreed Appraisal-Value Just 2V or (ii) in the event that CCI has not exercised its right to cause the Initial Deferral, either (a) accept one of the Two Main Values or the Agreed Appraisal Value-Just 2V or (b) reject both of the Two Main Values and the Agreed Appraisal Value-Just 2V.

     Step 4. If Step 4 is reached, an appraisal will commence on the Step 4 Date. CCI must immediately present the Agreed Appraisal Values to AirTouch for its consideration upon completion of such appraisal. AirTouch must elect within 20 days after such presentation to: (i) accept one of the Two Main Values or the Agreed Appraisal Value-Just 2V or (ii) reject both of the Two Main Values and the Agreed Appraisal Value-Just 2V.

EFFECT OF AIRTOUCH ACCEPTANCE

     Effect of AirTouch Acceptance of Agreed Appraisal Price. The 1990 Merger Agreement provides that if at any time during Steps 1 through 3 and, if applicable, Step 4 of the Appraisal Process, AirTouch accepts either of the Two Main Values (an "AirTouch Acceptance"), then within five business days after the later of (i) such acceptance, (ii) with respect to an acceptance in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), the expiration or termination of AirTouch's option to reconsider or (iii) the receipt of all regulatory and other approvals required to consummate the Appraisal Process Redemption, CCI must give a redemption notice to the holders of shares of CCI Series A Common Stock and CCI Redeemable Preferred Stock (the "CCI Redeemable Stock") stating that such shares (other than shares owned by AirTouch or any of its affiliates) will be redeemed at the Appraisal Process Redemption Price Per Share (as defined below) on a date fixed in such notice, which date will not be more than 60 nor less than 10 days from the date of such notice, subject to certain extensions described in the 1990 Merger Agreement (the "Final Redemption Date"). If AirTouch accepts either of the Two Main Values during Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), then the price at which shares of CCI Redeemable Stock will be redeemed is an Appraisal Process Redemption Price Per Share based on 102 percent of such Agreed Appraisal Value.

     The 1990 Merger Agreement provides that at least one day prior to the Final Appraisal Process Redemption Date, AirTouch will provide to CCI the funds necessary to finance the Appraisal Process Redemption.

     Determination of Agreed Redemption Values. In connection with an AirTouch Acceptance, AirTouch and CCI will mutually determine which, if any, of the Other Cellular Assets and the Remaining Assets are to be retained by CCI. CCI will be obligated to sell promptly all Other Cellular Assets and all Remaining Assets (the "Unwanted Assets") which the parties fail to agree CCI should retain. To the extent such sales process occurs prior to the Final Redemption Date, it shall be conducted by CCI in accordance with the terms and procedures provided in the 1990 Merger Agreement. To the extent such sales process occurs after the Final Redemption Date, it shall be conducted by AirTouch in a manner designed to maximize value. The net proceeds from such sale remaining after reduction for CCI's costs, expenses, appropriate escrows and taxes relating to the sale will be distributed to CCI stockholders on a basis proportionate to their ownership interests as of the Final Redemption Date.

     The Other Cellular Assets and the Remaining Assets that AirTouch and CCI have mutually agreed to retain are referred to as the "Agreed Retained-Other Cellular Assets" or the "Agreed Retained-Remaining

Assets," respectively, and are referred to collectively as the "Agreed Retained Assets." Absent a different agreement between AirTouch and CCI as to the Value for any Agreed Retained-Other Cellular Assets or Agreed Retained-Remaining Assets, the Value of such Agreed Retained Assets will be the average of the separately stated Values for such entity or group of assets as determined by the appraisers (including a reduction for any deemed taxes taken into account in determining the Appraisal Value-Remaining Assets).

     The Agreed Value-Retained Assets, if any, will be added thereafter to both the Agreed Appraisal Value-CCI Joint Venture and the Agreed Appraisal Value-CCI Joint Venture and 2V to determine the "Agreed Redemption Value-CCI Joint Venture" and the "Agreed Redemption Value-CCI Joint Venture and 2V," respectively. The Agreed Redemption Value-CCI Joint Venture and the Agreed Value-CCI Joint Venture and 2V are referred to collectively as the "Agreed Redemption Values." The Agreed Appraisal Values and the Agreed Redemption Values are subject to adjustment in accordance with the terms of the 1990 Merger Agreement including (i) in certain circumstances, reductions for taxes on a deemed sale of certain assets and (ii) adjustments for distributions from, or contributions to, CCI, New Par or the Second Venture subsequent to the date of the appraisal.

     The 1990 Merger Agreement provides that the Agreed Redemption Values, as adjusted, will be divided by the number of Fully Diluted Shares (as defined in the 1990 Merger Agreement) as of the Final Redemption Date to determine, respectively, the "Gross Appraisal Process Price-CCI Joint Venture Per Share" and the "Gross Appraisal Process Price-CCI Joint Venture and 2V Per Share" (collectively, the "Gross Appraisal Process Prices Per Share"). The "Appraisal Process Price Per Share" is equal to the Gross Appraisal Process Price Per Share less the Total Per Share Adjustment. The "Total Per Share Adjustment" is equal to (i) the Liquidity Adjustment as defined below) and determined without regard to the Fixed Liquidity Adjustment plus the Unanticipated Tax Adjustment (as defined below), divided by (ii) the number of Fully Diluted Shares (other than shares held by AirTouch and its affiliates) at the date of determination.

     Sale of Second Venture. Pursuant to the 1990 Merger Agreement, if at any time during Steps 1 through 3 and, if applicable, Step 4, AirTouch accepts the Agreed Appraisal Value-CCI Joint Venture, then AirTouch will sell the Second Venture (including both CCI's and AirTouch's interests therein) and CCI shall distribute the proceeds of the sale of CCI's interest in the Second Venture (net of any taxes incurred) to CCI's stockholders. However, if such acceptance occurs in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), the sale of the Second Venture will not be consummated for 90 days to accommodate AirTouch's option to reconsider described below.

     AirTouch Acquisition of CCI's Second Venture Interest. The 1990 Merger Agreement provides that if AirTouch or its affiliate accepts the Agreed Appraisal Value-Just 2V, AirTouch or such affiliate will pay to CCI an amount equal to the Agreed Appraisal Value-Just 2V and AirTouch or such affiliate will thereafter own all of CCI's direct or indirect interest in the Second Venture. In the event that such acceptance occurs in any of Steps 1 and 2 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Steps 1 through 3), the parties will continue to the next Step as if no such acceptance had occurred. In addition, in the event AirTouch accepts an Agreed Appraisal Value-Just 2V in any of the Steps 1 and 2 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Steps 1 through 3), and after a subsequent appraisal accepts the Agreed Appraisal Value-CCI New Par, the latter value will be increased by the amount of any tax liability incurred by CCI in connection with the sale of CCI's Second Venture interest to AirTouch to the extent that such tax liability resulted in a reduction of such Agreed Appraisal Value-CCI New Par either (i) as an unpaid tax liability or (ii) due to the fact that such taxes were paid prior to the appraisal date. If AirTouch accepts the Agreed Appraisal Value-Just 2V in Step 3 (or, in the event CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), the Agreed Appraisal Value-CCI New Par to be used for purposes of determining the amount, if any, of AirTouch's Make Whole Obligation will be reduced by the amount of any tax liability incurred by CCI in connection with the sale of CCI's Second Venture interest to AirTouch (whether paid or payable).

EFFECT OF AIRTOUCH REJECTION

     Sale of CCI; Sale of CCI and New Par. The 1990 Merger Agreement provides that if in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4) AirTouch rejects both of the Two Main Values and does not subsequently accept one of the Two Main Values pursuant to its option to reconsider, AirTouch will determine on or before the Back End Termination Date, whether (i) New Par is to be dissolved pursuant to its partnership agreement or (ii) CCI (in its entirety) and AirTouch's (including its affiliates') interests in New Par are jointly to be sold. Accordingly, the Back End Termination Date will be the date after the expiration of all AirTouch rights (including the option to reconsider described below) to cause the Appraisal Process Redemption. Upon such determination by AirTouch, CCI will promptly commence the sales process described in the 1990 Merger Agreement. The 1990 Merger Agreement does not prohibit AirTouch or its affiliates from submitting a bid or proposal to purchase CCI (or CCI's interest in New Par) pursuant to such process. The CCI Board may, in the exercise of its fiduciary duties, determine not to effect such a sale. Any irrevocable determination by the CCI Board to reject a sale proposal received during such process will, in the absence of a superior bona fide bid, require the approval by the affirmative vote of the holders of a majority of the CCI Redeemable Preferred Stock and CCI Common Stock (other than AirTouch), voting together as a class.

     Sale of Assets of CCI. The 1990 Merger Agreement provides that CCI may at any time after the Back End Termination Date sell any of its assets (subject to the following). Any such sale must be conducted pursuant to a customary sales process intended to maximize value to CCI's stockholders. Moreover, a sale of New Par or New Par assets must comply with, among other things, the following procedures in order to be treated as a Qualifying Third Party Sale. AirTouch will have the right to participate in the negotiation of any such sale. In addition, at AirTouch's option, any sale of the Second Venture or New Par, as the case may be, shall involve a sale of the Second Venture or New Par as a whole (including any control premium inherent therein) in a unitary transaction. Moreover, in the event AirTouch has determined that New Par is to be dissolved, all of the CCI Joint Venture Assets must be sold if CCI or its affiliates choose to sell any of such assets or none of them shall be sold. Any sale of CCI or its and its affiliates' interest in New Par or, if New Par is dissolved, any sale of the CCI Joint Venture Assets held by CCI and its affiliates shall be pursuant to a single transaction that does not involve the sale of any other asset or the transfer of any liabilities except those liabilities which were reflected in the Appraisal Value-CCI Joint Venture or incurred after the Appraisal Date with respect to New Par. In connection with any such sale, the 1990 Merger Agreement requires that the purchasers assume all liabilities associated with the transferred entities or assets or that appropriate escrows be established to cover retained liabilities and/or indemnification obligations.

     Certain Required Asset Sales. In the event that AirTouch does not cause the Appraisal Process Redemption, CCI is obligated to commence the sale of all of its assets (other than its and its affiliates interest in New Par) no later than one year after AirTouch loses its right to cause the Appraisal Process Redemption. In connection with a sale of CCI (or CCI's and its affiliates interest in New Par), other than a Qualifying Third Party Sale, CCI is obligated to pay AirTouch an amount equal to the aggregate Total Per Share Adjustment (increased to compensate AirTouch, as a stockholder of CCI, for its share of such payment by CCI to AirTouch).

     CCI Purchase Right. The 1990 Merger Agreement provides that if in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4) AirTouch has rejected both of the Two Main Values and has determined that New Par is to be dissolved, CCI or any of its affiliates has the right, for a period of 120 days after the Back End Termination Date, to purchase AirTouch's and its affiliates' interest in CCI for an amount equal to the Value of AirTouch's Interest in CCI (as hereinafter defined). The 1990 Merger Agreement further provides that if in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), AirTouch decides that CCI (in its entirety) and AirTouch's and its affiliates' interests in New Par are to be sold, CCI or any of its affiliates will have the right for a period of 120 days after the Back End Termination Date to purchase AirTouch's and its affiliates' interest in CCI and AirTouch's and it affiliates' interest in New Par, on an all or nothing basis for an amount equal to the sum of (i) the Value of AirTouch's Interest in CCI plus (ii) the Agreed Appraisal Value-AirTouch Joint Venture, as may be adjusted. An election by CCI (i) to purchase AirTouch's and its affiliates' interest in CCI and

AirTouch and its affiliates interest in New Par or (ii) to purchase AirTouch's and its affiliates' interest in CCI will relieve AirTouch of any obligation to make payment to the CCI stockholders under the Make Whole Obligation.

     The 1990 Merger Agreement defines the "Value of AirTouch's Interest in CCI" as (i) the Agreed Appraisal Value All (as adjusted) or the Agreed Appraisal Value-Sans 2V (as adjusted), as the case may be, multiplied by a fraction the numerator of which will be the number of Fully Diluted Shares held by AirTouch and its affiliates and the denominator of which will be the number of Fully Diluted Shares, both determined as of the date of the closing of the sale to CCI (the "CCI Purchase Date") plus (ii) the sum of the Liquidity Adjustment (determined without regard to the Fixed Liquidity Adjustment) plus the Unanticipated Tax Adjustment, as adjusted in accordance with the 1990 Merger Agreement to compensate AirTouch as a stockholder of CCI for its shares of such payment by CCI to AirTouch.

     A determination by the CCI Board to exercise either of the options described in the second preceding paragraph will require CCI stockholder approval.

     AirTouch Option to Reconsider. The 1990 Merger Agreement provides that if AirTouch accepts either the Agreed Appraisal Value-CCI Joint Venture or Agreed Appraisal Value-Just 2V in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), AirTouch will have the option, for 90 days thereafter, to accept instead the Agreed Appraisal Value-CCI Joint Venture and 2V; provided, that such value will then be deemed to have increased by an amount equal to four percent of the difference between the Agreed Appraisal Value-CCI Joint Venture or the Agreed Appraisal Value-Just 2V initially accepted and the Agreed Appraisal Value-CCI Joint Venture and 2V subsequently accepted, plus an interest factor. The CCI Redeemable Stock will then be redeemed as provided for above.

     The 1990 Merger Agreement further provides that in the event that AirTouch in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4) rejects both of the Two Main Values and the Agreed Appraisal Value-Just 2V, AirTouch will have the option, for a period of 90 days following such rejection, to reconsider its decision and accept either of the Two Main Values or the Agreed Appraisal Value-Just 2V. If AirTouch accepts one of the Two Main Values or the Agreed Appraisal Value-Just 2V pursuant to this option, such Agreed Appraisal Value will then be deemed to have increased by an amount equal to four percent of such Agreed Appraisal Value so accepted plus interest.

AIRTOUCH MAKE WHOLE OBLIGATION

     The 1990 Merger Agreement provides that if in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4) AirTouch does not accept either of the Two Main Values and either: (i)(a) CCI retained its and its affiliates' interests in New Par (or in the event that New Par has been dissolved, in New Par assets distributed to CCI or its affiliates (the "CCI Joint Venture Assets")), (b) the CCI stockholders within one year after the Back End Termination Date have voted to approve a transaction or have tendered in excess of 50 percent of the outstanding shares of capital stock of CCI, in either case in connection with a binding agreement pursuant to which all outstanding capital stock of CCI is to be acquired by a third party and (c) such acquisition is completed within two years after the Back End Termination Date; or (ii)(a) CCI and its affiliates within one year after the Back End Termination Date (I) have sold in their entirety their interests in New Par (or, in the event that New Par has been dissolved, in the CCI New Par Assets) or (II) have entered into a binding agreement pursuant to which the CCI's and its affiliates' interests in New Par, or all of CCI's and its affiliates' interests in the CCI Joint Venture Assets, are to be acquired by a third party, and (b) such acquisition is completed within two years of the Back End Termination Date (any such transaction being a "Qualifying Third Party Sale"); then AirTouch is obligated to pay to each CCI stockholder upon completion of such Qualifying Third Party Sale (the "Acquisition Completion Date") the Make Whole Obligation reduced by the Total Per Share Adjustment. Pursuant to the 1990 Merger Agreement, neither AirTouch nor any of its affiliates shall be deemed to be an affiliate of CCI for purposes of the 1990 Merger Agreement by virtue of any of the Original Transactions. Thus, AirTouch (or an affiliate of AirTouch) may be a "third party" for purposes of purchasing CCI (or CCI's interest in New Par) following AirTouch's election not to cause the Appraisal Process Redemption. The "Make Whole Obligation" is determined pursuant to the following formula:

     (1) First, the "Third Party Price Per Share" must be determined. With respect to an acquisition of shares of CCI Redeemable Preferred Stock and CCI Common Stock described in clause (i) above, the Third Party Price Per Share will be the price at which tendered shares were accepted for payment in an acquisition, or if there is no tender offer in such acquisition, the price per share approved at the stockholders' meeting. With respect to an acquisition of CCI's and its affiliates' interests in New Par (or CCI's and its affiliates' interests in the CCI Joint Venture Assets) described in clause (ii) above, the Third Party Price Per Share will be the price paid for CCI's and its affiliates' interests in New Par (or CCI's and its affiliates' interests in the CCI Joint Venture Assets) divided by the number of Fully Diluted Shares as of the Acquisition Completion Date;

     (2) Second, the Gross Make Whole Price Per Share must be determined. The "Gross Make Whole Price Per Share" will be the Agreed Appraisal Value-CCI Joint Venture, as adjusted (including a reduction for taxes on the sale of the Second Venture to AirTouch, if applicable, and the excess, if any, of non-Joint Venture liabilities over non-Joint Venture assets), divided by the number of Fully Diluted Shares as of the Acquisition Completion Date;

     (3) If the Third Party Price Per Share is greater than the Gross Make Whole Price Per Share, the Make Whole Obligation will be zero;

     (4) If the Third Party Price Per Share is less than the applicable Gross Make Whole Price Per Share but not less than 80% of such Gross Make Whole Price Per Share, then the Make Whole Obligation will be 100% of the difference between the Third Party Price Per Share and such Gross Make Whole Price Per Share;

     (5) If the Third Party Price Per Share is less than 80% of the applicable Gross Make Whole Price Per Share but not less than 60% of such Gross Make Whole Price Per Share, then the Make Whole Obligation will be (i) 80% of the difference between the Third Party Price Per Share and 80% of such Gross Make Whole Price Per Share plus (ii) 20% of such Gross Make Whole Price Per Share; and

     (6) If the Third Party Price Per Share is less than 60% of the applicable Gross Make Whole Price Per Share, then the Make Whole Obligation will be (i) 50% of the difference between the Third Party Price Per Share and 60% of such Gross Make Whole Price Per Share plus (ii) 36% of the Gross Make Whole Price Per Share.

     If in Step 3 (or, in the event that CCI has theretofore exercised its right to cause the Initial Deferral, Step 4), AirTouch does not accept either of the Two Main Values and AirTouch is required to make a payment to the CCI stockholders pursuant to the Make Whole Obligation, the Agreed Appraisal Value-CCI Joint Venture will be increased by two percent.

     The 1990 Merger Agreement provides that if either provisions of clause
(i)(b) above have been satisfied but the Modification of Final Judgment entered in United States v. AT&T (the "MFJ") prohibits AirTouch from receiving or holding the consideration being offered by the third party for the shares of CCI capital stock held by AirTouch or such third party is unwilling to succeed to the business restrictions contained in the 1990 Merger Agreement, then AirTouch shall promptly seek an MFJ waiver which would permit it to receive and hold such consideration or have such consideration held by a third party for AirTouch's benefit.

     The 1990 Merger Agreement further provides that in the event that the Total Per Share Adjustment is greater than the Make Whole Obligation, CCI will pay to AirTouch an amount equal to (i) the sum of (a) the Liquidity Adjustment (determined without regard to the Fixed Liquidation Adjustment), plus (b) the Unanticipated Tax Adjustment, minus (ii) (a) the total Make Whole Obligation multiplied by (b) the number of Fully Diluted Shares held by stockholders other than AirTouch or its affiliates at the Acquisition Completion Date, multiplied by (iii) a fraction, the numerator of which is the number of Fully Diluted Shares and the denominator of which is the number of Fully Diluted Shares held by stockholders other than AirTouch or its affiliates, both determined at the Acquisition Completion Date.

ADJUSTMENTS

     The Unanticipated Tax Adjustment. The 1990 Merger Agreement defines the "Unanticipated Tax Adjustment" as the lesser of (i) the aggregate of CCI's (or its predecessor, Old CCI's, as the case may be) and AirTouch's respective Unanticipated Tax Amounts (as defined below), as increased by 12.5 % per annum or (ii) $20,000,000. Pursuant to the 1990 Merger Agreement, the "Unanticipated AirTouch Tax Amount" will equal all taxes paid or accrued for financial statement purposes by AirTouch as a result of the Transactions (other than the distribution of shares of Cellular Communications of Puerto Rico, Inc. (the "Puerto Rico Distribution")). The "Unanticipated CCI Tax Amount" will equal (i) if on or before the MRO Date, CCI (or Old CCI, as the case may be) has paid or accrued (for financial statement purposes) taxes as a result of the Puerto Rico Distribution ("Unanticipated CCI Taxes"), the sum of all such Unanticipated CCI Taxes paid or accrued multiplied by a fraction the numerator of which is the number of shares of CCI Common Stock and options AirTouch has purchased pursuant to the MRO (the "MRO Shares") and the denominator of which will be the number of Fully Diluted Shares measured as of immediately after such purchases by AirTouch or (ii) the amount of Unanticipated CCI Taxes paid or accrued after the MRO Date multiplied by a fraction the numerator of which is the number of MRO Shares and the denominator of which will be the number of Fully Diluted Shares as of the date of such occurrence.

     The Liquidity Adjustment. The 1990 Merger Agreement defines the "Liquidity Adjustment" as the sum of the Market Liquidity Adjustment (as defined below) and the Fixed Liquidity Adjustment.

     The "Market Liquidity Adjustment" is determined as follows. At each quarterly anniversary after the date that was six months after the closing of the 1990 Merger Agreement (the "Six Month Date") the ratio of shares of CCI Series A Common Stock outstanding (excluding for specified periods shares of CCI Series A Common Stock owned and CCI Redeemable Preferred Stock purchased prior to the Six Month Date by a person who at any time prior to the MRO owns more than 15 percent of such shares) to the total number of shares of CCI Series A Common Stock and CCI Redeemable Preferred Stock outstanding (the "Liquidity Factor") will be calculated. This ratio will be compared to a predetermined "Target Liquidity Factor." The difference of one and the ratio of the Liquidity Factor to the Target Liquidity Factor will be defined as the "Illiquidity Percentage." The Illiquidity Percentage will be multiplied by an "Ownership Scaling Factor," which represents the difference of one and the ratio of the number of shares of the CCI Redeemable Preferred Stock and CCI Series A Common Stock purchased by AirTouch to the "AirTouch OMP Target Shares." The AirTouch OMP Target Shares means the number of shares equal to (i) 20% of the Fully Diluted Shares at the first two quarterly anniversary dates after the Six Month Date and 27.5% of the Fully Diluted Shares at all following quarterly anniversary dates up to and including the date of the MRO, minus (ii) the sum of the number of shares of CCI Series C Common Stock purchased by AirTouch plus the number of CCI Series C Common Stock which AirTouch is entitled to receive upon conversion of the Class A Preferred Stock purchased by AirTouch. The product of the Illiquidity Percentage and the Ownership Scaling Factor is the "Adjusted Liquidity Index." At the date of the MRO the mean of the 16 quarterly Adjusted Liquidity Indices (the "Mean Liquidity Index") is determined and multiplied by a predetermined "Adjusted Liquidity Base" ($70 million, or $75 million if CCI exercises its right to cause the Initial Deferral) to determine the "Market Liquidity Adjustment." The Market Liquidity Adjustment may not be more than $75 million nor less than $0.

     The 1990 Merger Agreement defines the "Fixed Liquidity Adjustment" as $5,580,128 accreted at 12.5%, compounded daily, from the Effective Time until the Liquidity Adjustment is paid, including any Appraisal deferral period requested by, CCI, but excluding Appraisal deferral periods requested by AirTouch. The Fixed Liquidity Adjustment was effectively terminated by the Termination Agreement.

                         CELLULAR COMMUNICATIONS, INC.
                              110 East 59th Street
                            New York, New York 10022

                                     PROXY
    Solicited on Behalf of the BOARD OF DIRECTORS for the Special Meeting on
                                August 16, 1996

     The undersigned hereby appoints George S. Blumenthal, William B. Ginsberg and Richard J. Lubasch, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of Cellular Communications, Inc. to be held on Friday, August 16, 1996 at 10:00 a.m. New York time, and at any adjournment or adjournments thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.


                                        CELLULAR COMMUNICATIONS, INC.
                                        P.O. BOX 11321
                                        NEW YORK, NY 10203-0321


                           CAREFULLY DETACH CARD HERE

- -------------------------------------------------------------------------------

1. Approval and adoption of the Agreement and Plan of Merger, dated as of April 5, 1996 as amended and restated as of July 12, 1996 among Cellular Communications, Inc., AirTouch Communications, Inc., and AirTouch Cellular and the transactions contemplated thereby.

   FOR  X    AGAINST  X    ABSTAIN  X

2. Approval of the redemption of the CCI
   Rights.

   FOR  X    AGAINST  X    ABSTAIN  X       3. In their discretion, to act upon
                                               such other business as may
                                               properly come before the meeting
                                               or any adjournment or
                                               adjournments thereof.


                                            Unless otherwise instructed this
                                            proxy will be voted "FOR" the
                                            proposals referred to herein.


                                            ------------------------------
                                            Signature


                                            ------------------------------
                                            Signature

                                            Dated:                  , 1996

                                            In case of joint owners, each joint
                                            owner should sign. When signing in
                                            a fiduciary or representative
                                            capacity, please give full title as
                                            such. Proxies executed by a
                                            corporation should be signed in full
                                            corporate name by a duly authorized
                                            officer.